Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of June 17, 2026 (this "Agreement") among FPLF NS Holdings Finance LLC, as Borrower (the "Borrower"), FPLF NS Holdings Finance DAC, as Subsidiary Guarantor (the "Subsidiary Guarantor"), FPLF NS Holdings Finance CM LLC, as Servicer (the "Servicer"), the Lenders party hereto, The Bank of Nova Scotia, as Administrative Agent (the "Administrative Agent"), U.S. Bank Trust Company, National Association, as Collateral Agent (the "Collateral Agent") and Collateral Administrator (the "Collateral Administrator") and U.S. Bank National Association, as Custodian (the "Custodian").

The Borrower, the Subsidiary Guarantor, the Servicer, the Membership Interest Holders party thereto, the Lenders party thereto, the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Custodian are parties to a Credit Agreement dated as of November 7, 2025 (as amended by Amendment No. 1 to Credit Agreement, dated as of January 19, 2026, as further amended by Amendment No. 2 to Credit Agreement, dated as of May 13, 2026, and as may be further amended, modified and supplemented and in effect from time to time prior to the date hereof, the "Credit Agreement", and the Credit Agreement as amended by this Agreement, the "Amended Credit Agreement").

Pursuant to the terms of Section 12.5 of the Credit Agreement, the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent and the Lenders (representing all of the Lenders party to the Credit Agreement) party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Amended Credit Agreement are used herein as defined therein. This Agreement shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement (including the Schedules and Exhibits thereto) is amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Credit Agreement (including the Schedules and the Exhibits thereto) attached as Annex A hereto. A copy of the conformed Amended Credit Agreement is attached as Annex B hereto. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Amended Credit Agreement.

Section 3. Representations and Warranties.

(a) Each of the Borrower, the Subsidiary Guarantor and the Servicer represents and warrants that (i) all the representations and warranties of the Borrower, the Subsidiary Guarantor and the Servicer set forth in the Credit Agreement, and in each of the other Loan Documents, as applicable, are true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) as of such specific date), and as if each reference in said Article IV to "this Agreement" included reference to this Agreement, (ii) no Default or Event of Default has occurred and is continuing, or will result from the transactions contemplated hereby and (iii) both immediately before and immediately after giving effect to the transactions contemplated hereby, each of

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the Coverage Tests, the Concentration Limitations, the Collateral Quality Tests and the Portfolio Advance Rate Test are satisfied.

(b) Each of the Borrower, the Subsidiary Guarantor and the Servicer represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by it and both this Agreement and the Amended Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with such document's respective terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4. Conditions Precedent. The amendments set forth in Annex A hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Subsidiary Guarantor, the Servicer and the Lenders, with acknowledgment and agreement from each of the Agents.

(b) Fees. Each of the Borrower, the Subsidiary Guarantor and the Servicer shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of each Agents' outside counsel and the Lenders' outside counsel) incurred in connection with this Agreement.

(c) Consent. The Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian and the Lenders party hereto, shall have, by execution of this Agreement, each consented to the proposed amendment herein.

(d) Officer's Certificate from the Borrower, the Subsidiary Guarantor and the Servicer. The Administrative Agent shall have received from an Authorized Officer of the Borrower, the Subsidiary Guarantor and the Servicer, a certificate certifying as to and attaching (A) its Constitutent Documents; (B) its resolutions or other action of its board of directors or members approving this Agreement and the transactions contemplated hereby, the change in Commitments and any other matters related thereto; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(e) Opinions. The Administrative Agent shall have received legal opinions from (i) McDermott Will & Schulte LLP, special New York counsel to the Borrower, the Subsidiary Guarantor and the Servicer and (ii) Maples and Calder (Ireland) LLP, special counsel to the Subsidiary Guarantor, each covering such matters as the Administrative Agent and its counsel shall reasonably request.

(f) Retention Letter. The Administrative Agent shall have received an EU/UK Retention Letter from the Retention Holder substantially in the form of Exhibit G of the Amended Credit Agreement.

(g) Rating Condition. The Rating Condition shall have been satisfied.

Section 5. Confirmation of Collateral. Each of the Borrower and the Subsidiary Guarantor (a) confirms its obligations with respect to the Collateral, (b) confirms that its obligations under the Amended Credit Agreement are entitled to the benefits of the pledges set forth in the Loan Documents, (c) confirms that its obligations under the Amended Credit Agreement constitute "Obligations" (as defined in the Credit Agreement) that are secured by the Collateral thereunder, (d) agrees that the Amended Credit Agreement

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is the Credit Agreement under and for all purposes of the Loan Documents and (e) confirms that each of the Loan Documents remains in full force and effect and is its binding and enforceable obligation, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect, and such Obligations shall continue to be entitled to the benefits of the Grant set forth in the Amended Credit Agreement.

Section 6. Direction of Collateral Agent, Collateral Administrator and Custodian . By executing this Agreement, each of the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent and the Lenders hereby consents to the terms of this Agreement and directs each of the Collateral Agent, Collateral Administrator and Custodian to execute and deliver this Agreement, and acknowledges and agrees that each of the Collateral Agent, Collateral Administrator and Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, Collateral Administrator and Custodian and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent, Collateral Administrator and Custodian, respectively.

Section 7. Binding Effect; Counterparts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be signed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator or Custodian)), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. Each of the Collateral Agent, Collateral Administrator and Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile transmission). The parties agree that this Agreement may be electronically signed and that such electronic signatures appearing on this Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

Section 8. Consents and Payments.

(a) The parties hereto agree that, notwithstanding anything in the Credit Agreement to the contrary, no other documentation, notice periods or other formalities shall be required to be complied with in order to effect the transactions contemplated herein.

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(b) The parties hereto agree that, notwithstanding anything in the Credit Agreement to the contrary, the Borrower and the Subsidiary Guarantor shall cause the payment of the out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of each Agents' outside counsel and Lenders' outside counsel) as Administrative Expenses, as provided by the Administrative Agent to the Borrower and Subsidiary Guarantor.

Section 9. Miscellaneous. Except as herein provided, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. THIS AGREEMENT AND ANY RIGHT, REMEDY, OBLIGATION, CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

In accordance with Section 12.5 of the Credit Agreement, the Loan Parties will, promptly following execution hereof, provide a copy of this Agreement to each Lender, the Administrative Agent, the Collateral Agent and S&P. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.

Section 10. Effectiveness. Upon the execution and delivery hereof by each of the parties hereto, this Agreement shall be effective as of the date hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FPLF NS HOLDINGS FINANCE LLC, as Borrower

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FPLF NS HOLDINGS FINANCE DAC, as Subsidiary Guarantor

By:	/s/ Grainne Kirwan
Name: Grainne Kirwan
Title: Director

[Amendment No. 3 to Credit Agreement]

FPLF NS HOLDINGS FINANCE CM LLC, as Servicer

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

[Amendment No. 3 to Credit Agreement]

THE BANK OF NOVA SCOTIA, as Revolving Lender and Term Lender

By:	/s/ Edward Ra
Name: Edward Ra
Title: Managing Director

By:	/s/ Ronny Sirizzotti
Name: Ronny Sirizzotti
Title: Director

[Amendment No. 3 to Credit Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as Revolving Lender

By:	/s/ Tomomi Hayashi
Name: Tomomi Hayashi
Title: Head of Department

[Amendment No. 3 to Credit Agreement]

AXA IM PRIVATE FINANCING II DESIGNATED ACTIVITY COMPANY, as Revolving Lender

By: BNP PARIBAS ASSET MANAGEMENT Europe acting in the name of AXA IM Private Financing II Designated Activity Company and on its behalf

By:	/s/ Matthieu Laurence
Name: Matthieu Laurence
Title: Authorized Signatory

By:	/s/ Nouhaila Shimi
Name: Nouhaila Shimi
Title: Authorized Signatory

[Amendment No. 3 to Credit Agreement]

Acknowledged and agreed to by the Agents:

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Edward Ra
Name: Edward Ra
Title: Managing Director

By:	/s/ Ronny Sirizzotti
Name: Ronny Sirizzotti
Title: Director

[Amendment No. 3 to Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Administrator

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

[Amendment No. 3 to Credit Agreement]

U.S. BANK National Association, as Custodian

By:	/s/ Scott DeRoss
Name: Scott DeRoss
Title: Senior Vice President

[Amendment No. 3 to Credit Agreement]

ANNEX A

[TO BE ATTACHED]

Conformed through Amendment No. ~~2~~3 to Credit Agreement dated as of ~~May~~June 1~~3~~7, 2026

CREDIT AGREEMENT

dated as of November 7, 2025

among

FPLF NS Holdings Finance LLC,

as Borrower,

FPLF NS Holdings Finance DAC,

as Subsidiary Guarantor,

FPLF NS Holdings Finance CM LLC,

as Servicer,

the Lenders Referred to Herein,

the Membership Interest Holders Referred to Herein,

The Bank of Nova Scotia,

as Administrative Agent,

U.S. Bank Trust Company, National Association,

as Collateral Agent

and

U.S. Bank National Association,

as Custodian

which shall be calculated on the basis of a year of 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

"Alternative Currency" means each of Euro, GBP and CAD.

"Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the exchange rate for the purchase of such Alternative Currency with U.S. Dollars by its principal foreign exchange trading office on the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

"Alternative Currency Sublimit" means an amount equal to 30% of the sum of (a) the aggregate outstanding principal amount of the Class A-T Loans plus (b) the total amount of the Class A-R Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Total Class A-R Commitments and the Total Class A-T Commitments.

"Anti-Corruption Laws" has the meaning assigned to such term in Section 4.24(b).

"Anti-Terrorism Laws" has the meaning assigned to such term in Section 4.24(a).

"Applicable Law" has the meaning specified in Section 7.5(g).

"Applicable Lending Office" means, with respect to any Lender, the office or offices designated as its "Lending Office" opposite its name in Schedule J or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

~~"Applicable Margin" means, with respect to the Loans: (i) the sum of the Daily Rates for each day of the applicable Due Period divided by (ii) the number of days in such Due Period, where the "Daily Rate" for each day in the applicable Due Period means:~~

~~(a) (I) on any day~~ "Applicable Margin" means, with respect to the Loans: (i) prior to and including the last day of the Reinvestment Period,1.~~40~~85% per annum ~~multiplied by the BSL Ratio or~~and (~~II~~ii) on any day after the ~~end~~last day of the Reinvestment Period, ~~1.90% multiplied by the BSL Ratio; plus~~2.35% per annum.

~~(b) (I) on any day prior to and including the last day of the Reinvestment Period, 1.775% per annum multiplied by (100% minus the BSL Ratio) or (II) on any day after the end of the Reinvestment Period, 2.275% multiplied by (100% minus the BSL Ratio);~~

~~provided that the BSL Ratio, for purposes of calculating the Daily Rate, will be no greater than 10%.~~

indebtedness of $250,000,000 or greater and (y) is issued by an Obligor that has an EBITDA for the prior calendar months of $50,000,000 or greater (after giving pro forma effect to any acquisition in connection therewith); and (5) is publicly rated by S&P or Moody's (or the obligor is publicly rated by S&P or Moody's) at the time of acquisition by such Loan Party.

~~"BSL Ratio" means, as determined on each BSL Ratio Reset Date, a percentage that is equal to (a) the Aggregate Principal Balance of the BSL Loans divided by (b) the Aggregate Principal Balance of all of the Collateral Loans plus the aggregate amount of funds on deposit in the Collection Accounts, including Eligible Investments, constituting Principal Proceeds. The BSL Ratio shall be determined on each BSL Ratio Reset Date and shall apply from, and including, the applicable BSL Ratio Reset Date to, but excluding, the next BSL Ratio Reset Date that occurs.~~

~~"BSL Ratio Reset Date" means, each Calculation Date, each day that a prepayment or reduction in Commitments is made in accordance with Section 2.7, each Borrowing Date, and each Collateral Report Determination Date; provided that if any such date is not a Business Day, such BSL Ratio Reset Date shall be the next succeeding Business Day.~~

"Business Day" means (a) for purposes of determining the Benchmark, (I) with respect to calculation of EURIBOR, any TARGET2 Settlement Date, (II) with respect to calculation of CORRA, any day on which banks are open for general business in Toronto, Canada, (III) with respect to calculation of Daily Simple SONIA, any day on which banks are open for general business in London, United Kingdom and (IV) with respect to calculation of SOFR, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) for all other purposes, a day on which commercial banks and foreign exchange markets settle payments in New York City and Toronto, Canada, and on which commercial banks are not authorized to close under the laws of, or are in fact not closed in, the state where the Collateral Agent's office is located (initially being Chicago, Illinois); provided that, if the location of the Corporate Trust Office of the Collateral Agent changes at any time, the Collateral Agent shall provide prompt written notice of such change to the Borrower, the Administrative Agent, the Membership Interest Holders and the Lenders, and (c) solely for the purpose of any AXA Lender’s funding requirements under Section 2.2(a), and on and after the AXA Joinder Date (and only for so long as such AXA Lender is a Lender hereunder), a day on which commercial banks in Paris, France or Dublin, Ireland are not authorized or required by law to close.

"CAD" means the lawful currency of Canada.

"CAD Loan" means a Loan denominated in CAD.

"Calculation Date" means the date that is the last day of each calendar month, provided that, if any such date is not a Business Day, such Calculation Date shall be the immediately preceding Business Day.

"Canadian Prime Rate" means, with respect to a CAD Loan, on any day the greater of:

has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day (notice of which shall be provided to S&P).

"Term SOFR Administrator" means the CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (in its reasonable discretion).

"Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

"Term SOFR Reference Rate" means, the forward-looking term rate based on SOFR.

"Third Amendment Effective Date" means June 17, 2026.

"Total Capitalization" means, at any time, the sum of (without duplication), (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans and, other than with respect to the determination of the Concentration Limitations, Excess Concentration Amounts), plus (b) the Defaulted Loan Balance of the Defaulted Loans, plus (c) the Aggregate Undrawn Amount, plus (d) the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds, minus (e) the Exposure Amount.

"Total Class A-R Commitment" means, as of any date of determination, the aggregate amount of the Class A-R Commitments (funded or unfunded) on such date, which as of the ~~Closing~~Third Amendment Effective Date is the amount indicated in Schedule J (as such amount may be reduced from time to time pursuant to Section 2.7 or Section 2.15) or increased from time to time pursuant to Section 2.11).

"Total Class A-T Commitment" means, as of any date of determination, the aggregate amount of the Class A-T Commitments (funded or unfunded) on such date, which as of the ~~Closing~~Third Amendment Effective Date is the amount indicated in Schedule J and such amount will be reduced to zero upon the funding of the Class A-T Loans on the Closing Date. The amount of the Class A-T Commitments may be increased from time to time pursuant to Section 2.11 or, if increased after the date hereof, subsequently reduced from time to time pursuant to Section 2.7.

"Total Rated Lender Commitment" means, as of any date of determination, (i) the Total Class A-R Commitment minus (ii) the aggregate amount of the Class A-R Commitments held by any Lender that does not qualify as an Approved Lender on such date.

"Transfer Deposit Amount" means, on any date of determination with respect to any Collateral Loan, an amount equal to the sum of the outstanding principal balance of such in information is not subject to any national law governing the protection of confidentiality of information or the processing of personal data or any confidentiality obligation (including, for the avoidance of doubt, any rule or regulation adopted by the SEC or any other applicable regulatory authority); provided further, however, that, if information is not provided pursuant to the foregoing proviso, the Borrower and/or the Servicer shall anonymize or aggregate such information for the purposes of the disclosure required herein; provided further, notwithstanding anything contained in this Agreement to the contrary, the Affected Lenders may waive (including via email) delivery of the reports required to be delivered pursuant to clauses (i) and (ii) above in their sole discretion without the consent of any other parties;

(n)
promptly, but in no event longer than five Business Days after a request from the Administrative Agent or any Lender, financial information with respect to any or all Obligors (which may be summary financial information or complete financial statements) as may be requested by the Administrative Agent or such Lender; and
(o)
within five Business Days of the receipt thereof, copies of any letters received from S&P in respect of Credit Estimates~~; and~~.
~~(p)~~
~~(1) on each BSL Ratio Reset Date, the BSL Ratio (including, if such BSL Ratio Reset Date is a Borrowing Date, an identification of such Collateral Loan as a BSL Loan in the related Notice of Borrowing if such Borrowing is being used to acquire such Collateral Loan) and (2) on each Calculation Date, (x) a list of the BSL Ratio as of each BSL Ratio Reset Date that occurred in the applicable Due Period ending on such Calculation Date and (y) the average BSL Ratio for the applicable Due Period ending on such Calculation Date (in each case, as evidenced in a calculation statement that sets forth the method of calculation for the average BSL Ratio for the applicable Due Period ending on such Calculation Date).~~

Any Person accepting the benefits of Section 5.1(l) shall be deemed to have agreed to the terms set forth therein and each Affected Lender hereby represents that it is not relying on the Borrower, the Retention Provider or Parent, or any of their respective Affiliates, for any financial, tax, legal, accounting or regulatory advice, including in connection with the matters set forth in Sections 3.1(n), 5.1(l) and 5.1(m).

Each recipient of information pursuant to Section 5.1(m) (i) is deemed to represent that it is an Affected Lender, (ii) agrees to keep confidential such information provided to it in accordance with Section 12.16; provided that any such Affected Lender may share such information with any governmental body, agency or official (including any bank regulatory agency) with jurisdiction over such Affected Lender and (iii) acknowledges that its receipt of such information may constitute receipt of material non-public information under applicable securities laws.

Section 5.2 Payment of Obligations. Each Loan Party will pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, any material obligation pursuant to any agreement by which it or any of its properties or assets is bound and any material tax liabilities, except where such liabilities may be contested

ANNEX B

[TO BE ATTACHED]

Conformed through Amendment No. 3 to Credit Agreement dated as of June 17, 2026

CREDIT AGREEMENT

dated as of November 7, 2025

among

FPLF NS Holdings Finance LLC,
as Borrower,

FPLF NS Holdings Finance DAC,

as Subsidiary Guarantor,

FPLF NS Holdings Finance CM LLC,

as Servicer,

the Lenders Referred to Herein,

the Membership Interest Holders Referred to Herein,

The Bank of Nova Scotia,
as Administrative Agent,

U.S. Bank Trust Company, National Association,
as Collateral Agent

and

U.S. Bank National Association,
as Custodian

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Section 8.6	Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interest on Termination; Release of Security Interest by the Administrative Agent.	171
Section 8.7	Method of Collateral Transfer.	172
Section 8.8	Continuing Liability of the Borrower.	173
Section 8.9	Reports.	174
Article IX APPLICATION OF MONIES		174
Section 9.1	Disbursements of Funds from Payment Accounts.	174
Article X SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA		180
Section 10.1	Sale of Collateral Loans.	180
Section 10.2	Purchase of Additional Collateral Loans.	182
Section 10.3	Conditions Applicable to All Sale and Purchase Transactions.	184
Section 10.4	Restrictions on Exchanges and Deemed Acquisitions.	184
Section 10.5	Optional Repurchase or Substitution.	185
Article XI CHANGE IN CIRCUMSTANCES		187
Section 11.1	Basis for Determining Interest Rate Inadequate or Unfair.	187
Section 11.2	Illegality.	188
Section 11.3	Increased Cost and Reduced Return.	188
Section 11.4	Taxes.	191
Section 11.5	Replacement of Lenders; Downgraded Lenders; Defaulting Lenders.	195
Section 11.6	Benchmark Replacement; Conforming Changes.	197
Article XII MISCELLANEOUS		198
Section 12.1	Notices.	198
Section 12.2	No Waivers.	199
Section 12.3	Expenses; Indemnification.	199
Section 12.4	Sharing of Set-Offs.	201
Section 12.5	Amendments and Waivers.	202
Section 12.6	Successors and Assigns.	204
Section 12.7	Representations and Covenants of the Lenders.	207
Section 12.8	Governing Law; Submission to Jurisdiction.	207
Section 12.9	Marshalling; Recapture.	208
Section 12.10	Counterparts; Integration; Effectiveness.	208
Section 12.11	WAIVER OF JURY TRIAL.	209
Section 12.12	Survival.	209
Section 12.13	Domicile of Loans.	209
Section 12.14	Limitation of Liability.	209
Section 12.15	Recourse; Non-Petition.	209
Section 12.16	Confidentiality.	210
Section 12.17	Provisions Applicable to CP Lenders.	212
Section 12.18	Direction of Collateral Agent.	214

SCHEDULES AND EXHIBITS
Schedule A	-	Approved Appraisal Firms
Schedule B	-	[Reserved]
Schedule C	-	Diversity Score
Schedule D	-	Moody’s Rating Definitions
Schedule E	-	S&P Recovery Rate and Default Rate Tables
Schedule F	-	S&P Recovery Rate Matrix
Schedule G	-	S&P Weighted Average Life Matrix
Schedule H	-	List of Initial Collateral Loans
Schedule I	-	S&P Industry Classifications
Schedule J	-	Loan Allocations

Exhibit A-1	-	Form of Note for Class A-R Loans
Exhibit A-2	-	Form of Note for Class A-T Loans
Exhibit A-3	-	Form of Note for Swingline Loans
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Scope of Collateral Reports
Exhibit E	-	Scope of Payment Date Reports
Exhibit F	-	Scope of Asset-Level Reporting to Lenders
Exhibit G	-	Form of EU/UK Retention Letter
Exhibit H	-	Form of Prepayment/Commitment Reduction Notice
Exhibit I	-	Structure Chart
Exhibit J	-	Transaction Summary
Exhibit K	-	Form of Transparency Reporting Request

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Exhibit L	-	Form of Subsidiary Guaranty

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of November 7, 2025, is entered into by and among FPLF NS HOLDINGS FINANCE LLC, a limited liability company organized under the laws of the State of Delaware, as Borrower, FPLF NS HOLDINGS FINANCE DAC, an Irish designated activity company incorporated under the laws of Ireland, as Subsidiary Guarantor, FPLF NS HOLDINGS FINANCE CM LLC, a limited liability company organized under the laws of the State of Delaware, as Servicer, the Lenders party hereto from time to time, the Membership Interest Holders party hereto, THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders, U.S. Bank Trust Company, National Association, as Collateral Agent and U.S. Bank National Association, as Custodian.

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders make Loans, in the case of the Class A-R Loans and the Swingline Loans, on a revolving basis, and in the case of the Class A-T Loans (as applicable), on a term loan basis, to the Borrower on the terms and subject to the conditions set forth in this Agreement, and each Lender may from time to time make Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the proceeds of the Loans made by the Lenders to the Borrower on the date hereof shall be used by the Borrower (i) to acquire and originate Collateral Loans, (ii) to invest in the Subsidiary Guarantor for the purpose of acquiring or originating Collateral Loans or (iii) as otherwise specified pursuant to Section 5.17;

NOW, THEREFORE, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

GRANTING CLAUSE

To secure the due and punctual payment and performance of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, each Loan Party hereby Grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Loan Party's right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Pledged Collateral"):

(a) all Collateral Loans, all other loans and securities of such Loan Party whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;

(b) (i) the Custodial Accounts and all Collateral which is delivered to the Collateral Agent pursuant to the terms hereof and all payments thereon or with respect thereto, (ii) each of the other Covered Accounts and the Account Control Agreement and (iii) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) acquired with funds on deposit in the Covered Accounts, and all income from the investment of funds in the Covered Accounts;

(c) monies, securities, reserves and other property now or at any time in the possession of such Loan Party or which is delivered to, or received by, the Collateral Agent or its bailee, agent or custodian (including, without limitation, all Eligible Investments and other investments with respect to any Collateral or proceeds thereof);

(d) all liens, security interests, property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral, or any Related Contract;

(e) the Interest Hedge Agreements, the Sale Agreements, the Collateral Administration Agreement and, if delivered, the EU/UK Retention Letter;

(f) the PPNs and all payments and rights thereunder;

(g) all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(h) all other tangible and intangible personal property whatsoever of such Loan Party and all other agreements of such Loan Party; and

(i) all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty.

Except as set forth in the Priority of Payments, the definition of "Administrative Expenses", Section 2.16 and Section 4.19, the Loans are secured by the foregoing Grant equally and ratably without prejudice, priority or distinction between any Loan and any other Loans by reason of difference in time of borrowing or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments, the payment of all amounts due on the Loans in accordance with their terms, the payment by the Borrower or the Subsidiary Guarantor of all other sums payable under this Agreement and the other Loan Documents and compliance with the provisions of this Agreement and the other Loan Documents, all as provided herein.

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

"Account Control Agreement" means each of (i) the Account Control Agreement, dated on or about the date hereof, among the Borrower, as debtor, U.S. Bank Trust Company, National Association, as secured party and U.S. Bank National Association, as custodian and securities intermediary and (ii) the Account Control Agreement, dated on or about the date hereof, among the Subsidiary Guarantor, as debtor, U.S. Bank Trust Company, National

Association, as secured party and U.S. Bank National Association, as custodian and securities intermediary.

"Accountants' Report" means an agreed upon procedures report prepared by a firm of Independent certified public accountants of recognized national reputation appointed by the Borrower.

"Additional Lender" means a Lender that has made an Additional Loan or provided an Increased Commitment hereunder.

"Additional Loans" has the meaning assigned to such term in Section 2.11(a).

"Adjusted Collateral Principal Amount" means, as of any date of determination, (a) the Aggregate Principal Balance of the Collateral Loans (excluding Excepted Current Pay Obligations, Deferring Loans, Defaulted Loans, Specified Non-Paying Loans and Adjusted Value Loans, each as to which the applicable rule below shall apply), plus (b) without duplication, the amounts on deposit in the Collection Accounts representing Principal Proceeds (including Eligible Investments therein and including capital contributions or proceeds deposited therein by any Membership Interest Holder), plus (c) with respect to each Excepted Current Pay Obligation, the S&P Recovery Amount therefor, plus (d) for all Defaulted Loans, the Defaulted Loan Balance, plus (e) for all Deferring Loans, the Defaulted Loan Balance, plus (f) with respect to each Adjusted Value Loan, the product of (i) the outstanding principal amount of such Adjusted Value Loan as of such date, multiplied by (ii) the purchase price of such Adjusted Value Loan (expressed as a percentage of par), excluding accrued interest and any syndication or upfront fees paid to the applicable Loan Party, but including, at the discretion of the Borrower, the amount of any related transaction costs (including assignment fees) paid by the applicable Loan Party to the seller of the Collateral Loan or its agent, plus (g) for each Specified Non-Paying Loan, the lowest of (x) the Principal Balance of such Specified Non-Paying Loan and (y) the Market Value thereof, minus (h) the Excess CCC Adjustment Amount; provided, that with respect to any Collateral Loan that satisfies more than one of the definitions under clauses (c) through (h) above, such Collateral Loan shall, for the purposes of this definition, be treated as belonging to the category of Collateral Loans which results in the lowest Adjusted Collateral Principal Amount on any date of determination; provided, further, the Adjusted Collateral Principal Amount of any Collateral Loan held in the form of a Transferred Participation after the date that is 60 days after the date such Transferred Participation was acquired will be the lower of (A) the Market Value thereof and (B) the S&P Recovery Amount thereof; provided, further, that, with respect to any Collateral Loan held by an SPV Subsidiary, for purposes of this definition and the calculation of the Overcollateralization Ratio, such Collateral Loan will have an Adjusted Collateral Principal Amount of zero unless such SPV Subsidiary has pledged its assets to the Collateral Agent for the benefit of the Secured Parties.

"Adjusted Value Loan" means any Collateral Loan that is acquired by a Loan Party at a price that is less than 97% of par; provided that such Collateral Loan will cease to be an Adjusted Value Loan at such time as the Market Value (expressed as a percentage of par) of such Collateral Loan, for any period of 30 consecutive days since the acquisition by such Loan Party of such Collateral Loan, equals or exceeds 100.0% of the Principal Balance of such Collateral Loan.

"Administrative Agent" means Scotiabank in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

"Administrative Agent Fee" means the fee payable to the Administrative Agent in arrears on each Payment Date in accordance with the Priority of Payments in an amount specified in the Administrative Agent Fee Letter.

"Administrative Agent Fee Letter" means the fee letter dated on or about the Closing Date, between the Borrower, the Servicer and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

"Administrative Agent's Office" means the Administrative Agent's address as set forth at the address listed on the signature pages hereto, and, as appropriate, the account, or such other address or account as the Administrative Agent may from time to time notify to the Loan Parties and the Lenders.

"Administrative Expense Cap" means, with respect to any Payment Date, an amount equal to (x) $150,000 plus (y) 0.02% multiplied by the sum of, without duplication, (i) the Aggregate Principal Balance of all Collateral Loans, plus (ii) the aggregate amount of funds on deposit in the Collection Accounts, including Eligible Investments and capital contributions or proceeds deposited therein by any Membership Interest Holder, constituting Principal Proceeds, plus (iii) the Net Aggregate Exposure Amount, in each case, measured as of the Calculation Date immediately preceding such Payment Date (prorated for the related Interest Period on the basis of a 360-day year comprised of twelve 30-day months).

"Administrative Expenses" means, without duplication, fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date and any other date fixed for payment of such amounts (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Borrower or the Subsidiary Guarantor, as applicable, to:

(a) first, to the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Collateral Administrator, the Custodian and U.S. Bank NA as securities intermediary (if any), and for the reimbursement of other reasonable and documented out-of-pocket expenses and disbursements (including, without limitation, indemnities payable pursuant to the Loan Documents) incurred by the Collateral Agent, the Collateral Administrator, the Custodian and U.S. Bank NA as securities intermediary under any Loan Documents in accordance with the provisions of this Agreement;

(b) second, to the Administrative Agent in respect of the Administrative Agent Fee and for the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by the Administrative Agent or the Lenders in accordance with the provisions of this Agreement, the Administrative Agent Fee Letter or any other Loan Document;

(c) third, on a pro rata basis, the following amounts (excluding indemnities unless otherwise noted) to the following parties:

(i) (u) the reimbursement to the Parent for payment of amounts due in respect of actions taken on or before the Closing Date or in connection with the closing of the transactions contemplated by this Agreement (including all reasonable and documented fees and out-of-pocket costs and expenses of legal counsel for the Agents and the Lenders), (v) the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by the Borrower, the Subsidiary Guarantor and the Servicer in accordance with the provisions of this Agreement and any other Loan Document, including appraisal fees, fees and expenses of a firm of independent certified public accountants appointed pursuant to Section 5.36 and other out‑of‑pocket expenses incurred in connection with the Collateral Loans, Eligible Investments and other Collateral and payable to third parties, (w) any amounts payable by the Borrower, the Subsidiary Guarantor and the Servicer in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts, (x) any expenses related to an SPV Subsidiary, (y) fees and expense reimbursements payable by the Borrower, the Subsidiary Guarantor or the Retention Provider to any Independent director or any Independent Review Party or member thereof, in each case, in accordance with their respective Constituent Documents and (z) to the Independent Directors for the fees and expenses of such Independent Directors (as defined in the LLC Agreement) pursuant to the LLC Agreement;

(ii) S&P for fees and reasonable expenses in connection with any rating of the Loans or the Collateral Loans, including fees related to the obtaining of credit estimates by S&P and ongoing rating agency surveillance fees;

(iii) any other Person in respect of any governmental fee, charge or tax incurred on behalf of the Loan Parties; and

(iv) any other Person in respect of any other fees or expenses (including, but not limited to Excepted Advances) expressly permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents; and

(d) fourth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents not otherwise paid;

provided that Administrative Expenses shall not include (i) any salaries of any employees of the Loan Parties (for the avoidance of doubt, neither Loan Party pays any salaries) or the Servicer, (ii) any Increased Costs or (iii) any Replacement Servicer Fees.

"Administrative Officer" means, (i) when used with respect to the Collateral Agent (in each of its capacities), any vice president, assistant vice president, treasurer, assistant treasurer, trust officer, associate or any other officer of the Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and (ii) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed on the signature pages hereto, including any vice president, assistant vice president, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.

"Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

"Affected Lender" means (i) a Lender that is subject to regulation under the EU Securitisation Regulation from time to time or party to liquidity or credit support arrangements provided by a financial institution that is subject to such regulation (an "EU Affected Lender") or (ii) a Lender that is subject to regulation under the UK Securitisation Regulation from time to time or party to liquidity or credit support arrangements provided by a financial institution that is subject to such regulation (a "UK Affected Lender"), in each case, as identified to the Borrower by such Lender (or the Administrative Agent on such Lender's behalf).

"Affiliate" or "Affiliated" means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50.0% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agents" means the Administrative Agent, the Collateral Agent, the Custodian and U.S. Bank NA, as securities intermediary, and "Agent" means any of them.

"Aggregate Maximum Principal Balance" means, when used with respect to all or a portion of the Collateral Loans, the sum of the Maximum Principal Balances of all or of such portion of such Collateral Loans.

"Aggregate Participation Exposure" means, at any time, the Maximum Principal Balance of all Collateral Loans that are in the form of Participation Interests owned by the Loan Parties at such time.

"Aggregate Principal Balance" means, when used with respect to all or a portion of the Collateral Loans or other Pledged Collateral, the sum of the Principal Balances (in U.S. Dollars or U.S. Dollar Equivalents) of all or of such portion of the Collateral Loans or Pledged Collateral, respectively.

"Aggregate Undrawn Amount" means, at any time, the excess, if any, of (i) the Class A-R Commitments (whether or not utilized) over (ii) the aggregate outstanding amount of the Class A-R Loans at such time.

"Agreement" means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

"Agreement Currency" has the meaning assigned to such term in Section 2.10(d).

"Alternate Base Rate" means, for any day,

(i)
with respect to Loans denominated in U.S. Dollars, Euro or GBP, a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus ½ of 1% per annum; and
(ii)
with respect to Loans denominated in CAD, the Canadian Prime Rate;

provided, that if, in any case, the Alternate Base Rate as so determined shall ever be less than zero, then the Alternate Base Rate shall be deemed to be zero.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Canadian Prime Rate shall be effective from and including the effective day of such change.

The Alternate Base Rate is in all cases a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated with respect to Loans denominated in U.S. Dollars pursuant to clause (i)(a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed, and interest calculated with respect to Loans denominated in U.S. Dollars pursuant to clause (i)(b) above will be determined based on a year of 360 days and actual days elapsed. Interest calculated with respect to Loans denominated in an Alternative Currency shall be computed on the basis of a year of 360 days (other than interest on Loans denominated in CAD, which shall be calculated on the basis of a year of 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

"Alternative Currency" means each of Euro, GBP and CAD.

"Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the exchange rate for the purchase of such Alternative Currency with U.S. Dollars by its principal foreign exchange trading office on the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

"Alternative Currency Sublimit" means an amount equal to 30% of the sum of (a) the aggregate outstanding principal amount of the Class A-T Loans plus (b) the total amount of the Class A-R Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Total Class A-R Commitments and the Total Class A-T Commitments.

"Anti-Corruption Laws" has the meaning assigned to such term in Section 4.24(b).

"Anti-Terrorism Laws" has the meaning assigned to such term in Section 4.24(a).

"Applicable Law" has the meaning specified in Section 7.5(g).

"Applicable Lending Office" means, with respect to any Lender, the office or offices designated as its "Lending Office" opposite its name in Schedule J or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

"Applicable Margin" means, with respect to the Loans: (i) prior to and including the last day of the Reinvestment Period,1.85% per annum and (ii) on any day after the last day of the Reinvestment Period, 2.35% per annum.

"Applicable Rate" means, with respect to each Loan, for each day during each Interest Period applicable thereto, (i) with respect to any CP Conduit that is a Lender with respect to such Loan and is not a CP SOFR Lender, the sum of (x) the Cost of Funds Rate for such Loan plus (y) the Applicable Margin; and (ii) if any other Person is a Lender with respect to such Loan or is a CP SOFR Lender, the sum of (x) the applicable Benchmark for such Interest Period plus (y) the Applicable Margin for such Loan; provided in the case of this clause (ii) that, in the case of any Interest Period on or after the first day on which the Majority Lenders shall have notified the Administrative Agent and the Borrower in writing (with a copy to the Collateral Agent) pursuant to Section 11.1(a)(2) that the Benchmark applicable to any Loan will not adequately and fairly reflect the cost to such Lender of funding such Loans for such Interest Period or shall have notified the Administrative Agent and the Borrower in writing (with a copy to the Collateral Agent) pursuant to Section 11.2 that it is not permitted to fund Loans at any Benchmark (and such Lender shall not have subsequently notified the Administrative Agent and the Borrower in writing (with a copy to the Collateral Agent) that the circumstances giving rise to such situation no longer exist), the Applicable Rate with respect to such Loans shall be a rate per annum equal to the sum of (1)

the applicable Alternate Base Rate in effect on each day of such Interest Period plus (2) the Applicable Margin for such Loans).

"Appraisal" means (a) with respect to any Defaulted Loan, an appraisal of the assets securing such Defaulted Loan that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such assets (that is, the price that would be paid by a willing buyer to a willing seller of such assets in an expedited sale on an arm's-length basis), which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm or (b) with respect to any Collateral Loan (other than a Defaulted Loan), an appraisal on the basis of the fair market value of such Collateral Loan (that is, the price that would be paid by a willing buyer to a willing seller of such Collateral Loan in a sale on an arm's-length basis) that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm.

"Appraised Value" means (a) with respect to any Defaulted Loan, the value of the assets securing such Defaulted Loan, net of estimated costs of their liquidation as determined by the applicable Approved Appraisal Firm or (b) with respect to any Collateral Loan (other than a Defaulted Loan), the value of such Collateral Loan, in each case as set forth in the related Appraisal or, if a range of values is set forth therein, the midpoint of such values. With respect to any Defaulted Loan, if the applicable Loan Party owns less than 100% of the total lenders' interests secured by the assets securing such Defaulted Loan or has sold participation interests in such Defaulted Loan, the Appraised Value with respect to such Defaulted Loan will be reduced pro rata to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with such Loan Party's interest under such Defaulted Loan and if the security interest of the Defaulted Loan in such assets is not a first priority security interest, the Appraised Value with respect to such Defaulted Loan will be reduced by the amount of all obligations secured by such assets at a higher level of priority than such Loan Party's interest in such assets under such Defaulted Loan.

"Approved Appraisal Firm" means those entities whose names are set forth on Schedule A, as it may be amended from time to time in accordance with Section 5.32(b); provided that (a) any such entity shall be an Independent appraisal firm (i) recognized as being experienced in conducting valuations of loans of the type constituting Collateral Loans and (ii) that the Borrower, the Subsidiary Guarantor or the Servicer, in accordance with the Servicing Standard, determines is qualified with respect to each Collateral Loan and (b) at no time may the Borrower, the Subsidiary Guarantor, the Servicer or any Affiliate thereof be an Approved Appraisal Firm.

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Approved Lender" means any of (a) with respect to any Revolving Lender that is not a CP Conduit, a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with a short-term rating by S&P of at least "A-1" (or an entity whose obligations hereunder are absolutely and unconditionally guaranteed by an entity that has a short-term rating by S&P of at least A-1 and meets then-current S&P guarantee criteria at such time) and (b) with respect to any Revolving Lender that is a CP Lender, (x) whose Commercial Paper Notes are rated at least A-1 by S&P and (y) that is provided liquidity support by an entity with a short-term rating by S&P of at least A-1; provided that (x) in each case that any Revolving Lender that has fully funded its Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(c) and 11.5(b)(i) shall be an Approved Lender notwithstanding that its (or any such parent guarantor's or its Commercial Paper Notes') ratings are below such levels and (y) with respect to any Lender that is not an Approved Lender and so long as the Rating Condition is satisfied, the Borrower and the Administrative Agent by mutual agreement (each of the Borrower and the Administrative Agent being entitled to agree or dissent to such designation in its sole discretion) may, but in no event shall be obligated to, upon written notice to such Lender, deem such Lender to be an Approved Lender; provided further that after the Class A-R Commitment Period, all Revolving Lenders shall be Approved Lenders.

"ARRC" means the Alternative Reference Rates Committee convened by the Federal Reserve, together with any successor organization.

"Assignee" has the meaning assigned to such term in Section 12.6(c).

"Assignment and Assumption" means an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto (or such other form as approved by the Administrative Agent), entered into by a Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).

"Assumed Reinvestment Rate" means, at any time, the Benchmark minus 1.00% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

"Authorized Officer" means:

(a) with respect to each of the Borrower, the Subsidiary Guarantor, the Retention Provider, FPLF Management and the Servicer, those of its respective officers, members, directors, partners, managers and agents whose signatures and incumbency shall have been certified to the Agents on the Closing Date pursuant to the documents delivered pursuant to Section 3.1 or thereafter from time to time in substantially similar form; and

(b) with respect to either Agent or any other bank or trust company acting as trustee of an express trust or as custodian, an Administrative Officer thereof.

Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 11.6(d).

"AXA Joinder Date" means the date, if any, on which any AXA Lender becomes a Lender hereunder (whether by transfer, assignment or otherwise).

"AXA Lender" means AXA IM Private Financing II Designated Activity Company (or any funds managed or advised by BNP Paribas Asset Management Europe or any of its Affiliates to which AXA IM Private Financing II Designated Activity Company assigns or transfers its Loans).

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, (a) at any time, the then applicable Commission Delegated Regulation (if any) supplementing the Bank Recovery and Resolution Directive in relation to Article 55 thereof, and (b) with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bank Recovery and Resolution Directive" means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

"Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

"Base Rate Loans" means Loans accruing interest at an Applicable Rate based upon the Alternate Base Rate.

"Benchmark" means, with respect to any Interest Period, a rate per annum (expressed as a percentage) equal to (a) with respect to USD Loans, Term SOFR, (b) with respect to GBP Loans, Daily Simple SONIA, (c) with respect to Euro Loans, EURIBOR and (d) with respect to CAD Loans, Term CORRA, provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 11.6(a). Notwithstanding the foregoing, on any date of determination, if any Benchmark is below 0%, such Benchmark shall be deemed to be 0% on such date of determination.

"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that in the case of any Loans denominated in an Alternative Currency, "Benchmark Replacement" shall mean the alternatives set forth in clause (b) below:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated (or applicable Alternative Currency-denominated) syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a) or (b) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated (or applicable Alternative Currency-denominated) syndicated credit facilities at such time.

"Benchmark Replacement Date" means a date and time determined by the Administrative Agent in consultation with the Borrower, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.6 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.6.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan Investor" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets are treated as "plan assets" (for purposes of ERISA or Section 4975 of the Code) by reason of any such employee benefit plan's or plan's investment in the entity.

"BHC Act Affiliate" has the meaning specified in Section 12.21(b).

"Borrower" means FPLF NS Holdings Finance LLC, a limited liability company organized under the laws of the State of Delaware.

"Borrower Affiliated Lender" means any Lender that is (or has granted a participation (but only to the extent of such participation) to or for the benefit of) the Borrower, the Subsidiary Guarantor, FPLF Management, an Affiliate thereof or any account, fund, client or portfolio established and controlled by FPLF Management or an Affiliate thereof or for which FPLF Management or an Affiliate thereof acts as the investment adviser or with respect to which FPLF Management or an Affiliate thereof exercises discretionary control thereover; provided that, in determining whether any Agent shall be protected in relying on any request, demand, authorization, direction, notice, consent, or waiver, only Loans that an Administrative Officer of such Agent has actual knowledge to be held or beneficially owned by a Borrower Affiliated Lender shall be taken into consideration.

"Borrowing Date" means the date of a Borrowing.

"Borrowings" has the meaning assigned to such term in Section 2.1.

"Bound Party" has the meaning specified in Section 12.17(a).

"Break-Even Default Rate" means, with respect to the Loans, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined by S&P, through application of the S&P CDO Monitor chosen by the Servicer in accordance with this Agreement that is applicable to the portfolio of Collateral Loans, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Loans in full.

"Bridge Loan" means any obligation or debt security incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or entity, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than (x) any additional borrowing or refinancing if one or more financial institutions shall have provided the Obligor of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of the Bridge Loan and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof or (y) an obligation or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date).

"BSL Loan" means a Collateral Loan that, at the time of acquisition by a Loan Party, (1) is a broadly syndicated commercial loan; (2) is secured by a pledge of collateral, which security interest is validly perfected and either first or second priority under applicable law; (3) has a collateral value or enterprise value securing such Collateral Loan (as determined in good faith by the Servicer on or about the time of origination) that is equal to or in excess of (x) the outstanding principal balance of such Collateral Loan plus (y) the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; (4) (x) has a total indebtedness of $250,000,000 or greater and (y) is issued by an Obligor that has an EBITDA for the prior calendar months of $50,000,000 or greater (after giving pro forma effect to any acquisition in connection therewith); and (5) is publicly rated by S&P or Moody's (or the obligor is publicly rated by S&P or Moody's) at the time of acquisition by such Loan Party.

"Business Day" means (a) for purposes of determining the Benchmark, (I) with respect to calculation of EURIBOR, any TARGET2 Settlement Date, (II) with respect to calculation of CORRA, any day on which banks are open for general business in Toronto, Canada, (III) with respect to calculation of Daily Simple SONIA, any day on which banks are open for general business in London, United Kingdom and (IV) with respect to calculation of SOFR, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) for all other purposes, a day on which commercial banks and foreign exchange markets settle payments in New York City and Toronto, Canada, and on which commercial banks are not authorized to close under the laws of, or are in fact not closed in, the state where the Collateral Agent's office is located (initially being Chicago, Illinois); provided that, if the location of the Corporate Trust Office of the Collateral Agent changes at any time, the Collateral Agent shall provide prompt written notice of such change to the Borrower, the Administrative Agent, the Membership Interest Holders and the Lenders, and (c) solely for the purpose of any AXA Lender’s funding requirements under Section 2.2(a), and on and after the AXA Joinder Date (and only for so long as such AXA Lender is a Lender hereunder), a day on which commercial banks in Paris, France or Dublin, Ireland are not authorized or required by law to close.

"CAD" means the lawful currency of Canada.

"CAD Loan" means a Loan denominated in CAD.

"Calculation Date" means the date that is the last day of each calendar month, provided that, if any such date is not a Business Day, such Calculation Date shall be the immediately preceding Business Day.

"Canadian Prime Rate" means, with respect to a CAD Loan, on any day the greater of:

(a) the annual rate of interest announced from time to time by the Administrative Agent as being its reference rate then in effect on such day for determining interest rates on CAD denominated commercial loans made by it in Canada; and

(b) Term CORRA for an interest period of one month in effect on such day plus 100 basis points per annum;

provided, that in no event shall the Canadian Prime Rate be less than zero for the purposes of this Agreement. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customary. Any change in the Canadian Prime Rate determined by the Administrative Agent shall be effective on the date the change becomes effective generally.

"Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

"CCC Collateral Loan": A Collateral Loan (other than a Defaulted Loan) with an S&P Rating of "CCC+" or lower.

"CCC Excess": The amount equal to the excess, if any, of (x) the Aggregate Principal Balance of all CCC Collateral Loans over (y) 25.0% of the Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Loans will be included in the CCC Excess, the CCC Collateral Loans with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC Excess.

"CFTC" means the Commodity Futures Trading Commission.

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 11.3, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the date of this Agreement.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of Borrower or to direct the management policies and decisions of Borrower or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of Borrower, or (B) FPLF Management or its Affiliates shall cease to be the investment advisor of the Parent, or (C) the PPNs issued by the Subsidiary Guarantor shall cease to be 100% beneficially owned by the Borrower.

"Class" means each class of Loans that may be made hereunder, which are the Class A-R Loans, the Class A-T Loans and the Swingline Loans.

"Class A-R Borrowing" has the meaning assigned to such term in Section 2.1.

"Class A-R Commitment" means, with respect to each Class A-R Lender, the obligation of such Class A-R Lender to make, on and subject to the terms and conditions hereof, Class A-R Loans to the Borrower pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Class A-R Lender on Schedule J hereto or pursuant to an Assignment and Assumption, pursuant to which such Class A-R Lender shall have assumed its Class A-R Commitment, as applicable, as such amount may be increased or reduced from time to time (including increases resulting from any Increased Commitments and, during the Class A-R Commitment Period, reductions resulting from any conversions pursuant to Section 2.15).

"Class A-R Commitment Period" means the period commencing on the Closing Date and ending on the earliest of:

(a) the time at which the Class A-R Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II, Article VI or otherwise); and

(b) the last day of the Reinvestment Period;

provided that the Class A-R Commitment Period shall not end unless and until (i) no Swingline Loans are outstanding and (ii) if applicable, the Borrowing under the Future Funding Reserve Loan has been made.

"Class A-R Lender" means a Lender with a Class A-R Commitment or which holds any Class A-R Loan.

"Class A-R Loan" has the meaning assigned to such term in Section 2.1(a).

"Class A-T Borrowing" has the meaning assigned to such term in Section 2.1(c).

"Class A-T Commitment" means, with respect to each Class A-T Lender, the obligation of such Class A-T Lender to make, on and subject to the terms and conditions hereof, Class A-T Loans to the Borrower pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Class A-T Lender on Schedule J hereto or pursuant to an Assignment and Assumption, pursuant to which such Class A-T Lender shall have assumed its Class A-T Commitment, as applicable, as such amount may be increased or reduced from time to time. For the avoidance of doubt, the Class A-T Commitment as of the Closing Date is $0, but may be increased pursuant to Section 2.11 or Section 12.5.

"Class A-T Lender" means a Lender with a Class A-T Commitment or that holds any Class A-T Loan.

"Class A-T Loan" has the meaning assigned to such term in Section 2.1(c).

"Closing Date" means November 7, 2025.

"Closing Expense Account" means the securities account established pursuant to Section 8.3(d).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means the Pledged Collateral and all other property and/or rights on or in which a Lien is or is to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the Loan Documents or any other instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

"Collateral Administration Agreement" means the Collateral Administration Agreement dated as of the Closing Date among the Borrower, the Servicer and the Collateral Administrator, as amended from time to time.

"Collateral Administrator" means U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

"Collateral Agent" means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under this Agreement and any other Loan Document, and its successors in such capacity.

"Collateral Agent Fee" means the fee payable to the Collateral Agent in arrears on each Payment Date pursuant to the Collateral Agent Fee Letter and calculated on the basis of the actual number of days in the applicable Due Period divided by 360 and based on the sum of the Aggregate Principal Balance of the Collateral Loans at the beginning of the Due Period relating to such Payment Date.

"Collateral Agent Fee Letter" means the fee letter dated as of October 28, 2025, between the Borrower and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

"Collateral Interest Amount" means, as of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Loans, Deferrable Loans and, other than as included in clause (y) below, Partial Deferrable Loans, but including (x) Interest Proceeds actually received from Defaulted Loans (in accordance with the definition of "Interest Proceeds") and Deferrable Loans (in accordance with the definition of "Interest Proceeds") and (y) Interest Proceeds expected to be received of the type described in clause (a) of the definition of "Partial Deferrable Loan"), in each case during the Due Period (and, if such Due Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs (or after such Due Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Due Period).

"Collateral Loan" means a Senior Secured Loan, a Second Lien Loan or a Participation Interest therein that, in each case, as of the date of acquisition or origination by a Loan Party satisfies each of the following criteria:

(a) provides such Loan Party with a valid, perfected security interest in the related collateral at the level of priority indicated in the applicable Related Contracts; constitutes the legal and enforceable obligation of the applicable Obligor (except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law); is owned by such Loan Party free and clear of adverse claims (other than Permitted Liens); may be pledged and, subject to customary requirements included in commercial loan documentation (including agent consent and, where applicable, loan party consent) assigned freely by such Loan Party (including transfer permitted by operation of the applicable Uniform Commercial Code); with respect to which all steps required by Section 8.7 have been taken and in which the Collateral Agent holds a first priority perfected security interest for the benefit of the Secured Parties (subject to Permitted Liens); and, at the time such Collateral Loan was purchased or originated, was not subject to set-off or defense (other than a discharge in the event of a subsequent bankruptcy) by the related Obligor and, together with the documentation relating thereto, does not contravene in any material respect any applicable law, rule or regulation;

(b) (i) is U.S. Dollar denominated or denominated in an Alternative Currency and is not convertible by such Loan Party or the Obligor of such Collateral Loan into any other currency, with any payments under such Collateral Loan to be made only in U.S. Dollars or such Alternative Currency (as applicable); and (ii) is governed by the law of a state of the United States or the law of the applicable country in which the Obligor is Domiciled (which must be a Group Country);

(c) is not a Defaulted Loan;

(d) is not a lease;

(e) is not (i) a Structured Finance Obligation, (ii) a Synthetic Security, (iii) an obligation subject to a Securities Lending Agreement or (iv) a Specified Non-Paying Loan;

(f) (i) if a Deferrable Loan, is not currently deferring payment of any accrued and unpaid interest which would otherwise have been due and continues to remain unpaid unless interest at least equal to the Benchmark or the applicable index with respect to which interest on such Deferrable Loan is calculated is being paid currently in cash or (ii) if a Partial Deferrable Loan, is not currently in default with respect to the portion of the interest due thereon to be paid in Cash on each payment date with respect thereto;

(g) provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(h) does not constitute Margin Stock;

(i) provides for payments that do not, at the time the obligation is acquired, subject such Loan Party to withholding tax or other tax (except for (i) withholding taxes on (x) fees received with respect to Revolving Collateral Loans or Delayed Funding Loans and (y) amendment fees, waiver fees, consent fees, extension fees or other similar fees, and (ii) withholding taxes imposed under FATCA) unless the related Obligor is required to make "gross up" payments that ensure that the net amount actually received by such Loan Party (after payment of all taxes, whether imposed on such Obligor or such Loan Party) will equal the full amount that such Loan Party would have received had no such taxes been imposed;

(j) has an S&P Rating of at least "CCC-";

(k) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Servicer;

(l) matures no later than the Stated Maturity;

(m) except for Delayed Funding Loans and Revolving Collateral Loans, is not an obligation pursuant to which any future advances or payments, other than Excepted Advances, to the Obligor thereof may be required to be made by such Loan Party;

(n) does not have an "f," "p," "sf" or "t" subscript assigned by S&P;

(o) does not have an "sf" subscript assigned by Moody's or any other nationally recognized statistical rating organization;

(p) will not require such Loan Party or the pool of Collateral to be registered as an investment company under the Investment Company Act;

(q) is not subject to an Offer for a price less than its purchase price plus all accrued and unpaid interest;

(r) is not issued by an Emerging Market Obligor;

(s) is not a (i) Zero Coupon Loan, (ii) finance lease or (iii) chattel paper;

(t) is not scheduled to pay interest less frequently than semi-annually;

(u) (i) is not an equity security or a component of an equity security; or (ii) is not exchangeable or convertible into equity;

(v) is not a Credit Risk Loan;

(w) unless otherwise approved in writing by the Administrative Agent, the acquisition price (exclusive of the portion thereof attributable to accrued interest) of such Collateral Loan paid by such Loan Party therefor is not less than 70% of the principal balance thereof;

(x) is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which such Loan Party enters into the commitment to acquire such obligation, imposes foreign exchange controls that effectively limit the available or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(y) is issued by an Obligor that is (i) Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Advantaged Jurisdiction and (ii) not Domiciled in Greece, Italy, Portugal or Spain;

(z) is Registered;

(aa) is not a Bridge Loan;

(bb) is not a Related Obligation;

(cc) if such Collateral Loan is a Participation Interest (other than a Transferred Participation), then such Participation Interest is acquired from a Selling Institution (i) incorporated or organized under the laws of the United States (or any state thereof), any U.S. branch of a Selling Institution incorporated or organized outside the United States or (ii) incorporated or organized in a Group Country or a Tax Advantaged Jurisdiction, and in each case for clauses (i) and (ii), to the extent such Selling Institution satisfies the S&P Counterparty Criteria;

(dd) is not a Real Estate Loan or an obligation consisting of, or supported by, Real Estate Loans;

(ee) is not, or does not support (except in the case of an unfunded reimbursement obligation under a Revolving Collateral Loan), a letter of credit;

(ff) is not (i) Subordinated Debt, (ii) unsecured debt or (iii) a bond, a note or any other type of security; and

(gg) is not an obligation of an Obligor Affiliated with the Servicer, the Parent or any Seller.

"Collateral Principal Amount" means, as of any date of determination, the result of the sum of, without duplication (a) the Aggregate Principal Balance of the Collateral Loans, (b) the amounts, including Eligible Investments, on deposit in the Collection Accounts representing Principal Proceeds, (c) the amounts, including Eligible Investments, on deposit in the Future Funding Reserve Accounts and (d) any Aggregate Undrawn Amounts; provided, that for purposes of calculating clauses (a)(i) and (c) of the Concentration Limitations, the amounts specified in clauses (c) and (d) of this definition shall not be included; provided, further, that, with respect to any Collateral Loan held by an SPV Subsidiary, for purposes of this definition such Collateral Loan will have a Collateral Principal Amount of zero unless such SPV Subsidiary has pledged its assets to the Collateral Agent for the benefit of the Secured Parties.

"Collateral Quality Test" means a test that is satisfied if, as of any date of determination (or, in the case of the S&P CDO Monitor Test, on or after the S&P Rating Effective Date), in the aggregate, the Collateral Loans owned (or in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Loan Parties satisfy each of the tests set forth below, calculated in each case in accordance with Section 1.3:

(a) the Minimum Weighted Average Spread Test;

(b) the Minimum Fixed Coupon Test;

(c) the Minimum Weighted Average S&P Recovery Rate Test;

(d) the Maximum Weighted Average Life Test;

(e) the S&P CDO Monitor Test; and

(f) the Diversity Score Test.

"Collateral Report" has the meaning assigned to such term in Section 5.1(h).

"Collateral Report Determination Date" means the date that is the last day of each calendar month provided that if any such date is not a Business Day, such Collateral Report Determination Date shall be the immediately preceding Business Day.

"Collection Accounts" means, collectively, the securities accounts established pursuant to Section 8.2(a).

"Collections" means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower or the Subsidiary Guarantor with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower or the Subsidiary Guarantor, as applicable, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor's obligation to make payments with respect thereto.

"Commercial Paper Funding" means, with respect to any Loan funded by a CP Lender, at any time, the funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided by the issuance of Commercial Paper Notes.

"Commercial Paper Funding Period" means, with respect to any Loan funded by a CP Conduit, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded by a Commercial Paper Funding.

"Commercial Paper Notes" means commercial paper notes or secured liquidity notes issued by a CP Conduit or a conduit providing funding to a CP Conduit in the commercial paper market from time to time.

"Commercial Paper Rate" means, with respect to any Commercial Paper Funding, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined if necessary by converting to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed) the discount rate (or rates) at which Commercial Paper Notes are sold by any placement agent or commercial paper dealer of a CP Conduit providing funding to a CP Conduit, plus (ii) if not included in the calculations in clause (i), the commissions, fees and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such CP Conduit, other borrowings by such CP Conduit and any other costs (such as interest rate or currency swaps, the cost of funding odd lots or small dollar amounts) associated with the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such CP Conduit or its Program Manager or funding agent to fund or maintain such portion of the applicable Loan (and which may be also allocated in part to the funding of other assets of such CP Conduit) and discount on Commercial Paper Notes issued to fund the discount on maturing Commercial Paper Notes, in all cases expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed).

"Commitment Fee" has the meaning assigned to such term in Section 2.6(a).

"Commitment Shortfall" means the amount by which the aggregate Unfunded Amount exceeds the sum of (a) the Total Class A-R Commitment minus the aggregate principal amount of Class A-R Loans and Swingline Loans outstanding at such time, plus (b)

amounts on deposit in the Collection Accounts, including Eligible Investments credited thereto and capital contributions or proceeds deposited therein by any Membership Interest Holder, representing Principal Proceeds, plus (c) amounts on deposit in the Future Funding Reserve Accounts, including Eligible Investments credited thereto.

"Commitment Shortfall Test" means a test that will be satisfied at any time (or after giving effect to any event) if there is no Commitment Shortfall at such time (or would result after giving effect to such event).

"Commitments" means, collectively, the Class A-R Commitments and the Class A-T Commitments.

"Concentration Limitations" means limitations that are satisfied if, as of any date of determination, in the aggregate, the Principal Balance of the Collateral Loans owned (or, in relation to a proposed purchase or origination of a Collateral Loan, proposed to be owned) by the Loan Parties comply with all of the requirements set forth below (or, in connection with a proposed purchase or origination, if not in compliance, the relevant requirements are maintained or improved as a result of such purchase or origination), calculated as a percentage of the Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:

(a) not more than the percentage listed below may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
30.0%	All countries (in the aggregate) other than the United States;
22.5%	All Tax Advantaged Jurisdictions in the aggregate;
30.0%	All Group I Countries in the aggregate;
30.0%	Any individual Group I Country;
30.0%	All Group II Countries in the aggregate;
15.0%	Any individual Group II Country;
22.5%	All Group III Countries in the aggregate;
15.0%	Any individual Group III Country;
0.00%	Any country other than the United States, a Group Country or a Tax Advantaged Jurisdiction; and
0.00%	Greece, Italy, Portugal and Spain.

(b) not more than 10.0% may consist of (i) unfunded commitments under Delayed Funding Loans and (ii) unfunded and funded commitments under Revolving Collateral Loans;

(c) [reserved];

(d) not more than 10.0% may consist of Collateral Loans that are Second Lien Loans;

(e) not more than 5.0% may consist of Fixed Rate Obligations;

(f) not more than 10.0% may consist of Deferrable Loans and Partial Deferrable Loans;

(g) not more than 10.0% may consist of DIP Loans;

(h) not more than 3.0% may consist of obligations issued by a single Obligor (and Affiliates thereof), except that obligations (other than First Lien Last-Out Loans and Second Lien Loans) issued by (i) the largest three Obligors (and their respective Affiliates) may each constitute up to 5.0% and (2) the next largest three Obligors after the Obligors in clause (i) (and their respective Affiliates) may each constitute up to 4.0%; provided, that an Obligor shall not be considered an Affiliate of another Obligor solely because they are controlled by the same Financial Sponsor;

(i) not more than 20.0% may consist of Collateral Loans that are in the process of receiving a Credit Estimate from S&P (other than Collateral Loans where the Borrower has submitted available Required S&P Credit Estimate Information in respect of such Collateral Loan to S&P);

(j) [reserved];

(k) not more than 12.5% may consist of Collateral Loans in the same S&P Industry Classification group, except that, without duplication (i) Collateral Loans in the largest S&P Industry Classification group may constitute up to 20.0%, (ii) Collateral Loans in the second largest S&P Industry Classification group may constitute up to 17.5% and (iii) Collateral Loans in the third and fourth largest S&P Industry Classification groups may each constitute up to 15.0%;

(l) (i) the Aggregate Participation Exposure (other than Transferred Participations) is not more than 10.0% and (ii) not more than 15.0% may consist of Transferred Participations (other than Transferred Participations made on the Closing Date);

(m) not more than 5.0% may consist of Collateral Loans that are required or permitted to pay interest less frequently than quarterly;

(n) not more than 5.0% may consist of Current Pay Obligations;

(o) not more than 5.0% may consist of Step-Down Loans;

(p) not more than 20.0% may consist of Collateral Loans with an S&P Rating of "CCC+" or below;

(q) not more than 20.0% may consist of Discount Loans;

(r) not more than 10.0% may consist of Collateral Loans with an S&P Rating derived from a rating by Moody's;

(s) not more than 20.0% may consist of Collateral Loans whose Obligors have (at the time such Collateral Loan was acquired by the applicable Loan Party and disregarding any subsequent changes) a trailing twelve-month EBITDA of less than $12,500,000 (or EBITDA is not capable of being measured for such Obligor);

(t) not more than 5.0% may consist of Step-Up Loans; and

(u) not more than 50.0% may consist of Cov-Lite Loans.

"Conduit Assignee" means any multi-seller commercial paper conduit or special purpose entity funded by a multi-seller commercial paper conduit which is, in either case, administered by a common manager or an Affiliate of a CP Conduit, or the collateral trustee of such entity.

"Conduit Rating Agency" means each nationally recognized investment rating agency that is then rating the Commercial Paper Notes of any CP Conduit.

"Conduit Support Provider" means, without duplication, (i) a provider of a Credit Facility or Liquidity Facility to or for the benefit of any CP Conduit, and any guarantor of such provider or (ii) an entity that issues commercial paper or other debt obligations, the proceeds of which are used (directly or indirectly) to fund the obligations of any CP Conduit, and in the case of both clauses (i) and (ii), has at least an investment grade rating from S&P and/or Moody's.

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Increased Costs and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Constituent Documents" means in respect of any Person, the certificate or articles of formation or organization, the certificate of incorporation, the limited liability company agreement, memorandum and articles of association, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the applicable interest rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder by the person entitled to performance or payment thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is directly or indirectly recourse to such Person), the amount of the guaranty, to the extent it is directly or indirectly recourse to such Person, shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or cash equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of any other guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.

"Corporate Trust Office" means the corporate trust office of the Collateral Agent currently located at 190 S. LaSalle Street, Chicago, Illinois 60603, Attention: Global Corporate Trust – FPLF NS Holdings Finance LLC, or such other address as the Collateral Agent may designate from time to time by notice to the Borrower, the Administrative Agent, the Membership Interest Holders and the Lenders or the principal corporate trust office of any successor Collateral Agent.

"CORRA" means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

"Cost of Funds Rate" means, with respect to any Loan funded by a CP Lender that is not a CP SOFR Lender, the weighted average of the Commercial Paper Rate, the Liquidity Funding Rate and the Credit Funding Rate at any time and from time to time based upon the portion of the outstanding principal amount of such Loan that is funded by Commercial Paper Funding, Liquidity Funding or Credit Funding for one or more Commercial Paper Funding Periods, Liquidity Funding Periods or Credit Funding Periods, respectively; provided that in no event shall the Cost of Funds Rate for any period exceed the Cost of Funds Rate Cap for such period. For purposes of this definition and its use in this Agreement, the Commercial Paper Rate established by a CP Lender shall be associated with the Commercial Paper Funding undertaken by such CP Lender.

"Cost of Funds Rate Cap" means the sum, for any Interest Period, of (i) the Benchmark applicable to such Interest Period plus (ii) 0.25% per annum; provided that, if, pursuant to Section 11.1(a), the Administrative Agent is unable to obtain a quotation for Term SOFR, the Cost of Funds Rate Cap shall mean the sum, for each day in any Interest Period, of (i) the Alternate Base Rate applicable to such day plus (ii) 0.25% per annum.

"Cov-Lite Loan" means a loan that is not subject to financial covenants unless the underlying obligor is required to comply with a Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Related Contracts); provided that, other than for purposes of the S&P Recovery Rate, a loan that contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with a financial covenant or a Maintenance Covenant will be deemed not to be a Cov-Lite Loan; provided further, that, other than for purposes of the S&P Recovery Rate, any loan that is capable of being described as a "Cov-Lite Loan" only for a certain period of time or for so long as there is no funded balance thereunder, shall not be a Cov-Lite Loan.

"Coverage Tests" means each of the Overcollateralization Ratio Test and Interest Coverage Ratio Test.

"Covered Accounts" means, collectively, the Collection Accounts, the Custodial Accounts, the Payment Accounts, the Lender Collateral Account, the Closing Expense Account, the Future Funding Reserve Accounts and any subaccounts of each of the foregoing.

"Covered Entity" has the meaning specified in Section 12.21(b).

"Covered Party" has the meaning specified in Section 12.21(a).

"CP Conduit" means any limited-purpose entity established to use the direct or indirect proceeds of the issuance of Commercial Paper Notes to finance financial assets.

"CP Lender" means a CP Conduit that is a Lender.

"CP SOFR Lender" means a CP Conduit that determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Loan or any portion thereof (which determination may be based on any allocation method employed in good faith by such CP Conduit) and has therefore elected in a written notice to the Borrower and the Agents to have its Loans accrue interest by reference to the Benchmark. If the circumstances giving rise to such election shall cease to exist, such CP Conduit shall promptly notify the Borrower and the Agents and shall thereupon cease to be a CP SOFR Lender.

"Credit Estimate" means, with respect to any Collateral Loan, a credit estimate obtained from S&P in accordance with the Required S&P Credit Estimate Information.

"Credit Facility" means, with respect to any Loan by any CP Lender, a credit asset purchase agreement or other similar facility that provides credit support for defaults in respect of the failure to make such Loan, and any guaranty of any such agreement or facility.

"Credit Funding" means, with respect to any Loan by any CP Lender, at any time, funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided under a Credit Facility.

"Credit Funding Period" means, with respect to any Loan by any CP Lender, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded by a Credit Funding.

"Credit Funding Rate" means, with respect to any Credit Funding for any period, the per annum rate of interest equal to the rate of interest provided for in the relevant Credit Facility at such time.

"Credit Improved Loan" means:

(a) so long as a Restricted Trading Period is not in effect, any Collateral Loan that in the Borrower's commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of acquisition which judgment may (but need not) be based on one or more of the following facts:

(i) it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the applicable Loan Party;

(ii) the Obligor in respect of such Collateral Loan has shown improved financial results since the published financial reports first produced after it was acquired by the applicable Loan Party;

(iii) the Obligor in respect of such Collateral Loan since the date on which such Collateral Loan was acquired by the applicable Loan Party has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(iv) with respect to which one or more of the following criteria applies: (A) such Collateral Loan has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Loan was acquired by the applicable Loan Party; (B) if such Collateral Loan is a loan, the Disposition Proceeds (excluding Disposition Proceeds that constitute Interest Proceeds) of such loan would be at least 101.00% of its purchase price; (C) if such Collateral Loan is a loan, the price of such loan has changed during the period from the date on which it was acquired by the applicable Loan Party to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period; (D) if such Collateral Loan is a loan, the spread over the applicable reference rate for such Collateral Loan has been decreased in accordance with the underlying Collateral Loan since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related Obligor's financial ratios or financial results; or (E) with respect to fixed-rate Collateral Loans, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of acquisition; or

(b) if a Restricted Trading Period is in effect, any Collateral Loan:

(i) that in the Borrower's commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of acquisition and with respect to which one or more of the criteria referred to in clause (a)(iv) above applies; or

(ii) with respect to which the Majority Lenders vote to treat such Collateral Loan as a Credit Improved Loan.

"Credit Risk Loan" means any Collateral Loan that in the Borrower's commercially reasonable business judgment has a significant risk of declining in credit quality and, with a lapse of time, becoming a Defaulted Loan, and if a Restricted Trading Period is in effect:

(a) any Collateral Loan as to which one or more of the following criteria applies:

(i) such Collateral Loan has been downgraded or put on a watch list for possible downgrade or on negative outlook by S&P since the date on which such Collateral Loan was acquired by the applicable Loan Party;

(ii) if such Collateral Loan is a loan, the price of such loan has changed during the period from the date on which it was acquired by the applicable Loan Party to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index;

(iii) if such Collateral Loan is a loan, the Market Value of such Collateral Loan has decreased by at least 1.00% of the price paid by the applicable Loan Party for such Collateral Loan;

(iv) if such Collateral Loan is a loan, (A) the spread over the applicable reference rate for such Collateral Loan has been increased in accordance with the applicable Related Contracts since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such increase) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related Obligor's financial ratios or financial results; or

(v) with respect to fixed-rate Collateral Loans, an increase since the date of acquisition of more than 7.5% in the difference between the yield on such Collateral Loan and the yield on the relevant United States Treasury security; or

(b) with respect to which the Majority Lenders consent to treat such Collateral Loan as a Credit Risk Loan.

"Currency" means U.S. Dollars or any Alternative Currency.

"Current Pay Obligation" means any Collateral Loan (other than a DIP Loan) that (i) would otherwise be a Defaulted Loan but for the exclusion of Current Pay Obligations from the definition of Defaulted Loan pursuant to the proviso at the end of such definition, (ii) (a) if the Obligor of such Collateral Loan is subject to a bankruptcy, insolvency, receivership or other analogous proceeding, the relevant court or other relevant official has authorized the Obligor to make payments of principal and interest on such Collateral Loan and no such payments that are due and payable are unpaid (and no other payments authorized by the court or official that are due and payable are unpaid), and (b) otherwise, no interest payments or scheduled principal payments are due and payable that are unpaid (provided that for each of clause (a) and (b) above any forbearance or grace period in excess of 90 days shall be disregarded with respect to any payment that is unpaid but would be due and payable but for such forbearance or grace period) and (iii) with respect to which the Borrower has certified to the Collateral Agent (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (1) the S&P Additional Current Pay Criteria are satisfied and (2) the Obligor of such Collateral Loan will continue to make all payments of interest (and/or fees, as applicable, in the case of a Delayed Funding Loan or Revolving Collateral Loan) thereon and will pay the principal thereof by maturity or as otherwise contractually due; provided, that to the extent the Aggregate Principal Balance of all Collateral Loans that would otherwise be Current Pay Obligations exceeds 5.0% in Aggregate Principal Balance of the Current Portfolio, such excess over 5.0% shall constitute Defaulted Loans; provided, further, that in determining which of the Collateral Loans shall be included in such excess, the Collateral Loans with the lowest Market Value expressed as a percentage shall be deemed to constitute such excess.

"Current Portfolio" means, at any time, the portfolio of Collateral Loans and Eligible Investments representing Principal Proceeds, then held by the Loan Parties.

"Custodial Accounts" means, collectively, the custodial accounts at the Custodian, established in the name of the Collateral Agent pursuant to Section 8.4(a).

"Custodian" has the meaning assigned to such term in Section 8.4(a).

"Cut-Off Date" means each date on or after the Closing Date on which a Collateral Loan is transferred to the applicable Loan Party.

"Daily Rate" has the meaning assigned to such term in the definition of "Applicable Margin".

"Daily Report" has the meaning assigned to such term in Section 8.9(a).

"Daily Simple SOFR" means for any day, SOFR, with the conventions for this rate (which will include a lookback of no more than 5 Business Days) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for leveraged loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

"Daily Simple SONIA" means, for any day (a "SONIA Rate Day"), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, SONIA for the day (such day, a "SONIA Determination Day") that is five (5) Business Days prior to (x) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (y) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website by 12:00 p.m. (London, United Kingdom time). If by 5:00 p.m. (London, United Kingdom time) on the second (2nd) Business Day immediately following the SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a SONIA Replacement Date has not occurred, then the SONIA for such SONIA Determination Day will be the SONIA as published in respect of the first (1st) preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided, further, that any calculation of Daily

Simple SONIA shall be rounded to four decimal places and if that rate is less than zero, the Daily Simple SONIA shall be deemed to be zero. Any change in Daily Simple SONIA due to a change in the SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrower.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Differential" means, with respect to the Loans at any time, the rate calculated by subtracting the Scenario Default Rate for the Loans at such time from the Break-Even Default Rate for the Loans at such time.

"Defaulted Loan" means any Collateral Loan as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (without regard to any grace period applicable thereto, or waiver thereof, after the passage (in the case of a default that in the Borrower's judgment, as certified to the Agents in writing, is not due to credit‑related causes) of five Business Days or seven calendar days, whichever is greater, measured from the date of such default);

(b) a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Loan after the passage (in the case of a default that in the Borrower's judgment, as certified to the Agents in writing, is not due to credit-related causes) of three Business Days or five calendar days, whichever is greater, measured from the date of such default, but only to the extent the applicable Loan Party has been notified or otherwise has knowledge of such default (provided that both such Collateral Loan and such other debt obligation are full recourse obligations);

(c) the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) the Obligor with respect to such Collateral Loan has (x) an S&P Rating of lower than "CCC-" or a public Moody's Rating of lower than "Caa3", (y) an S&P Rating of "D" or "SD" or (z) a public "probability of default" rating assigned by Moody's of "D" or "LD" or, in each case, had any such rating immediately before such rating was withdrawn by S&P or Moody's, as applicable;

(e) such Collateral Loan is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) (x) an S&P Rating of lower than "CCC-" or (y) a public Moody's Rating of lower than "Caa3", (ii) an S&P Rating of "SD" or (iii) a public Moody's probability of default rating (as published by Moody's) of "D" or "LD", or, in each case, had such ratings before they were withdrawn by S&P or Moody's, as applicable, and in each case such other debt obligation remains outstanding (provided, that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor);

(f) the Servicer has received written notice or has knowledge that a default has occurred under the Related Contracts and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of such Collateral Loan (but only until such acceleration is rescinded) in the manner provided in the Related Contracts;

(g) such Collateral Loan is a Participation Interest with respect to which the Selling Institution has defaulted in the performance of any of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Related Contracts of the Obligor thereof) after the passage (in the case of a default that in the Borrower's judgment, as certified to the Agents in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, measured from the date of such default;

(h) such Collateral Loan is a Participation Interest in a loan that would, if such loan were a Collateral Loan, constitute a "Defaulted Loan" (other than under this clause (h)) or with respect to which the applicable Selling Institution has an S&P Rating of lower than "CCC-", "D" or "SD", a public Moody's Rating of lower than "Caa3" or a public Moody's probability of default rating (as published by Moody's) of "D" or "LD" or, in each case, had such rating immediately before such rating was withdrawn;

(i) a Distressed Exchange has occurred in connection with such Collateral Loan;

(j) the Borrower has (with notice of such designation to the Agents and the Collateral Administrator) in its reasonable commercial judgment otherwise declared such Collateral Loan to be a Defaulted Loan;

(k) such Collateral Loan is a Deferring Loan; or

(l) such Collateral Loan is deemed a Defaulted Loan pursuant to Section 5.19;

provided that a Collateral Loan shall not constitute a Defaulted Loan pursuant to clauses (a) through (f) above if: (x) in the case of such clauses (a) through (f), such Collateral Loan is a Current Pay Obligation (provided that, clause (a) shall only be applicable for a Current Pay Obligation until the earlier of (1) the end of any grace period with respect to any payment that is unpaid but would be due and payable but for such grace period and (2) if the applicable grace period in clause (1) is longer than 30 days, 30 days), or (y) in the case of clauses (b), (c) and (e), such Collateral Loan is a DIP Loan.

"Default Right" has the meaning specified in Section 12.21(b).

"Defaulted Loan Balance" means, for any Defaulted Loan or Deferring Loan that a Loan Party has owned (i) for less than one year after it becomes a Defaulted Loan or Deferring Loan, as applicable, will be the lower of (A) the Market Value thereof and (B) the S&P Recovery Amount thereof and (ii) for one year or more than one year after it becomes a Defaulted Loan or Deferring Loan, as applicable, will be zero.

"Defaulting Lender" means a Revolving Lender that has (a) failed to (I) fund all or any portion of its Revolving Loans within two Business Days of the date such Revolving Loans were required to be funded hereunder (other than failures to fund (i) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date, but only for such time as such Revolving Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, and such Lender has notified the Administrative Agent in writing of its intention not to fund and has specifically identified such condition precedent to funding that was not satisfied or (ii) solely as a result of a failure to disburse due to an administrative error or omission by such Revolving Lender, and such failure is cured within five Business Days after such Revolving Lender receives written notice or has actual knowledge of such administrative error or omission) or (II) pay to the Administrative Agent, the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due), (b) at any time notified the Borrower and the Administrative Agent in writing, or made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's dispute as to the satisfaction of any condition precedent pursuant to the foregoing clause (i)) or generally under other agreements under which it shall have committed to extend credit or (c) become or is insolvent or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of clause (c) so long as such Revolving Lender continues to meet its funding obligations under this Agreement and certifies to the Administrative Agent that it will continue to meet its funding obligations under this Agreement.

"Deferrable Loan" means a Collateral Loan (excluding a Partial Deferrable Loan) which by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

"Deferring Loan" means a Deferrable Loan that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (a) with respect to Collateral Loans that have an S&P Rating of at least "BBB-", for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Loans that have an S&P Rating of "BB+" or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash; provided, however, that such Deferrable Loan will cease to be a Deferring Loan at such time as it (i) ceases to defer or capitalize the payment of interest, (ii) pays in cash all accrued and unpaid interest and (iii) commences payment of all current interest in cash.

"Delayed Funding Loan" means a Collateral Loan that (a) requires the applicable Loan Party to make one or more future advances to the Obligor under the Related Contracts relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re‑borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Loan will be a Delayed Funding Loan only until all commitments by such Loan Party to make advances to the Obligor expire or are terminated or reduced to zero and only to the extent of the unfunded portion thereof.

"DIP Loan" means any interest in a loan or financing facility that has a public or private facility rating from S&P and is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor in possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a "Debtor") organized under the laws of the United States or any state therein, or (b) on which the related Obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction in the United States, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Loan is fully secured by liens on the Debtor's otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or (B) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor's estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Loan is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Loan following the emergence of the related debtor in possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

"Discount Loan" means any Collateral Loan that the Borrower determines is either: (a) a Senior Secured Loan that has an S&P Rating of "B-" or above and that is acquired by a Loan Party at a price that is less than 80% of par; or (b) a Senior Secured Loan that has an S&P Rating below "B-" and that is acquired by a Loan Party at a price that is less than 85% of par; or (c) an obligation that is not a Senior Secured Loan that is acquired by a Loan Party for a purchase price of (A) less than 75% of its Principal Balance if it has an S&P Rating of "B-" or above or (B) less than 80% of its Principal Balance if it has an S&P Rating below "B-"; provided that such Collateral Loan will cease to be a Discount Loan at such time as (x) for a Senior Secured Loan, as the Market Value (expressed as a percentage of par) of such Collateral Loan, for any period of 30 consecutive days since the acquisition by such Loan Party of such Collateral Loan, equals or exceeds 90% of the Principal Balance of such Collateral Loan or (y) for an obligation that is not a Senior Secured Loan, the Market Value (expressed as a percentage of par) of such Collateral Loan, for any period of 30 consecutive days since the acquisition by such Loan Party of such Collateral Loan, equals or exceeds 85% of the Principal Balance of such Collateral Loan.

"Discretionary Sale" has the meaning assigned to such term in Section 10.1(g).

"Disposition Proceeds" means proceeds received with respect to sales of Collateral Loans, Eligible Investments, Equity Securities or other Collateral and the termination of any Interest Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

"Distressed Exchange" means, in connection with any Collateral Loan, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Borrower, pursuant to which the Obligor of such Collateral Loan has issued to the holders of such Collateral Loan a new security or package of securities or obligations that, in the sole judgment of the Borrower, amounts to a diminished financial obligation or has the purpose of helping the Obligor of such Collateral Loan avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the applicable Loan Party in connection with such exchange or restructuring satisfy the definition of "Collateral Loan".

"Distressed Exchange Offer" means an offer by the issuer of a Collateral Loan to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for Cash, or any combination thereof; provided that any outstanding debt obligation that is repurchased for Cash must be retired by the issuer of such Collateral Loan.

"Distribution" means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other security.

"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth on Schedule C hereto.

"Diversity Score Test": A test that will be satisfied on any date of determination if the Diversity Score (rounded to the nearest whole number) equals or exceeds 20.

"Domicile" or "Domiciled" means, with respect to any Obligor with respect to a Collateral Loan, (a) except as provided in clause (b) and (c) below, its country of organization; or (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Collateral Loan are fully, irrevocably and unconditionally guaranteed by a person or entity that is organized in the United States, then the United States (provided that such guarantee complies with the applicable S&P criteria with respect to guarantees).

"Downgraded Lender" means a Revolving Lender that fails to be an Approved Lender in accordance with the terms of such definition; provided however that any Revolving Lender shall only be considered a Downgraded Lender if such Revolving Lender is also a Defaulting Lender on such date of determination.

"Due Date" means each date on which a Distribution is due on a Collateral Loan.

"Due Period" means, with respect to any Payment Date, the period commencing on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on (but excluding) the Calculation Date immediately preceding such Payment Date (or, in the case of the Due Period that is applicable to the Payment Date occurring on the Stated Maturity, ending on the day preceding such Payment Date).

"EBITDA" means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Contracts).

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligibility Criteria" means, in connection with each acquisition or origination of a Collateral Loan, each of the following is true:

(a) each Concentration Limitation is satisfied after giving effect to such acquisition or origination (or, if not satisfied immediately prior to such acquisition or origination, compliance with such Concentration Limitation is maintained or improved after giving effect to such acquisition or origination);

(b) the Collateral Quality Test is satisfied after giving effect to such acquisition or origination (or, if not satisfied immediately prior to such acquisition or origination, compliance with the Collateral Quality Test is maintained or improved after giving effect to such acquisition or origination);

(c) each Coverage Test and the Commitment Shortfall Test is satisfied after giving effect to such acquisition or origination (or, in the case of any Coverage Test, if not satisfied immediately prior to such acquisition or origination, compliance with such Coverage Test is maintained or improved after giving effect to such acquisition or origination);

(d) the Portfolio Advance Rate Test is satisfied after giving effect to such acquisition or origination;

(e) each of the criteria in the definition of "Collateral Loan" is satisfied with regard to such acquisition or origination;

(f) in the case of additional Collateral Loans purchased with the proceeds from the sale of a Credit Improved Loan or a Discretionary Sale, or with Principal Proceeds received from scheduled distributions of principal with respect to any Collateral Loan or from any Unscheduled Principal Payments, the Reinvestment Balance Criteria will be satisfied;

(g) in the case of additional Collateral Loans purchased with the proceeds from the sale of a Credit Risk Loan or a Defaulted Loan sold at the discretion of the Borrower, after giving effect to such purchases either (i) the Aggregate Principal Balance of all additional Collateral Loans purchased with the proceeds from such sale shall at least equal the related Disposition Proceeds, or (ii) the Reinvestment Balance Criteria will be satisfied;

(h) the Originator Requirement is satisfied immediately after giving effect to such acquisition or origination; and

(i) no Event of Default shall have occurred and be continuing.

"Eligible Account Bank" means, with respect to any specified account, a financial institution:

(a) that if such account is either a fully segregated trust account with the trust department or corporate trust department of such financial institution or a securities account established with such financial institution, such financial institution has a long-term issuer rating of at least "A" and a short-term issuer rating of at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term issuer rating); provided that if such financial institution ceases to have a long-term issuer rating of at least "A" and a short-term issuer rating of at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term issuer rating), it is replaced within 60 days by a financial institution with long-term issuer rating of at least "A" and a short-term issuer rating of at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term issuer rating); or

(b) as to which the Rating Condition is satisfied and the Borrower and the Majority Lenders have consented to such financial institution constituting an "Eligible Account Bank" hereunder.

"Eligible Investment Required Ratings" means, in the case of each Eligible Investment, a short‑term credit rating of at least "A-1" (or, in the absence of a short-term credit rating, "AA-" or better) from S&P.

"Eligible Investments" means any investment denominated in U.S. Dollars or an Alternative Currency that, at the time it is delivered to the Collateral Agent (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (iii) shall not include extendible commercial paper or asset backed commercial paper; and

(iv) money market funds which funds have, at all times, the highest S&P credit ratings assignable at such time;

and, in the case of clauses (i) through (iii) above, with a stated maturity (after giving effect to any applicable grace period) no later than the earlier of (1) 60 days and (2) the Business Day immediately preceding the Payment Date next following the Interest Period in which the date of investment occurs; provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an "f", "r", "p", "q" or "t" subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to U.S. withholding or foreign withholding tax unless the issuer of the security is required to make "gross-up" payments for the full amount of such withholding tax, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Borrower's or the Borrower's judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation but subject to the restrictions set forth in this definition, those investments for which an Agent or an affiliate of an Agent provides services. Any investment, which otherwise qualifies as an Eligible Investment, may (1) be made by the Collateral Agent or any of its Affiliates and (2) be made in securities of any entity for which the Collateral Agent or any of its Affiliates receives compensation or serves as offeror, distributor, investment advisor or other service provider.

"Eligible Loan Index" means, with respect to each Collateral Loan that is a loan, one of the following indices as selected by the Borrower upon the acquisition of such Collateral Loan: the Credit Suisse Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Merrill Lynch Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any replacement or other comparable nationally recognized loan index; provided that the Borrower may change the index applicable to a Collateral Loan at any time following the acquisition thereof (so long as the same index applies to all Collateral Loans for which this definition applies) after giving notice to S&P, the Agents and the Collateral Administrator.

"Emerging Market Obligor" means any obligor Domiciled in a country (other than the United States, Canada, United Kingdom or Luxembourg) that (a) is not a Tax Advantaged Jurisdiction and (b) is not any other country as to which the foreign currency issuer credit rating is, at the time the applicable Loan Party commits to acquire the relevant Collateral Loan, at least "AA" by S&P (other than any country referenced in clause (a) of the definition of "Concentration Limitations").

"Ensuing Payment Date" has the meaning specified in Section 2.7(h).

"Environmental Claim" means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person having jurisdiction alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, of any applicable Environmental Law, in each case as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect.

"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

"Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"Equity Security" means any equity security or any other security or loan that is not eligible for purchase by a Loan Party as a Collateral Loan and any security purchased by a Loan Party as part of a "unit" with a Collateral Loan and which itself is not eligible for purchase by a Loan Party as a Collateral Loan.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the regulations promulgated and rulings issued thereunder.

"ERISA Group" means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.

"Erroneous Payment" has the meaning specified in Section 7.9(a).

"Erroneous Payment Subrogation Rights" has the meaning specified in Section 7.9(d).

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"EU Excluded Liability" means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

"EU Risk Retention Requirements" means Article 6 of the EU Securitisation Regulation, including any implementing regulation, technical standards and official guidance related thereto.

"EU Securitisation Regulation" means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time including any implementing regulation, technical standards and official guidance related thereto.

"EU/UK Retention Letter" means a letter agreement relating to the retention of net economic interest, to be executed and delivered on the first date on which any Affected Lender becomes a party hereto, in substantially the form of Exhibit G hereto (relating to the EU/UK Risk Retention Requirements), from the Retention Provider and addressed to each Affected Lender, the Administrative Agent and the Borrower, as amended, updated or replaced from time to time.

"EU/UK Retention Obligations" means the requirements and obligations of the Retention Provider as set forth in the EU/UK Retention Letter.

"EU/UK Risk Retention Requirements" means, together, the EU Risk Retention Requirements and the UK Risk Retention Requirements.

"EURIBOR" means, for any day during an Interest Period, with respect to any Euro Loan (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen (or any applicable successor page) at approximately 11:00 a.m., London time, on such day that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) for deposits in Euros with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, then "EURIBOR" with respect to any Loan shall be the rate at which Euro deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of the Administrative Agent or the principal London office of any bank reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m., London time, on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further, that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

"Euro" means the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the "Exiting State(s)"), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

"Euro Loan" means a Loan denominated in Euro.

"Event of Default" has the meaning assigned to such term in Section 6.1.

"Excepted Advances" means customary advances made to protect or preserve rights against the Obligor under a Collateral Loan or to indemnify an agent or representative for lenders pursuant to the applicable Related Contracts.

"Excepted Current Pay Obligation" means any Current Pay Obligation with respect to which the Market Value thereof is determined in accordance with the provisions of clause (iv)(x)(A) of the definition of "Market Value".

"Excess CCC Adjustment Amount" means, as of any date of determination, an amount equal to the excess, if any, of:

(a) the Aggregate Principal Balance of all Collateral Loans included in the CCC Excess; over

(b) the sum of the Market Values of all Collateral Loans included in the CCC Excess.

"Excess Reserve Amount" means, on any date, the excess (if any) of:

(a) the amount standing to the credit of the Future Funding Reserve Accounts on such date over

(b) (i) the aggregate Unfunded Amount on such date minus (ii) if such date is prior to the last day of the Reinvestment Period, the excess (if any) of (x) the Total Class

A-R Commitment on such date over (y) the aggregate principal amount of the Class A-R Loans and Swingline Loans outstanding on such date.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

"Excluded Liabilities" means contingent obligations of the Loan Parties consisting of customary and non-accrued indemnification, expenses, reimbursement or similar obligations contained in its Constituent Documents or the Related Contracts relating to the Collateral Loans, including obligations to members, managers, agents, custodians, trustees, deposit banks, escrow agents and co-lenders and not otherwise prohibited under the Loan Documents.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.4, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 11.4(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Exposure Amount" as of any date means, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the excess of (a) the Borrower's maximum funding commitment thereunder over (b) the outstanding principal balance of such Revolving Collateral Loan or Delayed Funding Loan. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Loan shall be included in the calculation of the Exposure Amount only if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Loan.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted to give effect to any intergovernmental agreement entered into thereunder, and any agreement entered into pursuant to Section 1471(b) of the Code.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the FRBNY on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

"Fee Basis Amount" means, as of any date of determination, the sum of (a) the Collateral Principal Amount and (b) aggregate amount of all Principal Financed Accrued Interest.

"Fee Letters" means the Upfront Fee Letter, the Administrative Agent Fee Letter and the Collateral Agent Fee Letter.

"Financial Sponsor" means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are Independent of the other companies so owned by such Person or such Subsidiary.

"First Lien Last-Out Loan" means a Collateral Loan as to which, in the case of an event of default under the applicable Related Contract, the lenders thereunder will be paid after one or more tranches of first lien loans (inclusive of any revolving loan commitments) funded under such Related Contract (for which purposes an Obligor's obligations in respect of its trade claims, accounts receivables, inventory, capitalized leases or similar obligations shall be deemed not to constitute such first lien loans) issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments. For purposes of this Agreement, a First Lien Last-Out Loan shall be deemed to constitute a Senior Secured Loan unless otherwise specified.

"Fixed Rate Obligation" means any Collateral Loan that bears a fixed rate of interest.

"Floating Rate Obligation" means any Collateral Loan that bears a floating rate of interest.

"Foreign Official" has the meaning assigned to such term in Section 4.24(b).

"FPLF Management" means FPLF Management LLC, a Delaware limited liability company.

"FRBNY" means the Federal Reserve Bank of New York.

"Fronting Exposure" means, at any time there is a Defaulting Lender, with respect to any Swingline Lender, such Defaulting Lender's Percentage Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Class A-R Lenders.

"Future Funding Reserve Accounts" means, collectively, the securities accounts established pursuant to Section 8.3(e).

"Future Funding Reserve Loan" has the meaning assigned to such term in Section 2.1(a).

"GAAP" means generally accepted accounting principles in effect from time to time in the United States.

"GBP" means the lawful currency of the United Kingdom.

"GBP Loan" means a Loan denominated in GBP.

"Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set‑off against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other Moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group" means the Borrower and its Subsidiaries.

"Group Country" means any Group I Country, Group II Country or Group III Country.

"Group I Country" means Australia, Canada, The Netherlands, New Zealand and the United Kingdom.

"Group II Country" means Germany, Sweden and Switzerland.

"Group III Country" means Austria, Belgium, Denmark, Finland, France, Iceland, Ireland, Liechtenstein, Luxembourg and Norway.

"Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, identified as such as a matter of Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

"Immediate Payment Date" has the meaning assigned to such term in Section 2.7(h).

"Increased Commitment Date" means the date of the effectiveness of the Increased Commitments and/or Additional Loans pursuant to the terms of this Agreement.

"Increased Commitments" has the meaning assigned to such term in Section 2.11(a).

"Increased Costs" means any amounts due pursuant to Section 2.9 and/or Section 11.3.

"Incurrence Covenant" means a covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

"Indebtedness" of any Person means, without duplication, (a) as shown on such Person's balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 12.3(b).

"Independent" means, as to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent director or independent manager thereof or of any such Person's Affiliates. Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Agreement must satisfy the criteria above with respect to the Borrower, the Subsidiary Guarantor and the Servicer.

"Independent Review Party" means a conflicts review board or an Independent third party established by or appointed by the Borrower to act on behalf of any Loan Party with respect to Principal Transactions.

"Ineligible Collateral Loan" means any Collateral Loan with respect to which the Borrower has discovered that there has been a breach of any of the representations or warranties under the applicable Related Contracts which materially and adversely affects the value of such Collateral Loan or the interest therein of any Loan Party.

"Initial Lender" means Scotiabank, any of their respective Affiliates and any CP Conduit managed or supported by Scotiabank (or any of its Affiliates).

"Initial Rating" means the rating given to the Loans by S&P as of the S&P Rating Effective Date.

"Interest Coverage Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a) (i) the Collateral Interest Amount less (ii) all amounts payable (or expected to be payable) on the related Payment Date pursuant to clauses (A) through (D) of Section 9.1(a)(i) by

(b) the sum of (i) all interest due on the Loans on the related Payment Date and (ii) the Commitment Fees due on the related Payment Date.

"Interest Coverage Ratio Test" means a test satisfied on any Measurement Date after the second Payment Date if the Interest Coverage Ratio is greater than or equal to 135% on such date.

"Interest Hedge Agreement" means an interest rate protection agreement that may be entered into between a Loan Party and an Interest Hedge Counterparty after the Closing Date in accordance with Section 5.20, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms hereof and thereof, with respect to which the Rating Condition is satisfied.

"Interest Hedge Counterparty" means a counterparty satisfying, at the time of entry by the applicable Loan Party into an Interest Hedge Agreement, the then-current S&P criteria for hedge counterparties (or, with respect to any counterparty not satisfying such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current S&P guarantee criteria at such time), together with any permitted assignee or successor (which meets the then-current S&P criteria for hedge counterparties) under such Interest Hedge Agreement with respect to which the Rating Condition is satisfied.

"Interest Period" means, with respect to any Payment Date, (a) the period from (and including) the date of each Borrowing to (but excluding) the Calculation Date immediately preceding such Payment Date, and (b) each successive period from and including the last day of the immediately preceding Interest Period to (but excluding) the Calculation Date immediately preceding such Payment Date until the principal of such Borrowing is repaid (or, in the case of the Interest Period that is applicable to the Payment Date occurring on the Stated Maturity, ending on the day preceding such Payment Date).

"Interest Proceeds" means, with respect to any Due Period or Calculation Date, without duplication, the sum of:

(i) all payments of interest and other income received (other than any interest due on any Deferrable Loan or Partial Deferrable Loan that has been deferred or capitalized at the time of acquisition) by the Loan Parties during the related Due Period on the Collateral Loans and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Due Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Loan Parties during the related Due Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees and other fees received by the Loan Parties during the related Due Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Loan or (b) the reduction of the par of the related Collateral Loan;

(iv) commitment fees and other similar fees received by the Loan Parties during such Due Period in respect of Revolving Collateral Loans and Delayed Funding Loans;

(v) any payment received with respect to any Interest Hedge Agreement other than (a) an upfront payment received upon entering into such Interest Hedge Agreement or (b) a payment received as a result of the termination of any Interest Hedge Agreement to the extent not used by the applicable Loan Party to enter into a new or replacement Interest Hedge Agreement (for purposes of this subclause (v), any such payment received or to be received on or before 10:00 a.m. New York time on the last day of the Due Period in respect of such Payment Date will be deemed received in respect of the preceding Due Period and included in the calculation of Interest Proceeds received in such Due Period);

(vi) any payments received as repayment for Excepted Advances (other than Excepted Advances made from Principal Proceeds); and

(vii) any amounts deposited in the Collection Accounts (and designated as Interest Proceeds) from any other Covered Account pursuant to the terms of this Agreement;

provided that (x) any amounts received in respect of any Defaulted Loan (or any Equity Security received in exchange for a Defaulted Loan) will constitute (A) Principal Proceeds (and not Interest Proceeds) until the aggregate of all recoveries in respect of such Defaulted Loan since it became a Defaulted Loan equals the outstanding Principal Balance of such Collateral Loan when it became a Defaulted Loan, and then (B) Interest Proceeds thereafter and (y) with respect to a Collateral Loan that has been amended after the Reinvestment Period, (1) if such amendment extended the maturity of such Collateral Loan, any amounts received in respect of such Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) and (2) if such amendment modified the amount of interest payable on such Collateral Loan (but did not extend the maturity thereof), any additional interest that is payable as a result of such amendment (in the case of an amendment that increased the rate of interest on such Collateral Loan), all interest (in the case of an amendment that reduced the rate of interest on such Collateral Loan) and all fees received in respect of such Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds); provided further that clause (y) above shall only apply with respect to any such amended Collateral Loans in excess of 10% of the Collateral Principal Amount. Notwithstanding the foregoing, in the Borrower's sole discretion (to be exercised on or before the related Calculation Date), on any date after the first Payment Date, Interest Proceeds in any Due Period may be deemed to be Principal Proceeds.

"Interpolated Rate" means, with respect to the initial Payment Date, for the first Interest Period beginning on the date of the relevant Borrowing to but excluding the Calculation Date immediately preceding the initial Payment Date, the rate shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are published by the Term SOFR Administrator and the rate for the next longer period of time for which rates are published by the Term SOFR Administrator.

"Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

"Investment Company Act" means the Investment Company Act of 1940, as amended.

"Irish Collateral Deed" means the Irish law governed security deed dated on or about the date hereof and entered into between the Borrower and the Collateral Agent for the benefit of the Secured Parties, as amended from time to time.

"IRS" means the U.S. Internal Revenue Service.

"Judgment Currency" has the meaning assigned to such term in Section 2.10(d).

"Lender" means each Person signatory hereto that is listed as a "Lender" on the signature pages hereto and on Schedule J, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, each Additional Lender and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

"Lender Collateral Account" means the securities account established pursuant to Section 8.3(c)(i).

"Lender Collateral Subaccount" has the meaning assigned to such term in Section 8.3(c)(ii).

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Liquidity Facility" means, with respect to any Loan by any CP Lender, a liquidity asset purchase agreement, swap transaction or other facility that provides liquidity for Commercial Paper Notes, and any guaranty of any such agreement or facility.

"Liquidity Funding" means, with respect to any Loan by any CP Lender, at any time, funding by a CP Lender of all or a portion of the outstanding principal amount of such Loan with funds provided under a Liquidity Facility.

"Liquidity Funding Period" means, with respect to any Loan by any CP Lender, a period of time during which all or a portion of the outstanding principal amount of such Loan is funded through a Liquidity Funding.

"Liquidity Funding Rate" means with respect to any Liquidity Funding under a Liquidity Facility for any period, the per annum rate of interest equal to the rate of interest provided for in the relevant Liquidity Facility at such time.

"LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of November 7, 2025, by and among Parent, as the member and the Independent Directors party thereto, as further amended, restated or otherwise modified from time to time.

"Loan Documents" means this Agreement, the Account Control Agreements, the Collateral Administration Agreement, the Notes, the Interest Hedge Agreements (if any), the Sale Agreements, the LLC Agreement, the Administrative Agent Fee Letter, the Subsidiary Guaranty and, if delivered, the EU/UK Retention Letter.

"Loan Party" means, the Borrower and the Subsidiary Guarantor, individually or collectively, as the context requires.

"Loan Party Order" means a written order (which may be a standing order and may be provided via email) or request dated and signed (or, if applicable, sent) in the name of the Borrower or the Subsidiary Guarantor, by an Authorized Officer of the Borrower or the Subsidiary

Guarantor, as applicable, or by an Authorized Officer of the Servicer on behalf of the Borrower or the Subsidiary Guarantor, as applicable.

"Loans" means, collectively, the Class A-R Loans, the Class A-T Loans and the Swingline Loans.

"Maintenance Covenant" means a covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

"Majority" means, with respect to the Loans, the Commitments or the Lenders, the Majority Lenders.

"Majority Lenders" means the Lender or Lenders holding, collectively, more than 50% of the sum of (a) the aggregate principal amount of all of the Loans outstanding at such time plus (b) the Aggregate Undrawn Amounts at such time; provided that for so long as any Initial Lender is a Lender hereunder, the "Majority Lenders" of such Loans shall always be deemed to include such Initial Lender, it being understood that, accordingly, any vote or action to be taken by the Majority Lenders hereunder while any Initial Lender is a Lender shall require the corresponding vote or action, as the case may be, of such Initial Lender (in addition to, and not instead of, the vote or action otherwise required from the Lender or Lenders holding, collectively, more than 50% of the sum of (x) the aggregate principal amount of the Loans outstanding at such time plus (y) the aggregate undrawn Commitments in respect of the Loans at such time). In determining whether the Majority Lenders have consented to or approved any action or inaction, (x) the vote of any Borrower Affiliated Lender shall not be taken into account and the outstanding principal amounts and aggregate unutilized commitments held by each Borrower Affiliated Lender shall be excluded from the amounts set forth in clauses (a) and (b) of this definition and (y) the vote of any Defaulting Lender shall not be taken into account to the extent provided in Section 11.5(b)(ii). In addition, if as the result of a Bail-In Action a Lender's Commitment is reduced or a Lender is not permitted to fund all or a portion of its Commitment, the vote of any such Lender shall be commensurately and proportionately reduced, unless such Lender is the only Lender, in which case such Lender will retain its voting rights.

"Margin Stock" shall have the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, as of any date of determination, with respect to any loans or other assets, the amount (determined by the Borrower) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)
the quote determined by any of Loan Pricing Corporation, MarkIt Partners or any other nationally recognized pricing service selected by the Borrower with notice to the Administrative Agent; or
(ii)
if such quote described in clause (i) is not available, the average of the bid-side quotes determined by three broker‑dealers active in the trading of such asset that are Independent (with respect to each other and the Borrower); or

(A) if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(B) if only one such bid can be obtained, such bid; or

(iii)
if a "Market Value" cannot be determined in accordance with clauses (i) or (ii) above (in that order), then, the Appraised Value based on an Appraisal that has been obtained from an Approved Appraisal Firm within the preceding 90 days; provided that, for purposes of determining the Market Value of any Collateral Loan being sold to an Affiliate of the Borrower, such Appraisal shall have been obtained within the preceding 45 days; provided further that, if such Collateral Loan was originated by an Affiliate of a Loan Party, then, for purposes of determining the Market Value of such Collateral Loan when it is being sold to an Affiliate of the Borrower or when a participation granted therein is terminated pursuant to the applicable Sale Agreement, from the date of origination and until the earlier of 45 days after such Loan Party acquires such Collateral Loan and the date an Appraisal is obtained, the "Market Value" of such Collateral Loan shall be as reasonably determined by the Borrower in the manner set forth in clause (iv)(y) below; or
(iv)
if such quote, bid or appraisal described in clause (i), (ii) or (iii) is not available, then the Market Value of such Collateral Loan shall be the lower of (x) the higher of (A) the S&P Recovery Rate and (B) 70% of the outstanding principal amount of such Collateral Loan, and (y) the Market Value determined by the Borrower exercising reasonable commercial judgment, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided, that, such Market Value assigned by the Borrower to such Collateral Loan shall not exceed the value that the Borrower assigns to such Collateral Loan for all other purposes; provided further that, the Market Value of any such asset may not be determined in accordance with this clause (iv) for more than thirty days; or
(v)
if the Market Value of an asset is not determined in accordance with clause (i), (ii), (iii) or (iv) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii), (iii) or (iv) above.

"Material Adverse Effect" means a material adverse effect individually or in the aggregate with other adverse effects on the ability of the Borrower, the Subsidiary Guarantor or the Servicer to perform its respective obligations under any of the Loan Documents or the rights, interests or remedies (taken as a whole) of the Agents, any Membership Interest Holder or any Lender under any of the Loan Documents.

"Material Covenant Default" means a default by an Obligor with respect to any Collateral Loan, and subject to any grace periods contained in the applicable Related Contract, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Loan.

"Maximum Advance Rate" means 65.0%.

"Maximum Principal Balance" means, as of any date of determination and with respect to all or any specified portion of the Collateral Loans, the sum of (a) the Principal Balance of such Collateral Loans as of such date and (b) in the case of any such Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans, the Exposure Amounts thereof.

"Maximum Weighted Average Life Test" means a test that is satisfied on any Measurement Date if the Weighted Average Life of all Collateral Loans as of such date is less than the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to November 7, 2033.

"Measurement Date" means (i) any day on which a Loan Party purchases, or enters into a commitment to purchase, a Collateral Loan, or any day on which a default with respect to a Collateral Loan occurs, (ii) any Calculation Date, (iii) each Collateral Report Determination Date and (iv) any other Business Day pursuant to the request of the Majority Lenders or S&P.

"Membership Interest" means, the limited liability company membership interests in the Borrower pursuant to the LLC Agreement.

"Membership Interest Holder" means, collectively, Parent and any other Person holding a Membership Interest from time to time, in accordance with the terms of the Loan Documents and the LLC Agreement.

"Minimum Fixed Coupon" means 7.00%.

"Minimum Fixed Coupon Test" means a test that is satisfied as of any Measurement Date if the Weighted Average Coupon as of such date of determination equals or exceeds the Minimum Fixed Coupon.

"Minimum Weighted Average S&P Recovery Rate Test" means the test that will be satisfied (i) on any date of determination prior to the S&P Rating Effective Date, if the Weighted Average S&P Recovery Rate for the Collateral Loans equals or exceeds 40%, and (ii) on any date of determination on or after the S&P Rating Effective Date, if the Weighted Average S&P Recovery Rate for the Collateral Loans equals or exceeds the S&P CDO Monitor Recovery Rate.

"Minimum Weighted Average Spread Test" means a test that will be satisfied (i) on any Measurement Date prior to the S&P Rating Effective Date, if the Weighted Average Spread equals or exceeds 5%, and (ii) on any Measurement Date on or after the S&P Rating Effective Date, if the Weighted Average Spread equals or exceeds the S&P Minimum Floating Spread.

"Money" shall have the meaning specified in Section 1-201(24) of the UCC.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Moody's Rating" means, with respect to any Collateral Loan that is a BSL Loan, the rating determined for such Collateral Loan pursuant to Schedule D hereto.

"Multiemployer Plan" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

"Net Aggregate Exposure Amount" means the excess (if any) of (i) the aggregate Unfunded Amount on such date over (ii) the sum of (x) amounts on deposit in the Future Funding Reserve Accounts on such date and (y) amounts on deposit in the Collection Accounts on such date, including Eligible Investments and capital contributions or proceeds deposited therein by any Membership Interest Holder, representing Principal Proceeds.

"Net Purchased Collateral Loan Balance" means, as of any date of determination, an amount equal to (a) the Aggregate Principal Balance of all Collateral Loans conveyed to the Loan Parties under the Sale Agreements prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Loans, plus (b) the Aggregate Principal Balance of all Collateral Loans acquired by the Loan Parties other than directly or indirectly as set forth in clause (a) prior to such date, minus (c) the Aggregate Principal Balance of all Collateral Loans (other than Ineligible Collateral Loans) repurchased or substituted prior to such date.

"Non-Consenting Lender" means any Lender that has failed to approve any proposed amendment, modification, consent or waiver that has been approved by the Majority Lenders and that requires the approval of all Lenders or all affected Lenders in accordance with Section 12.5 (for so long as such Lender fails to give such approval).

"Non-Funding Lender" has the meaning specified in Section 2.2(e).

"Note" means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the respective form set forth on Exhibit A-1, A-2 or A-3 hereto, as the same may from time to time be amended, supplemented, waived or modified.

"Notice of Borrowing" has the meaning assigned to such term in Section 2.2(a).

"Notice of Conversion" has the meaning assigned to such term in Section 2.15(b).

"Obligations" means all Secured Obligations and all other obligations, liabilities and Indebtedness of every nature of the Loan Parties, from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders, the Membership Interest Holders and the Secured Parties under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Loan Party or with respect to any of its assets, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in any such case or proceeding), all Loans then outstanding and (b) all fees, expenses, premiums, indemnity payments and other amounts owed to any Secured Party or any Membership Interest Holder pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.

"Obligor" means, with respect to a Collateral Loan, any Person who is obligated to repay such Collateral Loan (including, if applicable, a guarantor thereof), and whose assets are principally relied upon by the applicable Loan Party at the time such Collateral Loan was originated or purchased by such Loan Party as the source of repayment of such Collateral Loan.

"OFAC" has the meaning assigned to such term in Section 4.24(c).

"Offer" means with respect to any security, any offer by the Obligor of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the applicable Related Contracts) or to convert or exchange such security into or for Cash, securities or any other type of consideration.

"Originator Requirement" means, at any time on or after the Second Amendment Effective Date, the condition that the nominal amount of Collateral Loans acquired (or committed to be acquired) or originated by a Loan Party for which the Retention Provider:

(i)
either itself or through related entities (including any Loan Party), directly or indirectly, was involved or will be involved in negotiating the original agreements which created or will create such Collateral Loan; and/or
(ii)
is the seller thereof to the applicable Loan Party and the Retention Provider previously purchased (and, for not less than 30 days, held) such Collateral Loan for its own account prior to selling such Collateral Loan to such Loan Party and that each of such purchase and sale are made at the respective Market Value thereof at such time, is more than 50% of the Total Capitalization.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

"Other Taxes" has the meaning assigned to such term in Section 11.4(b).

"Overcollateralization Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of (i) the Adjusted Collateral Principal Amount as of such date plus (ii) the Net Aggregate Exposure Amount (excluding any Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date, plus (iii) amounts on deposit in the Future Funding Reserve Accounts on such date; by

(b) the sum of (i) the aggregate outstanding principal amount of the Loans as of such date plus (ii) the Net Aggregate Exposure Amount for all Collateral Loans as of such date.

"Overcollateralization Ratio Test" means a test that is satisfied on any Measurement Date if the Overcollateralization Ratio equals or exceeds 151.85%.

"Parent" means Fortress Private Lending Fund, a Delaware statutory trust.

"Parent SPV Subsidiary" means a directly or indirectly wholly-owned subsidiary of the Parent or an entity in which the Parent otherwise owns (directly or indirectly) all of the interests constituting the economic equity in such entity, and which Parent SPV Subsidiary or other entity is structured to be bankruptcy remote.

"Partial Deferrable Loan" means any Collateral Loan with respect to which under the applicable Related Contracts, (a) a portion of the interest due thereon is required to be paid in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to the Benchmark or the applicable index with respect to which interest on such Collateral Loan is calculated (or, in the case of a Fixed Rate Obligation, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Collateral Loan)) plus 3.00%, (b) the Obligor thereon may defer or capitalize the remaining portion of the interest due thereon and (c) such deferral is accomplished by the issuance of additional loans identical to such loan or through additions to the principal amount thereof.

"Participant" has the meaning assigned to such term in Section 12.6(b)(i).

"Participant Register" has the meaning assigned to such term in Section 12.6(b)(ii).

"Participation Interest" means a participation interest in a loan originated by a bank or financial institution that, at the time of acquisition by a Loan Party, or such Loan Party's commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Loan were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the selling institution or its affiliates) at the time of such Loan Party's acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Loan or Delayed Funding Loan, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) other than in the case of a Transferred Participation, such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

"Payment Accounts" means, collectively, the securities accounts established pursuant to Section 8.3(a).

"Payment Date" means the 20th day of January, April, July and October in each year, commencing in January 2026, and the last Payment Date occurring on the Stated Maturity; provided that, if any such date is not a Business Day, such Payment Date shall be the next succeeding Business Day.

"Payment Date Report" has the meaning assigned to such term in Section 9.1(c).

"Payment Recipient" has the meaning specified in Section 7.9(a).

"Percentage Share" means:

(a) with respect to a Class A-R Lender's obligation to make Class A-R Loans, fund its share of Swingline Loans and receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Class A‑R Lender's Class A-R Commitment by (ii) the Total Class A-R Commitment, provided that, if the Total Class A-R Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Class A-R Lender's Class A-R Loans and the denominator shall be the aggregate unpaid principal amount of all Class A-R Loans;

(b) with respect to a Class A-T Lender's obligation to make Class A-T Loans and receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Class A-T Lender's Class A-T Commitment by (ii) the Total Class A-T Commitment, provided that, if the Total Class A-T Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Class A-T Lender's Class A-T Loans and the denominator shall be the aggregate unpaid principal amount of all Class A-T Loans; and

(c) with respect to all other matters in relation to a Lender at any time, the percentage obtained by dividing (i) the sum of such Lender's undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (ii) the sum of all Lenders' undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time.

"Permitted Indebtedness" means (a) the Obligations, (b) Excluded Liabilities and (c) in the case of the Subsidiary Guarantor, the PPNs.

"Permitted Liens" means (a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to this Agreement and any other Loan Document; (b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor); (c) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which interests would not have a Material Adverse Effect; and (d) restrictions on transfer with respect to any Collateral Loan or any other Pledged Collateral (x) imposed by law or (y) contained in the Related Contracts and which are customary for instruments similar to such Collateral Loan or such other Pledged Collateral (such as a requirement to receive the consent of the relevant agent or Obligor prior to any transfer).

"Permitted RIC Distribution" means distributions to the Parent from the USD Collection Account of the Borrower on any Business Day to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Parent to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code; (B) with respect to any distributions made on a Payment Date, such Permitted RIC Distributions shall be permitted only so long as the Portfolio Advance Rate Test is satisifed immediately prior to and immediately after giving effect to such Permitted RIC Distribution, and (C) with respect to any distributions made on any Business Day other than a Payment Date, such Permitted RIC Distributions shall be permitted only so long as: (I) all Coverage Tests are satisfied and the Portfolio Advance Rate Test is satisfied, in each case immediately prior to and immediately after giving effect to such Permitted RIC Distribution, (II) the Borrower and the Servicer certify that immediately after giving effect to such Permitted RIC Distribution, there will be sufficient Interest Proceeds and/or Principal Proceeds available on the next Payment Date to pay in full all amounts the Borrower and the Servicer reasonably expect in good faith to be due and payable under clauses (A) through (F) of Section 9.1(a)(i) with respect to Interest Proceeds applied to make a Permitted RIC Distribution and under clauses (A) and (B) of Section 9.1(a)(ii) with respect to Principal Proceeds applied to make a Permitted RIC Distribution on such Payment Date based on the then-current outstanding principal amount of the Loans and other costs and expenses invoiced as of such date or expected to be invoiced prior to the next Payment Date; (III) the Borrower gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (IV) the Borrower and the Servicer confirm in writing (which may be by email) to the Administrative Agent, the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion); provided that no Permitted RIC Distribution may be made at any time an Event of Default has occurred and is continuing (unless otherwise consented to by the Administrative Agent in its sole discretion).

"Person" means an individual, a corporation, a partnership, an exempted company, an association, a trust, a limited liability company, member or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Plan" means at any time an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and either (i) is sponsored, maintained, or contributed to, or required to be contributed to, by the Borrower or a member of its ERISA Group or (ii) has at any time within the preceding five plan years been sponsored, maintained, or contributed to, or required to be contributed to, by the Borrower or a member of its ERISA Group.

"Pledged Collateral" has the meaning specified in the Granting Clause hereof.

"Portfolio Advance Rate" means, as of any Measurement Date (or other applicable date), the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of (i) the aggregate outstanding principal amount of all Loans as of such date plus (ii) the Net Aggregate Exposure Amount for all Collateral Loans as of such date; by

(b) the sum of (i) the Adjusted Collateral Principal Amount as of such date plus (ii) the Net Aggregate Exposure Amount (excluding any Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date, plus (iii) amounts on deposit in the Future Funding Reserve Accounts on such date.

"Portfolio Advance Rate Test" means a test that is satisfied if, on the date of determination, the Portfolio Advance Rate is less than or equal to the Maximum Advance Rate.

"Post-Default Rate" has the meaning assigned to such term in Section 2.5(c).

"PPNs" means the $1,000,000,000 Profit Participating Notes due 2075 issued by the Subsidiary Guarantor to the Borrower, as amended, restated, supplemented or otherwise modified from time to time (including any replacement notes).

"Prime Rate" means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the "Prime Rate" is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate (with notice to the Collateral

Agent). Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

"Principal Allocation Formula" means, with respect to any prepayment of the Loans on a Payment Date pursuant to Section 9.1(a)(i) and Section 9.1(a)(ii):

first, to the Class A-R Loans in an amount equal to the excess, if any, of (x) the Net Aggregate Exposure Amount on such Payment Date over (y) the difference between the Total Class A-R Commitment and the aggregate principal amount of the Revolving Loans outstanding on such Payment Date;

second, if the Principal Sharing Percentage of the Class A-T Loans on such Payment Date (determined immediately prior to the application provided for in this clause second) is higher than the Principal Sharing Percentage calculated on the Closing Date, then to the Class A-T Loans until the Principal Sharing Percentage of the Class A-T Loans on such date (determined immediately after giving effect to the application provided for in this clause second) equals the Principal Sharing Percentage calculated on the Closing Date; and

third, to each of the Class A-R Loans and Class A-T Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause third);

provided, that in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Class A-R Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the applicable Future Funding Reserve Account.

"Principal Balance" means, subject to Section 1.3, with respect to (a) any Pledged Collateral other than a Revolving Collateral Loan or Delayed Funding Loan, as of any date of determination, the outstanding principal amount of such Pledged Collateral and (b) any Revolving Collateral Loan or Delayed Funding Loan, as of any date of determination, the outstanding principal amount of such Revolving Collateral Loan or Delayed Funding Loan; provided that, for all purposes (i) the Principal Balance of any Equity Security shall be deemed to be zero, (ii) the Principal Balance of any Collateral Loan that, at the time of its acquisition by a Loan Party, was subject to an Offer for a price of less than its par amount, shall be, until the expiration of such Offer in accordance with its terms, the Offer price (expressed as a U.S. Dollar amount) of such Collateral Loan, (iii) the Principal Balance of a Deferrable Loan or Partial Deferrable Loan (x) shall not include any deferred interest that has been added to principal since its acquisition and remains unpaid and (y) shall only include interest that has been deferred or capitalized at the time of acquisition if, in the Borrower's commercially reasonable business judgment, such interest remains unpaid other than due to the related Obligor's ability to repay such amounts, (iv) the Principal Balance of any Defaulted Loan that is not sold or terminated within one year after becoming a Defaulted Loan shall be deemed to be zero, (v) the Principal Balance of any Collateral held by the Loan Parties with a stated maturity later than the Stated Maturity shall be deemed to be zero and (vi) the Principal Balance of any asset held by an SPV Subsidiary that is not Collateral shall be deemed to be zero.

"Principal Financed Accrued Interest" means, with respect to: (i) any Collateral Loan owned or purchased by a Loan Party on the Closing Date, an amount equal to the unpaid interest on such Collateral Loan that accrued prior to the Closing Date that is due to be paid to such Loan Party and remains unpaid as of the Closing Date (other than that portion of accrued interest that was included in the purchase price of such Collateral Loan) and (ii) any Collateral Loan purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Loan; provided, however, in the case of this clause (ii), Principal Financed Accrued Interest shall not include any accrued interest purchased with Interest Proceeds deemed to be Principal Proceeds as set forth in the definition of "Interest Proceeds."

"Principal Proceeds" means, with respect to any Due Period or Calculation Date, (a) all amounts received by the Loan Parties during the related Due Period that do not constitute Interest Proceeds; and (b) any cash capital contributions made to the Borrower (or proceeds received by the Borrower from the Membership Interest Holders) and applied pursuant to Section 10.2(d) (except to the extent that such capital contributions (or issuance or sale proceeds) are to be treated as Interest Proceeds in accordance with Section 10.2(d)). All sales of Participation Interests or assignments pursuant to Section 10.1 shall be for cash the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder. No amounts that are required by the terms of any participation agreement to be paid by a Loan Party to any Person to whom such Loan Party has sold a Participation Interest shall constitute "Principal Proceeds" hereunder.

"Principal Sharing Percentage" means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a) the numerator of which is:

(i) in the case of the Class A-T Loans, the aggregate principal amount of the Class A-T Loans outstanding on such date; or

(ii) in the case of the Class A-R Loans, the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Net Aggregate Exposure Amount on such date and (y) the amount of the Total Class A-R Commitment on such date, provided that, if the Total Class A-R Commitment has been reduced to zero, then the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date, and

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Class A-T Loans outstanding on such date; and

(ii) the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Net Aggregate Exposure Amount on such date and (y) the amount of the Total Class A-R Commitment on such date, provided that if the Total Class A-R Commitment has been reduced to zero, the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date.

"Principal Transaction" means a principal transaction requiring the consent of the Borrower under Section 206(3) of the Investment Advisers Act.

"Priority of Payments" has the meaning assigned to such term in Section 9.1(a), provided that, at all times after the Majority Lenders have exercised their right to direct the liquidation of the Collateral under Article VI, "Priority of Payments" shall mean the priorities set forth in Section 6.4 hereof.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Program Manager" means the investment manager, administrator or funding agent (or other Person acting in a similar capacity) of a CP Lender, as applicable.

"Prohibited Consideration" has the meaning assigned to such term in Section 4.18(b).

"Prohibited Transaction" means (i) a transaction described in Section 406(a) of ERISA or Section 4975 of the Code, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA or Section 4975(d) of the Code or (ii) a transaction prohibited under Similar Law.

"Proposed Portfolio" means the portfolio of Collateral Loans and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Loan or a proposed reinvestment in an additional Collateral Loan, as the case may be.

"QFC" has the meaning specified in Section 12.21(b).

"QFC Credit Support" has the meaning specified in Section 12.21.

"Qualified Purchaser" means a Person that is a "qualified purchaser" as defined in the Investment Company Act.

"Rating Condition" means, with respect to any action taken or to be taken by or on behalf of the Borrower, a condition that is satisfied if S&P has confirmed in writing (which may take the form of a press release, electronic messages, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating of the Loans of any Class by S&P to be reduced or withdrawn; provided that the Rating Condition will not be required with respect to any such action if (i) at the time of determination, no Loans of any Class are then rated by S&P; (ii) the Agents and all of the Lenders provide their written approval as to such action and written notice thereof is given to S&P;

(iii) S&P has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Rating Condition in this Agreement for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Loans rated by S&P; or (iv) S&P has communicated to the Borrower, the Servicer or either Agent (or their respective counsel) that it will not review such event or circumstances for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings).

"Real Estate Loan" means any debt obligation that is primarily secured, directly or indirectly, by a mortgage or deed of trust or any lien interest, in each case, on residential, commercial, office, retail or industrial property, is underwritten as a mortgage loan and is not otherwise associated with an operating business.

"Recipient" means (a) the Administrative Agent and (b) any Lender, as applicable.

"Refinancing" has the meaning assigned to such term in Section 2.7(c).

"Register" has the meaning assigned to such term in Section 12.6(f).

"Registered" means in registered form for U.S. federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Reinvestment Balance Criteria" means any of the following requirements, in each case determined after giving effect to the proposed purchase of Collateral Loans and all other sales or purchases previously or simultaneously committed to: (1) the Adjusted Collateral Principal Amount is maintained or increased or (2) the Aggregate Principal Balance of the Collateral Loans and Eligible Investments constituting Principal Proceeds is maintained or increased.

"Reinvestment Overcollateralization Test" means a test that applies only during the Reinvestment Period, which test will be satisfied as of any Measurement Date if the Overcollateralization Ratio as of such Measurement Date equals or exceeds 152.35%.

"Reinvestment Period" means the period from and including the Closing Date to and including the earliest of (a) the date that is 30 months after the Closing Date, (b) the date of the acceleration of the maturity of the Loans or the termination of the Commitments pursuant to Section 6.2 and (c) any date on which the Borrower reasonably determines that the Loan Parties can no longer purchase or originate additional Collateral Loans appropriate for inclusion in the Collateral in accordance with the terms of this Agreement (provided that, in the case of this clause (c), an Authorized Officer of the Servicer shall provide a written certification as to such determination to the Agents, the Lenders, the Membership Interest Holders and S&P at least five Business Days prior to such date); provided, that, (i) subject to satisfaction of the Rating Condition, the Reinvestment Period may be extended upon written consent of the Administrative Agent and the Lenders (such consent to be given in the Administrative Agent's and Lenders' sole discretion) and (ii) the Reinvestment Period will be automatically suspended in accordance with Section 5.43, unless such suspension is waived in writing by the Majority Lenders; provided, further that, for the avoidance of doubt, during any such suspension, the Reinvestment Period shall still be considered ongoing for purposes of the Priority of Payments (unless otherwise terminated on a permanent basis in accordance with the terms of this Agreement).

"Related Contracts" means all credit agreements, indentures, promissory notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or other obligation of the Borrower, the Subsidiary Guarantor or Eligible Investment or other investment with respect to any Collateral or proceeds thereof, together with all of the Borrower's or the Subsidiary Guarantor's right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other obligation of the Borrower, the Subsidiary Guarantor or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract.

"Related CP Issuer" means a multi-seller commercial paper conduit that issues commercial paper, the proceeds of which are loaned to or are otherwise the CP Lender's source of funding for the CP Lender's acquisition or maintenance of its funding obligations hereunder.

"Related Obligation" means an obligation issued by (a) FPLF Management, any of its Affiliates or any other Person whose investments are primarily managed by FPLF Management or any of its Affiliates or (b) an entity 25% or more of which is owned by an entity described in the preceding clause (a).

"Relevant Governmental Body" means the (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York (including, for the avoidance of doubt, the ARRC) or any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

"Replacement Servicer" has the meaning specified in Section 13.8(a).

"Replacement Servicer Fee" has the meaning specified in Section 13.5.

"Replacement Servicer Fee Shortfall Amount" means, to the extent the Replacement Servicer Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Replacement Servicer), the Replacement Servicer Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount shall be automatically deferred for payment on the succeeding Payment Date, with interest at the rate specified in Article XIII of this Agreement, as certified to the Agents by the Replacement Servicer, in accordance with the Priority of Payments.

"Repurchase and Substitution Limit" has the meaning assigned to such term in Section 10.5(a).

"Requested Amount" has the meaning assigned to such term in Section 2.2(a).

"Required Amount" has the meaning assigned to such term in Section 8.3(e).

"Required S&P Credit Estimate Information" means S&P's "Anatomy of a Credit Estimate: What It Means and How We Do It" dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Restricted Person" has the meaning assigned to such term in Section 4.24(c).

"Restricted Trading Period" means the period during which the S&P rating of the Loans is one or more subcategories below its Initial Rating or has been withdrawn and not reinstated; provided that (1) such period will not be a Restricted Trading Period (so long as such S&P rating has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Majority Lenders, which direction shall remain in effect until the earlier of (i) a further downgrade or withdrawal of such S&P rating that, disregarding such direction, would cause the conditions set forth above to be true and (ii) a subsequent direction to the Borrower (with a copy to the Agents and the Collateral Administrator) by the Majority Lenders declaring the beginning of a Restricted Trading Period; and (2) no Restricted Trading Period will restrict any sale of a Collateral Loan entered into by any Loan Party at a time when a Restricted Trading Period was not in effect, regardless of whether such sale has settled.

"Retained Expense Amount" with respect to any Payment Date means the amount, if any, by which (x) the sum of the amount determined pursuant to the definition of "Administrative Expense Cap" for such Payment Date and each of the three prior Payment Dates exceeds (y) the sum of (i) the aggregate payments made under Section 9.1(a)(i)(B)(1) on such Payment Date and each of the three prior Payment Dates and (ii) Administrative Expenses paid pursuant to Section 8.2(d) during each of the Due Periods prior to each of the three prior Payment Dates.

"Retention Letter Default" means a default in the performance, or breach, of any covenant, warranty, representation or other agreement of the Retention Provider under the EU/UK Retention Letter, in each case in any material respect for purposes of the AXA Lenders’ compliance with the Securitisation Regulations; provided that (I) a Retention Letter Default shall no longer be continuing if (i) waived by the AXA Lenders or cured or (ii) no AXA Lender is a Lender hereunder, and (II) a Retention Letter Default shall not apply if such default or breach arises (A) solely due to a Change in Law that occurs after the Second Amendment Effective Date or (B) in connection with provisions related to Transparency Reports.

"Retention Interest" has the meaning as defined in the EU/UK Retention Letter.

"Retention Provider" means the Parent.

"Revised Templates" means such templates as shall be introduced by the European Commission in its proposal to amend the technical standards under Article 7 of the EU Securitisation Regulation in order to introduce new simplified reporting templates for private securitisations to make it easier for sell-side parties from third countries to provide the required information.

"Revolving Borrowings" has the meaning assigned to such term in Section 2.1.

"Revolving Borrowing Date" means the date of a Revolving Borrowing.

"Revolving Collateral Loan" means a Collateral Loan (other than a Delayed Funding Loan) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the Obligor by a Loan Party; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.

"Revolving Lender" means, collectively, Class A-R Lenders and the Swingline Lender.

"Revolving Loans" has the meaning assigned to such term in Section 2.1(b).

"S&P" means S&P Ratings Services, an S&P Financial Services LLC business, and any successor thereto.

"S&P Additional Current Pay Criteria" means criteria satisfied with respect to any Collateral Loan (other than a DIP Loan) if either (i) the issuer of such Collateral Loan has made a Distressed Exchange Offer and the Collateral Loan is already held by the Borrower or the Subsidiary Guarantor, as applicable, and is subject to the Distressed Exchange Offer and ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, or (ii) such Collateral Loan has a Market Value of at least 80% of its par value (without taking into consideration clause (iii) of the definition of the term "Market Value").

"S&P CDO Monitor" means the dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Loans consistent with a specified benchmark rating level based upon certain assumptions (including the Weighted Average S&P Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the applicable Loan Party, the Administrative Agent and the Collateral Administrator. Inputs for the S&P CDO Monitor will be chosen by the Borrower (with notice to the Collateral Administrator) and associated with either (x) a recovery rate for the Loans from the S&P Recovery Rate Matrix, a "Weighted Average Life Value" from the S&P Weighted Average Life Matrix and a "Weighted Average Floating Spread" from the S&P Weighted Average Floating Spread Matrix or (y) a weighted average recovery rate for the Loans, a weighted average life and a weighted average floating spread selected by the Borrower (with notice to the Collateral Administrator) and confirmed by S&P; provided that the Borrower shall not be permitted to select a spread higher than the current Weighted Average Spread, a recovery rate higher than the current Weighted Average S&P Recovery Rate or a weighted average life shorter than the current Weighted Average Life.

"S&P CDO Monitor Recovery Rate" means the weighted average recovery rate applicable as of any date of determination determined pursuant to clause (x) or (y) of the definition of "S&P CDO Monitor".

"S&P CDO Monitor Test" means a test that shall be satisfied if on any Measurement Date and during the Reinvestment Period following receipt by the applicable Loan Party and the Collateral Administrator of the S&P CDO Monitor input files, if, after giving effect to the purchase of a Collateral Loan, the Default Differential of the Proposed Portfolio with respect to the Loans is positive. The S&P CDO Monitor Test shall be considered to be improved if the Default Differential of the Proposed Portfolio that is not positive is greater than the Default Differential of the Current Portfolio.

"S&P Counterparty Criteria" means with respect to any Participation Interest, a criterion that will be met if immediately after giving effect to such acquisition, the percentage of the Aggregate Principal Balance of the Collateral Loans that consists in the aggregate of Participation Interests with Selling Institutions with the relevant agent bank that have the same or a lower credit rating, does not exceed the "Aggregate Percentage Limit" (in the case of all Selling Institutions) or "Individual Percentage Limit" (in the case of a Selling Institution) set forth below for such credit rating

S&P credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	5%	5%
A+	5%	5%
A**	5%	5%
A*** and A- and below	0%	0%

** Only for so long as the Selling Institution or agent, as applicable, has an S&P long-term unsecured debt rating of at least A and a short-term unsecured debt rating of at least A-1. If such Selling Institution or agent, as applicable, does not have an S&P short-term unsecured debt rating or has an S&P short-term unsecured debt rating of less than A-1, then the minimum S&P rating for purposes of the S&P Counterparty Criteria will be A+.

*** If the Selling Institution or agent, as applicable, does not have a short-term unsecured debt rating by S&P of at least A-1.

"S&P Industry Classification" means the S&P Industry Classifications set forth in Schedule I, and such industry classifications shall be updated at the sole option of the Borrower if S&P publishes revised industry classifications.

"S&P Minimum Floating Spread" means the weighted average floating spread applicable as of any date of determination determined pursuant to clause (x) or (y) of the definition of "S&P CDO Monitor".

"S&P Rating" means with respect to any Collateral Loan, as of any date of determination, the rating determined in accordance with the following methodology:

(a) with respect to a Collateral Loan that is not a DIP Loan, (i) if there is an issuer credit rating of the issuer of such Collateral Loan by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Loan pursuant to a form of guaranty meeting applicable then-current S&P guarantee criteria, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Collateral Loans of such issuer held by a Loan Party) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Loan will equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory above such rating;

(b) with respect to any Collateral Loan that is a DIP Loan, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Loan was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating (provided that if any such Collateral Loan that is a DIP Loan is newly issued and the Borrower expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Loan shall be "CCC-" until such credit rating is obtained from S&P); or

(c) if the S&P Rating is not determined pursuant to clauses (a) or (b), then the S&P Rating shall be the S&P equivalent of the public rating by Moody's of such obligation or issuer except that the S&P Rating of such obligation will be (A) one subcategory below the S&P equivalent of the Moody’s public rating if such public rating is "Baa3" or higher and (B) two subcategories below the S&P equivalent of the Moody’s public rating if such public rating is "Ba1" or lower; or

(d) if the S&P Rating is not determined pursuant to clauses (a), (b) or (c), the S&P Rating may be based on a Credit Estimate provided by S&P, and in connection therewith, the Borrower or the issuer of such Collateral Loan shall, prior to or within 30 days after the acquisition of such Collateral Loan, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a Credit Estimate which will be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Loan will have an S&P Rating as determined by the Borrower in its sole discretion if the Borrower certifies to the Administrative Agent that it believes that such S&P Rating determined by the Borrower is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Loan will have (1) the S&P Rating as determined by the Borrower for a period of up to 90 days after acquisition of such Collateral Loan and (2) an S&P Rating of "CCC-" following such 90 day period; unless, during such 90 day period, the Borrower has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that such confirmed or updated Credit Estimate will expire on the 12-month anniversary of such confirmation or update, unless confirmed or updated prior thereto; and

(e) if the S&P Rating is not determined pursuant to clauses (a), (b), (c) or (d), (I)(x) with respect to a DIP Loan, the S&P Rating of such Collateral Loan will be "CCC-" and (y) with respect to a Current Pay Obligation, the S&P Rating will be "CCC", and (II) with respect to a Collateral Loan that is not a DIP Loan or a Current Pay Obligation, the S&P Rating of such Collateral Loan will at the election of the Borrower be "CCC-"; provided that (i) the Borrower expects the Obligor in respect of such Collateral Loan to continue to meet its payment obligations under such Collateral Loan, (ii) neither such Obligor or any of its Affiliates is currently in reorganization or bankruptcy (for this purpose, an Obligor shall not be considered an Affiliate of another entity solely because they are controlled by the same Financial Sponsor), (iii) such Obligor has not defaulted on any of its debts during the immediately preceding two year period and (iv) at any time that more than 10% of the Collateral Principal Amount consists of Collateral Loans with S&P Ratings determined pursuant to this clause (e), the Borrower will submit all available Required S&P Credit Estimate Information in respect of such Collateral Loans to S&P;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one subcategory above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one subcategory below such assigned rating.

"S&P Rating Effective Date" means, the initial date on which S&P provides, at the direction of the Borrower, a rating for the Loans in accordance with Section 5.43.

"S&P Rating Factor" means, for each Collateral Loan, the number set forth to the right of the applicable S&P Rating of such Collateral Loan:

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC	10,000.00

"S&P Recovery Amount" means with respect to any Collateral Loan, an amount equal to the product of:

(f) the S&P Recovery Rate; and

(g) the Principal Balance of such Collateral Loan.

"S&P Recovery Rate Matrix" means the S&P Recovery Rate Matrix set forth on Schedule F.

"S&P Recovery Rate" means with respect to a Collateral Loan, the recovery rate determined in the manner set forth in Schedule E hereto.

"S&P Recovery Rating" means with respect to a Collateral Loan for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Loan.

"S&P Weighted Average Floating Spread Matrix": A spread between 2.00% and 6.00% (in increments of .01%) without exceeding the current Weighted Average Spread (determined as if all Discount Loans instead constituted Collateral Loans that are not Discount Loans) as of such Measurement Date.

"S&P Weighted Average Life Matrix" means the S&P Weighted Average Life Matrix set forth on Schedule G.

"S&P Weighted Average Rating Factor" means the quotient equal to 'A divided by B', where:

A = the sum of the products, for all Collateral Loans (excluding Defaulted Loans) of (i) the Principal Balance of the Collateral Loans and (ii) the S&P Rating Factor of the Collateral Loan; and

B = the Aggregate Principal Balance of all Collateral Loans (excluding Defaulted Loans).

"Sale Agreement" means (i) the Master Sale and Participation Agreement, dated as of the Closing Date, between the Parent, as seller, the Borrower, as buyer and each Parent SPV Subsidiary that may be joined to such agreement as a seller from time to time in accordance with the terms thereof and (ii) the Master Sale and Participation Agreement, dated as of the Closing Date, between the Parent, as seller, the Subsidiary Guarantor, as buyer and each Parent SPV Subsidiary that may be joined to such agreement as a seller from time to time in accordance with the terms thereof, each as amended, restated, supplemented or otherwise modified from time to time.

"Sanctions" means sanctions administered or enforced by the United States, (including without limitation OFAC), the U.S. Department of State, the European Union, Canada, the United Nations Security Council, the United Kingdom (including without limitation His Majesty's Treasury), or any other relevant sanctions authority.

"Scenario Default Rate" means, with respect to the Loans at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's Initial Rating of the Loans, determined by application by the Borrower and the Collateral Administrator of the S&P CDO Monitor at such time.

"Scheduled Distribution" means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fee due on such Due Date with respect to such Collateral Loan, determined in accordance with the assumptions specified in Section 1.3.

"Scotiabank" means The Bank of Nova Scotia.

"Second Amendment Effective Date" means May 13, 2026.

"Second Lien Loan" means any assignment of or Participation Interest in or other interest in a loan that (i) is secured by a valid second priority perfected security interest or lien to or on specified collateral securing the Obligor's obligations under the loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral, and (ii) has the most senior priority of all pre-petition obligations for borrowed money (including on a pari passu basis with other senior obligations of the Obligor for borrowed money), other than obligations under any Senior

Secured Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

"Secured Obligations" means all obligations, liabilities and Indebtedness of every nature of the Loan Parties (collectively and individually), from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders and the other Secured Parties, under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to such Loan Party’s (or the Loan Parties’) assets, would have accrued on any Secured Obligation, whether or not a claim is allowed against such Loan Party or the Loan Parties for such interest in any such case or proceeding), all Loans then outstanding, and (b) all fees, expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.

"Secured Parties" means, collectively, the Agents, the Collateral Administrator, the Custodian and the Lenders.

"Securities Lending Agreement" means an agreement pursuant to which a Loan Party agrees to loan any securities lending counterparty one or more assets and such securities lending counterparty agrees to post collateral with the Collateral Agent or a securities intermediary to secure its obligation to return such assets to such Loan Party.

"Securitisation Regulations" means, together, the EU Securitisation Regulation and the UK Securitisation Regulation (each, as applicable, a "Securitisation Regulation").

"Seller" means the Parent and each other Person that executes a joinder agreement and becomes a "Seller" under a Sale Agreement pursuant to the terms thereof (together with each of their respective successors and assigns in such capacity).

"Selling Institution" means an entity obligated to make payments to a Loan Party under the terms of a Participation Interest.

"Senior Authorized Officer" means, with respect to any Person, any officer of such Person that is a chief executive officer, chief operating officer, director, chief credit officer, credit committee member, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above and in the case of any limited liability company, any manager) or any other officer responsible for the administration of the Collateral or the performance of such Person's obligations under the Loan Documents.

"Senior Secured Loan" means any assignment of, Participation Interest in or other interest in a loan (which shall include, except as otherwise explicitly stated herein, a First Lien Last-Out Loan) that (i) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for Permitted Liens, including, without limitation, any tax liens) and (ii) has the most senior priority of all pre-petition obligations for borrowed money (including on a pari passu basis with other senior obligations of the Obligor for borrowed money)

in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

"Servicer" means FPLF NS Holdings Finance CM LLC, a limited liability company organized under the laws of the State of Delaware, or any successor or assign in such capacity in accordance with this Agreement and the other Loan Documents.

"Servicer Termination Event" means the occurrence of any of the following with respect to the Servicer:

(a) the Servicer shall willfully and intentionally violate or breach any material provision of this Agreement applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);

(b) the Servicer shall breach any provision of this Agreement o applicable to it (other than as covered by clause (a) and it being understood that failure to meet any Concentration Limitation, Collateral Quality Test, Coverage Test or Reinvestment Overcollateralization Test is not a breach for purposes of this clause (b)), which breach would reasonably be expected to have a material adverse effect on any Class of Lenders and shall not cure such breach (if capable of being cured) within thirty (30) days after the earlier to occur of a Responsible Officer of the Servicer receiving notice or having actual knowledge of such breach, unless, if such breach is remediable, the Servicer has taken action commencing the cure thereof within such thirty (30) day period that the Servicer believes in good faith will remedy such breach within sixty (60) days after the earlier to occur of a Responsible Officer receiving notice or having actual knowledge thereof and cures such breach within such sixty (60) day period;

(c) the failure of any representation, warranty, certification or statement made or delivered by the Servicer in or pursuant to this Agreement to be correct in any material respect when made which failure (A) would reasonably be expected to have a material adverse effect on any Class of Lenders and (B) is not corrected by the Servicer within thirty (30) days of a Responsible Officer of the Servicer receiving notice of such failure, unless, if such failure is remediable, the Servicer has taken action commencing the cure thereof within such thirty (30) day period that the Servicer believes in good faith will remedy such failure within sixty (60) days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof and cures such breach within such sixty (60) day period;

(d) the Servicer is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Servicer (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Servicer or of any substantial part of its properties or assets in connection with any winding-up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Servicer and continue undismissed for sixty (60) days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, winding-up, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Servicer without such authorization, application or consent and are approved as properly instituted and remain undismissed for sixty (60) days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for sixty (60) days;

(e) the occurrence and continuation of an Event of Default pursuant to Section 6.1(a), (b), (c) or (d) that results primarily from any material breach by the Servicer of its duties under this Agreement which breach or default is not cured within any applicable cure period;

(f) (A) the occurrence of an act by the Servicer that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the Servicer being indicted for a criminal offense materially related to its business of providing asset management services, or (B) any Key Personnel of the Servicer primarily responsible for the performance by the Servicer of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Servicer providing asset management services and continues to have responsibility for the performance by the Servicer under this Agreement for a period of ten (10) days after such indictment;

(g) one or more judgments or decrees shall be entered against the Servicer involving in the aggregate a liability of $1,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 10 days from the entry thereof; or

(h) the occurrence of any event that results in (A) Parent (or any other fund managed by Fortress Investment Group LLC or an Affiliate thereof) no longer holding, directly or indirectly, 100% of the Membership Interest in the Borrower or (B) any other Equity Interests of the Borrower being transferred or issued at any time after the Closing Date, except for transfers of such Equity Interests to a trust or special purpose entity or for other administrative reasons specified by Parent, which transfer or issuance does not result in an economic change, and except for transfers of Membership Interests to the Investors.

"Servicer Termination Notice" has the meaning specified in Section 13.8(a).

"Services Agreement" means the Services Agreement, dated as of the Closing Date, between the Servicer and the Services Provider, as amended, restated, replaced or otherwise modified from time to time.

"Services Provider" means FPLF Management, or any successor in such capacity.

"Servicing Standard" means, with respect to any Loan, to service and administer such Loan on behalf of the Loan Parties in accordance with the Related Contracts and all customary and usual servicing practices which are consistent with the higher of: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loans for its own account and (ii) the same care, skill, prudence and diligence with which the Servicer and the Services Provider service and administer loans for their own account or for the account of others.

"SIFMA Website" means the internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holiday-schedule, or such successor website as identified by the Servicer to the Collateral Agent.

"Similar Law" means any federal, state, local or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

"SOFR" means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

"SOFR Loans" means Loans accruing interest at an Applicable Rate based upon the Benchmark.

"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website.

"SONIA Administrator" means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator's Website" means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"SONIA Determination Day" has the meaning assigned to such term in the definition of "Daily Simple SONIA."

"SONIA Rate Day" has the meaning assigned to such term in the definition of "Daily Simple SONIA."

"SONIA Replacement Date" means the earliest to occur of the following events with respect to Daily Simple SONIA:

(a) the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Daily Simple SONIA (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of Daily Simple SONIA (or such component thereof); or

(b) the first date on which Daily Simple SONIA (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SONIA (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication and even if any Available Tenor of Daily Simple SONIA (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the SONIA Replacement Date for Daily Simple SONIA occurs on the same day as, but earlier than, the SONIA Determination Day in respect of any determination, the SONIA Replacement Date will be deemed to have occurred prior to the SONIA Determination Day for Daily Simple SONIA and for such determination and (B) the "SONIA Replacement Date" will be deemed to have occurred in the case of clauses (a) or (b) with respect to Daily Simple SONIA upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of Daily Simple SONIA (or the published component used in the calculation thereof).

"Specified Amendment" means, with respect to any Collateral Loan, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Loan in a manner that (i) reduces the U.S. Dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) $250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Loan to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Loan or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Loan by more than 24 months;

(d) contractually or structurally subordinate such Collateral Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Loan;

(e) release any party from its obligations under such Collateral Loan, if such release would have a material adverse effect on the Collateral Loan; or

(f) reduce the principal amount of the applicable Collateral Loan.

"Specified Change" means any amendment, consent, modification or waiver of, or supplement to, any Related Contract that (a) extends the final maturity of a Collateral Loan beyond the Stated Maturity, (b) reduces or forgives the principal amount of a Collateral Loan (other than a Defaulted Loan that has been a Defaulted Loan for one year or more), (c) reduces the rate of interest payable on a Collateral Loan by more than 25% for a Credit Risk Loan or a Defaulted Loan and more than 50% for other Collateral Loans, (d) postpones the Due Date of any Scheduled Distribution in respect of a Collateral Loan, unless the Maximum Weighted Average Life Test is satisfied after giving effect to such change, (e) subordinates (in right of payment, with respect to liquidation preferences or otherwise) a Collateral Loan if such subordination causes any of the Concentration Limitations, the Coverage Tests or the Collateral Quality Test to cease to be in compliance (or, if any of the Concentration Limitations, the Coverage Tests or the Collateral Quality Test are not satisfied prior to such subordination, causes any such Concentration Limitations, Coverage Test or Collateral Quality Test to be worsened), (f) releases any material guarantor or co-Obligor of a Collateral Loan from its obligations, (g) releases a material portion of the collateral securing such Collateral Loan (excluding Defaulted Loans and any such releases associated with a prepayment) or (h) changes any of the provisions of such Related Contract specifying the number or percentage of lenders required to effect any of the foregoing.

"Specified Non-Paying Loan" means any Collateral Loan, determined by the Borrower or the Servicer, that (x) is the subject of a currently existing and effective amendment, forbearance agreement, no-action agreement or non-enforcement agreement and (y) would constitute a Defaulted Loan were the agreement or agreements specified in the foregoing clause (x) not in existence and effect.

"Spot Rate" means, as of any date of determination and with respect to any Alternative Currency, (x) with respect to actual currency exchange between U.S. Dollars and any Alternative Currency and the calculations made pursuant to Section 1.6(b), the applicable currency-U.S. Dollar rate available through the Collateral Agent's banking facilities at the time of such exchange or calculation and agreed by the Administrative Agent and (y) with respect to all other purposes between U.S. Dollars and any Alternative Currency, the applicable currency-U.S. Dollars spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Collateral Agent and agreed by the Administrative Agent. The determination of the Spot Rate shall be conclusive absent manifest error.

"SPV Subsidiary" has the meaning assigned to such term in Section 4.18(a).

"Stated Maturity" means November 7, 2034.

"Step-Down Loan" means an obligation the Related Contracts of which contractually mandate a decrease in coupon payments or spread solely as a function of the passage of time; provided that, an obligation providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the applicable Loan Party shall not constitute a Step-Down Loan. For the avoidance of doubt, decreases that are conditioned upon an improvement in the creditworthiness of the Obligor or changes in a pricing grid or based on improvements in financial ratios or other similar coupon or spread-reset features shall not be considered in determining whether an obligation is a Step-Down Loan.

"Step-Up Loan" means an obligation the Related Contracts of which contractually mandate an increase in coupon payments or spread solely as a function of the passage of time; provided that, an obligation providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the applicable Loan Party shall not constitute a Step-Up Loan. For the avoidance of doubt, increases that are based upon a deterioration in the creditworthiness of the Obligor or changes in a pricing grid or based on deterioration in financial ratios or other similar coupon or spread-reset features shall not be considered in determining whether an obligation is a Step-Up Loan.

"Structured Finance Obligation" means an obligation (a) issued by a special purpose vehicle, (b) secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, and (c) the owner of such obligation has no recourse to any material guarantor, collateral (other than collateral owned by such special purpose vehicle) or other credit support; provided, for the avoidance of doubt, that the presence of any monoline guaranty or other third party credit enhancement provider will not be considered "recourse" under this clause (c).

"Stub Period" means the period from and including each Calculation Date to but excluding the related Immediate Payment Date.

"Subordinated Debt" means a loan of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment or lien priority to any First Lien Last-Out Loan, Second Lien Loan or unsecured loan of the Obligor under such loan.

"Subsidiary" means any corporation, limited partnership, limited liability company, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, provided that Subsidiary shall also include the Subsidiary Guarantor.

"Subsidiary Guarantor" means FPLF NS Holdings Finance DAC, an Irish designated activity company incorporated under the laws of Ireland, with company number 799873 and having its registered office at 32 Molesworth Street Dublin 2, Ireland.

"Subsidiary Guaranty" means the Guaranty, dated as of the Closing Date, made by the Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

"Substitute Collateral Loan" has the meaning assigned to such term in Section 10.5(a).

"Substitution Event" has the meaning assigned to such term in Section 10.5(a).

"Supported QFC" has the meaning specified in Section 12.21.

"Swingline Borrowing" has the meaning assigned to such term in Section 2.1.

"Swingline Facility End Date" has the meaning assigned to such term in Section 2.1(b).

"Swingline Lender" means The Bank of Nova Scotia, in its capacity as lender of Swingline Loans hereunder, and its successors and assigns.

"Swingline Loan" has the meaning assigned to such term in Section 2.1(b).

"Swingline Refinancing Date" has the meaning assigned to such term in Section 2.2(c).

"Swingline Refinancing Loans" has the meaning assigned to such term in Section 2.2(c).

"Syndicated Borrowing" means a Borrowing of Syndicated Loans hereunder.

"Syndicated Loan" means each Class A-R Loan and each Class A-T Loan.

"Synthetic Security" means a security or swap transaction other than a Participation Interest that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

"TARGET2 Settlement Date" means any day on which TARGET2 is open for the settlement of payments in Euros.

"Tax Advantaged Jurisdiction" means (a) each of the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Singapore or the U.S. Virgin Islands or (b) with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and upon satisfaction of the Rating Condition with respect to the treatment of another jurisdiction as a Tax Advantaged Jurisdiction, such other jurisdiction; provided that, in each case, such jurisdiction has a foreign currency issuer credit rating that is, at the time the applicable Loan Party commits to acquire the relevant Collateral Loan, at least "AA" by S&P; provided further that, (1) with respect to any applicable Obligor that is organized or incorporated in such jurisdiction, in the Borrower's good faith estimate, a substantial portion of the operations of such Obligor is located in, or a substantial portion of such Obligor's revenue or value is derived from, in each case directly and not through any subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Borrower to be the source of the majority of revenues, if any, of such Obligor), the United States or a Group Country, or (2) (x) such Obligor's payment obligations in respect of such Collateral Loan are guaranteed by an entity that is organized in the United States or a Group Country and the related Collateral Loan is supported by United States or applicable Group Country revenue sufficient to service such Collateral Loan and all obligations senior to or pari passu with such Collateral Loan and (y) such guarantee satisfies the then-current S&P domicile guarantee criteria; provided further that if such operations are located in, or revenues are derived from, a Group Country, then, for purposes of calculating the Concentration Limitations, the applicable Collateral Loan shall be included in clause (a) thereof.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

"Term CORRA" means, for each Interest Period relating to a Loan denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Interest Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that Term CORRA is less than zero, such rate shall be deemed to be the zero for purposes of this Agreement; provided, however, that if as of 1:00 p.m. (Toronto time) on any Term CORRA Determination Day, the Term CORRA Reference Rate for the three month tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term CORRA Determination Day (notice of which shall be provided to S&P).

"Term CORRA Administrator" means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

"Term CORRA Determination Date" means with respect to each Interest Period, the day that is two (2) Business Days prior to the first day of such Interest Period.

"Term CORRA Reference Rate" means the forward-looking term rate based on CORRA.

"Term SOFR" means, as of any date of determination, the Term SOFR Reference Rate for a three month tenor on the day (such day, the "Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of each Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if Term SOFR as so determined shall ever be less than zero, then Term SOFR shall be deemed to be zero; provided further that for the first Interest Period beginning on the Closing Date, the rate shall be determined in accordance with the definition of Interpolated Rate; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for the three month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day (notice of which shall be provided to S&P).

"Term SOFR Administrator" means the CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (in its reasonable discretion).

"Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

"Term SOFR Reference Rate" means, the forward-looking term rate based on SOFR.

"Third Amendment Effective Date" means June 17, 2026.

"Total Capitalization" means, at any time, the sum of (without duplication), (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans and, other than with respect to the determination of the Concentration Limitations, Excess Concentration Amounts), plus (b) the Defaulted Loan Balance of the Defaulted Loans, plus (c) the Aggregate Undrawn Amount, plus (d) the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds, minus (e) the Exposure Amount.

"Total Class A-R Commitment" means, as of any date of determination, the aggregate amount of the Class A-R Commitments (funded or unfunded) on such date, which as of the Third Amendment Effective Date is the amount indicated in Schedule J (as such amount may be reduced from time to time pursuant to Section 2.7 or Section 2.15) or increased from time to time pursuant to Section 2.11).

"Total Class A-T Commitment" means, as of any date of determination, the aggregate amount of the Class A-T Commitments (funded or unfunded) on such date, which as of the Third Amendment Effective Date is the amount indicated in Schedule J and such amount will be reduced to zero upon the funding of the Class A-T Loans on the Closing Date. The amount of the Class A-T Commitments may be increased from time to time pursuant to Section 2.11 or, if increased after the date hereof, subsequently reduced from time to time pursuant to Section 2.7.

"Total Rated Lender Commitment" means, as of any date of determination, (i) the Total Class A-R Commitment minus (ii) the aggregate amount of the Class A-R Commitments held by any Lender that does not qualify as an Approved Lender on such date.

"Transfer Deposit Amount" means, on any date of determination with respect to any Collateral Loan, an amount equal to the sum of the outstanding principal balance of such Collateral Loan, together with accrued interest thereon through such date of determination, and in connection with any Substitute Collateral Loan which is a Revolving Collateral Loan or a Delayed Funding Loan, an amount equal to the Net Aggregate Exposure Amount thereof as of the applicable Cut-Off Date.

"Transferred Participation" means any Collateral Loan held in the form of a Participation Interest acquired by a Loan Party from (i) the Parent or (ii) any Parent SPV Subsidiary that becomes party to a Sale Agreement in accordance with the terms thereof.

"Transparency and Reporting Requirements" means the transparency requirements contained in Article 7 of the EU Securitisation Regulation, as may be amended from time to time.

"Transparency Reports" has the meaning set forth in Section 5.1(m).

"Transparency Reporting Effective Date" means the date reasonably agreed to by the Borrower, the Administrative Agent, the Collateral Agent and the Servicer after delivery of a Transparency Reporting Request; provided, that the Transparency Reporting Effective Date shall be deemed to be the Second Amendment Effective Date.

"Transparency Reporting Request" means a written request from the Administrative Agent (at the direction of an Affected Lender) for the Borrower, as the designated reporting party, to comply with the Transparency and Reporting Requirements, substantially in the form of Exhibit K hereto, delivered to the Borrower, the Collateral Agent, the Custodian and the Servicer.

"U.S. Bank" means U.S. Bank Trust Company, National Association.

"U.S. Bank NA" means U.S. Bank National Association.

"U.S. Dollar Equivalent" means, with respect to any Loan denominated in an Alternative Currency, the amount of U.S. Dollars that would be required to purchase the amount of such Alternative Currency using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate and as determined by the Administrative Agent.

"U.S. Dollars" and "$" mean lawful money of the United States of America.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Special Resolution Regime" has the meaning specified in Section 12.21.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

"UK" means the United Kingdom.

"UK PRASR" means the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England.

"UK Risk Retention Requirements" means UK SECN 5 and Article 6 of Chapter 2 of the UK PRASR together with Chapter 4 of the UK PRASR, in each case, as may be amended, modified, supplemented, varied or substituted from time to time.

"UK Securitisation Regulation" means (a) the UK SR 2024, (b) the UK SECN XE "UKSECN" , (c) the UK PRASR and (d) the relevant provisions of the Financial Services Markets Act 2023 (in each case as amended, supplemented or replaced from time to time).

"UK SECN" means the securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the UK.

"UK SR 2024" means the Securitisation Regulations 2024 (SI 2024/102).

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Unfunded Amount" means, at any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

"United States" or "U.S." means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

"Unscheduled Principal Payments" means any principal payments received with respect to a Collateral Loan during and after the Reinvestment Period as a result of optional redemptions, exchange offers, tender offers, consents or other payments or prepayments made at the option of the Obligor thereof.

"Unsettled Amount" means, as of any date, all amounts due in respect of any Collateral Loans that the applicable Loan Party has entered into a binding commitment to originate or purchase but has not yet settled.

"Upfront Fee Letter" means the fee letter dated on or about the Closing Date, between the Borrower, the Servicer and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

"USD Collection Account" has the meaning specified in Section 8.2(a).

"USD Loan" means a Loan denominated in U.S. Dollars.

"USD Payment Account" has the meaning specified in Section 8.3(a).

"Weighted Average Coupon" means, with respect to Fixed Rate Obligations (excluding Defaulted Loans), as of any date, the number obtained by:

(x) summing (i) the sum of the products obtained by multiplying the cash-pay portion of the interest coupon of each such Fixed Rate Obligation (plus any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) as of such date by the Principal Balance of each such Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date, and

(y) dividing such sum by the sum of the Aggregate Principal Balance plus the Exposure Amount of all such Fixed Rate Obligations, and rounding the result up to the nearest 0.001%; provided that if the foregoing amount is less than 7.00%, then all or a portion of the Weighted Average Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

"Weighted Average Coupon Adjustment" means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the S&P Minimum Floating Spread and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations (excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus Exposure Amount of all Fixed Rate Obligations (excluding Defaulted Loans). In computing the Weighted Average Coupon Adjustment on any date, the Weighted Average Spread for such Measurement Date shall be computed as if the Weighted Average Spread Adjustment was equal to zero.

"Weighted Average Life" means, as of any Measurement Date, the number obtained by (a) for each Collateral Loan (other than a Defaulted Loan), multiplying the amount of each Scheduled Distribution of principal (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) to be paid after such Measurement Date by the number of years (rounded to the nearest hundredth) from such Measurement Date until such Scheduled Distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a); and (c) dividing the sum calculated pursuant to clause (b) by the sum of all successive Scheduled Distributions of principal on all the Collateral Loans (other than Defaulted Loans) as of such Measurement Date.

"Weighted Average S&P Recovery Rate" means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by (a) multiplying the outstanding Maximum Principal Balance of each Collateral Loan by its corresponding recovery rate as determined separately for each Collateral Loan in accordance with Section 1 of Schedule E hereto, (b) dividing such sum by the Aggregate Maximum Principal Balance of all of the Collateral Loans, and (c) rounding to the nearest tenth of a percent.

"Weighted Average Spread" means, with respect to Floating Rate Obligations (in each case excluding Defaulted Loans), as of any date, the number obtained by:

(x) summing (i) the sum of the products obtained by multiplying the excess of the cash‑pay portion of the interest rate payable on such Collateral Loan (plus for any Collateral Loan, any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) (such rate stated as a per annum rate) over Term SOFR multiplied by the Principal Balance of each Floating Rate Obligation as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date; and

(y) dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Floating Rate Obligations, and rounding the result up to the nearest 0.001%; provided that, if the foregoing amount is less than the S&P Minimum Floating Spread, then all or a portion of the Weighted Average Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

"Weighted Average Spread Adjustment" means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Coupon for such date over 7.00% and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Fixed Rate Obligations (in each case excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations as of such date (in each case excluding Defaulted Loans). In computing the Weighted Average Spread Adjustment on any Measurement Date, the Weighted Average Coupon for such date shall be computed as if the Weighted Average Coupon Adjustment was equal to zero.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

"Zero Coupon Loan" means any obligation that at the date of determination does not by its terms provide for the payment of cash interest; provided that if, after the receipt by the applicable Loan Party of such obligation, such obligation provides for the payment of cash interest, it shall cease to be a Zero Coupon Loan. A Zero Coupon Loan may only be acquired by a Loan Party as part of a Distressed Exchange.

Section 1.2 Accounting Terms and Determinations and UCC Terms.

(a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.

(b) Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

(c) All references to an S&P rating of the Loans and any references related thereto (but, for the avoidance of doubt, excluding S&P Ratings, including credit estimates, on the Collateral Loans, which shall be required at all times in accordance with the terms hereof) including all notices, conditions, confirmations, requests, consents, obligations or requirements in connection therewith shall not be effective or impose any obligations or duties on any party or confer any right upon S&P, unless and until the S&P Rating Effective Date and shall be subject to Section 5.43. Any reference herein to notice or other delivery to be provided to S&P shall no longer be applicable if after the S&P Rating Effective Date, S&P is no longer rating any Loans (whether or not so specified herein). For the avoidance of doubt, the Rating Condition shall be applicable only on and after the S&P Rating Effective Date and only for so long as S&P is rating any Loans.

Section 1.3 Assumptions and Calculations with respect to Collateral Loans.

In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in any Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Pledged Collateral securing the Loans shall be made on the basis of information as to the terms of such Pledged Collateral and upon report of payments, if any, received on such Pledged Collateral that are furnished by or on behalf of the Obligor in respect of such Pledged Collateral and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests and the Reinvestment Overcollateralization Test, except as otherwise specified in the Coverage Tests and the Reinvestment Overcollateralization Test, such calculations shall not include scheduled interest and principal payments on Defaulted Loans unless or until such payments are actually made.

(c) For each Due Period and as of any date of determination, the Scheduled Distribution on any Pledged Collateral (other than a Defaulted Loan, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Pledged Collateral (including the proceeds of the sale of such Pledged Collateral received and, in the case of sales which have not yet settled, to be received during the Due Period and not reinvested in additional Collateral Loans or Eligible Investments or retained in the Collection Accounts for subsequent reinvestment pursuant to Section 10.2) that, if paid as scheduled, shall be available in the applicable Collection Account at the end of the Due Period and (ii) any such amounts received by the applicable Loan Party in prior Due Periods that were not disbursed on a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to any Pledged Collateral shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Loans or other amounts payable pursuant to this Agreement. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.3(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.3(d) being greater than the actual amounts available. For purposes of the applicable determinations required by the Priority of Payments, Article X and the definition of "Interest Coverage Ratio," the expected interest on the Loans and any Floating Rate Obligations shall be calculated using the then current interest rates applicable thereto.

(e) [Reserved.]

(f) References in the Priority of Payments to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g) [Reserved.]

(h) Except as otherwise provided herein, Defaulted Loans shall not be included in the calculation of the Collateral Quality Test.

(i) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Loans and Deferring Loans shall be held at their Defaulted Loan Balance.

(j) For purposes of calculating compliance with the Eligibility Criteria, upon the direction of the Borrower by notice to the Agents and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the maturity, redemption, sale or other disposition of Collateral Loans shall be deemed to have the characteristics of such Collateral Loans until reinvested in additional Collateral Loans. Such calculations shall be based upon the principal amount of such Collateral Loans, except in the case of Defaulted Loans and Credit Risk Loans, in which case the calculations shall be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Loans or Credit Risk Loans.

(k) For purposes of calculating the Disposition Proceeds of a Collateral Loan in sale transactions, Disposition Proceeds shall include any Principal Financed Accrued Interest received in respect of such sale.

(l) For purposes of calculating clause (c) of the definition of "Concentration Limitations", the amounts on deposit in the Collection Accounts (including Eligible Investments therein and capital contributions or proceeds deposited therein by any Membership Interest Holder) representing Principal Proceeds shall be deemed to be a Floating Rate Obligation that is a Senior Secured Loan.

(m) With respect to any reinvestment of (i) Disposition Proceeds, (ii) Unscheduled Principal Payments or (iii) Principal Proceeds received upon the maturity of a Collateral Loan, in order to determine whether the Maximum Weighted Average Life Test is satisfied or, if not satisfied, maintained or improved, after such reinvestment, the Maximum Weighted Average Life Test as calculated prior to such sale for Disposition Proceeds and prior to the receipt of such Unscheduled Principal Payments or Principal Proceeds shall be compared to the Maximum Weighted Average Life Test as calculated after such reinvestment.

(n) [Reserved].

(o) For purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.1%. Unless otherwise specified, all other test calculations that evaluate to a percentage shall be rounded to the nearest ten-thousandth and test calculations that evaluate to a number shall be rounded to the nearest one-hundredth.

(p) Unless otherwise specifically provided herein, all calculations or determinations required to be made and all reports which are to be prepared pursuant to this Agreement shall be made on the basis of the trade date.

(q) The Maximum Weighted Average Life Test will be calculated by using the actual number of days over 360.

(r) Determination of the purchase price of a Collateral Loan shall be made independently each time such Collateral Loan is purchased by the applicable Loan Party and pledged to the Collateral Agent, without giving effect to whether such Loan Party has previously purchased such Collateral Loan (or an obligation of the related Obligor).

(s) Scheduled interest due on Collateral on which payments are subject to withholding taxes, including on any Collateral held by an SPV Subsidiary, will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any "gross-up" payments required to be made by the related Obligor pursuant to such loan's Related Contracts; provided that, with respect to any asset held by an SPV Subsidiary, any scheduled interest on such asset will be deemed to have a value of zero unless such SPV Subsidiary has pledged such asset to the Collateral Agent for the benefit of the Secured Parties.

(t) Any portion of a Collateral Loan or other obligation owned of record by a Loan Party that has been assigned by such Loan Party to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.

(u) References in this Agreement to a Loan Party's "purchase" or "acquisition" of a Collateral Loan include references to such Loan Party's making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired or originated by such Loan Party on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Funding Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(v) For purposes of calculating the Weighted Average Spread or Weighted Average Coupon, (i) a Collateral Loan that is a Step-Down Loan will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Loan and (ii) a Collateral Loan that is a Step-Up Loan will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(w) If a Collateral Loan included in the Collateral would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of "Current Pay Obligation", then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Loans. Each such Defaulted Loan will be treated as a Defaulted Loan for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Loan, the applicable percentage of the Aggregate Principal Balance of the Current Portfolio.

Section 1.4 Cross-References; References to Agreements. "Herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition. Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents.

Section 1.5 Reference to Secured Parties and S&P. In each case herein where any payment or distribution is to be made or notice is to be given to the "Secured Parties", such payments and distributions in respect of the Lenders shall be made to the Collateral Agent and such notices in respect of the Lenders shall be made to the applicable Administrative Agent. For the avoidance of doubt, the term “financial institution” shall be understood to include funds and similar entities (including any AXA Lender).

Any reference herein to notice or other delivery to be provided to S&P shall no longer be applicable if S&P is no longer rating any Loans (whether or not so specified herein).

Section 1.6 Currency Equivalents.

(a) Except as set forth in clause (b) below, for purposes of all valuations and calculations under the Loan Documents, (i) the principal amount of all Collateral Loans denominated in an Alternative Currency, (ii) proceeds of the Collateral denominated in an Alternative Currency on deposit in any Covered Account, (iii) for the purposes of any Coverage Test, Portfolio Advance Rate Test, Collateral Quality Test, Concentration Limitation or any other ratio, test or calculation made hereunder and (iv) the aggregate outstanding principal amount of Loans and any A-R Commitments and A-T Commitments denominated in an Alternative Currency, the outstanding aggregate principal amount of Loans, in each case denominated in an Alternative Currency, shall be converted to U.S. Dollars at the Spot Rate in accordance with the definition of such term on the applicable date of valuation or calculation, as applicable.

(b) Except as provided in Section 2.10(c), for purposes of determining (i) whether the amount of any Loan, together with all other Loans then outstanding or to be made at the same time as such Loans, would exceed the aggregate amount of the Total A-R Commitment or Total A-T Commitment, (ii) the aggregate unutilized amount of the Commitments and (iii) the Alternative Currency Sublimit shall be deemed to be the U.S. Dollar Equivalent of the amount of the Alternative Currency on the date of determination. Wherever in this Agreement in connection with a Loan, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Loan is denominated in an Alternative Currency, such amount shall be the Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest 1,000 units of the applicable Alternative Currency).

Section 1.7 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ABR, the Term SOFR Reference Rate, Term SOFR, EURIBOR, Daily Simple SONIA, Term CORRA or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as ABR, Term SOFR, EURIBOR, Daily Simple SONIA, Term CORRA, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Loan Partiees. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE LOANS

Section 2.1 The Commitments.

On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III:

(a) each Class A-R Lender severally agrees (i) to make loans in U.S. Dollars or in one or more Alternative Currencies to the Borrower (each, a "Class A-R Loan") from time to time on any Business Day during the period from the Closing Date until the end of the Class A-R Commitment Period, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Class A-R Commitment and, as to all Class A-R Lenders, in an aggregate principal amount up to but not exceeding the Total Class A-R Commitment as then in effect and (ii) if applicable, on the last day of the Reinvestment Period (except if the Reinvestment Period terminates pursuant to clause (b) of the definition thereof as a result of an Event of Default), to make a Class A-R Loan (and the Borrower hereby directs that such Loan be made) in an amount equal to its Percentage Share of (x) the Unfunded Amount less (y) the amount on deposit in the Future Funding Reserve Accounts, in each case as of the date such Class A-R Loan is made (such Class A-R Loan, the "Future Funding Reserve Loan"), but only to the extent that its Percentage Share does not exceed its unfunded Class A-R Commitment, and the Borrower shall deposit the proceeds of such Future Funding Reserve Loan in the applicable Future Funding Reserve Account such that the amounts on deposit in the Future Funding Reserve Accounts equal the Unfunded Amount; provided that at no time shall the sum of (i) the U.S. Dollar Equivalent of the aggregate outstanding Class A-T Loans denominated in Alternative Currencies plus (ii) the U.S. Dollar Equivalent of the aggregate outstanding Class A-R Loans denominated in Alternative Currencies exceed the Alternative Currency Sublimit;

(b) the Swingline Lender agrees to make loans (each, a "Swingline Loan" and, together with the Class A-R Loans, the "Revolving Loans") to the Borrower in U.S. Dollars from time to time on any Business Day during the period from the Closing Date until the date that is five Business Days prior to the end of the Class A-R Commitment Period (the "Swingline Facility End Date") in an aggregate principal amount at any one time outstanding that will not result in either (i) the aggregate principal amount of all outstanding Swingline Loans exceeding $75,000,000 or (ii) the aggregate principal amount of all outstanding Revolving Loans (including such Swingline Loan and all other then-outstanding Swingline Loans) exceeding the Total Class

A-R Commitment as then in effect; provided, that the Swingline Lender shall not be required to (but may, in its sole discretion) make more than five Swingline Loans to the Borrower in any calendar month; and

(c) each Class A-T Lender severally agrees to make loans to the Borrower (each, a "Class A-T Loan") on the Closing Date and, as applicable, from time to time in accordance with Section 2.11, Section 2.15 and Section 3.3, in each case, in a principal amount equal to such Class A-T Lender's Class A-T Commitment and, as to all Class A-T Lenders, in an aggregate principal amount equal to the Total Class A-T Commitment; provided that at no time shall the sum of (i) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Class A-T Loans denominated in Alternative Currencies plus (ii) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Class A-R Loans denominated in Alternative Currencies, exceed the Alternative Currency Sublimit. For the avoidance of doubt, the Total Class A-T Commitment as of the Closing Date is $0 and such amount may be increased pursuant to Section 2.11 or Section 12.5.

Each such borrowing of a Class A-R Loan on any single day is referred to herein as a "Class A-R Borrowing"; each such borrowing of a Swingline Loan on any single day is referred to herein as a "Swingline Borrowing"; Class A-R Borrowings and Swingline Borrowings are referred to herein collectively as "Revolving Borrowings"; the borrowing of the Class A-T Loans is referred to herein as the "Class A-T Borrowing"; and Revolving Borrowings and Class A-T Borrowings are referred to herein collectively as "Borrowings".

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Revolving Loans under this Section 2.1 and prepay Revolving Loans under Section 2.7, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Class A-T Loans once repaid may not be reborrowed.

Notwithstanding any of the foregoing in this Section 2.1 or any other provision of this Agreement or the other Loan Documents, but without limiting the obligation of any Conduit Support Provider, each Lender that is a CP Conduit shall only be required to make Loans to the extent it has funds available therefor.

Notwithstanding the foregoing provisions of this Section 2.1 or any other provision herein or in any other Loan Document to the contrary, from and after the nine-month anniversary of the Closing Date, if the S&P Rating Effective Date has not occurred, no fundings shall be made under this Agreement.

Section 2.2 Making of the Loans.

(a) If the Borrower desires to make a Borrowing under this Agreement it shall give the Agents a written notice in substantially the form set forth on Exhibit B hereto (each, a "Notice of Borrowing"), which Notice of Borrowing shall promptly be sent by the Administrative Agent to each applicable Lender, for such Borrowing not later than:

(i) (1) in the case of Syndicated Borrowings after the Closing Date, 1:00 p.m. (New York City time) at least three Business Days prior to the day of the requested Borrowing for Borrowings in U.S. Dollars and at least three Business Days prior to the day of the requested Borrowing for Borrowings in any other Currency and (2) in the case of Syndicated Borrowings on the Closing Date, 1:00 p.m. (New York City time) on the Closing Date; and

(ii) in the case of Swingline Borrowings, 10:00 a.m. (New York City time) on the day of the requested Swingline Borrowing; provided, that the Swingline Lender shall not be required to (but may, in its sole discretion) make more than five Swingline Loans to the Borrower in any calendar month.

Each Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date the request for the related Borrowing is being made, signed by an Authorized Officer of the Borrower and otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be (x) in the case of the Borrowing of Class A-T Loans, a Business Day, (y) in the case of a Borrowing of Class A-R Loans, a Business Day falling on or prior to the end of the Class A-R Commitment Period and (z) in the case of Swingline Borrowings, a Business Day falling on or prior to the Swingline Facility End Date. The amount of the Borrowing requested in each Notice of Borrowing (the "Requested Amount") shall be equal to (in the case of the Borrowing of Class A-T Loans) the full amount of the Class A-T Commitments and (in all other cases) at least $1,000,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining unfunded Class A-R Commitments hereunder).

Each Notice of Borrowing (other than Notices of Borrowing that request Swingline Loans and related Swingline Refinancing Loans) shall be revocable by the Borrower only if notice of such revocation is given to the Lenders and the Administrative Agent no later than 10:00 a.m. (New York City time) on the date that is (i) one Business Day before the date of the related Borrowing for Borrowings in U.S. Dollars or (ii) three Business Days before the date of the related Borrowing for Borrowings in any other Currency. Notices of Borrowing shall otherwise be irrevocable.

(b) Each Lender shall, not later than 1:00 p.m. (New York City time) on each Borrowing Date (including the Closing Date) in respect of the Loans to be made by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Borrower by disbursing such funds in the applicable Currency to the Collateral Agent (with notice to the Administrative Agent) on such Borrowing Date. The Swingline Lender shall, not later than 1:00 p.m. (New York City time) on each Revolving Borrowing Date in respect of Swingline Loans, make the applicable Requested Amount available to the Borrower by disbursing such funds in U.S. Dollars to the Collateral Agent (with notice to the Administrative Agent) on such Borrowing Date; provided that the Swingline Lender shall have no obligation hereunder to make any Swingline Loan at any time if (x) one or more of the other Class A-R Lenders is a Defaulting Lender at such time or (y) at such time, one or more Class A-R Lenders (whether or not constituting Approved Lenders or Defaulting Lenders) has announced that it is not obligated (or has disputed, in good faith or otherwise, whether it is obligated) to make additional Class A-R Loans hereunder.

(c) Each Notice of Borrowing for a Swingline Loan shall also be deemed to constitute a Notice of Borrowing for Class A-R Loans (such Class A-R Loans, "Swingline Refinancing Loans"), in the same Requested Amount in U.S. Dollars, but with a Revolving Borrowing Date falling on the day (the "Swingline Refinancing Date") that is three Business Days after the date on which such Swingline Borrowing is made. Notwithstanding anything to the contrary contained herein:

(i) each Class A-R Lender hereby agrees to make Class A-R Loans on each Swingline Refinancing Date in an amount equal to its Percentage Share of such Requested Amount and (unless it is the Swingline Lender) shall disburse such funds in U.S. Dollars to the Collateral Agent for the exclusive benefit of the Swingline Lender; and

(ii) the Collateral Agent shall promptly apply all amounts received from the Class A-R Lenders under clause (i) above to the repayment of the outstanding Swingline Loans by paying the same to the Swingline Lender.

If the Swingline Lender is also a Class A-R Lender, it will be deemed to have automatically funded its portion of each Swingline Refinancing Loan on the relevant Swingline Refinancing Date. The obligations of the Class A-R Lenders under clause (i) above, and the obligations of the Collateral Agent to apply amounts received from the Class A-R Lenders under clause (ii) above, shall be absolute and unconditional, shall not be affected by any event or circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Class A-R Commitments (whether pursuant to Article VI or otherwise), shall be made without any offset, abatement, withholding or reduction whatsoever, and shall survive the termination of this Agreement.

At any time that there shall exist a Defaulting Lender under this Agreement, within two (2) Business Days of the written request of the applicable Swingline Lender, the Borrower shall repay the outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans. Notwithstanding anything to the contrary herein, the Borrower may withdraw funds on deposit in the USD Collection Account representing Principal Proceeds for the purpose of repaying the outstanding Swingline Loans pursuant to this paragraph so long as no Commitment Shortfall results therefrom.

(d) Unless the Collateral Agent has been notified that any applicable condition specified in Article III or otherwise has not been satisfied, the Collateral Agent will make the funds so received from the Lenders available to the Borrower on the date of each Borrowing not later than 4:00 p.m. (New York City time) at the Collateral Agent's address.

(e) Unless the Collateral Agent and the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Collateral Agent such Lender's Percentage Share of such Borrowing, the Collateral Agent may assume that such Lender has made such Percentage Share available to the Collateral Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.2 and the Collateral Agent (upon the direction of the Administrative Agent) may (but shall have no obligation to until receipt of good funds), in reliance upon such assumption, make available to the

Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its Percentage Share of the applicable Borrowing available to the Collateral Agent (such Lender, a "Non-Funding Lender"), then such Non-Funding Lender and the Borrower severally agree to pay to any Initial Lender that voluntarily funds on behalf of such Non-Funding Lender forthwith on demand (x) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Initial Lender, at (i) in the case of a payment to be made by such Non-Funding Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the Alternate Base Rate and (y) a nonrefundable fee payable by the Non-Funding Lender of $20,000 within 2 Business Days after the date of such Borrowing in which the Non-Funding Lender did not make its Percentage Share of such Borrowing available. If the Borrower and such Non-Funding Lender shall pay such interest to the Initial Lender for the same or an overlapping period, the Initial Lender shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Non-Funding Lender subsequently pays its Percentage Share of the Requested Amount to the Collateral Agent, then the amount so paid shall constitute such Non-Funding Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Collateral Agent. The failure of any Lender to make any Loan on a date of Borrowing hereunder shall not relieve any other Lender of any obligation hereunder to make a Loan on such date. Notwithstanding the foregoing and any other provision to the contrary contained herein, if any Lender shall have failed to fund its Percentage Share of a previously requested Loan on the applicable date of Borrowing and the Borrower provides a new Notice of Borrowing as a result of such failure to fund, then, in each such case, if necessary to make such Borrowing, the Borrower shall be permitted a single additional Loan without regard to the minimum borrowing limit set forth herein.

(f) The allocations of the Class A-R Loans and the Class A-T Loans as of the Closing Date are set forth in Schedule J.

Section 2.3 Evidence of Indebtedness; Notes.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a "loan" and not a "security" for purposes of Section 8-102(15) of the UCC.

(b) The Administrative Agent shall maintain, in accordance with its usual practices, accounts in which it will record (i) the amount of each Loan made hereunder to the Borrower, (ii) the amount and Class of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any principal sum paid by the Borrower hereunder and each Lender's share thereof.

(c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.3 shall be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event that any such entries conflict with the information contained in the Register, the records contained in the Register shall control absent manifest error.

(d) Any Lender may request that its Loans of any Class to the Borrower be evidenced by a Note of such Class that is consistent with the Administrative Agent's records maintained in accordance with Section 12.6(f). In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note of such Class payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise appropriately completed and the Administrative Agent shall record such delivery in the Register. Thereafter, the Loans of such Class of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Notes of such Class payable to such Lender (or registered assigns pursuant to Section 12.6), except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) of this Section 2.3. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Administrative Agent, with notice of such surrender to the Collateral Agent, promptly (but no more than 10 Business Days) following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 2.4 Maturity of Loans.

100% of the outstanding principal amount of each Loan, together with all accrued and unpaid interest thereon, shall be payable on the Stated Maturity.

Section 2.5 Interest Rates.

(a) Each Syndicated Loan shall bear interest on the unpaid principal amount thereof, for each day such Loan is outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto. Such interest shall be payable for each Interest Period on the Payment Date immediately following the end of such Interest Period.

(b) Each Swingline Loan shall bear interest on the unpaid principal amount thereof, for each day such Swingline Loan is outstanding, at a rate per annum equal to the Applicable Rate with respect thereto. Accrued interest on each Swingline Loan shall be payable in arrears on each Payment Date.

(c) In the event that an Event of Default shall have occurred and (x) the Borrower is required to provide notice of such Event of Default pursuant to Section 5.1(d), (y) any Agent or Lender has notified the Borrower or the Servicer of the occurrence of such Event of Default or (z) an Authorized Officer of the Borrower or the Servicer otherwise has knowledge of such Event of Default, and thereafter, for so long as such Event of Default shall be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest for each day at the annual rate of the sum of (i) the Applicable Rate for such Loan for such day plus (ii) two percent (the "Post-Default Rate" for such Loan).

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions; provided that the relevant CP Lender or its Program Manager shall determine and announce to the Administrative Agent and the Collateral Agent the Cost of Funds Rate (if any) for each Loan that is made by a CP Lender, such determination to be conclusive absent manifest error. The Administrative Agent shall give prompt notice to the Borrower, the Collateral Agent and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, the Collateral Agent or any Lender, deliver to the Borrower, the Collateral Agent or such Lender, as the case may be, a statement showing the quotations and demonstrating the calculations used by the CP Lender or its Program Manager, or the Administrative Agent (as applicable) in determining any interest rate pursuant to this Section 2.5.

Section 2.6 Commitment Fees.

(a) Commitment Fees Payable. The Borrower shall pay to the Class A-R Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, a commitment fee (a "Commitment Fee") which shall accrue on the Aggregate Undrawn Amount for each day from and including the Closing Date to but excluding the date that the Class A-R Commitments terminate, expire or are permanently reduced to zero at a per annum rate equal to 0.50%; provided that if as the result of a Bail-In Action the Commitment of any Class A-R Lender is reduced or any Class A-R Lender is not permitted to fund all or a portion of its Commitment, the Commitment Fee payable to such Class A-R Lender shall be calculated based on its Commitment as so reduced or not permitted to be funded; provided further that any Class A-R Lender shall not be entitled to a Commitment Fee for each day during any period in which such Class A-R Lender is a Defaulting Lender (but, for the avoidance of doubt, payment of the Commitment Fee to such Class A-R Lender shall recommence at such time when such Class A-R Lender is no longer a Defaulting Lender).

Commitment Fees accrued during each Due Period shall be payable on the related Payment Date and shall be calculated by the Administrative Agent pursuant to Section 2.10. The

Commitment Fees shall accrue for each day from, and including, the first day of each Due Period to and including the last day of such Due Period. All payments by or on behalf of the Borrower under this Section 2.6 shall be made in accordance with the Priority of Payments.

(b) Fees Non-Refundable. All fees set forth in this Section 2.6 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Class A-R Lenders regardless of whether any Class A-R Loans are actually made.

Section 2.7 Reduction of Commitments; Prepayments.

(a) Automatic Reduction and Termination of Commitments.

(i) The Total Class A-R Commitment (and the Class A-R Commitment of each Lender) shall be automatically reduced to zero at the close of business (New York City time) on the last day of the Class A-R Commitment Period. Upon the making of the Class A-T Loans on the Closing Date, the amount of the Total Class A-T Commitments shall be reduced to zero.

(ii) On each Payment Date occurring after the end of the Reinvestment Period but during the Class A-R Commitment Period (and after giving effect to the payments made under the Priority of Payments on such date), the Total Class A-R Commitments will be reduced automatically and without any further action by any Person to an amount equal to (i) the aggregate principal amount of all Revolving Loans then outstanding plus (ii) the Net Aggregate Exposure Amount (which shall be determined including any Revolving Collateral Loans and Delayed Funding Loans that the Borrower entered into binding commitments before the end of the Reinvestment Period to purchase after the end of the Reinvestment Period) at such time plus (iii) the purchase price of any Collateral Loans as to which the Borrower entered into binding commitments before the end of the Reinvestment Period to purchase such Collateral Loans. The Borrower shall provide written notice of such reduction of the Total Class A-R Commitment to the Agents at least two Business Days prior thereto (in substantially the form attached hereto as Exhibit H).

(iii) During the continuance of a Retention Letter Default, (x) if an AXA Lender is a Non-Consenting Lender on any date of determination, the Borrower shall have the right to permanently reduce the undrawn Commitment of such AXA Lender only and not reduce the undrawn Commitment of any other Lender and the Borrower is permitted to repay any outstanding Loans to the AXA Lenders in connection therewith and (y) if such Retention Letter Default continues and is not waived by the AXA Lenders or cured within six (6) months of the occurrence of the event giving rise to such Retention Letter Default, the Borrower shall permanently reduce to zero the undrawn Commitments of the AXA Lenders only and not reduce the undrawn Commitment of any other Lender; provided, that if such Retention Letter Default has continued for a period of less than six (6) months, any such reduction shall be subject to the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).

(b) Mandatory Prepayments.

(i) The Loans shall be prepaid in whole or in part on each Payment Date in accordance with the Priority of Payments, but only to the extent applicable under the Priority of Payments on any such Payment Date. Each such prepayment of the Loans may be made without notice, except (i) as may be required by the related Payment Date Report, (ii) during the Reinvestment Period, the Borrower will give not less than two Business Days' prior written notice (in substantially the form attached hereto as Exhibit H) as to whether (x)(I) only the Revolving Loans are being prepaid on such Payment Date or (II) both the Revolving Loans and the Class A-T Loans are being prepaid on such Payment Date and (y) if only the Revolving Loans are being prepaid on such Payment Date, then whether such prepayment shall result in the termination or reduction, as applicable, of the Class A-R Commitments on a U.S. Dollar-for-U.S. Dollar basis, (iii) if any Revolving Loans are to be prepaid on a Payment Date, the Borrower shall give not less than two Business Days' prior written notice (in substantially the form attached hereto as Exhibit H) thereof to the Agents and the Revolving Lenders (or such lesser prior notice as shall be acceptable to such parties), (iv) in the case of all prepayments, not less than two Business Days' prior written notice (in substantially the form attached hereto as Exhibit H) shall be given to the Administrative Agent (or such lesser prior notice as shall be acceptable to the Administrative Agent) and (v) notice of any prepayment that results in a permanent reduction of the Commitments shall be given to S&P.

(ii) If the Administrative Agent notifies the Borrower at any time that the U.S. Dollar Equivalent of the aggregate amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then effect.

(c) Voluntary Prepayments. Subject to the other provisions of this Agreement, (except as provided in clause (iii) below), the Borrower may effect a prepayment of the Loans by any of the following means:

(i) at any time, upon at least two Business Days' notice (in substantially the form attached hereto as Exhibit H) to the Agents (or such lesser prior notice as shall be acceptable to the Agents), prepay all or any portion of the Loans then outstanding on any Business Day that is not a Payment Date (other than during a Stub Period) by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (with accrued interest thereon to the date of such prepayment and any Commitment Fees and amounts due pursuant to Section 2.9 to be paid on the following Payment Date); provided that (x) any prepayments of Class A-R Loans made pursuant to this clause (i) shall result in the termination or reduction, as applicable, of the Class A-R Commitments on a U.S. Dollar-for-U.S. Dollar basis and (y) in the case of a prepayment of the Loans in whole, no such prepayment shall be permitted unless (A) sufficient amounts are on deposit in the Collection Accounts to prepay the Loans and all other amounts owing hereunder in full, (B) the Borrower shall direct the sale of all or part of the Collateral Loans and, if applicable, any other Collateral in an amount sufficient that the proceeds from such sale or sales and all other funds available for such purpose in the applicable Collection Account and the applicable Payment Account (including the net proceeds of any Refinancing (as defined below)) will be at least sufficient to prepay the Loans in full together with all other amounts owing hereunder or (C) the Borrower shall obtain a Refinancing such that the proceeds from the Refinancing, all proceeds from the sale of Collateral Loans and any other Collateral pursuant to clause (B) above and all other available funds will be at least sufficient to prepay the Loans in full together with all other amounts owing hereunder, in each case on the date identified by the Borrower as the prepayment date;

(ii) at any time during the Reinvestment Period, upon at least two Business Days' notice (in substantially the form attached hereto as Exhibit H) to the Agents (or such lesser prior notice as shall be acceptable to the Agents), the Borrower may prepay all or any portion of the Class A-R Loans then outstanding on any Business Day that is not a Payment Date by paying the principal amount to be prepaid (with accrued interest thereon to the date of such prepayment and any Commitment Fees and amounts due pursuant to Section 2.9 to be paid on the following Payment Date); provided that any prepayments of the Class A-R Loans made pursuant to this clause (ii) shall not result in any reduction in the Class A-R Commitments at such time;

(iii) notwithstanding the timing and notice provisions and the prepayment allocations between the Class A-R Loans and the Class A-T Loans in accordance with the Principal Allocation Formula otherwise provided for herein, in connection with any voluntary prepayment by the Borrower, with the prior written consent (in substantially the form attached hereto as Exhibit H) of the Administrative Agent and each Revolving Lender (with notice to S&P), the Borrower may prepay on the applicable prepayment date all or part of the Class A-T Loans then outstanding by paying the principal amount to be prepaid (with accrued interest thereon to the date of prepayment and any Commitment Fees and amounts due pursuant to Section 2.9 to be paid on the following Payment Date) on a pro rata and pari passu basis (other than as provided in Sections 2.7(a)(iii) and 2.7(i) hereof); provided that any prepayments of Class A-T Loans made pursuant to this clause (iii): (x) shall not require any prepayment of the Class A-R Loans or reduction of the Class A-R Commitments, (y) may only be made so long as (A) each Coverage Test, each Collateral Quality Test and the Concentration Limitations are satisfied or, if not satisfied, are maintained or improved after giving effect thereto, or (B) the Rating Condition is satisfied and (z) must be made on a pro rata and pari passu basis; and/or

(iv) at any time, upon at least five Business Days' notice (in substantially the form attached hereto as Exhibit H) to the Agents (or such lesser prior notice as shall be acceptable to the Agents), the Borrower, with the prior written consent of the Administrative Agent and each Revolving Lender, may prepay all or any portion of the Class A-R Loans and the Class A-T Loans, pro rata (other than as provided in Sections 2.7(a)(iii) and 2.7(i) hereof), then outstanding on any Business Day that is not a Payment Date by paying the principal amount to be prepaid (with accrued interest thereon to the date of prepayment and any Commitment Fees and amounts due pursuant to Section 2.9 to be paid on the following Payment Date); provided that any prepayments of the Class A-R Loans made pursuant to this clause (iv) shall not result in any reduction in the Class A-R Commitments at such time.

For purposes of this Section 2.7(c), a "Refinancing" means a refinancing provided pursuant to a loan, issuance or capital contribution, or from one or more financial institutions, equityholders or other purchasers; provided that no borrowing may occur in connection with a Refinancing prior to the date identified by the Borrower as the prepayment date.

All prepayments of Loans pursuant to this Section 2.7(c) shall be applied in accordance with the procedures set forth in Section 2.7(f) and shall not be subject to the Priority of Payments (unless any such prepayment of Loans pursuant to this Section 2.7(c) occurs on a Payment Date). Any sale of Collateral Loans in connection with a prepayment of the Loans pursuant to this Section 2.7(c) shall be carried out in accordance with Section 10.1(e).

(d)
Upon receipt of a notice of reduction or prepayment from the Borrower pursuant to Section 2.7(a), 2.7(b) or 2.7(c), the Administrative Agent shall promptly forward such notice to each Lender (if such Lender was not already an addressee thereof), and of such Lender's ratable share (if any) of such reduction or prepayment and such notice shall thereafter be revocable by the Borrower no later than 10:00 a.m. (New York City time) three Business Days before the date set forth by the Borrower in the applicable notice of reduction or prepayment as the reduction or prepayment date. Upon the expiration of such time period, the notice of reduction or prepayment shall be irrevocable.

All reductions of the Class A-R Commitments shall be applied to the Class A-R Commitments of each Class A-R Lender ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans of any Class shall be applied to the Loans of such Class of each applicable Lender in accordance with their relevant applicable Percentage Shares.

(e)
All reductions of the Commitments pursuant to this Section 2.7 shall be permanent, and the Commitments, once reduced, shall not be reinstated. Any amount of Revolving Loans prepaid pursuant to clause (i) of the first paragraph of Section 2.7(c) may be not reborrowed, and shall result in a permanent reduction in the Class A-R Commitment in the amount of such prepayment. Any amount of Revolving Loans prepaid pursuant to clause (ii) of the first paragraph of Section 2.7(c) may be reborrowed to the extent permitted by the terms of this Agreement (including Sections 2.1 and 3.2). Class A-T Loans, once prepaid, cannot be reborrowed.

(f)
All prepayments of Loans hereunder (other than pursuant to clauses (ii) or (iii) of the first paragraph of Section 2.7(c)) shall be applied first to Swingline Loans until such Swingline Loans are repaid in full, and then to the Syndicated Loans (with respect to principal, in accordance with the Principal Allocation Formula, and otherwise on a pro rata basis (other than as provided in Sections 2.7(a)(iii) and 2.7(i) hereof)) until all Syndicated Loans are repaid in full (and any deposits in the Future Funding Reserve Accounts required herein are made).
(g)
In the event of a prepayment in whole (but not in part) with the proceeds of a sale or sales of Collateral Loans, and, if applicable, any other Collateral, pursuant to clause (y)(B) of the proviso to Section 2.7(c)(i), no Loans may be optionally prepaid unless (i) at least five Business Days before the prepayment date the Borrower or the Servicer shall have certified to the Agents that the Borrower, or the Servicer on behalf of the Borrower, has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated (or whose obligations are fully supported and guaranteed by a financial or other institution whose short-term unsecured debt obligations are rated) "A-1" by S&P to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled prepayment date in immediately available funds, all or part of the Collateral Loans and/or any Interest Hedge Agreements and other Collateral at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled prepayment date, Eligible Investments redeemed by the Borrower, any payments to be received in respect of any Interest Hedge Agreements and all capital contributions or proceeds from the Membership Interest Holders received by the Borrower, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses payable in accordance with the Priority of Payments that are senior to the repayment of the Loans and to repay all of the Loans in full on the scheduled prepayment date, or (ii) prior to selling any Collateral Loans or other Collateral, the Borrower shall certify to the Agents that, in its judgment in accordance with the Servicing Standard, the aggregate sum of (A) expected proceeds from the termination or novation of the Interest Hedge Agreements, (B) for each Collateral Loan, the product of its principal balance and its market value (expressed as a percentage of its principal balance), (C) the expected proceeds from the sale of any other Collateral and (D) all capital contributions or proceeds from the Membership Interest Holders received by the Borrower, shall at least equal the sum of (x) the aggregate outstanding amount due in respect of the Loans (including principal, accrued interest, accrued Commitment Fees, breakage amounts and all other amounts due in respect of the Loans hereunder) and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and other fees and expenses payable pursuant to the Priority of Payments that are senior to the repayment of the Loans; provided that if the amounts available pursuant to clauses (A) through (D) above would not be sufficient to pay in full all amounts referred to in clauses (x) and (y) above, the Loans may not be prepaid pursuant to this clause (ii). Subject to Section 10.1(e), the Borrower, in its sole discretion, may effect the sale of all or any part of the Collateral Loans or other Collateral through the direct sale of such Collateral Loans or other Collateral or by participation or other arrangement. Any certification delivered by the Borrower pursuant to this Section 2.7(g) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Loans or other Collateral, and/or the termination or novation of any Interest Hedge Agreements and (2) all calculations required by this Section 2.7(g).

(h)
Notwithstanding anything to the contrary contained herein, if a Borrowing is made during a Stub Period, the interest accrued in respect of such Borrowing during such Stub Period shall not be due and payable on the Payment Date occurring at the end of such Stub Period (such Payment Date, the "Immediate Payment Date") and shall instead be due and payable on the Payment Date immediately following the Immediate Payment Date (such Payment Date, the "Ensuing Payment Date"), along with all accrued interest, accrued Commitment Fees and other amounts that are otherwise due and payable on such Ensuing Payment Date.
(i)
If a Retention Letter Default continues and is not waived by the AXA Lenders or cured within six (6) months of the occurrence of the event giving rise to such Retention Letter Default, the Borrower shall terminate the Class A-R Commitments of the AXA Lenders in accordance with Section 2.7(a)(iii) and prepay all of the Loans held by the AXA Lenders by paying to the Collateral Agent for the account of the AXA Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Accounts constituting Principal Proceeds) together with accrued interest (including any accrued and unpaid interest amounts) thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds), unless such obligation to prepay is waived by the AXA Lenders; provided that, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Borrower shall be permitted to prepay all or any portion of the Loans held by AXA Lenders prior to the date that is six (6) months after the occurrence of the applicable Retention Letter Default so long as the applicable AXA Lender is a Non-Consenting Lender on such date of determination and such prepayment otherwise complies with each condition to this Section 2.7(i); provided further that any prepayments of Loans pursuant to this Section 2.7(i) shall result in the reduction and, as applicable, termination of the Class A-R Commitments of the applicable AXA Lender on a dollar-for-dollar basis. For the avoidance of doubt, the Borrower may use the proceeds from the sale of any Collateral Loan pursuant to Section 10.1(e) (subject to the conditions therein) to make any prepayment pursuant to this Section 2.7(i). The Borrower shall provide written notice of any prepayments made under this Section 2.7(i) to the Agents and S&P.

Section 2.8 General Provisions as to Payments.

(a)
The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, neither Agent shall be responsible for the failure of any Lender to make any Loan, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.
(b)
Except as otherwise provided in Section 2.7(c), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, or interest on or other amounts owing in respect of, the Loans shall be made in U.S. Dollars or the applicable Alternative Currency pursuant to the Priority of Payments. All amounts payable to the Administrative Agent or the Collateral Agent, as the case may be, under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Administrative Agent or the Collateral Agent for the account of the Person entitled thereto. All payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available in New York City, to the Administrative Agent or the Collateral Agent, as the case may be, at its address referred to in Section 12.1. All payments hereunder or under the other Loan

Documents to the Agents shall be made not later than 1:00 p.m. (New York City time) on the date when due.
(c)
The Collateral Agent will promptly distribute to each Lender its ratable share, if any, of each payment received hereunder by the Collateral Agent for the account of the Lenders without setoff or counterclaim. Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(d)
If any Non-Funding Lender shall fail to make any payment required to be made by it pursuant to Section 2.2(e), then the Initial Lender may, in its discretion and notwithstanding any contrary provision hereof direct the Collateral Agent, (i) to apply any amounts thereafter received by the Collateral Agent for the account of such Non-Funding Lender for the benefit of the Initial Lender to satisfy such Non-Funding Lender's obligations to the Initial Lender until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Non-Funding Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Initial Lender in its discretion.

Section 2.9 Funding Losses. In the event of (a) the payment of any principal of any Loan other than on a Payment Date (including as a result of an Event of Default), (b) the conversion of any Loan other than on a Payment Date (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.2(a) or Section 2.7(d), as applicable, and is revoked in accordance therewith), or (d) the assignment of any Loan other than on a Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 11.5, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable or from a CP Lender's inability to retire the source of the Borrowing being prepaid simultaneously with the prepayment, but excluding in any event the loss of anticipated profits. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate (which shall constitute Increased Costs) on the next Payment Date pursuant to the Priority of Payments.

Section 2.10 Computation of Interest and Fees; Payments Generally.

(a) Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day, except in the case of interest or fees calculated on the basis of an Interest Period).

(b) All amounts payable under this Agreement and each other Loan Document shall be paid in U.S. Dollars, other than payments of interest and principal made in respect of Loans denominated in an Alternative Currency, which shall be made in such Alternative Currency. At any time during the continuance of an Event of Default, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts attributable to the Borrower in any Alternative Currency for U.S. Dollars, or exchange amounts attributable to the Borrower in U.S. Dollars for any Alternative Currency, in each case, at the Spot Rate for application hereunder.

(c) If, at least four (4) Business Days prior to any Payment Date or the Maturity Date, the Collateral Administrator shall have notified the Borrower, the Collateral Agent and the Administrative Agent that the Borrower does not have a sufficient amount of funds in a Currency (the "Shortfall Currency") on deposit that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Currency as required for such payment (a "Currency Shortfall"), then, the Borrower shall exchange (or shall direct the Collateral Agent to exchange) amounts in another Currency (the "Converting Currency") in any account of the Borrower for the Shortfall Currency in an amount necessary to cure such Currency Shortfall, as long as such conversion would not result in a Currency Shortfall with respect to the Converting Currency. Each such exchange shall occur no later than one Business Day prior to such Payment Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Borrower shall have failed to effect any such currency exchange by such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Borrower.

(d) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

Section 2.11 Increased Commitments; Additional Loans.

(a) At any time during the Reinvestment Period, with the consent of the Administrative Agent, the Borrower may propose that the Commitments of the Class A-R Loans be increased and/or the aggregate principal amount of Class A-R Loans and/or Class A-T Loans be increased (each such increase being "Increased Commitments" and any loans made to the Borrower pursuant to the Increased Commitments, "Additional Loans") by notice to the Agents, S&P and the Lenders; provided that (i) the Borrower shall comply with the requirements of Section 3.3, (ii) the net proceeds of any Additional Loans are used (x) to purchase or originate additional Collateral Loans, (y) to pay fees and expenses of the Agents and the Lenders in connection therewith and/or (z) as Principal Proceeds for purposes permitted hereunder, (iii) the Rating Condition for each Class of the existing Loans is satisfied after giving effect to any such Increased Commitments, (iv) immediately prior to, and after giving effect to, such increase and the application of the proceeds of the Additional Loans, each Coverage Test is satisfied and the Collateral Quality Test is satisfied (or, only with respect to the Collateral Quality Test, if not satisfied, maintained or improved), (v) immediately prior to, and after giving effect to, such increase and the application of the proceeds of the Additional Loans, the Overcollateralization Ratio Test is not worsened, (vi) no Lender shall have any obligation to increase its Commitment hereunder, and any election to do so shall be in the sole discretion of each Lender and (vii) each Lender so increasing its Commitment or the aggregate principal amount of its Loan has consented thereto.

(b) The terms and conditions (other than the Applicable Margin and any administrative changes deemed necessary or appropriate by the Administrative Agent in connection with such Additional Loans (including, without limitation, the addition of any pari passu tranches of Loans)) of the Additional Loans of any Class issued pursuant to this Section 2.11 will be identical to those of the initial Loans of that Class (except that (i) the interest and commitment fees due on the Additional Loans will accrue from the issue date of such Additional Loans and (ii) the interest rate, commitment fee rate and other fees and premiums in respect of such Additional Loans do not have to be identical to those of the initial Loans; provided that the interest rate and commitment fee rate in respect of such Additional Loans shall not be higher than that of the Loans unless the Rating Condition is satisfied). Interest on the Additional Loans will be payable commencing on the first applicable Payment Date following the issue date of such Additional Loans. The Additional Loans of a Class will rank pari passu in all respects with the initial Loans of such Class.

(c) Any Additional Loans issued pursuant to this Section 2.11 will be offered first to the existing Lenders in writing (which may be via email), in such amounts as are necessary to preserve their pro rata holdings of the Loans, which Lenders may be required by the Borrower to respond within a specified time period (which shall not be less than 15 Business Days).

(d) Each Additional Lender with respect to the Class A-R Loans shall be required to be an Approved Lender (or the Borrower shall be in compliance with Section 8.3(e)(B)) and, upon the making of an Additional Loan or the extension of an Increased Commitment, each Additional Lender shall be deemed to be a Lender for all purposes hereunder.

(e) The issuance of Additional Loans shall be proportional such that the cumulative amount of the Additional Loans and the Borrower's Additional Equity shall be in compliance with the requirements in the table set forth below:

Additional Loans	No greater than the Maximum Advance Rate, multiplied by the aggregate Additional Amounts
Borrower's Additional Equity	No less than 1 minus the Maximum Advance Rate, multiplied by the aggregate Additional Amounts

For purposes of this Section 2.11(e), the following definitions shall apply:

"Additional Amounts" means as of any date, the sum of (a) the aggregate U.S. Dollar amount of all Additional Loans made to the Borrower as of such date plus (b) the Borrower's Additional Equity as of such date.

"Borrower's Additional Equity" means as of any date, the aggregate U.S. Dollar amount of (a) all Membership Interests purchased, or capital contributions otherwise made in respect thereof, after the Closing Date and (b) any other equity investments in the Borrower made after the Closing Date, (i) in Cash that constitutes Principal Proceeds and/or (ii) in the form of Collateral Loans (valued at the Market Value of all such Collateral Loans at the time of issuance); provided that such Collateral Loans shall not be Defaulted Loans.

Section 2.12 No Cancellation of Indebtedness. Notwithstanding anything to the contrary herein, no Loan may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein.

Section 2.13 Loans Held by Borrower Affiliated Lenders. Notwithstanding anything to the contrary herein, in determining whether Lenders constituting the requisite outstanding amount of Loans and Commitments have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Loans or Commitments held by Borrower Affiliated Lenders shall be disregarded and deemed not to be outstanding.

Section 2.14 [Reserved].

Section 2.15 Conversion of Class A-R Loans to Class A-T Loans.

(a) So long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option on any Business Day to convert all or a portion of the outstanding principal amount of any Class A-R Loans of any one or more Lenders into Class A-T Loans, subject to the written consent of each applicable Lender, the Borrower and the Administrative Agent; provided that (i) no such conversion shall occur during any Stub Period and (ii) each such conversion shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

(b) Each such conversion shall be effected by the Borrower providing the Agents, the Borrower and S&P with a written notice at least one Business Day prior to the date of the requested conversion (each, a "Notice of Conversion"), and the requisite consents set forth in clause (a) above having been provided. Each Notice of Conversion shall specify (i) the principal amount of Class A-R Loans to be so converted into Class A-T Loans, (ii) the applicable Lenders in respect of such Class A-R Loans and (iii) the proposed date of conversion. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion affecting any of its Class A-R Loans. Each Notice of Conversion shall be irrevocable and binding on the Borrower.

(c) Upon the effectiveness of the conversion of all or a portion of the outstanding principal amount of any Class A-R Loans into Class A-T Loans: (i) during the Class A-R Commitment Period, the amount of the Class A-R Commitments shall be automatically reduced by the amount so converted, (ii) the outstanding principal amount of the converted Class A-R Loans shall be automatically reduced by the amount so converted, (iii) the outstanding principal amount of the Class A-T Loans into which Class A-R Loans are converted shall be automatically increased by the amount so converted and (iv) converted Class A-R Loans shall become Class A-T Loans for all purposes hereunder and under any other Loan Document.

(d) In the event that converted Class A-R Loans or Class A-T Loans into which Class A-R Loans are converted are evidenced by a Note, the holder thereof may endorse on Schedule J annexed thereto the amount and date of such conversion, or may request a new Note or Notes evidencing such conversion.

(e) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the aggregate outstanding principal amount of the Class A-T Loans is the amount indicated in Schedule J as of the Closing Date. The aggregate outstanding principal amount of the Class A-T Loans may be increased pursuant to Section 2.11 or this Section 2.15.

Section 2.16 Subordination.

(a) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Borrower, the Agents and the Membership Interest Holders agree for the benefit of the Lenders and the Agents that the Membership Interests shall be subordinate and junior to the Loans to the extent and in the manner set forth in this Agreement (including, but not limited to, as set forth in Section 4.19, Section 6.4 and Section 9.1). The Membership Interest Holders agree, for the benefit of the Lenders and the Agents, not to cause the filing of a petition in bankruptcy against the Borrower for failure to pay to them amounts due hereunder or otherwise in respect of the Membership Interests until such time as the Loans (and all other amounts owning hereunder to the Lenders) have been repaid (or paid, as the case may be) in full and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect plus one day.

(b) If any Event of Default has not been cured or waived and acceleration of the Loans occurs in accordance with Article VI, including as a result of an Event of Default specified in Section 6.1(f) or (g), and on the Stated Maturity, the interest, Commitment Fees and principal and all other amounts owing in respect of the Loans (other than contingent obligations for which no claim has been made) shall be paid in full in Cash (or, to the extent all of the Lenders consent, other than in Cash) before any further payment or distribution is made on account of the Membership Interests.

(c) If, notwithstanding the provisions of this Agreement, any Membership Interest Holder shall have received any payment or distribution in respect of the Membership Interests contrary to the provisions of this Agreement, then, unless and until all amounts payable to the Lenders (other than contingent obligations for which no claim has been made) shall have been paid in full in Cash (or to the extent all of the Lenders consent, other than in Cash), such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Lenders in accordance with this Agreement; provided, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including this Section 2.16.

(d) Each Membership Interest Holder agrees with the Lenders that each such Membership Interest Holder shall not demand, accept or receive any payment or distribution in respect of its Membership Interests in violation of the provisions of this Agreement (including, but not limited to, this Section 2.16); provided, that after the date on which all principal, interest, fees and any other amounts owing in respect of the Loans (other than contingent obligations as to which no claim has been made) have been paid in full, (x) the Membership Interest Holders shall be fully subrogated to the rights of the Lenders and (y) any payment or distribution received by any Lender, Scotiabank or any of their respective Affiliates shall be received and held in trust by such Person for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Membership Interest Holders in accordance with this Agreement; provided, further, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Agent as part of the Collateral and subject in all respects to the provisions of this Agreement. For the avoidance of doubt, nothing in this Section 2.16 shall limit the right or ability of the Borrower to make a Permitted RIC Distribution.

Article III

CONDITIONS TO BORROWINGS

Section 3.1 Effectiveness of Commitments.The effectiveness of the Commitments shall occur when each of the following conditions is satisfied (or waived by the Administrative Agent, the Collateral Agent and each Lender), each document to be dated the Closing Date (unless otherwise indicated) and delivered to the relevant Persons indicated below, and each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:

(a) The Agents shall have received counterparts of (i) this Agreement duly executed and delivered by all of the parties hereto and (ii) each of the other Loan Documents and the Services Agreement, each duly executed and delivered by all of the parties thereto.

(b) The Agents shall have received (i) proper financing statements, duly filed on (or within one Business Day after) the Closing Date (and the Borrower and the Subsidiary Guarantor each hereby consents to such filing by the Collateral Agent or the Administrative Agent) under the Uniform Commercial Code in all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (ii) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Subsidiary Guarantor or any other transferor.

(c) The Agents shall have received legal opinions (addressed to each of the Secured Parties and S&P) from (i) McDermott Will & Schulte LLP, special New York counsel to the Borrower, the Subsidiary Guarantor, the Servicer and the Retention Provider, (ii) Richards, Layton & Finger, P.A., special Delaware counsel to the Borrower and the Parent, (iii) Maples and Calder (Ireland) LLP, special Irish counsel to the Subsidiary Guarantor and (iv) Alston & Bird LLP, counsel to the Collateral Agent, each covering such matters as the Administrative Agent and its counsel shall reasonably request (and including, without limitation, true sale and non-consolidation opinions from counsel to the Borrower and the Subsidiary Guarantor).

(d) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all of the Covered Accounts shall have been established, (ii) the Account Control Agreements shall have been executed and delivered by the respective parties thereto and shall be in full force and effect and (iii) all amounts (if any) required to be deposited in any of the Covered Accounts (including the Closing Expense Account) as of the Closing Date pursuant to Section 8.3 shall have been so deposited.

(e) The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) UCC lien searches or equivalent reports or searches for each Seller indicating that there are no effective lien notices or comparable documents filed against such Seller with respect to the Collateral in the jurisdiction in which such Seller is organized and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(f) The Borrower shall have paid (i) the fees to be received by The Bank of Nova Scotia (or any designated Affiliate) and the Administrative Agent on the Closing Date pursuant to the Upfront Fee Letter and the Administrative Agent Fee Letter, as

applicable, and (ii) except as otherwise agreed between the Administrative Agent and the Borrower, all reasonable and documented fees and out-of-pocket costs and expenses of the Agents, the Lenders, respective legal counsel and each other Person payable under and in accordance with the Fee Letters and as otherwise agreed by the parties hereto, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents.

(g) The Agents shall have received evidence satisfactory to them and the Lenders that (i) the grant of security pursuant to the Granting Clause herein and the Irish Collateral Deed, as applicable, of all of the Loan Parties' right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (ii) delivery of such Collateral (including any promissory notes, executed assignment agreements and word or pdf copies of the principal credit agreement for each initial Collateral Loan to be acquired on the Closing Date, to the extent in the possession of the Borrower or the Subsidiary Guarantor) to the Custodian shall have been effected and (iii) the Collateral Agent (for the benefit of the Secured Parties) shall have a security interest in such Collateral.

(h) The Agents shall have received a certificate of an Authorized Officer of the Borrower, the Subsidiary Guarantor, the Parent, the Servicer, the Retention Provider, the other Sellers and FPLF Management (provided that the certification regarding clauses (i)(A) and (i)(C) below shall be delivered by the Borrower and the Servicer only):

(i) to the effect that, as of the Closing Date (A) all conditions set forth in this Section 3.1 have been fulfilled; (B) all representations and warranties of the Borrower, the Subsidiary Guarantor, the Parent, the Servicer, the Retention Provider, the other Sellers or FPLF Management, as applicable, set forth in this Agreement, each of the other Loan Documents and the Services Agreement are true and correct in all material respects or, with respect to all representations and warranties that are qualified as to "materiality", "Material Adverse Effect" or similar language, are true and correct in all respects, in each case on such respective dates (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or in all respects, as applicable, as of such earlier date); and (C) no Default or Event of Default has occurred and is continuing; and

(ii) certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors, managers or members approving this Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate, or in the case of the Subsidiary Guarantor, a letter of status, from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(i) The Agents shall have received a certificate of an Authorized Officer of each Loan Party, to the effect that, in the case of each item of Collateral pledged to the Collateral Agent by such Loan Party, on the Closing Date and immediately prior to the delivery thereof on, or prior to, the Closing Date, (A) such Loan Party is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on, or prior to, the Closing Date, (ii) those granted pursuant to this Agreement and (iii) Permitted Liens; (B) such Loan Party has acquired its ownership in such Collateral in good faith without notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the UCC), except as described in clause (A) above; (C) such Loan Party has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or is being released on the Closing Date) other than the interests granted pursuant to this Agreement and Permitted Liens; (D) such Loan Party has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (E) upon grant by such Loan Party and the taking of all steps required by Section 8.7, the Collateral Agent has a first priority perfected security interest in the Collateral, except as permitted by this Agreement, which matters (solely with respect to clauses (A), (B) and (E) of this Section 3.1(i)) shall be confirmed in writing by the Servicer to such Loan Party.

(j) The Agents shall have received a certificate of an Authorized Officer of the each Loan Party, to the effect that, as of the Closing Date, (A) the Collateral Loans of such Loan Party identified on Schedule H are (i) free and clear of any liens, claims or encumbrances of any nature whatsoever, except for those which are being released on the Closing Date and Permitted Liens and (ii) owned by such Loan Party as the holder and lender of record in respect of such Collateral Loans and (B) each of the Coverage Tests, Collateral Quality Tests and Concentration Limitations are satisfied.

(k) The Agents shall have received a certificate of each Loan Party certifying that such Loan Party does not have outstanding debt prior to the Closing Date (other than Permitted Indebtedness), and is not at such time party to, any interest rate hedging agreements or currency hedging agreements.

(l) The Administrative Agent shall have received a secretary's certificate from the Collateral Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.

(m) If applicable, the Agents and the Affected Lenders shall have received a EU/UK Retention Letter.

(n) The Administrative Agent shall have received the structure chart set out as Exhibit I hereto, and the transaction summary set out as Exhibit J hereto.

(o) The Agents shall have received from each Loan Party either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction over such Loan Party, together with an opinion of counsel to such Loan Party, as applicable, that no other authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby, or (B) an opinion of counsel of such Loan Party that no such authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby except as have been given.

(p) (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, the Administrative Agent and the Collateral Agent shall have received from each Loan Party a satisfactorily completed Beneficial Ownership Certification.

(q) All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Borrower, the Agents, the Lenders and their respective counsel.

(r) The Agents shall have received such other opinions, instruments, certificates and documents from the Loan Parties as the Agents or any Lender shall have reasonably requested; provided that sufficient notice of such request has been given to the Loan Parties.

Section 3.2 Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing (excluding, for the avoidance of doubt, any Borrowing of Swingline Refinancing Loans) is subject to the satisfaction (or waiver by the Administrative Agent, the Collateral Agent and each Lender) of the following conditions:

(a) in the case of the initial Borrowing hereunder, the conditions precedent set forth in Section 3.1 shall have been fully satisfied (or waived by the Administrative Agent, the Collateral Agent and each Lender) on or prior to the applicable Borrowing Date.

(b) the Administrative Agent shall have received (x) a Notice of Borrowing as required by Section 2.2 and the conditions set forth in clause (c) below are met in connection with such Borrowing (as evidenced by a certificate of an Authorized Officer of the Borrower) and (y) a schedule or other document setting forth (i) the intended use for the proceeds of such Borrowing (including the Collateral Loans intended to be acquired using such proceeds) and (ii) with respect to each such Collateral Loan, (A) the settlement date thereof and (B) the information set forth under each of the sub-items for item 9 of Exhibit D;

(c) immediately after such Borrowing:

(i) in the case of a Borrowing of Revolving Loans, the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Total Class A-R Commitment as in effect on such Borrowing Date;

(ii) in the case of a Borrowing of Swingline Loans, the aggregate outstanding principal amount of Swingline Loans shall not exceed the limit for outstanding Swingline Loans set forth in Section 2.1;

(iii) in the case of a Borrowing of Class A-T Loans, the aggregate principal amount of the Class A-T Loans made as part of such Borrowing shall be equal to the Total Class A-T Commitment; and

(iv) in the case of a Borrowing in an Alternative Currency, the aggregate principal amount of the Loans made in Alternative Currencies shall not exceed the Alternative Currency Sublimit;

(d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

(e) the representations and warranties of the Loan Parties contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects or, with respect to all representations and warranties that are qualified as to "materiality", "Material Adverse Effect" or similar language, are true and correct in all respects, in each case on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or in all respects, as applicable, as of such earlier date) both before and after giving effect to the making of such Loans;

(f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of any Loan Party, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions among the Borrower, the Subsidiary Guarantor, the Servicer, the Lenders and the Agents contemplated by this Agreement;

(g) each of the Loan Documents that has been executed remains in full force and effect and is the binding and enforceable obligation of the Loan Parties and the Servicer (except as set forth in Section 4.2 and except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders);

(h) immediately after giving effect to the requested Borrowing, (i) each Coverage Test shall be satisfied and (ii) the Portfolio Advance Rate shall not exceed the Maximum Advance Rate on such Borrowing Date, each as demonstrated in a writing attached to such Notice of Borrowing; and

(i) immediately after giving effect to such Borrowing, the Commitment Shortfall Test is satisfied.

Section 3.3 Effectiveness of Increased Commitments and Additional Loans. The effectiveness of the Increased Commitments and the obligation of any Lender to make an Additional Loan on the occasion of any Borrowing (excluding, for the avoidance of doubt, any Borrowing of Swingline Refinancing Loans) is each subject to the satisfaction (or waiver by the Administrative Agent, the Collateral Agent and each Lender with notice to S&P) of the following conditions:

(a) The Agents shall have received a certificate of an Authorized Officer of the each Loan Party and the Servicer:

(i) to the effect that, as of the Increased Commitment Date (A) all conditions set forth in this Section 3.3 have been fulfilled; (B) all representations and warranties of each Loan Party or Servicer, as applicable, set forth in this Agreement and each of the other Loan Documents and the Services Agreement are true and correct in all material respects or, with respect to all representations and warranties that are qualified as to "materiality", "Material Adverse Effect" or similar language, are true and correct in all respects, in each case on the Increased Commitment Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or in all respects, as applicable, as of such earlier date); and (C) no Default or Event of Default has occurred and is continuing; and

(ii) certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors or members approving this Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby, the Increased Commitments, the Additional Loans and any other matters related thereto; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b) The Agents shall have received legal opinions (addressed to each of the Secured Parties and S&P) from counsel to the Loan Parties in New York, Delaware, Ireland and any other applicable jurisdictions (as reasonably determined by the Agents), dated the Increased Commitment Date, substantially in the form of the legal opinions delivered at the Closing Date (other than as to non-consolidation (unless there are changes to the structure of the transaction contemplated hereby) and true sale (unless new Collateral is being transferred from any Affiliate to any Loan Party), each with additions or deletions reflecting the Increased Commitments and Additional Loans.

(c) The Agents shall have received a certificate of an Authorized Officer of each Loan Party, to the effect that, in the case of each item of Collateral pledged to the

Collateral Agent by such Loan Party, as of the Increased Commitment Date, (A) such Loan Party is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens; (B) such Loan Party has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (A) above; (C) such Loan Party has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens; (D) such Loan Party has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (E) upon grant by such Loan Party and the taking of all steps required by Section 8.7, the Collateral Agent has or will have a first priority perfected security interest in the Collateral, except as permitted by this Agreement.

(d) So long as the S&P Rating Effective Date has occurred, the Agents shall have received a letter from S&P addressed to the Loan Parties (or other confirmation from S&P) confirming that the S&P rating of each Class of Loans is not lower than the Initial Rating and will not be lowered as a result of such increase of the Commitments and the making of the Additional Loans.

(e) The Agents shall have received from each Loan Party either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction over such Loan Party, together with an opinion of counsel of such Loan Party that no other authorization, approval or consent of any governmental body is required for the making of the Loans contemplated hereby, or (B) an opinion of counsel of such Loan Party that no such authorization, approval or consent of any governmental body is required for the making of the Loans except as have been given.

(f) If applicable, the Administrative Agent and each Affected Lender shall have received a EU/UK Retention Letter (or a refreshed EU/UK Retention Letter, if applicable).

(g) The Borrower shall have paid all reasonable and documented fees and out-of-pocket expenses (including reasonable and documented fees and out-of-pocket expenses of respective counsel to the Agents and the Lenders) in connection with such increase of the Commitments.

(h) The Agents shall have received such other documents as they may reasonably require in connection with such increase of the Commitments.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE SUBSIDIARY GUARANTOR

In order to induce the Administrative Agent and each of the Lenders party to this Agreement to make the Loans, each of the Borrower and the Subsidiary Guarantor makes the following representations and warranties as of the Closing Date and as of the date of any Increased Commitment or incurrence of Additional Loans. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans and shall be deemed to be reaffirmed as being true and correct in all material respects or, with respect to all representations and warranties that are qualified as to "materiality", "Material Adverse Effect" or similar language, are true and correct in all respects, in each case as of the date of each Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be deemed to be reaffirmed as being true and correct in all material respects or in all respects, as applicable, as of such earlier date).

Section 4.1 Existence and Power. Each Loan Party is duly formed or duly incorporated, as applicable, and validly existing and in good standing under the laws of the jurisdiction of its organization. As of the date hereof, the Borrower's chief place of business is c/o Fortress Investment Group, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Borrower's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. As of the date hereof, the Subsidiary Guarantor's chief place of business is 32 Molesworth Street, Dublin 2, Ireland. The Subsidiary Guarantor's registered office is at 32 Molesworth Street, Dublin 2, Ireland. Each Loan Party has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and has been duly qualified and is in good standing (as applicable) in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

Section 4.2 Power and Authority. Each Loan Party has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents and has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents. Each Loan Party has duly executed and delivered each Loan Document to which it is a party, and each Loan Document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents nor compliance by such Loan Party with the terms and provisions thereof nor the consummation of the transactions among the Borrower, the Subsidiary Guarantor, the Servicer, the Lenders, the Membership Interest Holders and the Agents contemplated by the Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict, in any respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Loan Parties pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which any Loan Party is a party or by which it or any of its property or assets is bound or to which it is subject (except the Lien created by the Loan Documents), or (iii) will contravene the terms of any Constituent Documents of any Loan Party, or any amendment thereof.

Section 4.4 Litigation. There is no action, suit or proceeding pending against, or to the actual knowledge of a Senior Authorized Officer of the Borrower, after due inquiry, threatened against or adversely affecting, (i) the Borrower, the Subsidiary Guarantor or the Servicer, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of the Loan Parties' assets, before any court, arbitrator or any governmental body, agency or official which has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.5 Compliance with ERISA.

(a) No Loan Party nor any member of their respective ERISA Groups sponsors, maintains or contributes to (or has an obligation to contribute to), or in the past five years has sponsored, maintained or contributed to (or had an obligation to contribute to), or has any material liability or obligation with respect to, any Plan or any Multiemployer Plan.

(b) Neither the assets of any Loan Party nor the Collateral are treated as "plan assets" for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law. The Loan Parties have not taken, or omitted to take, any action which would result in (i) any Collateral being treated as "plan assets" for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law or (ii) the occurrence of any Prohibited Transaction in connection with the transaction contemplated hereunder.

Section 4.6 Environmental Matters.

(a) Each Loan Party's operations comply in all material respects with all applicable Environmental Laws.

(b) None of the Loan Parties' operations are the subject of a federal or state investigation evaluating whether any remedial action involving expenditures, is needed to respond to a release of any Hazardous Substances into the environment.

(c) No Loan Party has any material contingent liability in connection with any release of any Hazardous Substances into the environment.

Section 4.7 Taxes. The Loan Parties have filed, and have caused any SPV Subsidiary to file, all U.S. federal and other material Tax returns and reports required to be filed by them and has paid all Taxes levied or imposed on them or their property, income or assets, except such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided on the books of the Loan Parties or SPV Subsidiary, as applicable.

Section 4.8 Full Disclosure.

(a) All information heretofore furnished by or on behalf of the Loan Parties to the Agents, any Membership Interest Holder or any Lender in writing with respect to the initial portfolio of Collateral Loans pursuant to the express terms of this Agreement, is and all such information hereafter furnished by it to the Agents, any Membership Interest Holder or any Lender

will be (to the best knowledge of the Borrower or the Subsidiary Guarantor, in the case of information obtained by such Loan Party from Obligors or other unaffiliated third parties) true and accurate in all material respects.

(b) On the Closing Date, the information included in the Beneficial Ownership Certification provided by the Borrower is true and correct in all respects.

Section 4.9 Solvency. On the Closing Date, on the date of each Borrowing and on the date of any Increased Commitment or incurrence of Additional Loans, and after giving effect to the transactions contemplated by the Loan Documents, each Loan Party will be solvent.

Section 4.10 Use of Proceeds; Margin Regulations. All proceeds of the Loans and the Membership Interests will be used by the Borrower and the Subsidiary Guarantor only in accordance with the provisions of this Agreement and the other Loan Documents. No part of the proceeds of any Loan or any Membership Interests will be used by the Borrower or the Subsidiary Guarantor in any manner, whether directly or indirectly, that causes such Loan or the application of such proceeds to violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve Board. No Loan Party owns or intends to carry or purchase, and no proceeds from the advances hereunder will be used to carry or purchase, any Margin Stock or to extend "purpose credit" within the meaning of Regulation U.

Section 4.11 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents.

Section 4.12 Investment Company Act. Each Loan Party is not (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money or (iii) required to register as an investment company under the Investment Company Act. The Parent has elected to be treated as a business development company for purposes of the Investment Company Act.

Section 4.13 Representations and Warranties in Loan Documents. All representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects or, with respect to all representations and warranties that are qualified as to "materiality", "Material Adverse Effect" or similar language, are true and correct in all respects, in each case as of the date of this Agreement and as of any date that a Loan Party is deemed to reaffirm the same under this Agreement (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects or in all respects, as applicable, as of such earlier date).

Section 4.14 Patents, Trademarks, Etc. Each Loan Party has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copyrights and other such rights, free from any burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.15 Ownership of Assets. Each Loan Party owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.

Section 4.16 No Default. No Default or Event of Default exists under or with respect to any Loan Document. No Loan Party is in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.17 Labor Matters. There is no labor controversy pending with respect to or, to the best knowledge of a Senior Authorized Officer of the Borrower, threatened against any Loan Party, which has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.18 Subsidiaries; Equity Interests.

(a) Each Loan Party (i) owns no Equity Interest in any other entity except (x) as permitted under clause (ii) below and (y) any Equity Interest received in lieu of a Collateral Loan or portion thereof in connection with the exercise of remedies against a related Obligor or through a restructuring of such Obligor; and (ii) has no Subsidiaries except (x) in the case of the Borrower, the Subsidiary Guarantor, (y) any Subsidiary that (1) meets the then-current general criteria of S&P for bankruptcy remote entities, (2) does not obtain title to real property or hold or obtain a controlling interest in an entity that owns real property, (3) is formed for the purpose of holding (and holds solely) (A) Equity Interests received in a workout of a Defaulted Loan that was previously acquired by such Loan Party or otherwise acquired in connection with a workout of a Collateral Loan that was previously acquired by such Loan Party or (B) other assets realized upon foreclosure or other exercise of remedies against any collateral of an Obligor, except as set forth in clause (2) above, and (4) includes customary “non-petition” and “limited recourse” provisions in any agreement to which it is a party (any such Subsidiary, an "SPV Subsidiary"), and (z) any Subsidiary acquired pursuant to clause (i) above, provided that subclause (2) of this clause (ii) is complied with. For the avoidance of doubt, the Subsidiary Guarantor shall not constitute an SPV Subsidiary.

(b) Each Loan Party will use commercially reasonable efforts to ensure that any consideration that is due and payable to such Loan Party as a result of any workout, restructuring or foreclosure upon a Collateral Loan is transferred to such Loan Party or an SPV Subsidiary, other than where (i) the express terms of this Agreement (including, without limitation, with respect to real property) or applicable law would prohibit such transfer to such Loan Party or any SPV Subsidiary or (ii) the Borrower reasonably determines, based upon written advice of counsel, that such transfer to such Loan Party or any SPV Subsidiary would have any adverse regulatory, tax or other consequence to such Loan Party (such consideration that is subject to clause (i) and/or (ii) above, "Prohibited Consideration"); provided that the Loan Parties shall use commercially reasonable efforts to sell any applicable Collateral Loan prior to the receipt of any Prohibited Consideration; provided further that if the Loan Parties fail to sell such Collateral Loan in accordance with the foregoing proviso, the Loan Parties will (x) cause such Prohibited Consideration (other than with respect to real property) to be owned by an SPV Subsidiary and not by any Loan Party; provided that, for the avoidance of doubt, (i) no SPV Subsidiary that has not Granted to the Collateral Agent for the benefit of the Secured Parties a security interest in all of its right, title and interest in and to all of its assets shall own or hold any Collateral Loans and (ii) neither the Loan Parties nor any SPV Subsidiary shall obtain title to real property or hold or obtain a controlling interest in an entity that owns real property and (y) comply with Section 10.1(h) with respect to such Prohibited Consideration.

Section 4.19 Ranking. All Obligations (other than Obligations in respect of the Membership Interests), including the obligations to pay principal of, interest on and any other amounts in respect of, the Loans, constitute senior indebtedness of each of the Loan Parties. The Membership Interests are subordinated to the Obligations owing to the Lenders to the extent set forth herein, including Section 2.16.

Section 4.20 Representations Concerning Collateral.

(a) Upon each transfer of Collateral in the manner specified in Section 8.7 and after the other actions described in Section 8.7 have been taken by the appropriate parties, the Collateral Agent in accordance with Section 8.7, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c) of the UCC), which security interest shall be prior to all other interests in such Collateral, other than (i) certain Permitted Liens that are prior to the security interest of the Secured Parties by operation of law and (ii) Liens in favor of the Custodian or U.S. Bank NA as securities intermediary granted pursuant to this Agreement or any other Loan Document. No filings other than those described or referred to in Section 8.7 or any other action other than those described in Section 8.7 will be necessary to perfect such security interest.

(b) Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Loan Parties to the Collateral Agent in accordance with Section 8.7, the Loan Parties will be the beneficial owners of such Collateral Loans, Eligible Investments and other Collateral, and the Loan Parties will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(c) All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans, or Selling Institutions in respect of Participation Interests, have been instructed to make payments with respect thereto to the applicable Collection Account.

Section 4.21 Risk Retention. At all times on and after the execution and delivery of the EU/UK Retention Letter (if applicable), the Retention Provider (i) has held the Retention Interest in accordance with the EU/UK Retention Letter, (ii) has not changed the manner in which it retains the Retention Interest, except to the extent permitted under the EU/UK Retention Letter and (iii) has not entered into any credit risk mitigation, short position or any other credit risk hedge or credit risk hedging arrangement of any kind with respect to the Retention Interest to the extent prohibited by the EU/UK Retention Letter.

Section 4.22 Ordinary Course. Each payment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower with respect to its relationship with the Lenders and (y) made in the ordinary course of business or financial affairs of the Borrower with respect to its relationship with the Lenders.

Section 4.23 Financial Information. (i) Immediately prior to the Closing Date, each Loan Party has no assets, liabilities or contingent liabilities (other than the PPNs, to the extent issued prior to the Closing Date) and (ii) since the Closing Date, (x) there has been no change that has had a Material Adverse Effect and (y) each Loan Party has not incurred any Indebtedness or Contingent Obligation except pursuant to the Loan Documents or Permitted Indebtedness.

Section 4.24 Anti-Terrorism and Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions.

(a) Each Loan Party is and has been in compliance, in all material respect, with anti-money laundering laws and anti-terrorism finance laws including (x) the Bank Secrecy Act, as amended by the PATRIOT Act and (y) where applicable, on and after the date that a Lender is subject to Sanctions administered or enforced by Canada, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "Anti-Terrorism Laws").

(b) Each of the Borrower and the Subsidiary Guarantor, and to the knowledge of the Borrower or the Subsidiary Guarantor, as applicable, its directors, officers, employees and other agents acting on its behalf in connection with the Loans, (x) is and has been in compliance with all Anti-Corruption Laws, and (y) shall not use any part of the proceeds of the Loans, directly or indirectly: (1) to offer, pay, promise, use, authorize, or give any payment, bribe, rebate, promise, payoff, influence payment, kickback, or other transfer, either directly or indirectly, of any funds, money, assets, or anything of value (including gifts, meals, entertainment, charitable or political contributions, and similar items) to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, "Foreign Official"), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage, (iv) assisting the Borrower or the Subsidiary Guarantor in obtaining or retaining business or (v) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (2) to cause any party to this Agreement to violate (i) the U.S. Foreign Corrupt Practices Act of 1977 or (ii) where applicable, on and after the date that a Lender is subject to Sanctions administered or enforced by Canada, the Corruption of Foreign Public Officials Act (Canada); or (3) to cause any party to this Agreement to violate any other anti-corruption law applicable to such party (all laws referred to in clauses (2) and (3) above being "Anti-Corruption Laws"). In addition, there are no claims, actions, litigations, suits, investigation, inquiries or other proceedings against the Borrower concerning or relating to Anti-Corruption Laws in any capacity.

(c) None of the Borrower, the Subsidiary Guarantor, and to the knowledge of the Borrower or the Subsidiary Guarantor, as applicable, its Affiliates, directors, officers, employees or other of its agents acting or benefitting in any capacity in connection with the Loans is any of the following (each, a "Restricted Person"): (i) a Person with whom dealings are prohibited or restricted under any Sanctions; (ii) a Person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) a Person that is subject to Sanctions as a result of any relationship of ownership or control with any such Person otherwise described in this Section 4.24; (iv) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in the foregoing clauses (i) through (iii); or (v) a resident, located, domiciled, operating or organized in a country or territory which is itself the subject or target of comprehensive, country- or territory-wide Sanctions, including those administered by Canada, OFAC or the U.S. Department of State (such jurisdictions, as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine).

(d) Neither the Borrower the Subsidiary Guarantor, nor to the knowledge of the Borrower or the subsidiary Guarantor, as applicable, any Affiliate, director, officer, employee or any agent acting on its behalf in connection with the Loans, (x) has engaged in any activities (i) in breach of Sanctions, or (ii) directly or indirectly with or for the benefit of Restricted Persons or (y) will use any of the proceeds from the Loans, directly or indirectly, to finance or facilitate any transaction with, investment in, or any activities dealing with, or for the benefit of, a Restricted Person, in each case, that could reasonably be expected to result in a violation by any party to this Agreement of Sanctions.

(e) In addition, none of the Borrower, the Subsidiary Guarantor, their directors, officers, employees, or, the knowledge of the Borrower or the Subsidiary Guarantor, each of the Borrower's and the Subsidiary Guarantor's Affiliates, brokers, and other agents acting on its behalf in connection with the Loans has received notice of or is otherwise aware of any claim, action, litigation, suit, investigation, inquiry, or other proceeding against the Borrower or the Subsidiary Guarantor concerning or relating to Sanctions in any capacity.

(f) Each of the Borrower, the Subsidiary Guarantor, and to the knowledge of the Borrower or the Subsidiary Guarantor, as applicable, its Affiliates, directors, officers, employees and other agents acting on its behalf in connection with the Loans, maintain policies and procedures that are reasonably designed to ensure compliance with Sanctions and Anti-Corruption Laws.

Article V

AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER AND THE SUBSIDIARY GUARANTOR

Each of the Borrower and the Subsidiary Guarantor covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations (other than any Obligation in respect of the Membership Interests and any Obligation that expressly survives the termination of this Agreement) remain unpaid, and, subject to Section 12.5(a)(vi), unless the Majority Lenders shall otherwise consent in writing:

Section 5.1 Information. The Borrower will deliver (or cause to be delivered by the Servicer) the following to the Agents and S&P (and the Administrative Agent shall furnish copies thereof to each of the Lenders); provided that (1) the information described in clauses (b), (e) and (j) below will not be required to be delivered to S&P, (2) the information described in clause (k) below will be required to be furnished solely to each of the Lenders, (3) the Borrower shall procure the delivery by the Retention Provider of information described in clause (l) below, which will be required to be furnished solely to the Administrative Agent for distribution to each Affected Lender, (4) the information described in clause (m) shall be the responsibility of both the Borrower and the Retention Provider, (5) the information described in clause (o) below will be required to be furnished solely to the Person requesting such information or posted to a website to which such requesting Person has access and (6) no copies shall be furnished to S&P prior to the S&P Rating Effective Date or if S&P is no longer rating any Loans:

(a) [reserved];

(b) (i) as soon as available, but in any event within 150 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, (ii) as soon as available, but in any event within 60 days after the end of each of each fiscal quarter of each fiscal year of Parent, a balance sheet of Parent as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Parent's fiscal year ended at the end of such quarter and (iii) as soon as available and in any event within 60 days after receipt of such request, such other information reasonably requested by the Agents or the Majority Lenders in writing;

(c) simultaneously with the delivery of each July Payment Date Report, a certificate of the Borrower certifying that an Authorized Officer of the Borrower has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than 10 Business Days prior to the date of such delivery and that on the basis of such review, no Default or Event of Default has occurred and is continuing or, if any such Default or Event of Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Borrower is taking or proposes to take in respect thereof;

(d) (i) promptly, but in no event longer than seven days, after a Senior Authorized Officer of the Borrower or the Subsidiary Guarantor obtains actual knowledge of any Default, if such Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower or the Subsidiary Guarantor is taking or proposes to take with respect thereto; (ii) promptly, but in no event longer than two Business Days, after a Senior Authorized Officer of the Borrower or the Subsidiary Guarantor obtains actual knowledge of any Event of Default, if such Event of Default is then continuing, a certificate of such Senior Authorized Officer setting forth the details thereof and the action which the Borrower or the Subsidiary Guarantor is taking or proposes to take with respect thereto; (iii) promptly, and in any event within ten days after such Senior Authorized Officer obtains knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or the Subsidiary Guarantor or its or their rights in the Collateral Loans or other Collateral which have had or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (y) any other event, act or condition which has had or could reasonably be expected to have a Material Adverse Effect; and (iv) promptly, and in any event within ten days after a Senior Authorized Officer of the Borrower or the Subsidiary Guarantor obtains knowledge that any loan included in the Collateral does not qualify as a "Collateral Loan," notice setting forth the details with respect to such disqualification;

(e) promptly upon the sending thereof, copies of all reports, notices or documents that the Borrower or the Subsidiary Guarantor sends to any governmental body, agency or regulatory authority (excluding any periodic or routine reports, notices, documents or filings) and not otherwise required to be delivered hereunder;

(f) promptly and in any event within ten Business Days after a Senior Authorized Officer of the Borrower or the Subsidiary Guarantor obtains actual knowledge of any of the following events, a certificate of the Borrower or the Subsidiary Guarantor, as applicable, executed by a Senior Authorized Officer thereof, specifying the nature of such condition and the Borrower's or the Subsidiary Guarantor's proposed response thereto: (i) the receipt by the Borrower or the Subsidiary Guarantor of any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower or the Subsidiary Guarantor is not in compliance with applicable Environmental Laws, and such noncompliance had or could reasonably be expected to have a Material Adverse Effect, (ii) the Borrower or the Subsidiary Guarantor has actual knowledge that there exists any Environmental Claim pending or threatened against the Borrower or the Subsidiary Guarantor that has had or could reasonably be expected to have a Material Adverse Effect or (iii) the Borrower or the Subsidiary Guarantor has actual knowledge of any release, emission, discharge or disposal of any Hazardous Substances that has had or could reasonably be expected to have a Material Adverse Effect;

(g) within ten Business Days after receipt of any material notices or correspondence from any company or administrative agent for any company providing insurance coverage to the Borrower or the Subsidiary Guarantor relating to any material loss of the Borrower or the Subsidiary Guarantor, copies of such notices and correspondence;

(h) not later than 10 Business Days after the Collateral Report Determination Date for each calendar month excluding each month in which a Payment Date occurs, a report concerning the Collateral Loans and Eligible Investments (the "Collateral Report"); the first Collateral Report shall be delivered on or before February 13, 2026 and shall be determined with respect to the Collateral Report Determination Date occurring on January 31, 2026; the Collateral Report for each such calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit D, and shall be determined as of the Collateral Report Determination Date for such calendar month;

(i) on each Payment Date, a Payment Date Report in accordance with Section 9.1(c);

(j) from time to time such additional information regarding the Collateral or the financial position or business of the Loan Parties as the Agents, on either their own initiative or at the request of the Majority Lenders or S&P, may reasonably request in writing;

(k) the information described in Exhibit F, at the times indicated therein, which shall be subject to adjustment with the prior written consent of the Borrower and the Majority Lenders;

(l) following the Transparency Reporting Effective Date, the following with respect to the EU/UK Retention Letter:

(i) on a monthly basis (concurrent with the delivery of each Collateral Report), a certificate from an Authorized Officer of the Retention Provider confirming, (x) continued compliance with the EU/UK Risk Retention Requirements, (y) continued compliance with the obligations set forth in the EU/UK Retention Letter, and (z) the continued accuracy of the representations of the Retention Provider set forth in the EU/UK Retention Letter;

(ii) upon any written request therefor by or on behalf of any Affected Lender delivered as a result of (1) a material change in (x) the performance of the Loans, the Collateral Loans and/or the Eligible Investments or (y) the risk characteristics of the transaction contemplated by the Loan Documents, (2) the breach of the EU/UK Retention Letter or any Loan Document to which the Retention Provider is a party or (3) the occurrence of an Event of Default, confirmation from the Retention Provider of its continued compliance with the requirements set forth in the EU/UK Retention Letter delivered on the Closing Date;

(iii) promptly following a request by any Affected Lender which is received in connection with (x) a material amendment of any Loan Document or (y) any Additional Loan or Increased Commitment, a refreshed EU/UK Retention Letter from the Retention Provider;

(iv) promptly upon an authorized officer of the Retention Provider having actual knowledge thereof, written notice by the Retention Provider of (1) any failure to satisfy the EU/UK Retention Obligations at any time or (2) any of the representations of the Retention Provider under the EU/UK Retention Letter failing to be true at any time; and

(v) upon the request of any Affected Lender or the Administrative Agent, such information as may be reasonably required to satisfy the EU/UK Risk Retention Requirement, Article 5 of the EU Securitisation Regulation and/or Article 5 of Chapter 2 of the UK PRASR, UK SECN 4 and regulations 32B and 32C of UK SR 2024, to the extent such information is reasonably available to the Retention Provider without additional third-party out-of-pocket cost or expense and is not subject to a duty of court confidentiality.

(m) If the Transparency Reporting Effective Date has occurred (other than with respect to clause (iv)), (i) for delivery to any Affected Lender, information in the form of full standardized reporting templates required pursuant to the Transparency and Reporting Requirements in the forms prescribed by the technical standards applicable as at the Transparency Reporting Effective Date or as may be amended from time to time (Commission Delegated Regulation (EU) 2020/1224 and Commission Implementing Regulation (EU) 2020/1225) as Annex IV and Annex XII (the "Transparency Reports"), commencing no later than the date that is three months following the Transparency Reporting Effective Date and thereafter on a quarterly basis and within one month after each Payment Date and if and until compliance with the following clause (ii) commences; (ii) provide (no earlier than one month following the implementation of the Revised Templates unless a shorter period is agreed by the Borrower, the Servicer, and the Collateral Agent) information in the form of the Revised Templates, on a quarterly basis and within one month after each Payment Date; (iii) provide information (such information to be provided without delay) on "significant events" required to be disclosed under Article 7(1)(g) of the EU Securitisation Regulation or Article 7(1)(g) of Chapter 2 of the UK PRASR; and (iv) provide documentation and information referred to in paragraphs (1)(b) and (c) of Article 7 of the EU Securitisation Regulation, paragraphs (1)(b) and (c) of Article 7 of Chapter 2 of the UK PRASR and UK SECN 4.2.1R on the Closing Date; provided, that the Servicer and the Borrower shall be obligated to provide such information set forth in clauses (i), (ii) and (iii) above, to the extent such information is not subject to any national law governing the protection of confidentiality of information or the processing of personal data or any confidentiality obligation (including, for the avoidance of doubt, any rule or regulation adopted by the SEC or any other applicable regulatory authority); provided further, however, that, if information is not provided pursuant to the foregoing proviso, the Borrower and/or the Servicer shall anonymize or aggregate such information for the purposes of the disclosure required herein; provided further, notwithstanding anything contained in this Agreement to the contrary, the Affected Lenders may waive

(including via email) delivery of the reports required to be delivered pursuant to clauses (i) and (ii) above in their sole discretion without the consent of any other parties;

(n) promptly, but in no event longer than five Business Days after a request from the Administrative Agent or any Lender, financial information with respect to any or all Obligors (which may be summary financial information or complete financial statements) as may be requested by the Administrative Agent or such Lender; and

(o) within five Business Days of the receipt thereof, copies of any letters received from S&P in respect of Credit Estimates.

Any Person accepting the benefits of Section 5.1(l) shall be deemed to have agreed to the terms set forth therein and each Affected Lender hereby represents that it is not relying on the Borrower, the Retention Provider or Parent, or any of their respective Affiliates, for any financial, tax, legal, accounting or regulatory advice, including in connection with the matters set forth in Sections 3.1(n), 5.1(l) and 5.1(m).

Each recipient of information pursuant to Section 5.1(m) (i) is deemed to represent that it is an Affected Lender, (ii) agrees to keep confidential such information provided to it in accordance with Section 12.16; provided that any such Affected Lender may share such information with any governmental body, agency or official (including any bank regulatory agency) with jurisdiction over such Affected Lender and (iii) acknowledges that its receipt of such information may constitute receipt of material non-public information under applicable securities laws.

Section 5.2 Payment of Obligations. Each Loan Party will pay and discharge, at or before maturity, all its respective material obligations and liabilities, including, without limitation, any material obligation pursuant to any agreement by which it or any of its properties or assets is bound and any material tax liabilities, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

Section 5.3 Maintenance of Property; Insurance. Each Loan Party will maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect.

Section 5.4 Good Standing. Each Loan Party will remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing (other than in the State of Delaware) could not reasonably be expected to have a Material Adverse Effect.

Section 5.5 Compliance with Laws. Each Loan Party will comply in all material respects with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings. Each Loan Party will comply in all respects with all Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

Section 5.6 Inspection of Property, Books and Records; Audits; Etc.

(a) Each Loan Party will keep proper books of record and accounts in which full, true and correct entries in accordance with GAAP shall be made of all material financial matters and transactions in relation to its business and activities; and will permit representatives of the Administrative Agent and the Collateral Agent (in each case at the Borrower's expense, in the case of not more than one inspection during any fiscal half-year period, except during the pendency or continuance of an Event of Default, in which case unlimited inspections will be at the Borrower's expense) to visit and inspect any of its properties, to examine any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and Independent public accountants, in each case other than (x) materials and affairs protected by attorney client privilege and (y) materials which such person may not disclose without violation of any applicable law or contractual obligations, all during normal business hours, in a manner so as to not unduly disrupt the business of the Loan Parties, upon reasonable prior notice to the Loan Parties and as often as may reasonably be desired.

(b) If requested by the Majority Lenders, each Loan Party agrees that representatives of the Majority Lenders (or an Independent third party auditing firm selected by the Majority Lenders) shall (at the Borrower's expense) conduct an audit and/or field examination of each Loan Party and the Servicer, at reasonable times upon reasonable prior notice to the Loan Parties and the Servicer, in a manner so as to not unduly disrupt the business of the Loan Parties or the Servicer, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders, provided that no more than one such audit or field examination shall be conducted during any fiscal year of the Borrower.

(c) If reasonably requested by the Administrative Agent or the Majority Lenders, each Loan Party and the Servicer shall participate in meetings with the Administrative Agent and the Lenders from time to time, each such meeting to be held at a location in New York City and at a time reasonably determined by the Borrower and the Servicer following such request.

Section 5.7 Existence. Each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its material rights, and its material privileges, obligations, licenses and franchises.

Section 5.8 Subsidiaries; Equity Interests. None of the Loan Parties shall directly or indirectly own any subsidiary or any Equity Interest in any entity other than as otherwise permitted pursuant to Section 4.18. The Borrower shall ensure that any SPV Subsidiary (i) is wholly owned by the Borrower, (ii) will not sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its assets, except in compliance with the Borrower's rights and obligations under this Agreement and with such subsidiary's Constituent Documents, (iii) will not have any subsidiaries unless complying with the terms of clause (ii) above, this clause (iii) or clauses (iv) through (vii) below, (iv) will comply with the restrictions set forth in Sections 5.4, 5.5, 5.9 through

5.16 and Section 5.18 of this Agreement, (v) will not incur or guarantee any indebtedness and will not hold itself out as being liable of the debts of any other Person, (vi) will include in its Constituent Documents (A) a limitation on its business such that it may only engage in the acquisition of assets permitted under this Agreement and the disposition of such assets and the proceeds thereof to the Borrower or the Subsidiary Guarantor (and activities ancillary thereto) and (B) provisions ensuring the separate existence of such SPV Subsidiary from any other Person, (vii) will have at least one director that is an Independent director complying with any applicable rating agency criteria and that is required to consider the interests of the Lenders with respect to such SPV Subsidiary and (viii) will distribute 100% of the proceeds of the assets acquired by it (net of applicable taxes and expenses payable by it) to the Borrower. The Borrower shall provide S&P and the Agents with prior written notice of the formation of any SPV Subsidiary and of the transfer of any asset to any SPV Subsidiary.

Section 5.9 Investments. (a) None of the Loan Parties shall make any investment other than in Collateral Loans, Eligible Investments or as otherwise permitted by this Agreement. On and after the Closing Date through the end of the Reinvestment Period, none of the Loan Parties shall purchase or originate any debt obligation unless, at the time of such purchase or origination and after giving effect thereto, the Eligibility Criteria are satisfied. None of the Loan Parties shall originate, purchase, acquire or fund any debt obligations after the Reinvestment Period except for (i) the funding of Exposure Amounts of Revolving Collateral Loans and Delayed Funding Loans that were acquired or originated prior to the end of the Reinvestment Period and (ii) the acquisition or origination of a Collateral Loan where the commitment to make such purchase or origination was made prior to the end of the Reinvestment Period, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than three months following the date of such commitment.

(b) None of the Loan Parties shall at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property.

(c) None of the Loan Parties shall commit to acquire or originate any Collateral Loan in contravention of (i) this Agreement, (ii) the EU/UK Risk Retention Requirements or (iii) the terms of the applicable Sale Agreement, which shall include the satisfaction of the Originator Requirement.

(d) Notwithstanding the foregoing provisions of this Section 5.9 or any other provision herein or in any other Loan Document to the contrary, from and after the nine-month anniversary of the Closing Date, if the S&P Rating Effective Date has not occurred, no commitments to make investments (other than Eligible Investments) or acquisition of any Collateral Loan shall be made by a Loan Party under this Agreement unless the Majority Lenders consent not to suspend the Reinvestment Period, in accordance with Section 5.43 or waive the requirements of this Section 5.9(d).

Section 5.10 Restriction on Fundamental Changes.

(a) No Loan Party shall enter into any merger, consolidation, division or other reorganization. No Loan Party shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any part of its business or property, whether now or hereafter acquired, except for transfers of its property expressly permitted by the Loan Documents.

(b) No Loan Party shall amend its Constituent Documents in any manner that is adverse to (i) any Agent, without such Agent's prior written consent or (ii) the Lenders, without the prior written consent of the Majority Lenders. Each Loan Party shall provide written notice to the Agents and the Lenders and (y) unless S&P is no longer rating any Loans, S&P, in each case at least 15 Business Days prior to executing any amendment to its Constituent Documents (or such lesser prior notice as shall be acceptable to the Agents and the Lenders).

(c) Other than the issuance of additional PPNs with notice to the Administrative Agent, no Loan Party shall make any material amendment to any PPN without the prior written consent of the Administrative Agent.

Section 5.11 ERISA. Neither a Loan Party nor any member of its ERISA Group shall establish, maintain or contribute to, or be required to contribute to, any Plan or Multiemployer Plan or become a guarantor with respect to any such plan. Each Loan Party shall ensure that no transfer of any interest in any Loan Party and no admittance of additional Membership Interest Holders or equityholders or redemption of Membership Interest Holders or other equity interests will cause (i) the assets of a Loan Party or the Collateral to be treated as "plan assets" for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law or (ii) the occurrence of any Prohibited Transaction.

Section 5.12 Liens. No Loan Party shall at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien except for Permitted Liens.

Section 5.13 Business Activities. No Loan Party shall engage in any business activity other than the making, purchase, origination, maintenance and disposition of Collateral Loans, the ownership and disposition of Equity Interests, the ownership of any SPV Subsidiaries, borrowing the Loans, issuing the Membership Interests, pledging the Collateral and performing its obligations under the Loan Documents, in each case in compliance with the terms of this Agreement and the other Loan Documents.

Section 5.14 Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

Section 5.15 Margin Stock. None of the proceeds of any Loan or any Membership Interests will be used by the Borrower or the Subsidiary Guarantor, directly or indirectly, for the purpose of buying or carrying any Margin Stock.

Section 5.16 Indebtedness. No Loan Party shall incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

Section 5.17 Use of Proceeds. The Borrower shall use the proceeds of the Loans and the Membership Interests solely (a) for the purchase and origination of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the purchase and origination of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9); provided that (i) the proceeds of any Loan made in an Alternative Currency may only be used to purchase and originate Collateral Loans in such Alternative Currency and (ii) Collateral Loans originated in an Alternative Currency may only be purchased using the proceeds of Loans made in such Alternative Currency or proceeds of a Collateral Loan in such Alternative Currency, (b) to invest in the Subsidiary Guarantor, which will use such proceeds for the purchase and origination of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the purchase and origination of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9); provided that that (i) the proceeds of any Loan made in an Alternative Currency and invested in the Subsidiary Guarantor may only be used to purchase and originate Collateral Loans in such Alternative Currency, (ii) Collateral Loans originated in an Alternative Currency may only be purchased using the proceeds of Loans made in such Alternative Currency or proceeds of a Collateral Loan in such Alternative Currency and (iii) except as otherwise permitted hereunder (including Section 2.10(c)), proceeds held or received by the Borrower in an Alternative Currency may not be converted to any other currency unless such conversion will not cause the aggregate principal balance of Loans in any Alternative Currency to exceed the Aggregate Principal Balance of Collateral Loans in such respective Alternative Currency, (c) to pay costs and expenses related to this Agreement, (d) as provided in Section 5.31 and/or (e) in the case of the Class A-R Loans made after the Closing Date, to (i) refinance outstanding Swingline Loans, (ii) fund Unfunded Amounts or (iii) fund the Future Funding Reserve Accounts (subject to the terms of Section 2.1(a)), all on and subject to the terms and conditions set forth in this Agreement and the other Loan Documents.

Section 5.18 Bankruptcy Remoteness; Separateness.

(a) Limited Purpose Entity.

(i) Each Loan Party at all times since its formation has been, and will continue to be, duly organized or duly incorporated, as applicable and validly existing under the laws of the jurisdiction of its organization. Each Loan Party at all times since its formation has been, and will continue to be, duly qualified in each jurisdiction in which such qualification was or may be necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction (other than in the State of Delaware) could not reasonably be expected to have a Material Adverse Effect;

(ii) each Loan Party at all times since its formation has complied, and will continue to comply, with the provisions of its Constituent Documents and the laws of the jurisdiction of its formation;

(iii) all customary formalities regarding the existence of each Loan Party have been observed at all times since its formation and will continue to be observed;

(iv) each Loan Party has been adequately capitalized at all times since its formation and will continue to be adequately capitalized in light of the nature of its business;

(v) No Loan Party has at any time since its formation assumed or guaranteed, and it will not assume or guarantee, the liabilities of any other Persons (other than the endorsement of instruments for collection in the ordinary course of business or as otherwise permitted under this Agreement); and

(vi) No Loan Party has at any time since its formation entered into and was not a party to, and, it will not enter into or be a party to, any transaction with any Affiliate except as contemplated by the Loan Documents or its Constituent Documents or except in the ordinary course of business of such Loan Party on terms which are no less favorable to such Loan Party than would be obtained in a comparable arms' length transaction with an unrelated third party.

(b) No Bankruptcy Filing. No Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

(c) Separate Existence.

(i) At all times since its formation, each Loan Party has accurately maintained, and will continue to accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from those of the Servicer and any other Person. No Loan Party has at any time since its formation commingled, and it will not commingle, its assets with those of the Servicer or any other Person. Each Loan Party has at all times since its formation accurately maintained, in all material respects, and will continue to accurately maintain in all material respects, its own bank accounts and separate books of account.

(ii) Each Loan Party has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(iii) Except for U.S. tax purposes, each Loan Party has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Except for U.S. tax purposes, no Loan Party has at any time since its formation identified itself, and it will not identify itself, as being a division or a part of any other entity.

(iv) The Borrower will comply at all times with the Applicable Provisions (as such term is defined in the LLC Agreement) of the LLC Agreement in effect on the Closing Date without regard to subsequent amendments thereto unless consented to by the Borrower’s Independent Directors and the Majority Lenders.

(v) The Subsidiary Guarantor will comply at all times with the Bankruptcy Remoteness Provisions (as such term is defined in the Constitution, dated as of November

7, 2025 in effect on the Closing Date (the "Constitution") of the Constitution, unless consented to by the board of directors of the Subsidiary Guarantor and the Majority Lenders.

Section 5.19 Amendments, Modifications and Waivers to Collateral Loans.In the performance of its obligations hereunder, each Loan Party may enter into any amendment or waiver of or supplement to any Related Contract; provided that the prior written consent of the Majority Lenders to any such amendment, waiver or supplement shall be required if (i) an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement or (ii) such amendment, waiver or supplement, individually or together with all other such amendments, waivers and/or supplements, would result in a Material Adverse Effect. Any Collateral Loan that, as a result of any amendment, waiver or supplement thereto, ceases to qualify as a Collateral Loan, will thereafter have a value equal to zero when calculating the Adjusted Collateral Principal Amount for purposes of the Overcollateralization Ratio Test for so long as it remains unqualified to be a Collateral Loan by the terms of this Agreement. In the event of an amendment, waiver or supplement to a Collateral Loan (a) that is not consented to by the Majority Lenders and that results in the failure of the Maximum Weighted Average Life Test (but would otherwise qualify as a Collateral Loan), such Collateral Loan will thereafter be treated as a Defaulted Loan hereunder until such time as the Maximum Weighted Average Life Test is satisfied (provided that, if at the time of such satisfaction of the Maximum Weighted Average Life Test, such Collateral Loan would otherwise be considered a Defaulted Loan in accordance with the terms of this Agreement, such Collateral Loan will continue to be treated as a Defaulted Loan hereunder), (b) that, without consent of the Majority Lenders, constitutes a Specified Change that modifies the characteristics of such Collateral Loan for purposes of (i) the calculation of any Coverage Test or Collateral Quality Test or (ii) compliance with Concentration Limitations, then such Collateral Loan will, on and after the date of such amendment, waiver or supplement, so long as it continues to satisfy the definition of Collateral Loan hereunder, be treated as such recharacterized Collateral Loan for all purposes hereunder or (c) that constitutes any other Specified Change and the Majority Lenders have not provided their consent to such amendment, waiver or supplement, then such Collateral Loan will thereafter be treated as a Defaulted Loan hereunder for purposes of calculating the Overcollateralization Ratio Test and the Portfolio Advance Rate; provided that, if at any time the Majority Lenders consent to such amendment, waiver or supplement, then such Collateral Loan will no longer be treated as a Defaulted Loan hereunder (unless such Collateral Loan would otherwise be considered a Defaulted Loan in accordance with the terms of this Agreement.

Section 5.20 Hedging.

(a) Each Loan Party may, at any time and from time to time, enter into any Interest Hedge Agreements (and may amend, replace or otherwise modify any Interest Hedge Agreement), subject in each case to satisfaction of the Rating Condition (except in the case of a rollover or extension of an Interest Hedge Agreement, the Rating Condition is not required to be satisfied and prior written notice thereof shall be provided to S&P) and the prior written consent of the Majority Lenders. Each Loan Party (or the Servicer on behalf of such Loan Party) shall promptly provide written notice of entry into, and the amendment or replacement of, any Interest Hedge Agreement to the Agents. Notwithstanding anything to the contrary contained herein, no Loan Party (nor the Servicer on behalf of such Loan Party) shall enter into any Interest Hedge

Agreement unless either (i) such Loan Party or the Servicer is registered as a commodity pool operator with the CFTC or (ii) such Loan Party obtains (A) a certification from the Servicer (which such Loan Party shall provide to the Agents, the Membership Interest Holders and the Lenders) that (1) the written terms of such Interest Hedge Agreement directly relate to the Collateral Loans and the Loans and (2) such Interest Hedge Agreement reduces the interest rate and/or foreign exchange risks related to the Collateral Loans and the Loans and (B) written advice of nationally recognized legal counsel (which such Loan Party shall provide to the Agents, the Membership Interest Holders and the Lenders) that such Interest Hedge Agreement will not cause such Loan Party or the Servicer to be required to register as a commodity pool operator with the CFTC or that such Loan Party and the Servicer would be eligible for an exemption to the requirement to register as a commodity pool operator with the CFTC.

(b) Each Interest Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.15. Each Interest Hedge Counterparty shall be required to satisfy, at the time that any Interest Hedge Agreement to which it is a party is entered into, the then-current S&P criteria for hedge counterparties with respect to any Interest Hedge Agreements shall be subject to the Priority of Payments specified in Section 9.1(a) and Section 6.4. Payments with respect to any Interest Hedge Agreements shall be subject to Article IX. Each Interest Hedge Agreement (i) shall contain an acknowledgement by the Interest Hedge Counterparty that the obligations of the applicable Loan Party to the Interest Hedge Counterparty under the relevant Interest Hedge Agreement shall be payable in accordance with Article IX and (ii) shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

Section 5.21 Title Covenants. Each Loan Party covenants that at no time shall it:

(a) create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or

(b) except as otherwise expressly permitted herein sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein.

Each Loan Party further covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first priority security interest of the Collateral Agent in the Collateral subject to Permitted Liens.

Section 5.22 Further Assurances.

(a) Each Loan Party shall at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Collateral Agent may reasonably request from time to time to register in the name of the Collateral Agent, and to perfect, preserve, continue or otherwise protect the security interest of the Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Collateral Agent hereunder, including but not limited to execution and delivery of financing statements, continuation statements and amendments to financing statements. Each Loan Party shall be obligated to perform its obligations under this Agreement notwithstanding the ability of the Collateral Agent to take such actions pursuant to the provisions of Section 5.24. No Loan Party shall permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, in each case, to the extent the same would be an Event of Default hereunder.

(b) On or before the one-year anniversary of the Closing Date in each calendar year, or the last Business Day immediately preceding such date if such date is not a Business Day, commencing in 2026, the Loan Parties shall furnish to the Collateral Agent an opinion of counsel in customary form, to the effect that in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Agreement with respect to the Collateral remains a valid and perfected lien in favor of the Collateral Agent for the benefit of the Secured Parties and stating what action (if any) needs to be taken to retain the validity and perfection of such lien for the following one-year period.

Section 5.23 Costs of Transfer; Taxes; and Expenses.

(a) Each Loan Party shall pay all transfer taxes and other costs incurred in connection with all transfers of Collateral that are not paid by the applicable obligor of such Collateral.

(b) Each Loan Party agrees to pay the Collateral Agent the reasonable and documented out‑of‑pocket costs and expenses, including but not limited to reasonable attorneys' fees and other charges, incurred by the Collateral Agent in connection with making collections on any Collateral.

(c) Each Loan Party agrees to pay and discharge when due all U.S. federal and other material Taxes imposed on it or on its income or profits or with respect to any of its assets, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained on the books of the Loan Parties in accordance with GAAP.

Section 5.24 Collateral Agent May Perform.

(a) If either Loan Party fails to perform any agreement contained herein to be performed by it related to perfection, preservation or protection of the security interest of the Collateral Agent for the benefit of the Secured Parties, the Collateral Agent may, upon the written instructions of the Majority Lenders, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Majority Lenders may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of itself and the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Majority Lenders shall determine is necessary or desirable, and the reasonable and documented out-of-pocket expenses of the Collateral Agent incurred in connection therewith to the extent provided under Section 12.3 shall be payable by the applicable Loan Party and shall be part of the Secured Obligations.

(b) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against third parties or any other rights pertaining to any Collateral.

Section 5.25 Notice of Name Change. Each Loan Party shall give the Collateral Agent and S&P not less than 30 days' notice of any change of its name and not less than 30 days' notice of any change of its principal place of business (or in each case, such lesser prior notice as shall be acceptable to the Collateral Agent) and will take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral (subject to Permitted Liens). No Loan Party shall change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld, delayed or conditioned), and, unless S&P is no longer rating any Loans, will provide notice thereof to S&P.

Section 5.26 Procurement and Renewal of Credit Estimates.

(a) If at any time a Collateral Loan does not have an S&P Rating, then the applicable Loan Party shall, within 30 days after (x) the purchase or origination of such Collateral Loan or (y) the withdrawal of an S&P Rating from such Collateral Loan, apply to S&P for a Credit Estimate (and promptly notify the Collateral Agent of such application); provided, that, if the S&P Rating of a Collateral Loan is determined based on a Credit Estimate pursuant to clause (d) of the definition of "S&P Rating" herein, (i) such Credit Estimate must be renewed at least annually and (ii) the applicable Loan Party shall notify S&P within 10 Business Days of any amendment to the Related Contracts for such Collateral Loan. Promptly following the receipt of a Credit Estimate from S&P, the applicable Loan Party shall notify the Collateral Agent and provide the Collateral Agent with the details of such Credit Estimate.

(b) For each Collateral Loan with a Credit Estimate provided by S&P, the applicable Loan Party shall submit such Required S&P Credit Estimate Information as is required by S&P to renew such Credit Estimate within the 12 month period following receipt of the most recent Credit Estimate provided by S&P for such Collateral Loan.

Section 5.27 Filing Fees, etc. Each Loan Party agrees (a) to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and the other Loan Documents and (b) to save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees. The obligations of each Loan Party under this Section 5.27 shall survive the termination of the other provisions of this Agreement. For the avoidance of doubt, any amounts paid pursuant to this Section 5.27 shall not be duplicative of amounts paid or excluded pursuant to Section 11.4.

Section 5.28 Credit Standards. The standards and procedures, including without limitation credit standards, applied by the Loan Parties in evaluating and determining the creditworthiness of the Obligors and the terms of, and the advisability of originating or acquiring, each Collateral Loan shall not be less stringent than (i) the customary and usual standards and procedures applied by its Affiliates as of the date hereof in connection with loans originated or acquired by them or (ii) the customary and usual standards and procedures applied by its Affiliates as of the date of determination in connection with loans originated or acquired by them.

Section 5.29 Delivery of Proceeds. In the event that any Loan Party receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, such Loan Party shall hold such payments or other proceeds in trust and shall pay such payments or other proceeds to the Collateral Agent promptly and, in no event, later than two Business Days after such Loan Party's receipt thereof. Each Loan Party shall at all times provide instructions (or cause instructions to be provided) to each Obligor (or applicable agent) that any payments to be made to it with respect to any Collateral Loan or other Collateral shall be made to the applicable Collection Account or other applicable Covered Account.

Section 5.30 Performance of Obligations. Each Loan Party shall timely and fully comply with and perform its obligations under the Collateral Loans and other Collateral in accordance with the terms thereof.

Section 5.31 Limitation on Dividends. No Loan Party will declare or make any direct or indirect distribution, dividend or other payment to any person on account of any membership or other equity interest in, or ownership of any similar interests or securities of such Loan Party, except for (i) Permitted RIC Distributions and (ii) distributions made pursuant to Sections 6.4 and 9.1.

Section 5.32 Collateral Loan Documentation; Approved Appraisal Firm.

(a) Each Loan Party shall require each Obligor under any Collateral Loan owned by it (or other obligation included in the Collateral owned by it) that is documented on the such Loan Party's forms to waive its right to a jury trial.

(b) The initial Approved Appraisal Firms shall be as set forth on Schedule A hereto. Any other Independent appraisal firm selected by the Loan Parties may be added as an Approved Appraisal Firm, provided that the Loan Parties have notified S&P of such designation in writing and the Majority Lenders have not objected within 10 Business Days.

Section 5.33 Annual Rating Review. So long as the S&P Rating Effective Date has occurred, unless waived in writing by the Majority Lenders, on or before December 31 in each calendar year, commencing in 2026, the Loan Parties shall pay for the ongoing monitoring of the rating of the Loans by S&P. The Loan Parties shall promptly notify the Agents, the Servicer, the Membership Interest Holders and the Lenders in writing if at any time the rating of the Loans has been, or is known will be, changed or withdrawn, or the rating outlook on the Loans has been, or is known will be, changed.

Section 5.34 [Reserved].

Section 5.35 Transactions With Affiliates.

Except as may be otherwise required or permitted by the applicable Sale Agreement, no Loan Party shall sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (i) the terms and conditions of any such transaction are no less favorable to such Loan Party than the terms it would obtain in a comparable, timely transaction with a non-Affiliate, (ii) such transaction is effected in accordance with all Applicable Law, (iii) such transaction is conducted in an arm’s length transaction in the ordinary course of business and (iv) in the case of the sale of any Collateral Loan, the sale price is not less than the Market Value with respect to such Collateral Loan (provided that Market Value shall not be determined pursuant to clause (iv) or (v) of the definition thereof). Each Loan Party shall ensure that all purchases of Collateral Loans from any Affiliate of such Loan Party will be pursuant to and in accordance with the applicable Sale Agreement. This Section 5.33 shall not require the Seller or any Affiliate of any Loan Party to purchase from such Loan Party or sell or otherwise transfer to such Loan Party any property or assets except as provided by the applicable Sale Agreement.

Section 5.36 Reports by Independent Accountants. Within 60 days after the Closing Date, the Borrower shall select one or more firms of Independent certified public accountants of recognized international reputation for purposes of performing agreed-upon procedures required by this Agreement, which may be the firm of Independent certified public accountants that performs accounting services for the Borrower or the Servicer. The Borrower may remove any firm of Independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Servicer on behalf of the Borrower) shall promptly appoint by Loan Party Order delivered to the Collateral Agent a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Borrower or the Servicer. If the Borrower shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Collateral Agent and the Servicer of such failure in writing. If the Borrower shall not have appointed a successor within ten days thereafter, the Servicer shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement. In the event such firm requires the Collateral Agent and/or the

Collateral Administrator to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the Collateral Agent and the Collateral Administrator to so agree and directs the Collateral Agent and the Collateral Administrator to execute a specified user agreement, access letter or agreement of similar import requested by such accountants; it being understood and agreed that the Collateral Agent and the Collateral Administrator will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower, and neither the Collateral Agent nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures or the content of such letters.

Section 5.37 Risk Retention. Each Loan Party shall ensure, at all times on and after the execution and delivery of the EU/UK Retention Letter, if applicable (including by obtaining a refreshed EU/UK Retention Letter duly executed by a Senior Authorized Officer of the Retention Provider from time to time, which may be at the written request of the Administrative Agent) that the Retention Provider (i) at all times will hold the Retention Interest in accordance with the EU/UK Retention Letter, (ii) will not change the manner in which it retains the Retention Interest, except to the extent permitted under the EU/UK Retention Letter and with the prior written consent of the Administrative Agent and each Affected Lender, (iii) will not enter into any credit risk mitigation, short position or any other credit risk hedge or credit risk hedging arrangement of any kind with respect to the Retention Interest to the extent prohibited by the EU/UK Retention Letter and (iv) will not amend, supplement, modify, repudiate, or waive any provision of, any EU/UK Retention Letter without the written consent of the Administrative Agent and each Affected Lender.

Section 5.38 Tax Matters as to the Borrower and the Subsidiary Guarantor.

(a) The Borrower, the Subsidiary Guarantor and each Lender shall treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position unless otherwise required by an applicable taxing authority.

(b) The Borrower, the Subsidiary Guarantor and each Membership Interest Holder shall not, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise take any action, that would cause a Loan Party to be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal, state or any other applicable tax purposes. The Borrower, the Subsidiary Guarantor and each Membership Interest Holder shall at all times ensure that each Loan Party is treated either as (i) an entity disregarded from a sole owner for U.S. federal income tax purposes, or (ii) a partnership (other than a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes).

(c) Notwithstanding any contrary agreement or understanding, the Servicer, the Borrower, the Subsidiary Guarantor, the Agents, the Membership Interest Holders and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

Section 5.39 [Reserved].

Section 5.40 Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws. No Loan Party shall (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Terrorism Law, Anti-Corruption Law or Sanctions law, (b) cause or permit any of the funds that are used to repay the Obligations to be derived from (i) any unlawful activity with the result that any Agent, any Lender, Membership Interest Holder or any Loan Party would be in violation of any applicable law or (ii) any transactions or activities with or for the benefit of any Restricted Persons or in breach of Sanctions or (c) use any part of the proceeds of the Loans and/or Membership Interests, directly or indirectly, for any conduct that would cause the representations and warranties in Section 4.24 to be untrue as if made on the date any such conduct occurs.

Section 5.41 Pool Concentrations. During the Reinvestment Period, each Loan Party shall use commercially reasonable efforts to ensure that the pool of Collateral contains Collateral Loans of no less than 20 different Obligors (where each Obligor and its Affiliates are treated as a single Obligor).

Section 5.42 Transfer of Membership Interests. No Loan Party shall recognize the sale or transfer of any membership interest or other equity interest (including any Membership Interests) that does not comply with the requirements of its applicable organization document and will treat any purported sale or transfer of any such interest in violation of this requirement as null and void. No Loan Party shall recognize the sale or transfer of any membership interest or other equity interest (including any Membership Interests) to any person if such sale or transfer will result in the assets of the Borrower or any Collateral being treated as "plan assets" for purposes of Section 3(42) of ERISA or as the assets of any governmental, church, non-U.S. or other plan that is subject to Similar Law or the occurrence of any Prohibited Transaction, and any purported sale or transfer of any membership interest or other equity interest (including any Membership Interests) in violation of this requirement shall be treated as null and void.

Section 5.43 S&P Rating. The Borrower, the Subsidiary Guarantor, the Administrative Agent and Majority Lenders shall endeavor to obtain an S&P rating of the Loans of at least "AA (sf)" no later than the nine-month anniversary of the Closing Date and agree to amend this Agreement and the other Loan Documents as reasonably necessary to obtain such S&P rating. The Majority Lenders and the Administrative Agent will not unreasonably withhold consent to any document changes required by S&P in order to obtain a rating. If the Loan Parties do not obtain such S&P rating prior to the nine-month anniversary of the Closing Date, the Reinvestment Period shall automatically be suspended, unless the Majority Lenders provide written consent not to suspend the Reinvestment Period at such time.

Section 5.44 Beneficial Ownership Certification.

The Loan Parties agree to notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Article VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 6.1:

(a) a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Loan or any related obligations in respect thereof, in each case, the continuation of such default for three Business Days after the date such amounts become due and payable if such date is provided in this Agreement or the applicable Loan Document (or, if no such date is provided or such amount is not fixed, after notice shall have been given to the Borrower by the Majority Lenders or by the intended recipient of such amounts or either Agent, specifying such amount that has become due and payable and the date on which such amount is due and payable); provided that in the case of a failure to pay due to an administrative error or omission by the Administrative Agent or the Collateral Agent, such failure continues for five Business Days after the Administrative Agent or the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(b) a default in the payment of any principal due on any Loans when such principal becomes due and payable; provided that in the case of a failure to pay due to an administrative error or omission by the Administrative Agent or the Collateral Agent, such failure continues for five Business Days after the Administrative Agent or the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(c) the failure on any Payment Date to disburse amounts in excess of U.S. $10,000 available in the USD Payment Account or USD Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of three Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Administrative Agent, the Collateral Agent or the Collateral Administrator, such failure continues for five Business Days after the Administrative Agent, the Collateral Agent or the Collateral Administrator, as applicable, receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower;

(d) any Loan Party or the pool of Collateral Loans becomes an investment company required to be registered under the Investment Company Act;

(e) the occurrence of any one or more of the following:

(i) failure of any representation or warranty in Section 4.9, 4.12 or 4.24 to be correct in all material respects when made, or default in the performance, or breach, of any covenant contained in Section 5.1(d)(i) or (ii), 5.10, 5.12, 5.13, 5.16, 5.18 (provided that, in the case of clause 5.18(c) the Administrative Agent determines based on the advice of counsel that such default would impair the ability of a nationally recognized firm to provide a non-consolidation opinion with respect thereto), or 5.40;

(ii) default in the performance, or breach, of any covenant contained in Section 5.1(d)(iii) or (iv), (h), 5.9, 5.11, 5.15, 5.17, 5.19, 5.21, 5.29 or 5.31 and in each case, not cured within five Business Days;

(iii) default in the performance, or breach, of any covenant contained in Section 5.1(i) or 5.37 or a Retention Letter Default (in any case, excluding any default that occurs in connection with any obligations under the Loan Documents relating to the Transparency Reports), in each case, not cured within 15 days;

(iv) default or breach of any covenant contained in Section 5.30, and there has occurred or there could reasonably be expected to occur a material adverse effect on the rights, interests or remedies of the Agents, the Lenders or the Membership Interest Holders under any of the Loan Documents and the continuation of such failure for a period of five Business Days after any Loan Party or the Servicer receives written notice or has actual knowledge of such failure; or

(v) (x) default in the performance, or breach, of any other covenant, warranty or other agreement of the Borrower, the Subsidiary Guarantor or the Servicer under this Agreement or any other Loan Document in any material respect, or (y) the failure of any representation or warranty of any Loan Party or the Servicer made in this Agreement, any other Loan Document or in any related certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in all material respects when made and such failure would reasonably be expected to have a Material Adverse Effect (other than a covenant, representation, warranty or other agreement or a portion thereof a default in the performance or breach or failure of which is otherwise specifically dealt with in this Section 6.1, it being understood, without limiting the generality of the foregoing, that any failure to satisfy any Concentration Limitation, Collateral Quality Test, Coverage Test (except as provided in clause (h) below) or Reinvestment Overcollateralization Test is not an Event of Default), and such default, breach or failure either (A) is not susceptible of cure or (B) continues for a period of 30 days after any Loan Party or the Servicer receives written notice or has actual knowledge of such default or breach;

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g) the institution by any Loan Party or any Affiliate of proceedings for such Loan Party to be adjudicated as bankrupt or insolvent, or the consent by such Loan Party or any Affiliate to the institution of bankruptcy or insolvency proceedings against such Loan Party, or the filing by such Loan Party or any Affiliate of a petition or answer or consent seeking reorganization or relief for such Loan party under the Bankruptcy Code or any other similar applicable law, or the consent by such Loan Party or any Affiliate to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Loan party of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by such Loan Party or any Affiliate in furtherance of any such action;

(h) the Overcollateralization Ratio is less than or equal to 115% as of any Measurement Date or other date of determination and remains so for five Business Days after such Measurement Date or other date of determination;

(i) any Lien on any Collateral created pursuant to the Loan Documents shall, at any time after delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien (other than directly due to the action or omission of the Administrative Agent or the Lenders) subject only to Permitted Liens; provided that in the case of a Lien so ceasing to be fully valid and perfected due to an administrative error or omission by the Collateral Agent, such failure continues for two Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission;

(j) any of the Loan Documents ceases to be in full force and effect (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders or any of the Membership Interest Holders) other than in accordance with the terms of the Loan Documents, or due to any act or omission of any Lender or the Administrative Agent;

(k) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of $1,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 10 days from the entry thereof;

(l) (i) the occurrence of an act by any Loan Party or the Servicer that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or any other Loan Document (as determined pursuant to a final adjudication by a court of competent jurisdiction) or such Loan Party or the Servicer being indicted for a criminal offense materially related to its business of providing asset management services, or (ii) any Senior Authorized Officer of any Loan Party or the Servicer primarily responsible for the performance by such Loan Party or the Servicer of its obligations under this Agreement or any other Loan Document (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Loan Parties or the Servicer providing asset management services and continues to have responsibility for the performance by any Loan Party or the Servicer under this Agreement or any other Loan Document for a period of 10 days after such indictment;

(m) the occurrence of any event that results in FPLF NS Holdings Finance CM LLC or any Affiliate of Fortress Investment Group LLC no longer acting as the servicer of the Collateral;

(n) the occurrence of a Change of Control; or

(o) the occurrence of a Servicer Termination Event.

Section 6.2 Remedies. If an Event of Default shall have occurred and be continuing, the Majority Lenders or the Administrative Agent (acting at the direction of the Majority Lenders) may exercise the rights, privileges and remedies set forth in this Section 6.2:

(a) Upon notice to the Borrower require that the Lenders must receive at least five Business Days' notice of each of the following and that each of the following shall require the prior approval by the Majority Lenders, whether or not approved by the Borrower's board of directors or other persons performing similar functions: (i) issuance of any commitment to make, and the purchase or origination (other than pursuant to commitments then in effect) of, any Collateral Loan or other obligation constituting any Collateral or any interest therein, (ii) any amendment, modification, or waiver of, or any consent to departure from, any term or provision of any Collateral Loan or other obligation constituting any Collateral, (iii) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other obligation constituting any Collateral, except upon payment in full of such Collateral Loan or other obligation, or any subordination or limitation of recourse with respect thereto, (iv) any sale, purchase, assignment or participation in respect of any Collateral Loan or other obligation constituting any Collateral (other than (x) pursuant to commitments then in effect, (y) in the case of a sale or assignment, upon payment in full of such Collateral Loan or other obligation or (z) in the case of a sale or assignment, if otherwise permitted during the continuance of an Event of Default pursuant to Section 10.1), (v) any determination to exercise, or not to exercise, remedies in respect of a Collateral Loan or other loan or security constituting any Collateral following a default or event of default thereunder, and (vi) any other action or decision not to act which impairs or could be reasonably likely to impair the value of any Collateral Loan or other loan or security constituting any Collateral, or to extend or increase any Loan Party's obligations with respect thereto or to interfere with the exercise of rights or remedies with respect to any Collateral Loan or other loan or security constituting any Collateral.

(b) Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under applicable law, including the UCC, the Administrative Agent or the Majority Lenders, by notice to the Borrower and the Collateral Agent, may do any one or more of the following:

(1) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate (provided that the Commitments shall not be terminated if any Swingline Loans are outstanding); or

(2) declare the principal of and the accrued interest on the Loans and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Section 2.9) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower;

provided that, upon the occurrence of any Event of Default described in clause (f) or (g) of Section 6.1, the Commitments shall automatically terminate and the Loans and all such other amounts shall automatically become due and payable, without any further action by any party.

(c) Upon the occurrence and during the continuance of an Event of Default, the Majority Lenders or the Collateral Agent, acting at the direction of the Majority Lenders through the Administrative Agent, will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law

(d) In connection with any sale of the Collateral following a declaration that the Obligations are immediately due and payable pursuant to Section 6.2(b), the Parent or any Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds .an amount equal to all outstanding Obligations. If the Parent or any Affiliates thereof fail to (i) give notice of its intention to exercise this purchase right within three (3) Business Days following the declaration that the Obligations are immediately due and payable pursuant to Section 6.2(b) or (ii) exercise such purchase right within twelve (12) Business Days following its provision of notice pursuant to clause (i), then, in either case, such contractual rights shall be irrevocably forfeited by the Parent and Affiliates thereof, but nothing herein shall prevent the Parent or its Affiliates from bidding at any sale of such Collateral.

Section 6.3 Additional Collateral Provisions.

(a) Release of Security Interest. If and only if all Secured Obligations (other than any Obligation that expressly survives the termination of this Agreement) have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties' security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Loan Parties in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately and automatically terminate without any action by any party and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Loan Parties shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VI in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

(b) Additional Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other applicable law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, in each case at the direction of the Majority Lenders through the Administrative Agent, (i) instruct one or both Loan Parties to deliver any or all of the Collateral, the Related Contracts and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for such Loan Party or Loan Parties regarding the Collateral; (ii) sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce any or all of the Loan Parties' rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the one or more of the Loan Parties immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Secured Obligations, in accordance with the terms of the Related Contracts; (ix) to redeem or withdraw or cause the applicable Loan Party or Loan Parties to redeem or withdraw any asset of such Loan Party to pay amounts due and payable in respect of the Secured Obligations; (x) subject to Section 12.16, make copies of or, if necessary, remove from the applicable Loan Party's and its agents' place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the applicable Loan Party upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

Each Loan Party hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent or the Majority Lenders, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 6.3(b), each Loan Party hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Secured Obligations (other than any Obligation that expressly survives the termination of this Agreement) remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of such Loan Party or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Loan Parties to the extent provided in Section 12.3 and, except as permitted by applicable law, without notice to any Loan Party.

All documented and reasonable sums paid or advanced by the Collateral Agent in connection with the foregoing and all documented and reasonable out-of-pocket costs and expenses (including documented and reasonable and documented attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the 10th Business Day after demand for payment until repaid in full, shall be paid by the Loan Parties to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Secured Obligations secured hereby.

Without the prior written consent of the Majority Lenders, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

(c) Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d) Related Contracts.

(i) Each Loan Party hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts, after the occurrence and during the continuance of an Event of Default, it shall (x) upon the written request of either Agent promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements and (y) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent.

(ii) Each Loan Party agrees that, to the extent the same shall be in such Loan Party's possession, it will hold all original copies of the Related Contracts relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.

(e) Loan Parties Remains Liable.

(i) Notwithstanding anything herein to the contrary, (x) the applicable Loan Party shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (y) the exercise by any Secured Party of any of its rights hereunder shall not release such Loan Party from (and shall not impose on such Secured Party) any of its duties or obligations under any such contracts or agreements included in the Collateral.

(ii) No obligation or liability of the Loan Parties is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral (or to the exercise of any rights or remedies available to any Agent or any other Secured Party hereunder or thereunder) and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(f) Protection of Collateral. Each Loan Party, or the Servicer on behalf of and at the expense of such Loan Party, shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments and filings with the Irish Companies Registration Office, and shall take such other action as may be necessary or advisable or desirable as requested by either Agent to secure the rights and remedies of the Secured Parties hereunder and to:

(i) grant security more effectively on all or any portion of the Collateral;

(ii) maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien (subject to Permitted Liens) or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Collateral or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all Persons and parties (other than any holder of any Permitted Lien); and

(vi) pay or cause to be paid any and all material Taxes levied or assessed upon all or any part of the Collateral in accordance with Section 5.2.

Each Loan Party hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any (i) filings with the Irish Companies Registration Office and (ii) UCC-1 financing statement (including a financing statement covering all assets of such Loan Party) and any continuation statement therefor, and, for the purposes of the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, all other instruments, and take all other actions, required pursuant to this Section 6.3. Such designation shall not impose upon the Collateral Agent, or release or diminish, any Loan Party's obligations under this Section 6.3. Each Loan Party further authorizes and shall cause such Loan Party's United States counsel or the Administrative Agent's United States counsel to file without such Loan Party's signature any UCC-1 or UCC-3 financing statements (including a financing statement covering all assets of such Loan Party) that may reasonably be required by the Agents in connection with this Agreement and the transactions contemplated hereby.

Section 6.4 Application of Proceeds. Unless and until the Majority Lenders have exercised their right to direct the liquidation of the Collateral pursuant to this Article VI, all proceeds received in respect of the Collateral will be applied in accordance with the Priority of Payments specified in Section 9.1(a). All proceeds received after the Majority Lenders have exercised their right to direct the liquidation of the Collateral will be applied to the Obligations in the following order of priority on (x) each Payment Date and (y) any other Business Day at the direction of the Majority Lenders with at least three (3) Business Days’ notice to the Administrative Agent, Collateral Agent and Borrower:

(a) first, to the payment of taxes, registration and filing fees then due and owing by the Loan Parties; second, to the payment to the Collateral Agent for all due and unpaid Collateral Agent Fees and all other Administrative Expenses owing to the Collateral Agent, all amounts owing to the Collateral Administrator, the Custodian and U.S. Bank NA as securities intermediary (including, in each case, without limitation, indemnity payments); and third, to the payment to the Administrative Agent for all due and unpaid Administrative Agent Fees and all other Administrative Expenses owing to the Administrative Agent (including, without limitation, indemnity payments);

(b) to the payment of Administrative Expenses (other than those paid under clause (a) above), in the order of priority set forth in the definition of "Administrative Expenses"; provided that the aggregate amount of payments under this clause (b) shall not exceed on any applicable date of payment the sum of (i) the Administrative Expense Cap plus (ii) the Retained Expense Amount determined on the immediately prior Payment Date less (iii) Administrative Expenses paid pursuant to Section 8.2(d) during the Due Period relating to such Payment Date;

(c) to the payment of all other amounts due to the Agents hereunder;

(d) to the payment of all amounts due to the Interest Hedge Counterparties under all Interest Hedge Agreements (exclusive of any early termination or liquidation payment owing by the applicable Loan Party by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(e) to the payment to any Replacement Servicer of any accrued and unpaid Replacement Servicer Fee (including any interest accrued on any Replacement Servicer Fee Shortfall Amount);

(f) to the payment of all amounts due to the Swingline Lender hereunder, including principal, interest, Increased Costs and all other amounts on and in respect of the Swingline Loans;

(g) to the payment of all amounts due to the Lenders hereunder on (allocated according to, with respect to principal, the Principal Allocation Formula, and otherwise on a pro rata basis), including principal, interest, Commitment Fees, Increased Costs and all other amounts on and in respect of the Syndicated Loans;

(h) to the payment of amounts described in clause (b) above to the extent not paid thereunder (without regard to any cap or limitation);

(i) so long as no Event of Default has occurred and is continuing (unless otherwise consented to by the Administrative Agent in its sole discretion), to the payment of any Permitted RIC Distributions directed pursuant to this Agreement;

(j) to the payment of all amounts due to any Interest Hedge Counterparty under all Interest Hedge Agreements to the extent not paid under clause (d) above; and

(k) any remainder, to the Membership Interest Holders and distributed in accordance with the terms of the LLC Agreement.

If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (j) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (j) above and (except as provided in sub-clauses "first" and "second" of clause (a) above) ratably in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

Article VII

THE AGENTS

Section 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Loan Parties under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender, to the Loan Parties must be forwarded to the applicable Agent for delivery to the Loan Parties. Each Lender acknowledges that no Loan Party has any obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder.

Section 7.2 Agents and Affiliates. The Agents shall each have the same rights and powers under this Agreement as the Lenders, and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as if it were not an Agent hereunder, and the term "Lender" and "Lenders" may include Scotiabank, U.S. Bank and/or any Affiliate of Scotiabank or U.S. Bank in its individual capacity. The provisions in this Article VII with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders.

Section 7.3 Actions by Agent. The obligations of the Agents hereunder are only those expressly set forth herein. No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent. The provisions of this Article VII are solely for the benefit of the Agents, the Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Loan Parties). In performing its functions and duties solely under this Agreement, each Agent shall act solely as the agent of the (except as provided in Section 12.6(f)) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

Section 7.4 Delegation of Duties; Consultation with Experts. Each Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may consult with legal counsel, Independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.5 Liability of Agents.

(a) No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own bad faith, gross negligence or willful misconduct. No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Loan Parties; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this

Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Majority Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Under no circumstances shall any Agent(s) be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent(s) has been advised of the likelihood of such damages and regardless of the form of action.

(b) The following additional provisions apply with respect to the Collateral Agent:

(i) the Collateral Agent shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of the Collateral Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default or Event of Default) thereof from the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent, a Lender or any other Person;

(ii) no provision of this Agreement or the other Loan Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any extraordinary financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the reasonable costs of performing its ordinary services under this Agreement shall not be deemed an "extraordinary financial liability" for purposes hereof;

(iii) the Collateral Agent shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on Eligible Investments which are deposits in or certificates of deposit of U.S. Bank or any Affiliate in its commercial capacity and income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Collateral Agent in Eligible Investments;

(iv) the Collateral Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(v) without prejudice to the Collateral Agent's duties under Article VI or any other provision of any Loan Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.

(c) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement or the other Loan Documents against the Collateral Agent.

(d) In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of any Loan Party to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. Except with respect to Section 8.2(c) or Section 8.3, in the absence of a Loan Party Order all funds in any account held under this Agreement shall be held uninvested.

(e) The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent's economic self interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(f) Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Servicer or the Loan Parties to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(g) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, "Applicable Laws"), the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Laws.

(h) In the case of any action hereunder that might, in the Collateral Agent's reasonable judgment, involve any expense or liability for which the Collateral Agent is not already indemnified to its satisfaction (in its sole discretion) by the Loan Parties or the Lenders pursuant to this Agreement or any other Loan Document, the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any of the Lenders pursuant to this Agreement, unless such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction.

(i) The Collateral Agent shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any amendment or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance.

(j) The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria or eligibility restrictions specified in the definition thereof or otherwise imposed in this Agreement.

(k) Neither the Collateral Agent, Custodian, Collateral Administrator nor U.S. Bank NA as securities intermediary shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Benchmark, (ii) to select, determine or designate any successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any modifier to any replacement or successor index. Other than as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent, Custodian, Collateral Administrator and/or U.S. Bank NA as securities intermediary, as the case may be, none of the Collateral Agent, Custodian, Collateral Administrator or U.S. Bank NA as securities intermediary shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Benchmark and absence of a designated replacement rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

None of the Collateral Agent, Custodian, Collateral Administrator nor U.S. Bank NA as securities intermediary shall have any responsibility to monitor or verify whether the EU/UK Risk Retention Requirements, the Transparency and Reporting Requirements or the risk retention requirements of any other jurisdiction have been met.

Section 7.6 Indemnification. Each Lender, ratably in accordance with its Percentage Share, shall indemnify the Agents, their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder; provided that any obligation to pay any amount required to be paid under this Agreement by a CP Lender, including under this Section 7.6, shall be limited to the amounts available to such CP Lender after paying or making provision for the payment of its Commercial Paper Notes and shall be further limited to the amounts that such CP Lender obtains from any Conduit Support Provider to make such payment; provided further that no other Lender shall be obligated to pay any additional amounts as a result of any shortfall resulting pursuant to the foregoing. Each of the other parties hereto agrees that it will not have a claim under Section 101 of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a CP Lender exceeds the amount available to such CP Lender to pay such amount after paying or making provision for the payment of its Commercial Paper Notes and that this provision shall survive the termination of this Agreement.

Section 7.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, as applicable, or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of any Loan Party which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.

Section 7.8 Successor Agent.

(a) An Agent may resign at any time by giving 60 days' prior written notice thereof to the Lenders, the Borrower (who shall forward notice thereof to the Membership Interest Holders, the Subsidiary Guarantor and S&P) and the Servicer; provided that no such resignation shall take effect until a successor agent has been appointed and replaced such resigning Agent, in accordance with the terms of this Section 7.8. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the conditions set forth in clause (ii) below are satisfied with respect to any successor agent. In addition, upon the affirmative vote of the Majority Lenders exercising good faith that an Agent has acted with gross negligence or committed an act of willful misconduct or failed to act as required due to gross negligence or willful misconduct in its capacity as agent hereunder, the Majority Lenders may immediately remove such Agent. If no successor Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within 60 days after the notice of resignation or removal thereof, then the retiring Agent may (i) petition a court of competent jurisdiction to appoint a successor Agent or (ii) appoint a successor Agent, in each case, which such successor Agent shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as such Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder, and the Borrower shall provide written notice of such appointment to the Lenders, the Subsidiary Guarantor, the Membership Interest Holders, the Servicer and S&P. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent. The Collateral Agent shall be a state or national bank or trust company which (i) is not an Affiliate of the Loan Parties, (ii) has a combined capital and surplus of at least U.S. $200,000,000 and (iii) has a short-term issuer rating of "A-1" by S&P or a long-term issuer rating of at least "A" by S&P (neither of which rating is on credit watch for possible downgrade). If at any time the Collateral Agent does not satisfy the conditions set forth in the foregoing sentence, the Borrower (subject to the consent of the Majority Lenders, which shall not be unreasonably withheld) shall appoint a replacement Collateral Agent within 30 days of an Authorized Officer of any Loan Party becoming aware of such circumstance. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder (provided that such Person is otherwise qualified and eligible under this Agreement) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(b) The Administrative Agent shall provide the Borrower with a copy of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, certifying that, for such purpose, it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes or a qualified intermediary that assumes all U.S. withholding obligations.

Section 7.9 Erroneous Payments.

(a) If an Agent (x) notifies a Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a "Payment Recipient") that such Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from such Agent) received by such Payment Recipient from such Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of such Agent pending its return or repayment as contemplated below in this Section 7.9 and held in trust for the benefit of such Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as such Agent may, in its sole discretion, specify in writing), return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from such Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from an Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates), or (z) that such Lender, Secured Party or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the applicable Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify such Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying such Agent pursuant to this Section 7.9(b).

(c) For the avoidance of doubt, the failure to deliver a notice to the applicable Agent pursuant to this Section 7.9(b) shall not have any effect on a Payment Recipient's obligations pursuant to Section 7.9(a) or on whether or not an Erroneous Payment has been made.

(d) Each Lender and Secured Party hereby authorizes each Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by such Agent to such Lender and Secured Parties under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that such Agent has demanded to be returned under immediately preceding clause (a).

(e) The parties hereto agree that (x) irrespective of whether any Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, such Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or

Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the "Erroneous Payment Subrogation Rights") and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Loan Parties; provided that this Section 7.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by such Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by such Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Loan Parties for the purpose of a payment on the Obligations.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by any Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on "discharge for value" or any similar doctrine.

(g) Each party's obligations, agreements and waivers under this Section 7.9 shall survive the resignation or replacement of any Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Secured Party, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article VIII

ACCOUNTS AND COLLATERAL

Section 8.1 Collection of Money.

(a) Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent or the Administrative Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments. The Collateral Agent shall segregate and hold all such Money and property received by it for the Lenders and the Membership Interest Holders and shall apply it as provided in this Agreement.

(b) All payments on the Collateral Loans and other Collateral shall be made directly to the Collateral Agent (at a bank in the United States), will be held in the applicable Collection Account, and will be divided into Interest Proceeds and Principal Proceeds. Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.

(c) Each Loan Party will provide the Collateral Agent with a certified copy of each agreement under which such Loan Party sells a Participation Interest in any Collateral Loan or sells all or any part of a Collateral Loan by assignment pursuant to Section 10.1. Upon receipt of written certification by such Loan Party (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such a participation or assignment agreement to be paid by the applicable Loan Party to the purchaser of a Participation Interest sold by such Loan Party or assignee of such Loan Party, as the case may be, the Collateral Agent will disburse such amounts to the Person(s) entitled thereto, as directed in such certificate.

Section 8.2 Collection Accounts.

(a) The Collateral Agent shall, on or prior to the Closing Date, establish a segregated non-interest bearing securities account for each of the Borrower and the Subsidiary Guarantor and in each Currency as follows: (i) "FPLF NS Holdings Finance LLC Collection Account-USD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Collection Account-USD subject to the lien of the Collateral Agent," (each a "USD Collection Account"), (ii) "FPLF NS Holdings Finance LLC Collection Account – CAD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Collection Account – CAD subject to the lien of the Collateral Agent," (iii) "FPLF NS Holdings Finance LLC Collection Account – Euro subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Collection Account – Euro subject to the lien of the Collateral Agent" and (iv) "FPLF NS Holdings Finance LLC Collection Account GBP subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Collection Account GBP subject to the lien of the Collateral Agent"which shall collectively be designated as the "Collection Accounts" and each of which shall be governed solely by the terms of this Agreement and an Account Control Agreement. Such accounts shall be held in trust in the name of the Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the Collateral Agent shall have exclusive control over such accounts, subject to the Borrower's or the Subsidiary Guarantor's, as applicable, right to give instructions specified herein, the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit into the applicable account (i) any amount received under any Interest Hedge Agreement, (ii) all proceeds received from the disposition of any Collateral (unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans, subject to Article X, or in Eligible Investments or to prepay the Loans in accordance with Section 2.7) and (iii) all Interest Proceeds and all Principal Proceeds. All Monies deposited from time to time in the Collection Accounts pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The Collection Accounts shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Accounts shall be in accordance with the provisions of

Sections 2.2(c), 6.4, 8.2 and 9.1, including, for the avoidance of doubt, to make Permitted RIC Distributions in accordance with this Agreement.

(b) All Distributions and any net proceeds from the sale or disposition of Pledged Collateral or any Interest Hedge Agreement or other collateral received by the Collateral Agent shall, subject to the parenthetical in Section 8.2(a)(ii), be immediately deposited into the applicable Collection Account. Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. By Loan Party Order (which may be in the form of standing instructions), the applicable Loan Party shall at all times direct the Collateral Agent to, and, upon receipt of such Loan Party Order, the Collateral Agent shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Payment Date. The Collateral Agent, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the applicable Loan Party and the applicable Loan Party shall, within six months of receipt of such notice from the Collateral Agent, sell such Distribution or other proceeds for Cash (at a price equal to fair market value as reasonably determined by the Borrower, the Subsidiary Guarantor or the Servicer in accordance with the Servicing Standard) to any Person (including an Affiliate of the Borrower or the Subsidiary Guarantor) and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 8.2; provided that no Loan Party needs to sell such Distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such Distributions or other proceeds constitute Collateral Loans or Eligible Investments subject to transfer restrictions that do not permit such sale.

(c) If, prior to the occurrence of an Event of Default, any Loan Party shall not have given any investment directions pursuant to Section 8.2(b), the Collateral Agent shall seek instructions from such Loan Party within one Business Day after transfer of such funds to a Collection Account. If the Collateral Agent does not thereupon receive written instructions from such Loan Party within five Business Days after transfer of such funds to such Collection Account, it shall invest the funds held in such Collection Account, but only in one or more Eligible Investments of the type described in clause (ii) of the definition thereof maturing no later than the second Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of Default, any Loan Party shall not have given investment directions to the Collateral Agent pursuant to Section 8.2(b) for three consecutive Business Days, the Collateral Agent shall invest such funds in Eligible Investments of the type described in clause (ii) of the definition thereof maturing not later than the earlier of (i) 30 days after the date of such investment and (ii) the second Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the applicable Collection Account, any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account.

(d) During the Reinvestment Period (and only during the Reinvestment Period), any Loan Party may by Loan Party Order direct the Collateral Agent to, and upon receipt of such Loan Party Order the Collateral Agent shall, (i) withdraw funds on deposit in any Collection Account representing Principal Proceeds and/or reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X and such Loan Party Order and (ii) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7 so long as on the date of such prepayment no Commitment Shortfall results therefrom.

In addition, after the Reinvestment Period, any Loan Party may by Loan Party Order direct the Collateral Agent to, and upon receipt of such Loan Party Order the Collateral Agent shall apply Principal Proceeds received by such Loan Party towards (A) the purchase or origination of Collateral Loans or (B) the payment or funding of Unfunded Amounts, in each case pursuant to commitments entered into by such Loan Party prior to the end of the Reinvestment Period.

By Loan Party Order, any Loan Party may at any time direct the Collateral Agent to, and, upon receipt of such Loan Party Order, the Collateral Agent shall, pay from time to time on dates other than Payment Dates from Interest Proceeds on deposit in the USD Collection Account, Administrative Expenses; provided that the aggregate amount of Administrative Expenses paid in any Due Period (excluding Administrative Expenses paid on Payment Dates pursuant to the Priority of Payments) shall not exceed the amount paid pursuant to Section 9.1(a)(i)(B)(2) on the immediately prior Payment Date; provided further that the Collateral Agent may decline to make any such payment on a day other than a Payment Date if the Collateral Agent determines that doing so is necessary to ensure that the order of payments set forth in the definition of "Administrative Expenses" is maintained.

(e) The Collateral Agent shall transfer to the applicable Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business Days) prior to each Payment Date, any amounts then held in the Collection Accounts other than proceeds received after the end of the Due Period with respect to such Payment Date.

(f) With prior notice to the applicable Loan Party and the Administrative Agent, the Collateral Agent may from time to time establish any additional accounts deemed necessary by the Collateral Agent for convenience in administering the Collateral.

(g) The Collateral Agent agrees to give the Borrower, the Subsidiary Guarantor, the Lenders and the Membership Interest Holders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that any Collection Account or any funds on deposit therein, or otherwise to the credit of any Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

Section 8.3 Payment Accounts; Lender Collateral Account; Closing Expense Account; Future Funding Reserve Accounts.

(a) Payment Accounts. The Collateral Agent shall, on or prior to the Closing Date, establish a segregated non-interest bearing securities account for each of the Borrower and the Subsidiary Guarantor and in each Currency as follows: (i) "FPLF NS Holdings Finance LLC Payment Account-USD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Payment Account-USD subject to the lien of the Collateral Agent," (each a "USD Payment Account"), (ii) "FPLF NS Holdings Finance LLC Payment Account – CAD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Payment Account – CAD subject to the lien of the Collateral Agent," (iii) "FPLF NS Holdings Finance LLC Payment Account – Euro subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Payment Account – Euro subject to the lien of the Collateral Agent"and (iv) "FPLF NS Holdings Finance LLC Payment Account GBP subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Payment Account GBP subject to the lien of the Collateral Agent" which shall collectively be designated as the "Payment Accounts" and which shall be governed solely by the terms of this Agreement and an Account Control Agreement. Such accounts shall be held in trust in the name of the Collateral Agent for the benefit of the Lenders (and other Secured Parties) and the Collateral Agent shall have exclusive control over such accounts, subject to the Borrower's or the Subsidiary Guarantor's right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Accounts shall be held in trust by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Accounts shall be to pay the interest on the Loans and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Loan Party Order or in accordance with the Payment Date Report, solely from the USD Payment Account, to pay fees, Administrative Agent Fees, Collateral Agent Fees, Administrative Expenses, Commitment Fees, Increased Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments. The Collateral Agent agrees to give the Borrower, the Subsidiary Guarantor, the Lenders and the Membership Interest Holders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that any Payment Account or any funds on deposit therein, or otherwise to the credit of any Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. No Loan Party shall have any legal, equitable or beneficial interest in the Payment Accounts other than in accordance with the Priority of Payments. The Payment Accounts shall remain at all times with an Eligible Account Bank and the amounts therein shall remain uninvested. In the event that the account bank at which the Payment Accounts is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Payment Accounts gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Payment Accounts to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

(b) [Reserved].

(c) Lender Collateral Account.

(i) The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing securities accounts in the name "FPLF NS Holdings Finance LLC Lender Collateral Account, subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Lender Collateral Account, subject to the lien of the Collateral Agent", each of which shall be designated as a "Lender Collateral Account" and shall be governed solely by the terms of this Agreement and an Account Control Agreement for the benefit of the Secured Parties. The Collateral Agent shall have exclusive control over such account (and each subaccount thereof), subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. The Lender Collateral Account may contain any number of subaccounts for the purposes described in this Section 8.3(c). The only permitted deposits to or withdrawals from the Lender Collateral Account shall be in accordance with the provisions of this Agreement. Neither the Borrower nor the Subsidiary Guarantor shall have any legal, equitable or beneficial interest in the Lender Collateral Account (or any subaccount thereof).

(ii) If any Class A-R Lender shall at any time be required to deposit any amount in the Lender Collateral Account in accordance with Section 11.5(b)(i), then (x) the Collateral Agent shall create a segregated subaccount of the Lender Collateral Account with respect to such Class A-R Lender (the "Lender Collateral Subaccount" of such Class A-R Lender) and (y) the Collateral Agent shall deposit all funds received from such Class A-R Lender into such Lender Collateral Subaccount. The only permitted withdrawal from or application of funds credited to a Lender Collateral Subaccount shall be as specified in this Section 8.3(c).

(iii) With respect to any Class A-R Lender, the deposit of any funds in the applicable Lender Collateral Subaccount by such Class A-R Lender shall not constitute a Borrowing by the Borrower and shall not constitute a utilization of the Commitment of such Class A-R Lender, and the funds so deposited shall not constitute principal outstanding under the Loans. However, from and after the establishment of a Lender Collateral Subaccount, the obligation of such Class A-R Lender to make Loans as part of any Borrowing under this Agreement shall be satisfied by the Collateral Agent withdrawing funds from such Lender Collateral Subaccount in the amount of such Class A-R Lender's Percentage Share of such Borrowing. All payments of principal from the Borrower with respect to Loans made by such Class A-R Lender (whether or not originally funded from such Lender Collateral Subaccount) shall be made by depositing the related funds into such Lender Collateral Subaccount and all other payments from the Borrower (including without limitation all interest and Commitment Fees) shall be made to such Class A-R Lender in accordance with the order specified in the Priority of Payments. The Collateral Agent shall have full power and authority to withdraw funds from each such Lender Collateral Subaccount at the time of, and in connection with, the making of any such Borrowing and to deposit funds into each such Lender Collateral Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement.

(iv) Notwithstanding anything to the contrary herein, if on any Payment Date (or on any other Business Day upon one Business Day's prior written request from such Class A-R Lender) the sum of the amount of funds on deposit in the Lender Collateral Subaccount exceeds such Class A-R Lender's undrawn Commitments at such time

(whether due to a reduction in the aggregate amount of the Commitments or otherwise), then the Collateral Agent shall remit to such Class A-R Lender a portion of the funds then held in the related Lender Collateral Subaccount in an aggregate amount equal to such excess. Upon the termination of the Commitments (including following the occurrence of an Event of Default), the Collateral Agent shall promptly (and no later than one Business Day after such termination) remit to such Class A-R Lender all of the funds then held in its related Lender Collateral Subaccount and shall terminate such account.

(v) Except as otherwise provided in this Agreement, for so long as any amounts are on deposit in any Lender Collateral Subaccount, the Collateral Agent shall invest and reinvest such funds in a U.S. Bank Money Market Deposit Account; provided that (A) the U.S. Bank Money Market Deposit Account satisfies the Eligible Investment Required Ratings and (B) if the U.S. Bank Money Market Deposit Account does not satisfy the Eligible Investment Required Ratings, such amounts shall remain uninvested. Interest received on such Eligible Investments shall be retained in such Lender Collateral Subaccount and invested and reinvested as aforesaid. Any gain realized from such investments shall be credited to such Lender Collateral Subaccount and any loss resulting from such investments shall be charged to such Lender Collateral Subaccount. None of the Borrower, the Subsidiary Guarantor or the Collateral Agent shall in any way be held liable by reason of any insufficiency of such Lender Collateral Subaccount resulting from any loss relating to any such investment.

(vi) The Lender Collateral Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Lender Collateral Account is maintained ceases to be an Eligible Account Bank, or the Eligible Account Bank with respect to the Lender Collateral Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Lender Collateral Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

(d) Closing Expense Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing securities account for deposits in U.S. Dollars in the name "FPLF NS Holdings Finance LLC Closing Expense Account, subject to the lien of the Collateral Agent", which shall be designated as the "Closing Expense Account" and which shall be governed solely by the terms of this Agreement and an Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower's right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held in trust by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Closing Date, the Borrower shall deposit $0 into the Closing Expense Account, to cover all fees and expenses payable by the Loan Parties on the Closing Date in connection with the closing of the transactions contemplated hereby, and shall provide an accounting of the fees and expenses to be payable therefrom on the Closing Date. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower, to pay fees and expenses of the Loan Parties incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement. Upon the delivery on any date that is at least 60 days after the Closing Date of a Loan Party Order from the Borrower instructing the Collateral Agent to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the USD Collection Account of the Borrower as either Interest Proceeds or Principal Proceeds (or combination thereof), as directed by the Servicer, and the Closing Expense Account will be closed. By Loan Party Order (which may be in the form of standing instructions), the Borrower may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Loan Party Order, the Collateral Agent shall, invest all funds received into the Closing Expense Account during a Due Period as so directed by the Borrower in Eligible Investments. If the Collateral Agent does not receive written instructions from the Borrower within five Business Days after any request, it shall invest and reinvest the funds held in the Closing Expense Account, as fully practicable, in a U.S. Bank Money Market Deposit Account; provided that the U.S. Bank Money Market Deposit Account satisfies the Eligible Investment Required Ratings. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the USD Collection Account as Interest Proceeds as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Closing Expense Account shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Closing Expense Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Closing Expense Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Closing Expense Account to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(d).

(e) Future Funding Reserve Accounts. (A) The Collateral Agent shall, on or prior to the Closing Date, establish a segregated non-interest bearing securities account for each of the Borrower and the Subsidiary Guarantor and for each Currency as follows: (i) "FPLF NS Holdings Finance LLC Future Funding Reserve Account-USD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Future Funding Reserve Account-USD subject to the lien of the Collateral Agent," (ii) "FPLF NS Holdings Finance LLC Future Funding Reserve Account – CAD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Future Funding Reserve Account – CAD subject to the lien of the Collateral Agent," (iii) "FPLF NS Holdings Finance LLC Future Funding Reserve Account – Euro subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Future Funding Reserve Account – Euro subject to the lien of the Collateral Agent" and (iv) "FPLF NS Holdings Finance LLC Future Funding Reserve Account GBP subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Future Funding Reserve Account GBP subject to the lien of the Collateral Agent"which shall collectively be designated as the "Future Funding Reserve Accounts" and which shall be governed solely by the terms of this Agreement and an Account Control Agreement. Such accounts shall be held in trust in the name of the Collateral Agent for the benefit of the

Lenders (and the other Secured Parties) and amounts shall be deposited from time to time in such accounts in accordance with Section 2.1(a) and Articles VIII and IX.

(B) Notwithstanding the foregoing, the Borrower shall maintain on deposit in the Future Funding Reserve Account an amount equal to the greater of zero and (I) during the Class A-R Commitment Period, (i) the aggregate Exposure Amount as of such date (as identified by the Borrower or the Servicer on behalf of the Borrower) minus (ii) the excess (if any) of (x) the Total Rated Lender Commitment on such date over (y) the aggregate principal amount of the Revolving Loans held by each Revolving Lender that qualifies as an Approved Lender outstanding on such date and (II) on and after the last day of the Reinvestment Period, the Unfunded Amount (the “Required Amount”). Notwithstanding any provision herein to the contrary, no Revolving Lender shall be required to make any Revolving Loans after the end of the Class A-R Commitment Period. On any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount, the Borrower (or the Servicer on behalf of the Borrower) shall (a) first, by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account in an amount necessary to cause amounts standing to the credit of the Future Funding Reserve Account to equal the Required Amount and (b) second, if amounts available under clause (a) of this sentence are insufficient to cause amounts on deposit in the Future Funding Reserve Account to equal the Required Amount, request a Funding of Revolving Loans (subject to satisfaction of the conditions set forth in Section 3.2) in an amount necessary to cause amounts on deposit in the Future Funding Reserve Account to be equal to the Required Amount.

(C) By Loan Party Order (which may be in the form of standing instructions), the applicable Loan Party may at any time direct the Collateral Agent to, and, upon receipt of such Loan Party Order, the Collateral Agent shall, invest all funds received into the Future Funding Reserve Accounts as so directed solely in overnight funds that are Eligible Investments. If the Collateral Agent does not receive written instructions from the applicable Loan Party, it shall invest and reinvest the funds held in the Future Funding Reserve Accounts, as fully practicable, in a U.S. Bank Money Market Deposit Account; provided, that the U.S. Bank Money Market Deposit Account satisfies the Eligible Investment Required Ratings. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Future Funding Reserve Accounts shall be (i) to fund or pay Unfunded Amounts, (ii) at the election of the applicable Loan Party during the Reinvestment Period, to be applied as Principal Proceeds for use as is provided in this Agreement (including, without limitation, as provided in Section 9.1(a)(i) and (iii) after the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds in accordance with Section 9.1(a)(ii). Notwithstanding the foregoing, the amount of all funds on deposit in any Future Funding Reserve Account on any date that exceeds the aggregate Unfunded Amount in the applicable Currency on such date shall be transferred to the applicable Collection Account on such date and applied as Principal Proceeds. For the avoidance of doubt, any amounts transferred from the Future Funding Reserve Accounts for application as Principal Proceeds as provided above shall be further invested in Collateral Loans (to the extent expressly permitted by the other provisions in this Agreement) or applied as Principal Proceeds in accordance with Section 9.1(a)(ii), in each case as expressly provided in this Agreement. At any time after the end of the Reinvestment Period, all distributions in respect of principal payable under any Revolving Collateral Loan received by the Collateral Agent shall be immediately deposited into the applicable Future Funding Reserve Account but only up to and until the amount on deposit in such Future Funding Reserve Account is equal to the amount of the aggregate Unfunded Amount in the applicable Currency. The Collateral Agent agrees to give the Loan Parties immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that any Future Funding Reserve Account or any funds on deposit therein, or otherwise to the credit of any Future Funding Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Future Funding Reserve Accounts shall remain at all times with an Eligible Account Bank. In the event that the account bank at which the Future Funding Reserve Accounts is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Future Funding Reserve Accounts gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Future Funding Reserve Accounts to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement Any interest earned on Eligible Investments held in the Future Funding Reserve Accounts shall be applied as Interest Proceeds.

Section 8.4 Custodial Accounts.

(a) The Collateral Agent shall, on or prior to the Closing Date, establish a segregated non-interest bearing securities account for each of the Borrower and the Subsidiary Guarantor and in each Currency as follows: (i) "FPLF NS Holdings Finance LLC Custodial Account-USD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Custodial Account-USD subject to the lien of the Collateral Agent," (each a "USD Custodial Account"), (ii) "FPLF NS Holdings Finance LLC Custodial Account – CAD subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Custodial Account – CAD subject to the lien of the Collateral Agent," (iii) "FPLF NS Holdings Finance LLC Custodial Account – Euro subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Custodial Account – Euro subject to the lien of the Collateral Agent" and (iv) "FPLF NS Holdings Finance LLC Custodial Account GBP subject to the lien of the Collateral Agent" and "FPLF NS Holdings Finance DAC Custodial Account GBP subject to the lien of the Collateral Agent" which shall collectively be designated as the "Custodial Accounts", and which shall be governed solely by the terms of this Agreement and an Account Control Agreement. Such accounts shall be held in trust for the Collateral Agent acting for the benefit of the Lenders (and the other Secured Parties) and over which the Collateral Agent shall have exclusive control, subject to the Borrower's or the Subsidiary Guarantor's right to give instructions specified herein, and the sole right of withdrawal. Any and all assets at any time on deposit in, or otherwise to the credit of, the Custodial Accounts shall be held in trust by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except in connection with a liquidation pursuant to Article VI, the only permitted withdrawal from the Custodial Accounts or in, or otherwise to the credit of, the Custodial Accounts shall be as directed, upon Loan Party Order, in accordance with the provisions of Sections 8.5 and 8.6. The Collateral Agent agrees to give the Borrower, the Subsidiary Guarantor, the Lenders and the Membership Interest Holders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that any Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of any Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Accounts shall remain at all times with an Eligible Account Bank. In the event that the account bank at which any Custodial Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Custodial Accounts gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Custodial Accounts to an Eligible Account Bank (with the consent of the Administrative Agent) and cause the successor account bank to enter into a control agreement.

The Collateral Agent shall appoint a custodian (the "Custodian") to act as a securities intermediary for purposes of this Agreement and the other Loan Documents. Initially, such Custodian shall be U.S. Bank NA. Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of any Loan Party, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) has a long-term issuer rating of at least "BBB+" by S&P and (iv) is a securities intermediary. If at any time the Custodian does not satisfy the conditions set forth in the foregoing sentence, the Loan Parties (subject to the consent of the Majority Lenders, which shall not be unreasonably withheld) shall appoint a replacement Custodian within 30 days of an Authorized Officer of either Loan Party becoming aware of such circumstance. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.

The parties to the transactions contemplated by this Agreement intend that the Custodial Accounts shall be securities accounts of the Collateral Agent and not accounts of any Loan Party. The Custodian shall comply with entitlement orders originated by the Collateral Agent without the further consent of any other person or entity. Without limiting the generality of the foregoing, if the Collateral Agent notifies the Custodian that the Collateral Agent shall exercise exclusive control over the Custodial Accounts, the Custodian shall cease complying with entitlement orders or other directions relating to the Custodial Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in the Custodial Accounts) originated by any Loan Party or any other Person or entity other than the Collateral Agent.

The Custodian shall agree, and U.S. Bank NA as Custodian hereby agrees, with the Collateral Agent that (i) each Covered Account shall be a securities account of the Collateral Agent, (ii) all property credited to each Covered Account shall be treated as a "financial asset" for purposes of the UCC, (iii) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to each Covered Account, (iv) subject to the Account Control Agreement, the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent, (v) each Covered Account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds, (vi) the State of New York shall be the securities intermediary's jurisdiction of the Custodian for purposes of the UCC, and (vii) such agreement between the Custodian and the Collateral Agent shall be governed by the laws of the State of New York.

(b) Except as otherwise provided in Sections 8.5 and 8.6, all right, title and interest of any Loan Party in and to the Custodial Accounts, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.

Section 8.5 Acquisition of Collateral Loans and Eligible Investments. Each time that a Loan Party acquires any Collateral Loan or Eligible Investment or other Collateral, such

Loan Party shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the applicable Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the Custodian to be held for the benefit of the Collateral Agent in accordance with the terms of this Agreement. The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of any Loan Party in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.

Section 8.6 Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interest on Termination; Release of Security Interest by the Administrative Agent.

(a) Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by any Loan Party or which thereafter reverts to such Loan Party for any reason.

(b) Upon the payment in full of the Secured Obligations and termination of all Commitments hereunder, the Collateral shall be released from the liens created hereby and under the other Loan Documents, and this Agreement and all obligations of the Agents, each Lender hereunder and all obligations of the Agents and each Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of the Borrower following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall promptly deliver to the applicable Loan Party (or its designee) any Collateral held by such Agent hereunder, and execute and deliver to the Borrower such documents as the Loan Parties shall reasonably request to evidence such termination. Any such release or termination shall be subject to the provision that the Obligations shall be reinstated if after such release or termination any portion of any payment in respect of the Secured Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Upon written notice to the Loan Parties, the Collateral Agent and the Servicer by the Administrative Agent (acting at the direction of the Lenders in their sole discretion)

the Administrative Agent may elect to direct the Collateral Agent to release the lien of the Secured Parties on all or any portion of the Collateral and upon the giving of such direction, the security interest of the Collateral Agent in such Collateral (or portion thereof), and in all rights with respect to such Collateral shall, immediately and without any further action on the part of the Collateral Agent, be released.

Section 8.7 Method of Collateral Transfer. Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the Collateral Agent by:

(a) with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the Collateral Agent to take possession of such instrument indorsed to the Collateral Agent or in blank, or such money, negotiable document, or tangible chattel paper, in the State of Minnesota separate and apart from all other property held by the Collateral Agent;

(b) with respect to such of the Collateral as constitutes Cash or Money, (i) causing the delivery of such Cash or Money to the Collateral Agent, (ii) causing the Collateral Agent to credit such Cash or Money to the applicable Covered Account and (iii) causing the Collateral Agent to indicate continuously on its book and records that such Cash or Money is credited to the applicable Covered Account;

(c) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Collateral Agent to take possession of the related security certificate in the State of Minnesota;

(d) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Collateral Agent to take possession of the related security certificate in the State of Minnesota, indorsed to the Collateral Agent or in blank by an effective indorsement, or registered in the name of the Collateral Agent, upon original issue or registration of transfer by the issuer of such certificated security;

(e) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Collateral Agent or its nominee for the account of the Collateral Agent as the registered owner of such uncertificated security;

(f) with respect to such of the Collateral as constitutes a security entitlement, causing the Custodian to indicate by book entry that the financial asset relating to such security entitlement has been credited to the applicable Custodial Account;

(g) with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent by a bank the jurisdiction of which for purposes of the Uniform Commercial Code is the State of New York and execution and delivery of a deposit account control agreement among the applicable Loan Party, the Collateral Agent and such bank; and

(h) taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral

(subject to Permitted Liens) to the Collateral Agent, consistent with applicable law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Collateral Agent holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral (subject to Permitted Liens).

Each Loan Party shall record and file on or before the Closing Date all applicable financing statements, and each Loan Party agrees to record and file after the Closing Date all appropriate financing statements, continuation statements, and other amendments, satisfying the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Collateral Agent and the Secured Parties in the Collateral under the applicable Uniform Commercial Code against all creditors of and purchasers from the applicable Loan Party (other than any holder of a Permitted Lien). The Loan Parties shall promptly deliver file-stamped copies of such financing statements, continuation statements, and amendments to the Collateral Agent.

In connection with each transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Notwithstanding any other provision of this Agreement, the Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Section 8.7.

Section 8.8 Continuing Liability of the Borrower. Anything herein to the contrary notwithstanding, the Loan Parties shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided in any Loan Document, shall do nothing to impair the security interest of the Collateral Agent in any Collateral. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the applicable Loan Party thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Section 8.9 Reports.

(a) The Collateral Agent or the Collateral Administrator shall deliver to the Borrower and the Subsidiary Guarantor by facsimile or other electronic transmission (or such other medium as may be agreed upon by the Borrower and the Collateral Agent) by 11:00 a.m. (New York time) on each Business Day a report describing all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents on the preceding Business Day (the "Daily Report"), commencing on November 14, 2025. If any Money or property shall be received by the Collateral Agent on a day that is not a Business Day, the Collateral Agent or the Collateral Administrator shall deliver the Daily Report with respect thereto to the Borrower or the Subsidiary Guarantor, as applicable, on the next Business Day.

(b) The Collateral Agent or the Collateral Administrator shall circulate, subject to its receipt from the Servicer, the Borrower, the Subsidiary Guarantor or the Administrative Agent of information with respect to the Collateral Loans and Eligible Investments that is not maintained or in the possession of the Collateral Agent or the Collateral Administrator, each item required to be stated in the Collateral Report and the Payment Date Report in accordance with Exhibit D and Exhibit E hereof, respectively, and prepare drafts of such Collateral Report and Payment Date Report and provide such drafts to the Servicer for review and approval; provided that each such draft is to be provided no later than 8 Business Days prior to the date the Collateral Report or the Payment Date Report, as applicable, is due. The Loan Parties shall cause the Servicer to review and confirm the calculations made by the Collateral Administrator in such Collateral Report or Payment Date Report within two days prior to the due date of the Collateral Report or the Payment Date Report.

The Servicer, the Administrative Agent and the Loan Parties shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of Collateral Reports and Payment Date Reports. The Servicer shall review and verify the contents of the aforesaid reports, instructions, statements and certificates, and upon verification shall make such reports available to S&P. Upon receipt of approval from the Servicer, the Collateral Agent or the Collateral Administrator shall transmit the same to the applicable Loan Party and shall make such reports available to the Administrative Agent, each Membership Interest Holder and each Lender.

Article IX

APPLICATION OF MONIES

Section 9.1 Disbursements of Funds from Payment Accounts.

(a) Notwithstanding any other provision of this Agreement other than Sections 2.16, 4.19 and 6.4, but subject to the other subsections of this Section 9.1 and Article II (with respect to optional repayment of Loans), on each Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Accounts from the Collection Accounts pursuant to Section

8.2(e) as follows and for application in accordance with the following priorities (the "Priority of Payments"):

(i) On each Payment Date, prior to the distribution of any Principal Proceeds, Interest Proceeds shall be applied as follows:

(A) to the payment of taxes, registration and filing fees then due and owing by the Borrower or the Subsidiary Guarantor;

(B) to the payment of the following amounts in the following priority (without duplication):

(1) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof net of such Administrative Expenses paid by the Borrower or the Subsidiary Guarantor during the related Due Period; and

(2) in the sole discretion of the Borrower, on any Payment Date other than the final Payment Date, to the retention in the applicable Collection Account of an amount to be determined by the Borrower or the Servicer (on behalf of the Borrower) up to (but not exceeding) the Retained Expense Amount for such Payment Date;

provided that the aggregate amount of payments under this clause (B) shall not exceed on any Payment Date the sum of (a) the Administrative Expense Cap plus (b) the Retained Expense Amount determined on the immediately prior Payment Date less (c) Administrative Expenses paid pursuant to Section 8.2(d) during the Due Period relating to such Payment Date;

(C) if any Loan Party is party to any Interest Hedge Agreements, to the payment of any amounts owing by such Loan Party to the Interest Hedge Counterparties thereunder (exclusive of any early termination or liquidation payment owing by such Loan Party by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(D) unless waived with respect to such Payment Date by the Replacement Servicer (or its designee), which waiver shall be permanent and irrevocable, to the payment to any Replacement Servicer of any accrued and unpaid Replacement Servicer Fee (including any interest accrued on any Replacement Servicer Fee Shortfall Amount);

(E) in the following order of priority:

(1) to the Lenders for payment of accrued interest on the Swingline Loans (excluding any additional interest payable pursuant to Section 2.5(c)(ii)); and

(2) to the Lenders for payment (on a pro rata basis) of accrued interest on the Syndicated Loans and Commitment Fees due on such Payment Date (excluding, in the case of interest, any additional interest payable pursuant to Section 2.5(c)(ii)); provided that in the event of any Borrowings during a Stub Period, the payments made pursuant to this clause (E)(2) shall be subject to Sections 2.6(a) and 2.7(h);

(F) if any of the Coverage Tests are not satisfied as of the related Calculation Date, first to the repayment of the principal of the Swingline Loans until the Swingline Loans are repaid in full and then to the repayment of the principal of the Syndicated Loans and to the Future Funding Reserve Accounts (to be allocated to the Syndicated Loans and the Future Funding Reserve Accounts according to the Principal Allocation Formula), in each case until all of the Coverage Tests are satisfied (on a pro forma basis as at such Calculation Date);

(G) [reserved];

(H) during the Reinvestment Period, if the Reinvestment Overcollateralization Test is not satisfied on the related Calculation Date for deposit to the applicable Collection Account as Principal Proceeds the lesser of (i) 50% of the remaining Interest Proceeds after application of Interest Proceeds pursuant to clauses (A) through (G) above and (ii) the amount necessary to cause the Reinvestment Overcollateralization Test to be satisfied as of such Calculation Date after giving effect to any payments made through this clause (H), to be used during the Reinvestment Period (x) for the purchase of additional Collateral Loans (or Eligible Investments pending the purchase of additional Collateral Loans), (y) to repay the principal of the Loans pursuant to Section 2.7 or (z) to make a deposit into the applicable Future Funding Reserve Account; provided that any payments pursuant to this clause (H), including the determination to make no such payments, shall be at the sole discretion of the Borrower;

(I) so long as no Event of Default has occurred and is continuing (unless otherwise consented to by the Administrative Agent in its sole discretion), to make any Permitted RIC Distributions directed pursuant to this Agreement

(J) to the payment of amounts described in clause (B) above to the extent not paid thereunder as a result of the Administrative Expense Cap (without regard to any cap or limitation);

(K) to the applicable Lenders on a pro rata basis for payment of accrued and unpaid (1) Increased Costs and (2) Indemnified Taxes;

(L) to the payment (on a pro rata basis) of any additional interest payable pursuant to Section 2.5(c)(ii);

(M) if any Loan Party is party to any Interest Hedge Agreements, to any amounts owing by such Loan Party to the Interest Hedge Counterparties under such Interest Hedge Agreements to the extent not paid under clause (C) above; and

(N) remaining Interest Proceeds:

(1) [reserved];

(2) prior to the end of the Reinvestment Period, at the sole discretion of the Borrower or the Subsidiary Guarantor, (i) to the applicable Collection Account to be applied as Principal Proceeds for the purchase of additional Collateral Loans (or Eligible Investments pending the purchase of additional Collateral Loans), (ii) to be applied to prepay the principal of the Loans pursuant to Section 2.7, (iii) to make a deposit into the applicable Future Funding Reserve Account (provided that the total amount on deposit in the Future Funding Reserve Accounts may not exceed the aggregate Unfunded Amount after giving effect to such deposit), and/or (iv) to the Membership Interest Holders and distributed in accordance with the terms of the LLC Agreement; and/or

(3) after the Reinvestment Period, at the sole discretion of the Borrower or the Subsidiary Guarantor, (i) to be applied to prepay the principal of the Loans pursuant to Section 2.7, (ii) to make a deposit into the applicable Future Funding Reserve Account (provided that the total amount on deposit in the Future Funding Reserve Accounts may not exceed the aggregate Unfunded Amount after giving effect to such deposit), and/or (iii) to the Membership Interest Holders and distributed in accordance with the terms of the LLC Agreement.

(ii) On each Payment Date, following the distribution of all Interest Proceeds as set forth in Section 9.1(a)(i) above, Principal Proceeds (other than Principal Proceeds previously reinvested in Collateral Loans or otherwise designated by the Borrower or the Subsidiary Guarantor for application pursuant to the parenthetical contained in Section 8.2(a)(ii)) shall be applied as follows; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the applicable Future Funding Reserve Account in the amount needed to eliminate such Commitment Shortfall):

(A) to the payment of the amounts referred to in clauses (A) through (E) of subsection (i) above (in the priority stated therein), but only to the extent not paid in full thereunder;

(B) if any Coverage Tests are not satisfied as of the related Calculation Date, first to the repayment of the principal of the Swingline Loans until the Swingline Loans are repaid in full and then to the repayment of principal of the Syndicated Loans and to the Future Funding Reserve

Accounts (to be allocated to the Loans and the Future Funding Reserve Accounts according to the Principal Allocation Formula), in each case until all of the Coverage Tests are satisfied (on a pro forma basis as at such Calculation Date);

(C) to the payment of amounts referred to in clause (I) of subsection (i) above, in the priority set forth therein but only to the extent not paid in full thereunder;

(D) during the Reinvestment Period, all remaining Principal Proceeds shall be applied, at the sole discretion of the Borrower or the Subsidiary Guarantor, to one or more of the following uses: (1) to the applicable Collection Account for the purchase of additional Collateral Loans (or Eligible Investments pending the purchase of additional Collateral Loans), (2) to make a deposit into the applicable Future Funding Reserve Account (provided that the total amount on deposit in the Future Funding Reserve Accounts may not exceed the aggregate Unfunded Amount after giving effect to such deposit), and/or (3) to be applied to prepay the principal of the Loans pursuant to Section 2.7;

(E) after the Reinvestment Period, to be applied, first, to the payment of principal on the Swingline Loans until repaid in full, and then to the payment of principal on the Syndicated Loans (to be allocated to the Syndicated Loans according to the Principal Allocation Formula) until repaid in full;

(F) after the Reinvestment Period, to the payment of amounts referred to in clauses (J), (K), (L) and (M) of subsection (i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and

(G) after the Reinvestment Period and after repayment of the Loans in full, to the Membership Interest Holders and distributed in accordance with the terms of the LLC Agreement.

(b) If on any Payment Date the amount available in the applicable Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

(c)

(i) No later than one (1) Business Day prior to each Payment Date, the Collateral Agent (on behalf of the Borrower and/or the Subsidiary Guarantor) shall deliver to the Administrative Agent and to S&P (so long as S&P is rating the Loans) a report (the "Payment Date Report") containing the information described in Exhibit E hereto specifying the amount of Interest Proceeds and Principal Proceeds received during the preceding Due Period, the amounts to be applied to each purpose set forth in Section 9.1(a) and, where applicable, the calculation of such amounts, in each case as of the applicable Calculation Date. By no later than each Payment Date, the Collateral Agent (on behalf of the Borrower and/or the Subsidiary Guarantor) shall deliver to the Administrative Agent in writing a notice setting forth a calculation of the Net Aggregate Exposure Amount (which shall be determined based on information provided by the Borrower and/or the Subsidiary Guarantor to the Collateral Agent including any Revolving Collateral Loans and Delayed Funding Loans and the unpaid purchase price of all Collateral Loans that the applicable Loan Party entered into binding commitments before the end of the Reinvestment Period to acquire or purchase after the end of the Reinvestment Period).

(ii) With respect to each month in which a Payment Date occurs, no later than one (1) Business Day prior to such Payment Date, the Collateral Agent (on behalf of the Borrower and/or the Subsidiary Guarantor) shall deliver to the Administrative Agent and S&P a Collateral Report.

(d) In the event that the Collateral Agent obtains actual knowledge of or receives written notice that any Interest Hedge Counterparty defaults in the payment of its obligations to a Loan Party under any Interest Hedge Agreement on the payment date therefor, the Collateral Agent shall make a demand on such Interest Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:00 noon, New York time, on the next Business Day. The Collateral Agent shall give notice to the Lenders, the Membership Interest Holders, the Borrower, the Subsidiary Guarantor and the Servicer upon the continuing failure by such Interest Hedge Counterparty (or applicable guarantor) to perform its obligations for one Business Day following a demand made by the Collateral Agent on such Interest Hedge Counterparty.

(e) On each Payment Date, the Subsidiary Guarantor hereby directs the Collateral Agent to make the following distributions, which shall be deemed to be payments under the PPNs: (i) from its Principal Collection Account, all amounts available therein shall be distributed to the Borrower and added to the Principal Collection Account of the Borrower, and (ii) from its Interest Collection Account, all amounts available therein shall be distributed to the Borrower and added to the Interest Collection Account of the Borrower, in each case in the amounts specified in the Payment Date Report and as the Borrower shall determine, provided that (i) the Subsidiary Guarantor may withhold from such distribution the amount of Other Taxes and Taxes imposed by an Irish taxing authority, registration and filing fees it is then currently required to pay or that it anticipates it will be required to pay within the next three (3) months, (ii) the Subsidiary Guarantor may withhold from such distribution an additional amount, as determined by the Borrower, necessary to maintain a principal balance of $50,000 under the PPNs (the “Minimum Balance”) (which amount may be used for any working capital expenses of the Subsidiary Guarantor) and (iii) at any time, the Borrower may contribute to the Subsidiary Guarantor (which shall be deemed to be a draw under the PPNs) such additional amount from the Borrower's Principal Collection Account or Interest Collection Account as the Borrower determines to be necessary to maintain the Minimum Balance, provided that the aggregate amount of such contributions under this clause (iii) shall not exceed $100,000 in any twelve month period; provided further that if the balance of the Subsidiary Guarantor’s Principal Collection Account is greater than $5,000,000, such amounts in excess of $5,000,000 shall be transferred no later than ten (10) Business Days after such date the balance is greater than $5,000,000.

Article X

SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA

Section 10.1 Sale of Collateral Loans.

Provided that no Event of Default has occurred and is continuing (except for sales pursuant to Sections 10.1(a), (c), (d) or (h), unless liquidation of the Collateral has begun at the direction of the Majority Lenders, and subject to Section 6.2) and subject to the satisfaction of the conditions specified in this Agreement, including this Article X, as applicable, the Borrower and/or the Subsidiary Guarantor may in writing direct the Collateral Agent to sell and the Collateral Agent (on behalf of the Borrower and/or the Subsidiary Guarantor) shall sell in the manner so directed any Collateral Loan, Equity Security or other Collateral if, as certified by the Servicer, to the best of its knowledge, such sale satisfies the requirements of any one of clauses (a) through (h) of this Section 10.1. For purposes of this Section 10.1, the Disposition Proceeds of a Collateral Loan sold by the Borrower or the Subsidiary Guarantor, as applicable, shall include any Principal Financed Accrued Interest received in respect of such sale.

(a) Credit Risk Loans. The Borrower and/or the Subsidiary Guarantor may direct the Collateral Agent to sell any Credit Risk Loan at any time during or after the Reinvestment Period without restriction.

(b) Credit Improved Loans. The Borrower and/or the Subsidiary Guarantor may direct the Collateral Agent to sell any Credit Improved Loan at any time during or after the Reinvestment Period without restriction.

(c) Defaulted Loans. The Borrower and/or the Subsidiary Guarantor may direct the Collateral Agent to sell any Defaulted Loan at any time during or after the Reinvestment Period without restriction.

(d) Equity Securities. The Borrower and/or the Subsidiary Guarantor may direct the Collateral Agent to sell any Equity Security or any asset held by an SPV Subsidiary at any time during or after the Reinvestment Period without restriction.

(e) Prepayment of Loans. In connection with a prepayment of the Loans pursuant to Section 2.7(c), the Borrower and/or the Subsidiary Guarantor shall direct the Collateral Agent to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Loans if the requirements of Section 2.7 are satisfied; provided, that in connection with any prepayment in part of the Loans pursuant to Section 2.7(c), after giving effect to such prepayment, each Coverage Test is satisfied or, if not satisfied, is maintained or improved. If any such sale is made through participation, the applicable Loan Party shall use reasonable efforts to cause such participations to be converted to assignments within three months of the sale.

(f) Stated Maturity. So long as any Loans are outstanding, the Borrower and/or the Subsidiary Guarantor shall direct the Collateral Agent to sell (which sale may be through participation or other arrangement) the Collateral Loans such that the sale of all of the Collateral Loans will have been effected prior to the Stated Maturity; provided that, without prejudice to the sale of a Collateral Loan pursuant to any provision of this Section 10.1 other than this clause (f), no Collateral Loan may be sold pursuant to this sentence earlier than three months prior to the Stated Maturity; provided, further, that any sale by the Borrower or the Subsidiary Guarantor of a Collateral Loan to a Seller under the applicable Sale Agreement shall be subject to the Repurchase and Substitution Limit.

(g) Discretionary Sales. The Borrower and/or the Subsidiary Guarantor may direct the Collateral Agent to sell any Collateral Loan (other than any Collateral Loan being sold pursuant to clauses (a) through (f) above or (h) below) (each such sale, a "Discretionary Sale") at any time other than during a Restricted Trading Period if (i) after giving effect to such Discretionary Sale, the Aggregate Principal Balance of all Discretionary Sales during the preceding twelve-month period (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of the Total Capitalization as of the first day of such twelve-month period (or as of the Closing Date, as the case may be) and (ii) any of the following conditions is satisfied:

(A) during or after the Reinvestment Period, the Disposition Proceeds from such Discretionary Sale are at least sufficient to maintain or increase the Adjusted Collateral Principal Amount (as measured before such sale);

(B) during the Reinvestment Period, the Borrower reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale in compliance with the Eligibility Criteria within 30 Business Days of such sale; or

(C) during or after the Reinvestment Period, after giving effect to such Discretionary Sale, the Portfolio Advance Rate shall not exceed the Maximum Advance Rate.

For purposes of determining the percentage of Collateral Loans sold during any such period, the amount of any Collateral Loans sold shall be reduced to the extent of any purchases of Collateral Loans of the same Obligor (which are pari passu or senior to such sold Collateral Loans) occurring within 45 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Collateral Loan was sold with the intention of purchasing a Collateral Loan of the same Obligor (which would be pari passu or senior to such sold Collateral Loan).

Notwithstanding the foregoing, if such Collateral Loan is to be sold to an Affiliate of any Loan Party, such Loan Party shall sell such Collateral Loan at a price not less than the Market Value; provided that, in the case of a Principal Transaction, the Independent Review Party has approved such transaction; provided further that any sale by such Loan Party of a Collateral Loan to any Affiliate shall be subject to the Repurchase and Substitution Limit.

(h) Mandatory Sales. The applicable Loan Party shall use commercially reasonable efforts to sell (i) any Pledged Collateral that constitutes Margin Stock not later than 45 days after the later of (x) the date of such Loan Party's acquisition thereof and (y) the date such Pledged Collateral became Margin Stock, (ii) any asset held by any SPV Subsidiary prior to the Stated Maturity and (iii) any applicable Collateral Loan prior to the receipt of any Prohibited Consideration in accordance with Section 4.18(b). The Borrower, the Subsidiary Guarantor or the Servicer, on behalf of any applicable SPV Subsidiary, shall use commercially reasonable efforts to sell any Prohibited Consideration within three months after the date of receipt of such Prohibited Consideration.

Section 10.2 Purchase of Additional Collateral Loans.

On any date during the Reinvestment Period (but, for the avoidance of doubt, not after the end of the Reinvestment Period), the Borrower and/or the Subsidiary Guarantor may, but shall not be required to, direct the Collateral Agent to invest Principal Proceeds (and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans) in additional Collateral Loans, and the Collateral Agent shall invest such proceeds, if, as certified by the Servicer, to the best of its knowledge, each of the conditions specified in this Section 10.2 and Section 10.3 is satisfied (which certification will be deemed to have been made upon the delivery by the Borrower to the Collateral Agent of a Loan Party Order or trade confirmation in respect of such purchase); provided that with respect to the purchase of any Collateral Loan the settlement date for which the Borrower reasonably expects will occur after the end of the Reinvestment Period (such Collateral Loan, the "Post-Reinvestment Period

Settlement Obligation"), to the extent such Post-Reinvestment Period Settlement Obligation would be purchased using Principal Proceeds consisting of Scheduled Distributions of principal, only that portion of such Principal Proceeds that the Borrower reasonably expects will be received prior to the end of the Reinvestment Period may be used to effect such purchase and such Post-Reinvestment Period Settlement Obligation will be treated as having been purchased by a Loan Party prior to the end of the Reinvestment Period for purposes of the Eligibility Criteria.

Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Borrower shall deliver to the Collateral Agent a schedule of Post-Reinvestment Period Settlement Obligations and shall certify to the Collateral Agent that either the amount that is available to be drawn under the Class A-R Loans at the end of the Reinvestment Period or the Principal Proceeds that will be available after the Reinvestment Period (including for this purpose, (i) cash on deposit in the Collection Accounts constituting Principal Proceeds and (ii) any Principal Proceeds that will be received by a Loan Party from the sale of Collateral Loans for which the trade date has already occurred but the settlement date has not yet occurred and subject to the preceding paragraph) will be sufficient to effect the settlement of such Post-Reinvestment Period Settlement Obligations. No other purchases, or settlement of Collateral Loans, after the Reinvestment Period shall be permitted.

(a) Eligibility Criteria. No Collateral Loan may be purchased unless the Borrower determines each of the Eligibility Criteria is satisfied as of the date it commits on behalf of the applicable Loan Party to make such purchase or on the date of such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to.

(b) [Reserved.]

(c) Investment in Eligible Investments. Cash on deposit in any Covered Account (other than the Payment Accounts) may be invested at any time in Eligible Investments in accordance with Article VIII.

(d) Capital Contributions. The Membership Interest Holders or any other direct or indirect equityholders of the Borrower may, but shall have no obligation to, at any time or from time to time, make a capital contribution in Cash or Eligible Investments or an assignment and contribution of a Collateral Loan (valued at such Collateral Loan's Collateral Principal Amount) to the applicable Loan Party for the purpose of (a) curing any Event of Default (but no such contribution shall cure any Event of Default without the consent of the Majority Lenders), (b) enabling the acquisition or sale of any Collateral Loan during the Reinvestment Period, (c) subject to the consent of the Majority Lenders, satisfying any Coverage Test or Collateral Quality Test, (d) paying fees and expenses incurred in connection with the structuring, consummation and closing of the transaction contemplated by this Agreement or (e) prepaying the Loans in accordance with the terms of this Agreement. Unless otherwise directed by a Loan Party by prior or contemporaneous written notice to the Borrower, the Administrative Agent and the Collateral Agent, all Cash contributed to such Loan Party shall be deposited in the applicable Collection Account, whereupon it shall be designated and treated as Principal Proceeds (which designation shall be irrevocable) in all respects hereunder. For the avoidance of doubt, capital contributions made hereunder (and any proceeds thereof) shall only be payable pursuant to the Priority of Payments or as otherwise specified herein and shall not be recoverable in any other manner.

Section 10.3 Conditions Applicable to All Sale and Purchase Transactions.

(a) Any transaction effected under this Article X or in connection with the acquisition of additional Collateral Loans shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Borrower, the Subsidiary Guarantor or the Servicer, shall be effected in accordance with the requirements of this Agreement on terms no less favorable to the Borrower or the Subsidiary Guarantor than would be the case if such Person were not so Affiliated; provided that the Collateral Agent shall have no responsibility to oversee compliance with this clause (a) by the other parties. In connection with any acquisition or disposition of Collateral Loans under this Article X, the delivery to the Collateral Agent of a signed trade ticket by the Servicer or a Loan Party shall constitute a certification by the Servicer or such Loan Party that such transaction complies with all requirements of this Article X, and, if the same has been executed, the EU/UK Retention Letter to which the Borrower, the Subsidiary Guarantor, the Servicer, Retention Provider and Parent (or other Affiliate) are subject.

(b) Upon any acquisition of a Collateral Loan pursuant to this Article X, all of the applicable Loan Party's right, title and interest to any Pledged Collateral shall be Granted to the Collateral Agent pursuant to this Agreement, such Pledged Collateral shall be delivered to the Collateral Agent in accordance with the procedures set forth in Section 8.7.

(c) Notwithstanding anything contained in this Article X to the contrary, the Borrower and the Subsidiary Guarantor shall have the right to effect any sale of any Pledged Collateral or purchase of any Collateral Loan (provided in the case of a purchase of a Collateral Loan, such purchase complies with the applicable requirements of this Agreement) (i) that has been consented to by the Lenders constituting at least two-thirds of the aggregate principal amount and undrawn Commitments in respect of each Class of Loans and (ii) of which the Collateral Agent and S&P have been notified.

Section 10.4 Restrictions on Exchanges and Deemed Acquisitions. A Loan Party may not consent to an exchange or deemed acquisition through material amendment of a Collateral Loan unless (i) the maturity of the new Collateral Loan is not later than the Stated Maturity and (ii) either (a) the Maximum Weighted Average Life Test will be satisfied after giving effect to such amendment or (b) if the Maximum Weighted Average Life Test was not satisfied prior to the amendment, the level of compliance with the test will be maintained or improved; provided that, notwithstanding the provisions of clause (ii) above, the Borrower or the Subsidiary Guarantor may agree to such amendment or modification and exchange of the related Collateral Loan for the amended obligation if non-exchange would cause the related Collateral Loan to have a lower priority security interest or become unsecured, result in the removal of material covenants or otherwise be materially detrimental to the credit of the Collateral Loan. The foregoing requirements will not apply to a restructuring of a Defaulted Loan.

Section 10.5 Optional Repurchase or Substitution.

(a) Subject to the limitations set forth below, the Parent or any other Affiliate of the Borrower or the Subsidiary Guarantor will have the right but not the obligation to repurchase, or substitute for, any:

(i) Collateral Loan that becomes a Defaulted Loan;

(ii) Collateral Loan that has a Material Covenant Default;

(iii) Collateral Loan that becomes subject to a proposed Specified Amendment;

(iv) Collateral Loan that becomes a Credit Risk Loan; or

(v) Collateral Loan that becomes an Ineligible Collateral Loan (each of the above, a "Substitution Event").

At all times, (i) the aggregate principal balance of all Collateral Loans that are substituted Collateral Loans (each, a "Substitute Collateral Loan"), plus (ii) the aggregate principal balance related to all Collateral Loans that have been repurchased by Parent or any other Affiliate of the Borrower or the Subsidiary Guarantor, as applicable pursuant to such entity's respective right of optional repurchase or substitution and not subsequently applied to purchase a Substitute Collateral Loan, may not exceed an amount equal to 20% of the greater of (I) Total Capitalization and (II) the Net Purchased Collateral Loan Balance; provided that clause (ii) above shall not include (A) the principal balance related to any Collateral Loan that is repurchased in connection with a proposed Specified Amendment to such Collateral Loan so long as (x) such Loan Party certifies in writing to the Agents, the Membership Interest Holders and the Lenders that such purchase is, in its commercially reasonable business judgment, necessary or advisable in connection with the restructuring of such Collateral Loan and such restructuring is expected to result in a Specified Amendment to such Collateral Loan, and (y) such Loan Party certifies in writing to the Agents, the Membership Interest Holders and the Lenders that such Loan Party either would not be permitted to or would not elect to enter into such Specified Amendment in accordance with the Servicing Standard or any provision of this Agreement, (B) the purchase price of any Collateral Loans or, for the avoidance of doubt, any Equity Securities sold by the Borrower or the Subsidiary Guarantor to an Affiliate as described in Section 10.1(d) or (C) the purchase price of any Collateral Loans sold to other Affiliates of the Borrower, the Subsidiary Guarantor or the Servicer in accordance with this Agreement. The foregoing provisions in this paragraph are referred to as the "Repurchase and Substitution Limit".

(b) The substitution of any Substitute Collateral Loan will be subject to the satisfaction of the following conditions as of the related Cut-Off Date for each such Collateral Loan (after giving effect to such substitution), which conditions are:

(i) (x) The Coverage Tests, (y) Collateral Quality Test and (z) Concentration Limitations are maintained or improved;

(ii) the outstanding principal balance of such Substitute Collateral Loan (or, if more than one Substitute Collateral Loan will be added in replacement of a Collateral Loan or Collateral Loans, the aggregate outstanding principal balance of such Substitute Collateral Loans) equals or exceeds the outstanding principal balance of the Collateral Loan being substituted for and the Net Aggregate Exposure Amount, if any, with respect thereto shall have been deposited in the applicable Future Funding Reserve Account;

(iii) the Market Value of such Substitute Collateral Loan (or, if more than one Substitute Collateral Loan will be added in replacement of a Collateral Loan or Collateral Loans, the aggregate Market Value of such Substitute Collateral Loans) equals or exceeds the Market Value of the Collateral Loan being substituted;

(iv) (x) if the Collateral Loan being substituted for is a Second Lien Loan, the aggregate principal balance of all Substitute Collateral Loans that are Second Lien Loans equals or is less than the principal balance of the Collateral Loan being substituted for and (y) if the Collateral Loan being substituted out is not a Second Lien Loan (or a Participation Interest therein), no Substitute Collateral Loan is a Second Lien Loan (or a Participation Interest therein);

(v) [reserved];

(vi) the S&P Rating of each Substitute Collateral Loan is equal to or higher than the S&P Rating of the Collateral Loan being substituted for;

(vii) the maturity date of each Substitute Collateral Loan is not later than the maturity date of the Collateral Loan being substituted for (to the extent such substitution would occur after the Reinvestment Period); and

(viii) each Substitute Collateral Loan shall satisfy the definition of "Collateral Loan".

(c) A substitution of a Collateral Loan may be accomplished by delivery of notice thereof by the Servicer to the Agents, the Lenders, the Membership Interest Holders, the Subsidiary Guarantor and the Borrower and either (a) a contemporaneous substitution of a Collateral Loan meeting the criteria specified above for the Collateral Loan being replaced or (b) a deposit by the applicable Affiliate into the applicable Collection Account as Principal Proceeds of the Transfer Deposit Amount with respect to the Collateral Loan being replaced and then, within 90 days of the aforementioned notice, the acquisition by the Borrower or the Subsidiary Guarantor of one or more Substitute Collateral Loans in exchange for the funds so deposited. In the event that the full Transfer Deposit Amount is not used to acquire Substitute Collateral Loans (or fund the applicable Future Funding Reserve Account if necessary with respect thereto) within the 90 day period, then the remaining amount of such funds previously deposited as described above will be treated as Principal Proceeds.

(d) Prior to any substitution of a Collateral Loan to the Borrower or the Subsidiary Guarantor, the Servicer shall provide written notice thereof to S&P. The Servicer on behalf of the Borrower or the Subsidiary Guarantor will present each Substitute Collateral Loan proposed to be included in the Collateral to S&P within 10 Business Days of the acquisition thereof so that S&P may provide a rating and a recovery rate with respect to such Collateral Loan; provided that (i) such Collateral Loan may become a part of the Collateral prior to the Servicer's presentment of the Collateral Loan to S&P as described herein, (ii) the Servicer's failure to present a Collateral Loan to S&P as described herein shall not constitute an independent breach of, or default under, any Loan Document, and (iii) the Servicer shall have no obligation to present a Substitute Collateral Loan to S&P if such Collateral Loan has a public rating from S&P. This subsection (d) shall cease to be effective if S&P is no longer rating any Loans.

(e) In addition to the right to substitute for any Collateral Loans that become subject to a Substitution Event, Parent or any other Affiliate shall have the right, but not the obligation, to repurchase any such Collateral Loan subject to the Repurchase and Substitution Limit. In the event of such a repurchase, Parent or other Affiliate shall deposit in the applicable Collection Account as Principal Proceeds an amount equal to the Transfer Deposit Amount for such Collateral Loan (or applicable portion thereof) as of the date of such repurchase. The Borrower or the Subsidiary Guarantor and, at the written direction of the Borrower or the Subsidiary Guarantor, as applicable, the Collateral Agent, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of such Loan Party's interests in the Collateral Loans that are being repurchased.

Article XI

CHANGE IN CIRCUMSTANCES

Section 11.1 Basis for Determining Interest Rate Inadequate or Unfair.

(a) In the case of SOFR Loans, CAD Loans, Euro Loans and GBP Loans, subject to Section 11.6, if on, or prior to, the first day of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that "Term SOFR," "Term CORRA," "Daily Simple SONIA" or "EURIBOR" cannot be determined pursuant to the definition thereof; or

(ii) the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan, CAD Loan, Euro Loan or GBP Loan or a conversion thereto or a continuation thereof that such Benchmark for any requested Interest Period with respect to a proposed SOFR Loan, CAD Loan, Euro Loan or GBP Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent; then, in each case the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Borrower, the Subsidiary Guarantor, the Collateral Agent and the Lenders. The Borrower or the Subsidiary Guarantor shall provide notice thereof to S&P and the Membership Interest Holders.

Upon notice thereof by the Administrative Agent to the Borrower, the Subsidiary Guarantor, the Collateral Agent and the Lenders, any obligation of the Lenders to make SOFR Loans, CAD Loans, Euro Loans or GBP Loans, as applicable, in each such Currency, and any right of the Borrower or the Subsidiary Guarantor to convert any Loan in each such Currency (if applicable) to, or to continue any Loan as, a Term SOFR Loan, CAD Loan, Euro Loan or GBP Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower or the Subsidiary Guarantor may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans, CAD Loans, Euro Loans or GBP Loans in each such affected Currency (to the extent of the affected Loans or affected Interest Periods) or, failing that, (I) in the case of any request for an affected Borrowing in U.S. Dollars, the Borrower or the Subsidiary Guarantor will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for an affected Borrowing in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the Borrower's or the Subsidiary Guarantor's election, shall either (1) be converted into Base Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of such Alternative Currency) immediately, or, if applicable, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, if applicable, at the end of the applicable Interest Period; provided that if no election is made by the Borrower or the Subsidiary Guarantor by the date that is the earlier of (x) three Business Days after receipt by the Borrower or the Subsidiary Guarantor of such notice or (y) the last day of the then-current Interest Period, if applicable, then the Borrower or the Subsidiary Guarantor will be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower or the Subsidiary Guarantor shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.9.

Section 11.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender in good faith with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its SOFR Loans (if any) and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the other Lenders, the Collateral Agent and the Borrower (who shall forward such notice to the Membership Interest Holders, the Subsidiary Guarantor and S&P), whereupon until such Lender notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Loans (if any) shall be suspended (provided that such Lender shall instead fund Base Rate Loans). Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and would not be otherwise disadvantageous to such Lender. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain SOFR Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower, the Subsidiary Guarantor, the Collateral Agent, the Administrative Agent and S&P and upon receipt of such notice, the obligations of such Lender to make or continue SOFR Loans shall be reinstated.

Section 11.3 Increased Cost and Reduced Return.

(a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the Term SOFR Administrator any other condition affecting its SOFR Loans, its Notes evidencing SOFR Loans, or its obligation to make SOFR Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Collateral Agent and S&P), such additional amount or amounts as will compensate such Lender for such increased cost or reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute Increased Costs payable by the Borrower or the Subsidiary Guarantor pursuant to Section 9.1(a) and 6.4; provided, that such amounts shall be no greater than that which such Lender is generally charging other borrowers similarly situated to the Borrower or the Subsidiary Guarantor.

(b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Collateral Agent and S&P), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute Increased Costs payable by the Borrower or the Subsidiary Guarantor pursuant to Section 9.1(a) and 6.4; provided that such amount shall be no greater than that which such Lender is generally charging other borrowers similarly situated to the Borrower or the Subsidiary Guarantor.

(c) Each Lender will promptly notify the Borrower, the Subsidiary Guarantor, the Collateral Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. In addition, neither Section 11.3(b) nor Section 11.3(c) shall apply to Taxes (payments in respect of which are intended to be covered, if at all, by Section 11.4). Failure or delay on the part of any Lender to demand compensation under this Section 11.3 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower and the Subsidiary Guarantor shall not be required to compensate a Lender pursuant to this Section 11.3 for any increased costs or reductions incurred more than six months prior to the earlier of (x) the date on which the applicable Lender has actual knowledge of the event giving rise to such increased costs or reductions and (y) the date on which the applicable Lender should, in the exercise of reasonable care, have knowledge of the event giving rise to such increased costs or reductions; provided that, if the event giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Notwithstanding anything to the contrary contained herein, (i) no Lender shall demand compensation for any increased cost, reduction or capital referred to above in Section 11.3(a) or (b) (x) if it shall not at the time be the general policy and practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements from similarly situated borrowers or (y) in respect of (A) any Commitment Fees relating to Commitments that are reduced or not permitted to be funded solely due to a Bail-In Action relating to such Lender that results in the reduction of the total Commitments of such Lender (or the prohibition against funding such Commitments) or (B) any interest on any Revolving Loans that are not funded or are repaid as a result thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated (x) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions and (y) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.3, regardless of the date enacted, adopted, issued or implemented.

(e) If the Borrower or the Subsidiary Guarantor is required to pay additional amounts to any Lender under this Section 11.3, then the Borrower or the Subsidiary Guarantor, as applicable, may, at its own expense and in its sole discretion, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with Section 11.5) all of its interests, rights and obligations under this Agreement and the Notes to an assignee (it being understood that such

Lender shall have no obligation to search for, seek, designate or otherwise try to find, such assignee) which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment).

Section 11.4 Taxes.

(a) Any and all payments by or on behalf of the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear, of and without deduction for any Taxes, except as required by applicable law. If the Borrower or the Subsidiary Guarantor shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable under any Loan Document to any Lender or to the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11.4) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower or the Subsidiary Guarantor, as applicable, shall make such deductions or withholdings, (iii) the Borrower or the Subsidiary Guarantor, as applicable, shall timely pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and the Priority of Payments and (iv) as soon as practicable after any payment of Taxes, the Borrower or the Subsidiary Guarantor, as applicable, shall furnish to the Administrative Agent, at its address set forth on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof or, if a receipt is not available, such other evidence of payment as may be reasonably acceptable to such Lender or the Administrative Agent.

(b) In addition, each of the Borrower and the Subsidiary Guarantor agrees to pay to the relevant governmental authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, in accordance with the Priority of Payments, any present or future stamp, court or documentary, intangible, recording or filing Taxes and any other excise or property Taxes, or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by a Loan Party under Section 11.5) (hereinafter referred to as "Other Taxes").

(c) The Borrower and the Subsidiary Guarantor agree to indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 11.4) payable or paid by such Lender or the Administrative Agent (as the case may be) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. This indemnification shall be made within 10 days from the date such Lender or the Agents (as the case may be) makes demand therefor. A certificate as to the amount of such payment or liability, accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts, delivered to the Borrower or the Subsidiary Guarantor by a

Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or the Subsidiary Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Indemnified Taxes attributable to such Lender's failure to comply with the provisions of Section 12.6(b)(ii) relating to the maintenance of a Participant Register and (iii) any other Taxes attributable to such Lender, in each case, that are payable or paid by the Agents in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agents shall be conclusive absent manifest error. Notwithstanding any other provision herein to the contrary, each Lender hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agents to the Lender from any other source against any amount due to the Agents under this paragraph (d).

(e)

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the Collateral Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent (or the Collateral Agent) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent (or the Collateral Agent), shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent (or the Collateral Agent) as will enable the Borrower or the Administrative Agent (or the Collateral Agent) to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 11.4(e)(ii)(A), (B) and (C)) shall not be required if in the Lender's reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the Collateral Agent) on or about the date on which such Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonably request of the Borrower, the Administrative Agent or the Collateral Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender that is not a U.S. Person becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: executed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (accompanied by appropriate attachments), as appropriate, either (w) in the case of a Lender providing IRS Form W-8-BEN or IRS Form W-8BEN-E, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments hereunder, (x) in the case of a Lender providing IRS Form W-8ECI, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (y) in the case of a Lender providing IRS Form W-8BEN or IRS Form W-8BEN-E and claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, accompanied by a certificate to the effect that such Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code or (z)) in the case of a Lender providing an IRS Form W-8IMY, such information and forms required to establish the rate of U.S. withholding tax with respect to payments hereunder;

(C) if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), then such Lender or Agent, as applicable, shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine the amount (if any) to deduct and withhold from such payment under FATCA. Solely for purposes of this clause (ii), "FATCA" shall include any amendments made to FATCA after the date of this Agreement; and

(D) any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (and simultaneously deliver a copy to the Collateral Agent) in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax or non-U.S. withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent (or the Collateral Agent) to determine the withholding or deduction required to be made.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification (in the case of obsolescence, promptly upon written request (including via email) from the Borrower) or promptly notify the Borrower and the Administrative Agent (and the Collateral Agent) in writing of its legal inability to do so.

(f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 11.4, then such Lender will (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 11.4 and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g) If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified under this Section 11.4, it shall pay to the Borrower or the Subsidiary Guarantor, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such Borrower or Subsidiary Guarantor, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Lender is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this clause (g), in no event will a Lender be required to pay an amount to the Borrower or Subsidiary Guarantor pursuant to this clause (g) the payment of which would place the Lender in a less favorable net after-tax position than the Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h) Each party's obligations under this Section 11.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 11.5 Replacement of Lenders; Downgraded Lenders; Defaulting Lenders.

(a) (x) If and for so long as any Lender (other than the Initial Lender) is (1) a Downgraded Lender (subject to clauses (b) and (c) below), (2) a Defaulting Lender, (3) requesting compensation under Section 11.3, (4) unable to make Loans under Section 11.2 or (5) a Non-Consenting Lender, (y) if the Borrower or the Subsidiary Guarantor is required to pay any additional amount to such Lender or any authority for the account of such Lender pursuant to Section 11.4 or (z) if and for so long as the obligations of any Lender under this Agreement are the subject of a Bail-In Action, then the Borrower or the Subsidiary Guarantor may, at its sole expense and effort, upon notice to such Lender, the Agents and S&P, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the Notes to a financial institution that is (I) is not a Defaulting Lender, (II) eligible to purchase the replaced Lender's Loans under the terms hereof, (III) not prohibited by any applicable law from making such purchase, (IV) in the case of replacement of a Non-Consenting Lender, has agreed to approve the related amendment, modification, consent or waiver and (V) not the subject of a Bail-In Action with respect to its obligations hereunder (such purchaser, an "Approved Purchaser"), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:

(i) such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Note (including any amounts under Sections 2.9, 11.3 and 11.4) from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or the Subsidiary Guarantor (in the case of all other amounts);

(ii) in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.3 or payments required to be made pursuant to Section 11.4, such assignment or delegation will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment or delegation does not conflict with any applicable law, rule or regulation and is not otherwise prohibited by a regulatory body with jurisdiction over the assigning Lender or its assignee.

(b) If and for so long as any Lender is a Downgraded Lender or a Defaulting Lender hereunder:

(i) in the case of a Downgraded Lender, it holds any portion of the Commitments that remain in effect, then, as soon as practicable and in any event within 10 Business Days after becoming a Downgraded Lender, (x) it shall deposit an amount equal to its undrawn Commitments at such time into the Lender Collateral Account and (y) all principal payments in respect of the Loans which would otherwise be made to such Downgraded Lender shall be diverted to the Lender Collateral Subaccount of such Downgraded Lender in accordance with Section 8.3(c), and any amounts in such Lender Collateral Subaccount shall be applied to any future funding obligations of such Downgraded Lender; and

(ii) in the case of a Defaulting Lender, the Commitment and Loans of any such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.5); provided that a Defaulting Lender's vote shall be included with respect to any action hereunder relating to any change that would require the consent of each Lender or each affected Lender under Section 12.5 (to the extent such Defaulting Lender is such an affected Lender).

(c) Notwithstanding anything in Section 11.5(a) to the contrary, (i) a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(a) if, prior thereto, as a result of a waiver by such Lender, the Borrower, the Subsidiary Guarantor, or otherwise, the circumstances entitling the Borrower or the Subsidiary Guarantor to require such assignment and delegation cease to apply and such Lender gives notice thereof to the Borrower or the Subsidiary Guarantor and (ii) the Borrower or the Subsidiary Guarantor may not require a Downgraded Lender to make any such assignment or delegation during the 10 Business Day period referred to in clause (b)(i) above or at any time that a Downgraded Lender is in compliance with clause (b)(i)(x) above.

(d) Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower or the Subsidiary Guarantor for the purpose of effecting a transfer in compliance with this Section 11.5.

(e) Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender or Downgraded Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.

(f) Notwithstanding anything to the contrary contained herein but subject to the Write-Down and Conversion Powers of any EEA Resolution Authority, the provisions of this Agreement relating to Downgraded Lenders (including Sections 8.3(c) and 11.5) shall continue to apply after the occurrence of a Bail-In Action, including that any amounts previously deposited in any Lender Collateral Subaccount will remain available in such Lender Collateral Subaccount following the occurrence of a Bail-In Action for the purposes set forth in this Agreement.

Section 11.6 Benchmark Replacement; Conforming Changes.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 11.6(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.6.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of the applicable Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.

Article XII

MISCELLANEOUS

Section 12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, e-mail or other electronic transmission or similar writing) and shall be given to such party: (v) in the case of the Borrower, the Subsidiary Guarantor, the Servicer, the Administrative Agent, the Membership Interest Holders or the Collateral Agent, at its address, facsimile number and/or email address set forth on the signature pages hereof, (w) (1) in the case of Lender as of the date of this Agreement, at its address, facsimile number and/or email address set forth on the signature pages hereof, and (2) in the case of any other Lender, at its address, facsimile number and/or email address set forth in its Administrative Questionnaire (which notices shall be solely by facsimile or email if so indicated therein), (x) in the case of S&P, (A) any credit estimate related notifications/requests should be sent to by email to creditestimates@spglobal.com; (B) any S&P CDO Monitor requests should be sent by email to CDOMonitor@spglobal.com and (C) any other requests should be sent by email to cdo_surveillance@spglobal.com or (y) in the case of any party, such other address, facsimile number and/or email address as such party may hereafter specify for such purpose by written notice to the Administrative Agent, the Collateral Agent, the Subsidiary Guarantor and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 12 and the appropriate answerback is received during normal business hours, (ii) if given by mail, three Business Days after such communication is deposited in the mails with registered or certified postage prepaid, addressed as aforesaid, (iii) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (iv) if given by any other means, when delivered at the address or email address specified in this Section 12;

provided that notices to the Administrative Agent under Article XI or to the Collateral Agent under Article VIII shall not be effective until received.

The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided that any person providing such instructions or directions shall provide to the Collateral Agent an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent's reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 12.2 No Waivers. No failure or delay by either Agent, Membership Interest Holder or any Lender, the Borrower or the Subsidiary Guarantor in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.3 Expenses; Indemnification.

(a) The Loan Parties, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses of the Agents, the Custodian and U.S. Bank NA as securities intermediary, including, without limitation, reasonable fees and disbursements of (v) one outside counsel for the Administrative Agent and the Lenders (other than any CP Lender), (w) one outside counsel for any other CP Lenders (assuming any such Person is a Lender at the relevant time), (x) one outside counsel for all of the Collateral Agent, the Collateral Administrator and the Custodian, taken as a whole, (y) one local counsel in each appropriate jurisdiction (if reasonably requested by either Agent) and (z) any additional counsel agreed to by the Borrower or the Subsidiary Guarantor, respectively, in connection with the preparation, syndications and administration of this Agreement, the Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any Increased Commitment or Additional Loan, any waiver or consent hereunder or any amendment or modification hereof or any Default hereunder and (ii) all reasonable out-of-pocket expenses incurred by either Agent, the Custodian, U.S. Bank NA as securities intermediary and the Lenders, respectively, including reasonable fees and disbursements of (u) one outside counsel for the Administrative Agent and the Lenders (other than any CP Lender), (v) one outside counsel for any other CP Lenders (assuming any such Person is a Lender at the relevant time), (w) one outside counsel for any other Lender(s) (if reasonably requested by such Lender(s) and such

Lender(s) have differing interests from the Lenders referred to in clauses (u) and (v) above), (x) one outside counsel for all of the Collateral Agent, the Collateral Administrator and the Custodian, taken as a whole, (y) one local counsel in each appropriate jurisdiction (if reasonably requested by either Agent) and (z) any additional counsel agreed to by the Borrower or the Subsidiary Guarantor, respectively, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) Each of the Borrower and the Subsidiary Guarantor agrees to jointly and severally indemnify the Administrative Agent, the Collateral Agent, the Custodian, U.S. Bank NA as securities intermediary and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (but excluding the fees and expenses of its internal legal counsel and all ordinary internal costs, consisting of overhead and employee costs and expenses incurred by such Indemnitee in connection with its obligations under the Loan Documents), including, without limitation, the reasonable fees and disbursements of outside counsel (one counsel and one local counsel in each appropriate jurisdiction), which may be incurred by such Indemnitee in connection with this Agreement, or any of the other Loan Documents or the matters referred to herein or therein, including without limitation, in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) the grant to the Collateral Agent, the Lenders and the Membership Interest Holders of any Lien, on the Collateral, (iii) the exercise by the Administrative Agent, the Collateral Agent, the Lenders or the Membership Interest Holders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (iv) the failure of the Collateral Agent to have a valid and perfected Lien on any Collateral, (v) a breach by the Borrower or the Subsidiary Guarantor of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (vi) any loss arising from any action or inaction of the Borrower, the Subsidiary Guarantor or any of their Affiliates regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor's financial inability to make payments with respect to any such Collateral) but excluding, as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. The Borrower's obligations under this Section 12 shall survive the termination of this Agreement and the payment of the Obligations. Notwithstanding anything to the contrary contained herein, (i) in no event shall the Borrower or the Subsidiary Guarantor be obligated to reimburse any costs or expenses of any Indemnitee incurred in connection with a claim brought directly by such Indemnitee against any Loan Party, or directly by any Loan Party against such Indemnitee, except upon a determination in favor of such Indemnitee by a court or arbitral tribunal of competent jurisdiction, (ii) the Borrower and the Subsidiary Guarantor shall not have any obligation to make any payment under this Section 12.3(b) except to the extent funds are available therefor in accordance with the Priority of Payments, and (iii) the Borrower and the Subsidiary Guarantor shall not be liable for any indirect, special, consequential or punitive damages (unless constituting part of a third-party claim against an Indemnitee). This Section 12.3(b) shall not apply with respect to Taxes, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) In case any proceeding (including any governmental investigation) shall be instituted or threatened or a claim is made or threatened involving any Indemnitee, such Indemnitee shall promptly notify the Loan Parties in writing and the Loan Parties shall have the right, exercisable by giving written notice to such Indemnitee within 15 days of receipt of written notice from such Indemnitee of such proceeding, to retain counsel reasonably satisfactory to such Indemnitee to represent such Indemnitee and any others the Loan Parties may designate in such proceeding and the Loan Parties shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, such Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Loan Parties and such Indemnitee shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Loan Parties and such Indemnitee and the Loan Parties and such Indemnitee have been advised by outside counsel that representation of both parties by the same counsel would be inappropriate due to material actual or potential differing interests between them or (iii) the Loan Parties fail to retain counsel reasonably satisfactory to the Indemnitee in a timely manner, as determined by the Indemnitee in its reasonable judgment. It is understood that the Loan Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel where the proceeding is pending) for each Indemnitee, unless (i) the Loan Parties and such Indemnitee shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Loan Parties and such Indemnitee and the Loan Parties and such Indemnitee have been advised by outside counsel that representation of both parties by the same counsel would be inappropriate due to material actual or potential differing interests between them, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred and paid (except as set forth in the last sentence of Section 12.3(b)). In the case of any separate firm for the Indemnitees that is paid for by the Loan Parties, such firm shall be reasonably acceptable to the Loan Parties (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 12.4 Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or the Subsidiary Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or the Subsidiary Guarantor against and on account of the Obligations of the Loan Parties then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.

Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that any obligation to purchase such participations held by such other Lenders shall be limited to the amounts available to the CP Conduit after paying or making provision for the payment of its Commercial Paper Note and shall be further limited to the amounts that such CP Conduit obtains from its Conduit Support Providers to make such payment (and each of the other parties hereto agrees that it will not have a claim under Section 101 of the Bankruptcy Code if and to the extent that any such obligation owed to it by the CP Conduit exceeds the amount available to the CP Conduit to pay such amount after paying or making provision for the payment of its Commercial Paper Note and that this provision shall survive the termination of this Agreement); provided further nothing in this Section 12.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Loan Parties other than its Indebtedness under the Loans. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Loan Party in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the any Loan Party, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.4. For the avoidance of doubt, for purposes of this Section 12.4 a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.

Section 12.5 Amendments and Waivers. (a) Any provision of this Agreement, the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party and the Majority Lenders (and, if the rights or duties of the Administrative Agent and/or the Collateral Agent are affected thereby, by the Administrative Agent and/or the Collateral Agent, as the case may be); provided that:

(i) no such amendment or waiver shall, unless signed by all the Lenders, (i) increase (except pursuant to Section 2.11) or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation; provided that, an increase in the Commitment of any Lender shall only require the consent of the affected Lender; (ii) change the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; (iii) release any Collateral except as provided in this Agreement or the other Loan Documents (provided that this subsection (iii) shall not apply to any amendment or waiver of Section 10.1 or release of any Collateral in connection therewith); (iv) alter the terms of Section 2.16, Section 6.4, Section 9.1 or this Section 12.5 (or any defined term as it is used therein) in a manner adverse to the interests of any Lender; or (v) extend the Reinvestment Period;

(ii) no such amendment or waiver shall, unless signed by all Lenders affected thereby, postpone the date fixed for any payment of principal of or interest on any Loan or any fees or other amounts hereunder to any Lender or for any reduction or termination of any Commitment;

(iii) no such amendment or waiver shall, unless signed by a Lender, reduce the principal of or rate of interest on any Loan held by such Lender or any fees or indemnities payable for the account of such Lender; provided that only the Majority Lenders' consent is required to reduce or waive any interest at the Post-Default Rate, which reduction or waiver will apply to each Loan of every Class;

(iv) no such amendment or waiver of any provision under this Agreement or any other Loan Document that governs the rights and obligations of CP Lenders or their Conduit Support Providers (including this Section 12.5(a)(iv)) (other than amendments and waivers that apply generally to Lenders) or that specifically relates to CP Conduits shall be effective without the written consent of each CP Lender;

(v) no such amendment or waiver shall impose any material obligations on the Servicer or reduce, eliminate or impair any material rights, compensation or protections in favor of the Servicer without the prior written consent of the Servicer;

(vi) no such amendment or waiver shall, unless signed by all of the Affected Lenders, amend, waive or otherwise modify the definition of “Affected Lender” or the terms of the EU/UK Retention Letter or Section 5.1(l), 5.1(m) or 5.37; and

(vii) no such amendment or waiver shall, unless signed by all of the AXA Lenders, amend, waive or otherwise modify the definition of “AXA Lender” or “Retention Letter Default”, the terms of Section 2.7(a)(iii), 2.7(i), or 8.3(e)(B) (the consent of the AXA Lenders for amendments or waivers to Section 8.3(e)(B) not to be unreasonably withheld), or waive a Retention Letter Default.

(b) In addition to the requirements of clause (a) above, on and after the S&P Rating Effective Date, in connection with any proposed amendment or waiver of this Agreement or any other Loan Document pursuant to this Section 12.5, in addition to the requirements set forth above in clause (a) of this Section 12.5, either (1) such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or (2) if, in each Loan Party's reasonable determination as certified by it in writing, such proposed amendment or waiver does not have a reasonable likelihood of being adverse to the interests of any Lender, then each Loan Party shall, not later than 10 Business Days prior to the execution of such proposed amendment or waiver, deliver to each of the Lenders a copy of such proposed amendment or waiver and such certification; provided, that in the case of the foregoing clause (2), (i) if any Lender notifies any Loan Party prior to execution of such proposed amendment or waiver that, based on its reasonable determination, such proposed amendment or waiver could adversely affect the interests of any Lender, such proposed amendment or waiver will not be effective without the satisfaction of the Rating Condition and (ii) such 10 Business Day period may be waived by agreement of all of the Lenders.

The Loan Parties shall provide notice of any proposed amendment or waiver pursuant to this Section 12.5 to S&P.

The Loan Parties shall, promptly following the execution of any amendment, waiver or supplement, provide copies thereof to each Lender, the Administrative Agent, the Collateral Agent and S&P.

Section 12.6 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor the Subsidiary Guarantor may assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders and each of the Membership Interest Holders, except as permitted by this Agreement.

(b)

(i) Any Lender may at any time grant to one or more banks, CP Conduits or other financial institutions (each, a "Participant") participating interests in its Commitment or any or all of its Loans, subject to the prior written consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no such consent of the Borrower shall be required in the case of a participation that is granted (x) during the continuance of an Event of Default; (y) if such Participant is a Lender, an Affiliate of a Lender or an Approved Fund; or (z) by a CP Lender to a Conduit Assignee. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to, or consent by, the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(ii) In the event that any Lender sells participations in its Commitment or any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name of all Participants in the Commitments or Loans held by it and the principal amount (and stated interest thereon) of the portion of the Commitments or Loans which is the subject of the participation (the "Participant Register"). A Commitment or Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Commitment or Loan may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time assign to one or more banks, CP Conduits or other financial institutions (each, an "Assignee") all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Borrower and the Administrative Agent, which consent in each case shall not be unreasonably withheld, conditioned or delayed; provided that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $100,000 in excess thereof (or the remainder of such Lender's Loans or Commitments), it being understood that a Lender may allocate such assignment in smaller amounts of not less than $100,000 between or among separate internal accounts; (ii) upon the occurrence and during the continuation of an Event of Default, a Lender may assign its interest herein to an Assignee, regardless of the credit rating of such Assignee and without the consent of the Borrower; (iii) no such consent of the Borrower shall be required in the case of an assignment that is made (A) if such Assignee is a Lender, to an Affiliate of a Lender or an Approved Fund, (B) by a CP Lender to a Conduit Assignee or a Conduit Support Provider and (C) during the continuance of an Event of Default and (iv) during the Class A-R Commitment Period, the Assignee of any Class A-R Commitment is either an Approved Lender or has deposited the full amount of its undrawn Commitments into the Lender Collateral Account as a condition to its becoming a Lender hereunder, or the Borrower is in compliance with Section 8.3(e)(B) on the date such Assignee becomes a Lender hereunder. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee (and if the Assignee is a Conduit Assignee, any Related CP Issuer, if such Conduit Assignee does not itself issue commercial paper) shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $5,000. The Assignee shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any U.S. federal income taxes in accordance with Section 11.4.

(d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. Promptly upon being notified in writing of such transfer, the Administrative Agent shall notify the Borrower thereof.

(e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 11.3 or 11.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 11.2, 11.3 or 11.4 requiring such Lender to assign its interests under this Agreement or designate a different Applicable Lending Office under certain circumstances or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the time of the transfer. A Participant shall not be entitled to the benefits of Section 11.4 unless it complies with the obligations of Section 11.4(d) as if it were a Lender.

(f) The Administrative Agent, acting as non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount and commitments (and stated interest thereon) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. If any assignment or transfer of all or any part of a Loan that is then evidenced by a Note is made, such assignment or transfer shall be registered on the Register only upon surrender for registration of assignment or transfer of the related Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Note shall be returned to the Borrower marked "cancelled". The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide to the Collateral Agent upon its request, information contained in the Register concerning the Lenders and the Loans as the Collateral Agent reasonably may request from time to time for the performance of its duties.

Section 12.7 Representations and Covenants of the Lenders.

(a) Each of the Lenders represents to the Administrative Agent and each of the other Lenders that on and as of the Closing Date or the date on which it becomes a Lender hereunder (i) it is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended, and (ii) that it in good faith (and in reliance on the accuracy of the representations contained in the first two sentences of Section 4.10) is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

(b) Each Lender hereby represents and warrants to the Agents, the Borrower, the Subsidiary Guarantor and each of the other Lenders that on the Closing Date or the date on which it becomes a Lender hereunder and continuing through the execution and delivery of the other Loan Documents, the making of the Loans and the purchase of the Membership Interests and as of the date of each Funding, that (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of the Loans do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan, its acquisition, holding and disposition of the Loans do not and will not constitute or result in a violation of any Similar Law.

Section 12.8 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York (which shall have exclusive jurisdiction except as provided in the last sentence of this subsection (b)), and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its specified address in Section 12.1. In addition, each of the Borrower and the Subsidiary Guarantor hereby irrevocably designates and appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York, 10168, as the agent of the Borrower and the Subsidiary Guarantor to receive on its behalf service of all process brought against it with respect to any such action or proceeding in any such court in the State of New York, such service being hereby acknowledged by the Borrower and the Subsidiary Guarantor to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Borrower and the Subsidiary Guarantor shall promptly designate a new agent in the City of New York. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan

Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Agent, any Lender, any holder of a Note or any Membership Interest Holder to commence legal proceedings or otherwise proceed against the Borrower and/or the Subsidiary Guarantor in any other jurisdiction where any Collateral is located to the extent necessary in connection with exercise of remedies against the Collateral.

Section 12.9 Marshalling; Recapture. Neither the Administrative Agent, the Collateral Agent, any Membership Interest Holder nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower, the Subsidiary Guarantor or any other party or against or in payment of any or all of the Obligations. To the extent any Lender or any Membership Interest Holder receives any payment by or on behalf of the Borrower or the Subsidiary Guarantor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or the Subsidiary Guarantor or their estates, trustees, receivers, custodians or any other parties under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Lender or such Membership Interest Holder, as applicable, as of the date such initial payment, reduction or satisfaction occurred.

Section 12.10 Counterparts; Integration; Effectiveness. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be signed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent or Custodian)), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. Neither the Collateral Agent nor the Custodian shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile transmission). The parties agree that this Agreement may be electronically signed and that such electronic signatures appearing on this Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

Section 12.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SUBSIDIARY GUARANTOR, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE MEMBERSHIP INTEREST HOLDERS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any assignment pursuant to Section 12.6 and the making and repayment of the Loans.

Section 12.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

Section 12.14 Limitation of Liability. No claim may be made by the Borrower, the Subsidiary Guarantor, the Servicer or any other Person against the Administrative Agent, the Collateral Agent, any Membership Interest Holder or any Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, the Subsidiary Guarantor and the Servicer hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.15 Recourse; Non-Petition.

(a) Notwithstanding any other provision of this Agreement or any other Loan Document, recourse in respect of the obligations (including the Obligations) of the Borrower or the Subsidiary Guarantor hereunder to each of the parties under this Agreement shall be limited to the Collateral payable in accordance with the Priority of Payments as set out herein and on the exhaustion thereof in accordance with the terms hereof all obligations of and all claims against the Borrower or the Subsidiary Guarantor arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes, the Membership Interests or any other Loan Document shall be had against any direct or indirect officer, director, manager, member, equity holder, agent or employee of the Borrower or the Subsidiary Guarantor (a "Non-Recourse Party") and no such Non-Recourse Party shall be personally liable for payment of the Loans or the Membership Interests or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender, each Membership Interest Holder and the Agents).

(b) Each Lender, each Membership Interest Holder, each Agent, the Custodian and U.S. Bank NA as securities intermediary (and by its acceptance of the benefits of Section 12.3, each Indemnitee) hereby agrees that it will not institute against the Borrower, the Subsidiary Guarantor or any SPV Subsidiary any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors'

rights, present a petition for the winding-up or liquidation of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for the Borrower, the Subsidiary Guarantor or any SPV Subsidiary or for all or substantially all of the assets of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect and one day) after the payment in full of all Secured Obligations. In the event that, notwithstanding the provisions of this Agreement and the other Loan Documents relating to "non-petition" of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary, the Borrower, the Subsidiary Guarantor or any SPV Subsidiary becomes a debtor in a bankruptcy case by the involuntary petition of any other Person, the Borrower, the Subsidiary Guarantor and any SPV Subsidiary hereby covenants to contest any such petition to the fullest extent permitted by law.

(c) It is expressly understood and agreed that (i) each of the representations, warranties, undertakings and agreements herein made on the part of the Borrower and the Subsidiary Guarantor is made and intended not as a personal representation, warranty, undertaking or agreement of any Non-Recourse Party, but is made and intended for the purpose of binding only, and is binding only on, the Borrower and the Subsidiary Guarantor, as applicable, (ii) nothing herein contained shall be construed as creating any liability on any Non-Recourse Party to perform any covenant either expressed or implied contained herein or in any other Loan Document of the Borrower or the Subsidiary Guarantor, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iii) no Non-Recourse Party has made any and will not make any investigation as to the accuracy or completeness of any representations and warranties made by the Borrower or the Subsidiary Guarantor in this Agreement or in any other Loan Document, and (iv) under no circumstances shall any Non-Recourse Party be personally liable for the payment of any indebtedness, indemnities or expenses of the Borrower or the Subsidiary Guarantor or be liable for the performance, breach or failure of any obligation, agreement, representation, warranty or covenant made or undertaken by the Borrower or the Subsidiary Guarantor under this Agreement or under any other Loan Document, as to all of which recourse shall be had solely to the assets of the Borrower and the Subsidiary Guarantor pursuant to this Agreement. Further, notwithstanding any other provision of this Agreement or any other Loan Document, (i) the parties hereto acknowledge and agree that no Non-Recourse Party shall have any obligation to cause the Borrower or the Subsidiary Guarantor to take any action or perform any obligations hereunder or under any other Loan Document unless and until the Borrower, the Subsidiary Guarantor or such Non-Recourse Party has received written direction from the Servicer, and (ii) with respect to any obligation of the Borrower or the Subsidiary Guarantor, the parties understand and agree that in the absence of such direction, no Non-Recourse Party will take any action or direct another party to take action, despite any time restriction set forth in this Agreement or any other Loan Document.

(d) The terms, rights and obligations under this Section 12.15 shall survive the termination of this Agreement and the payment of the Obligations.

Section 12.16 Confidentiality.

(a) Each Lender, each Membership Interest Holder and each Agent agrees that it shall maintain confidentiality with regard to nonpublic information concerning the Borrower,

the Subsidiary Guarantor, any of their Affiliates or the Collateral obtained from or on behalf of the Borrower or the Subsidiary Guarantor pursuant to or in connection with this Agreement or any other Loan Document, provided that the Lenders, the Membership Interest Holders and the Agents shall not be precluded from making disclosure regarding such information: (i) to the Lenders', Membership Interest Holders' and Agents' counsel, accountants and other professional advisors (including auditors, actuaries, and consultants) (it being understood that the Persons to whom such disclosure is made (x) will be informed of the confidential nature of such information, and (y) be instructed and obligated to keep such information confidential); (ii) to officers, directors, employees, examiners, agents and partners of each Lender and its Affiliates, each Membership Interest Holder and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (including auditors, actuaries, and consultants) (it being understood that the Persons to whom such disclosure is made (x) will be informed of the confidential nature of such information, and (y) be instructed and obligated to keep such information confidential); (iii) in response to a subpoena or order of a court, governmental agency or regulatory authority (including bank and insurance examiners) (provided, that the applicable Lender, Membership Interest Holder or Agent shall use reasonable efforts to provide reasonable prior notice to the Borrower before making such disclosure, except that no such prior notice to the Borrower will be required in the case of any routine examinations, regulatory sweeps or other regulatory inquiries by a regulatory or self-regulatory authority, bank examiner or auditor); (iv) to any entity participating or considering participating in any credit made under this Agreement, if such entity would be expected to be eligible to be a Participant or Assignee hereunder (provided, that the Lenders, Membership Interest Holders and Agents shall require that any such entity be subject to this Section 12.16, however, the Lenders, Membership Interest Holders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 12.16); (v) as required by law or legal process, GAAP or applicable regulation (including to a banking, insurance or other regulatory entity in connection with a Lender's or Agent's ordinary course corporate governance or regulatory obligations); (vi) as reasonably necessary in connection with the exercise of any right or remedy or performance of any duty hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 12.16; (vii) to S&P or any Conduit Rating Agency (provided however that the entity to which disclosure is to be made shall have been identified to the Borrower); (viii) to any Program Manager, Conduit Support Provider or administrator of a CP Lender or Affiliate thereof who needs to know such information (who are, in each case, informed of this confidentiality agreement); or (ix) to any service provider that is providing monitoring or related services in connection with the credit facilities of any Lender or the Administrative Agent, as applicable (who are, in each case, subject to customary confidentiality restrictions, and provided that the underlying financial statements and financial reports of any Obligor or Affiliate of an Obligor (if not publicly available) or any other material non-public information as to any Obligor or Affiliate of an Obligor shall not be disclosed to any such service provider). Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. In connection with enforcing its rights pursuant to this Section 12.16, the Borrower and the Subsidiary Guarantor shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents, any

Membership Interest Holders or any Lender which shall breach the confidentiality provisions of this Section 12.16.

(b) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, each of the parties hereto acknowledges and agrees that each CP Lender (or its Program Manager) may post to a secured password‑protected internet website maintained by such CP Lender (or its Program Manager) and required by any Conduit Rating Agency in connection with Rule 17g-5 of the Exchange Act, the following information: (i) its Liquidity Facility or Credit Facility, (ii) a copy of this Agreement (including any amendments hereto, but excluding the Schedules and Exhibits hereto), (iii) its monthly transaction surveillance reports (substantially in the form provided to the Borrower on or before the Closing Date), and (iv) such other information as may be requested by such rating agency and consented to in writing by the Borrower; provided that such CP Lender (or its Program Manager) shall take such actions as are necessary to maintain the confidential nature of the documents and information so posted (it being understood that any rating agency viewing such posted information on such website shall not constitute a breach of this proviso so long as it is informed of the confidential nature of such information on such website or otherwise by such CP Lender (or its Program Manager) prior to or concurrently with making such information available).

Section 12.17 Provisions Applicable to CP Lenders.

(a) Each of the parties hereto (each, a "Bound Party") hereby agrees that it will not institute against any CP Lender, or encourage, cooperate with or join any other Person in instituting against any CP Lender, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, present a petition for the winding up or liquidation of any CP Lender or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any CP Lender or for all or substantially all of its assets prior to the date that is two years and a day (or, if longer, the applicable preference period then in effect) after the last day on which any Commercial Paper Notes shall have been outstanding. The obligations under this Section 12.17(a) shall survive the termination of this Agreement and the payment of the Obligations.

(b) Nothing in clause (a) above shall limit the right of any Bound Party to file any claim in or otherwise take any action with respect to any proceeding of the type described in clause (a) above that was instituted against any CP Lender by any person other than such Bound Party.

(c) Notwithstanding anything to the contrary contained herein, the obligations of any CP Lender under this Agreement are solely the corporate obligations of such CP Lender and, in the case of obligations of any CP Lender other than Commercial Paper Notes, shall be payable at such time as funds are received by or are available to such CP Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes or other short-term funding backing its Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all

Commercial Paper Notes and other short term funding backing its Commercial Paper Notes. The provisions of this Section 12.17(c) shall survive the termination of this Agreement and the payment of the Obligations.

(d) No recourse under any obligation, covenant or agreement of any CP Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Lender or any agent of such CP Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of any such CP Lender individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Lender or any agent thereof or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any CP Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement, provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 12.17(d) shall survive termination of this Agreement and the payment of the Obligations.

(e) Each CP Lender may act hereunder by and through its Program Manager, its funding agent or its administrator, as applicable.

(f) Each of the parties hereto waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of any CP Lender against and on account of the obligations and liabilities of such CP Lender to such party under this Agreement. The provisions of this Section 12.17(f) shall survive termination of this Agreement and the payment of the Obligations.

(g) Notwithstanding anything to the contrary herein, but subject in all respects to the confidentiality provisions herein, each CP Lender may disclose to its respective (i) Conduit Support Providers, any Affiliates of any such party and governmental authorities having jurisdiction over such CP Lender, Conduit Support Provider, any Affiliate of such party and any Conduit Rating Agency (including its professional advisors), the identities of (and other material information regarding) the Borrower, any other obligor on, or in respect of, a Loan made by such CP Lender, Collateral for such Loan and any of the terms and provisions of the Loan Documents that it may deem necessary or advisable and (ii) to its commercial paper noteholders, on an anonymized basis, asset performance information.

(h) No pledge and/or collateral assignment by any CP Lender to a Conduit Support Provider of an interest in the rights of such CP Lender in any Loan made by such CP Lender and the Obligations shall constitute an assignment and/or assumption of such CP Lender's obligations under this Agreement, such obligations in all cases remaining with such CP Lender. Moreover, any such pledge and/or collateral assignment of the rights of such CP Lender shall be permitted hereunder without further action or consent and any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such CP Lender's right hereunder notwithstanding anything to the contrary in this Agreement.

Section 12.18 Direction of Collateral Agent. By executing this Agreement, each Lender and each Membership Interest Holder hereby consents to the terms of this Agreement and to the Collateral Agent's execution and delivery of this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent.

Section 12.19 Liability of Borrower, the Subsidiary Guarantor and SPV Subsidiaries. Notwithstanding any other terms of this Agreement, and other Loan Document or any other agreement entered into between the Borrower, the Subsidiary Guarantor or any SPV Subsidiary, none of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary shall have any liability whatsoever to the other or any of the other SPV Subsidiaries under this Agreement, any other Loan Document or any such other agreement and, without prejudice to the generality of the foregoing, none of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary shall be entitled to take any action to enforce, or bring any action or Proceeding, in respect of this Agreement, any other Loan Document or any such other agreement against the other of the Borrower, the Subsidiary Guarantor and SPV Subsidiaries. In particular, none of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary or shall have any claim in respect to any assets of the other of the Borrower, the Subsidiary Guarantor or any SPV Subsidiary.

Section 12.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any parties to any Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, other than an EU Excluded Liability, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability including without limitation a reduction in any accrued or unpaid interest in respect of such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the applicable terms of any relevant agreement governing such liability to give effect to the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.21 Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Interest Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in Section 12.21(a), the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.22 Usury Savings Clause.

It is the intention of the parties hereto that interest on any Class of Loans shall not exceed the maximum rate permissible under Applicable Law. Accordingly, notwithstanding anything herein or any Note to the contrary, in the event any interest is charged to, collected from or received from or on behalf of the Borrower or the Subsidiary Guarantor by the Lenders of any Class of Loans pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower or the Subsidiary Guarantor to the Lenders of such Class under this Agreement or thereunder (other than in respect of principal of and interest on such Class of Loans) and then to the reduction of the outstanding principal amount of the Loans of such Class.

Section 12.23 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the

Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Applicable Law, the Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Article XIII

SERVICER PROVISIONS

Section 13.1 Designation of the Servicer.

The servicing, administering and collection of the Collateral shall be conducted by the Servicer. The Servicer may subcontract with the Services Provider and/or any other Person (and the Services Provider may sub-contract with any other Person) for servicing, administering or collecting the Collateral; provided that (i) the Servicer (and where applicable, the Services Provider) shall select any such Person with due care and shall be solely responsible for the fees and expenses payable to such Person (provided that to the extent the Servicer is entitled to be reimbursed by the Borrower for such expenses, the Servicer may include in the amounts to be so reimbursed the reasonable and documented out of pocket expenses incurred by such Person, in each case, subject to this Agreement), (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement, (iii) any such subcontract shall be subject to the provisions hereof and (iv) the Services Provider or such other Person shall not be empowered to take any actions on behalf of the Borrower. The Servicer may replace the initial Services Provider with one or more successor Services Providers from time to time that is either (x) an Affiliate of the Services Provider or (y) with the consent of the Majority Lenders, any other Person.

Section 13.2 Duties of the Servicer.

(a) Appointment. Each Loan Party hereby appoints the Servicer as its agent to service the Collateral and enforce its rights and remedies (for the benefit of the Secured Parties) in, to and under the Collateral. The Servicer hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto in accordance with the Servicing Standard and as otherwise set forth herein. The Servicer and each Loan Party hereby acknowledge that the

Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder but the Servicer is not an agent of any Secured Party.

(b) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with applicable law, the terms of this Agreement and the Servicing Standard. Without limiting the foregoing, the duties of the Servicer shall include, but shall not be limited to, the following:

(i) preparing and submitting claims to, and acting as post billing liaison with, obligors on each Collateral Loan (for which no administrative or similar agent exists);

(ii) maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including usual and customary record retention and backup protocols in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent may from time to time reasonably request;

(v) identifying each Collateral Loan clearly and unambiguously in its records to reflect that such Collateral Loan is owned by a Loan Party and such Loan Party is granting a security interest therein to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement;

(vi) notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened in writing to be asserted by an obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect; and

(vii) maintaining the first priority, perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral subject to Permitted Liens.

It is acknowledged and agreed that in circumstances in which a Person other than any party to this Agreement acts as lead agent with respect to any Collateral Loan, the Servicer shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Related Contracts, it has the right to do so.

The Servicer is authorized and empowered to execute and deliver, on behalf of each Loan Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of this Agreement or to perform the duties of the Servicer under this Agreement.

(c) In performing its duties, the Servicer shall perform its obligations in accordance with the Servicing Standard.

(d) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the other Secured Parties of their rights hereunder or under any other Loan Document (including, but not limited to, the delivery of a Servicer Termination Notice), shall not release any party from any of their duties or responsibilities with respect to the Collateral. The Administrative Agent and the other Secured Parties shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(e) Any payment by an obligor in respect of any Collateral Loan to any Loan Party shall, except as otherwise required by applicable law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such obligor.

(f) It is hereby acknowledged and agreed that, in addition to acting in its capacity as servicer pursuant to the terms of this Agreement, the Servicer may engage in other business and render other services outside the scope of its capacity as servicer (including acting as administrative agent or as a lender with respect to Related Contracts and as a servicer to other Affiliates of the Parent). It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the Servicer’s rights, duties or obligations under the Loan Documents (including its duty to comply with the Servicing Standard).

(g) Under no circumstances will the Servicer be liable for indirect, special, punitive, consequential or incidental damages, such as loss of use, revenue or profit. In no event shall the Servicer be liable to the Borrower or any Secured Party for any bad debts or other defaults by obligors. The Servicer may employ and act through agents, attorneys and independent contractors (including the Services Provider, which may in turn and act through agents, attorneys and independent contractors) so long as the Servicer remains fully responsible and accountable for performance of all obligations of the Servicer.

(h) If the Servicer is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of such party, the Servicer shall use reasonable efforts to resume performance as soon as possible.

Section 13.3 Authorization of the Servicer.

(a) Each Loan Party hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the terms of this Agreement, the Servicing Standard and the grant of a security interest by each Loan Party to the Collateral Agent, on behalf of the Secured Parties, under this Agreement, to collect all amounts due under any and all Collateral, including endorsing any of their names on checks and other instruments representing Interest Proceeds or Principal Proceeds, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with applicable law, to commence proceedings with respect to enforcing payment thereof. Each Loan Party appoints the Servicer as its attorney in fact for the purpose of executing and delivering any assignment agreement, any related documentation relating to the purchase, sale or other acquisition or disposition of any Collateral Loan, and any Related Contract or amendment thereto or consent or waiver thereunder. In addition, each Loan Party shall furnish the Servicer with any other powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its management and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Administrative Agent, or any other Secured Party a party to any litigation without such party’s express prior written consent, or to make any party a party to any litigation (other than any foreclosure or similar collection procedure or other litigation specifically relating to a Collateral Loan) without the Administrative Agent’s consent.

(b) After the declaration of the Stated Maturity, at the direction of the Majority Lenders (or the Administrative Agent on behalf of the Majority Lenders), the Servicer shall take such action as the Collateral Agent may deem necessary or advisable to enforce collection of the Collateral; provided that, without limitation to Section 6.2 or any other rights and remedies of any Secured Party hereunder or under any other Loan Document, the Collateral Agent may during an Event of Default notify any relevant administrative agent or obligor, as applicable, with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Collateral Agent or any collection agent, sub agent or account designated by the Collateral Agent and, upon such notification and at the expense of the Loan Parties, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 13.4 Servicer’s Collection of Payments.

(a) Collection Efforts, Modification of Collateral. The Servicer will collect or use its commercially reasonable efforts to cause to be collected, all payments called for under the terms and provisions of the Collateral Loans included in the Collateral as and when the same become due in accordance with the Servicing Standard. Neither any Loan Party nor the Servicer may waive, modify or otherwise vary any provision of an item of Collateral (including, but not limited to, any Collateral Loan) in any manner contrary to the Servicing Standard or which would result in a Default or Event of Default under this Agreement.

(b) Taxes and other Amounts. The Servicer will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Collateral Loan to the extent required to be paid to the any Loan Party for such application under the Related

Contracts and remit such amounts in accordance with this Agreement to the appropriate governmental authority or insurer as required by the Related Contracts.

(c) Payments to Transaction Account. On or before the applicable date of acquisition, the Servicer shall have instructed all obligors and/or any relevant administrative agents to make all payments owing to any Loan Party in respect of the Collateral directly to the applicable Account (as defined in the Collateral Administration Agreement); provided, that the Servicer is not required to so instruct any obligor which is solely a guarantor or other surety (or an obligor that is not designated as the "lead borrower" or another such similar term) unless and until the Servicer or the Borrower calls on the related guaranty or secondary obligations.

Section 13.5 Servicer Compensation.

The initial Servicer shall not receive a fee. A Replacement Servicer that is not an Affiliate of the initial Servicer shall be entitled to receive the Replacement Servicer Fee; provided that, payment of such fee shall be subject to the Administrative Expense Cap. The "Replacement Servicer Fee" means, the fee payable to any Replacement Servicer, which will accrue, commencing upon the appointment of such Replacement Servicer, quarterly in arrears on each Payment Date pursuant to the Priority of Payments, in an amount equal to 0.15% per annum (calculated on the basis of the actual number of days in the applicable Due Period divided by 360) of the Fee Basis Amount at the beginning of the Due Period relating to such Payment Date; provided that the Replacement Servicer Fee due on any Payment Date shall not include any such fee (or any portion thereof) that has been waived by the Replacement Servicer. To the extent the Replacement Servicer is appointed other than at the commencement of an Interest Period, the Replacement Servicer Fee will be prorated for the related Interest Period.

Section 13.6 Payment of Certain Expenses by the Servicer.

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of each of the Borrower and the Subsidiary Guarantor, except to the extent reimbursement thereof is permitted under this Agreement. The Borrower and the Subsidiary Guarantor will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the applicable Accounts.

Section 13.7 Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to the Servicer to such effect delivered to the Administrative Agent.

Section 13.8 Servicer Termination Events.

(a) Upon the occurrence and during the continuance of a Servicer Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Servicer and a copy to the Collateral Agent (such notice, a "Servicer Termination Notice"), may, in its sole discretion, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral prior to the appointment and replacement of the Servicer and the Servicer shall comply with any instructions of the Administrative Agent acting in its capacity as a successor to the Servicer with respect to the Collateral during such period prior to the appointment and replacement of the Servicer; provided that, at least five (5) Business Days prior to any appointment of a replacement Servicer (the "Replacement Servicer") hereunder, the Administrative Agent shall notify the Borrower and the Subsidiary Guarantor of such proposed replacement; provided, further, that until any such assumption or delegation, the Servicer shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to this Section and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as servicer hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions reasonably requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

(b) Upon the appointment of the Replacement Servicer, the Servicer agrees, at its sole expense, to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral, including the transfer to the Replacement Servicer for the administration by it of all cash amounts that shall at the time be held by such Servicer for deposit, or have been deposited by such Servicer, or thereafter received with respect to the Collateral and the delivery to the Replacement Servicer in an orderly and timely fashion of all files and records with respect to the Collateral and a computer data file in readable form containing all information necessary to enable the Replacement Servicer to service the Collateral. In addition, the Servicer agrees to cooperate and use its commercially reasonable efforts in providing, at the expense of the Servicer, the Replacement Servicer with reasonable access (including at the premises of the Servicer) to the employees of the Servicer, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Replacement Servicer to assume the servicing functions hereunder and under this Agreement and to maintain a list of key servicing personnel and contact information.

(c) The Servicer will, upon the request of the Replacement Servicer following the occurrence of a Servicer Termination Event; provided that, the Replacement Servicer with a power of attorney providing that the Replacement Servicer is authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement.

(d) No resignation or removal of the Servicer pursuant to this Agreement shall be effective until the date as of which a successor Servicer shall have been appointed and approved in accordance with this Agreement and has accepted all of the Servicer’s duties and obligations pursuant to this Agreement in writing and has assumed such duties and obligations; provided that, the Servicer may resign if it is not legally permitted to perform its obligations under the Loan Documents.

Section 13.9 Obligations of Servicer.

(a) In accordance with the Servicing Standard, the Servicer shall not take any action which the Servicer knows, or through the exercise of reasonable diligence should know, would (a) materially adversely affect the status of each Loan Party for purposes of United States federal or state law, or other law applicable to either of them, (b) not be permitted by the governing documents, copies of which the Servicer acknowledges each Loan Party has provided to the Servicer, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over any Loan Party, including, without limitation, actions which would violate any United States federal, state or other applicable securities law, in each case the violation of which would have a material adverse effect on either of them, (d) require registration of the Borrower or the pool of Collateral as an "investment company" under the Investment Company Act, or (e) cause the Borrower to violate any provision of this Agreement or any other Loan Document. If the Servicer is directed by any Loan Party or the Administrative Agent to take any action in accordance with this Agreement which would have any such consequences, the Servicer shall promptly notify the Borrower, the Subsidiary Guarantor, the Administrative Agent and the Collateral Agent of the Servicer’s judgment that such action would have one or more of the consequences set forth above and need not take such action unless the Administrative Agent has consented thereto in writing.

(b) The Servicer shall indemnify and hold harmless the Borrower, the Subsidiary Guarantor and each Indemnitee from and against any and all claims, as such claims are incurred in investigating, preparing, pursuing or defending any actions in respect of or arising out of (i) any acts or omissions constituting bad faith, fraud, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, the duties of the Servicer hereunder or (ii) any material breach by the Servicer of any representation, warranty or covenant of the Servicer hereunder or under any other Loan Document, excluding, however, any amount payable to an Indemnitee (A) to the extent determined by a court of competent jurisdiction to have resulted from bad faith, fraud, gross negligence or willful misconduct of such Indemnitee, (b) related to the nonpayment by any obligor of an amount due and payable with respect to a Collateral Loan or any change in the market value of any Collateral Loan, (c) related to any loss in value of any cash equivalent or (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim).

Section 13.10 Representations, Warranties and Covenants of the Servicer. The Servicer represents and warrants to each Agent and Lender, on the Closing Date and as of the date of any Increased Commitment or incurrence of Additional Loans, that the following statements are true and correct:

(a) Organization and Good Standing. The Servicer has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Loan Document to which it is a party, and (b) carry out the terms of the Loan Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Loan Document to which it is a party. This Agreement and each other Loan Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. Each Loan Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against such Servicer in accordance with its respective terms, except as such enforceability may be limited by insolvency laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Loan Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of formation, limited liability company agreement or any contractual obligation of the Servicer which, in the case of any contractual obligation, could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law in any material respect.

(f) No Proceedings. There are no adverse proceedings, individually or in the aggregate, pending or, to the knowledge of the Servicer, threatened in writing against such Servicer (i) asserting the invalidity of any Loan Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Loan Document to which the Servicer is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any governmental authority (if any) required for the due execution, delivery and performance by the Servicer of each Loan Document to which such Servicer is a party have been obtained, except where the failure to obtain such approval, authorization, consent, order, license, filing or other action could not reasonably be expected to have a Material Adverse Effect.

(h) Solvency. The Servicer is and, upon the incurrence of any Obligation by any party on any date on which this representation and warranty is made, will be, on a consolidated basis with its consolidated group (if applicable), solvent.

(i) Compliance with Law. The Servicer is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(j) Collections. The Servicer acknowledges that all collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Covered Accounts.

(k) Selection Procedures. In selecting the Collateral Loans hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

(l) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Loan Documents and comply with all Applicable Laws, including those applicable to the Collateral Loans and all collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(m) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited liability company and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign organization in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its Constituent Documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(n) Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Loans.

(o) Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges imposed by a relevant governmental authority payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(p) Compliance with Collateral Loans and Servicing Standard. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Loans (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Collateral Loans to the extent such obligations are set forth in a document included in the Related Contracts) and shall comply with the Servicing Standard in all material respects with respect to all Collateral Loans.

(q) Maintain Records of Collateral Loans. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral, including a record that the Collateral has been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Loan to the Borrower or the Subsidiary Guarantor, the Servicer’s master computer records (including any back up archives) that refer to such Collateral Loan shall indicate the interest of the Borrower or the Subsidiary Guarantor, as applicable, in such Collateral Loan and that such Collateral Loan is owned by the Borrower or the Subsidiary Guarantor, as applicable.

(r) Commingling. The Servicer shall not, and shall not permit any of its Affiliates (other than the Borrower, the Subsidiary Guarantor or the Parent) to, deposit or permit the deposit of any funds that do not constitute collections or other proceeds of any Collateral Loans into the Covered Accounts.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

FPLF NS HOLDINGS FINANCE LLC,
as Borrower

By:
Name:
Title:

Address for notices:

c/o Fortress Investment Group 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: General Counsel – Credit Funds Facsimile No.: [***] Email: [***]

With a required copy to:

FORTRESS PRIVATE LENDING FUND

c/o Fortress Investment Group 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: General Counsel – Credit Funds Facsimile No.: [***] Email: [***]

[Signature page to Credit Agreement]

FPLF NS HOLDINGS FINANCE DAC,
as Subsidiary Guarantor

By:
Name:
Title:

Address for notices:

32 Molesworth Street Dublin 2 Ireland Attention: The Directors Email: [***]

With a required copy to:

c/o Fortress Investment Group 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: General Counsel – Credit Funds Facsimile No.: [***] Email: [***]

[Signature page to Credit Agreement]

FPLF NS HOLDINGS FINANCE CM LLC, as Servicer

By:
Name:
Title:

Address for notices:

c/o Fortress Investment Group 1345 Avenue of the Americas, 46th Floor New York, New York 10105 Attention: General Counsel – Credit Funds Facsimile No.: [***] Email: [***]

[Signature page to Credit Agreement]

Agents:

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

The Bank of Nova Scotia
40 Temperance St., 4th Floor
Toronto, Ontario, Canada M5H 0B4
Attention: CLO Banking / Corporate Credit Services
Tel.: [***]; [***]; [***]
Email: [***]; [***]

[Signature page to Credit Agreement]

U.S. Bank TRUST COMPANY, National Association,
as Collateral Agent

By:
Name:
Title:

Address for notices:

U.S. Bank Trust Company, National Association
190 South LaSalle Street
Chicago, IL 60603
Attention: Global Corporate Trust – FPLF NS Holdings Finance LLC
Email: [***]

U.S. Bank National Association,
as Custodian

By:
Name:
Title:

Address for notices:

U.S. Bank National Association
190 South LaSalle Street
Chicago, IL 60603
Attention: Global Corporate Trust – FPLF NS
Holdings Finance LLC
Email: [***]

[Signature page to Credit Agreement]

Lenders:

THE BANK OF NOVA SCOTIA,
as Class A-R Lender

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

The Bank of Nova Scotia
40 Temperance St., 4th Floor
Toronto, Ontario, Canada M5H 0B4
Attention: Edward Ra
Tel.: [***]
Email: [***]

[Signature page to Credit Agreement]

THE BANK OF NOVA SCOTIA,
as Class A-T Lender

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

The Bank of Nova Scotia
40 Temperance St., 4th Floor
Toronto, Ontario, Canada M5H 0B4
Attention: Edward Ra
Tel.: [***]
Email: [***]

[Signature page to Credit Agreement]

THE BANK OF NOVA SCOTIA,
as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

The Bank of Nova Scotia
40 Temperance St., 4th Floor
Toronto, Ontario, Canada M5H 0B4
Attention: Edward Ra
Tel.: [***]
Email: [***]

[Signature page to Credit Agreement]

Acknowledged and agreed in respect of Sections 2.16, 10.2(d), 10.5, 12.1, 12.2 12.3, 12.6 - 12.12, 12.14 – 12.19 and Article VII

FORTRESS PRIVATE LENDING FUND,
as Membership Interest Holder

By:
Name:
Title:

Address for notices:

c/o Fortress Investment Group
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: General Counsel – Credit Funds
Facsimile No.: [***]
Email: [***]

[Signature page to Credit Agreement]